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                        ASSET SECURITIZATION CORPORATION,
                                    DEPOSITOR

                           FIRST UNION NATIONAL BANK,
                                    SERVICER


                             LENNAR PARTNERS, INC.,
                            INITIAL SPECIAL SERVICER


                             LASALLE NATIONAL BANK,
                                     TRUSTEE


                                       and


                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT


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                         POOLING AND SERVICING AGREEMENT

                           Dated as of March 11, 1999


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                         Commercial Mortgage Asset Trust
          Commercial Mortgage Pass-Through Certificates, Series 1999-C1


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                               TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE I


                                  DEFINITIONS

SECTION 1.01.         Defined Terms...........................................
SECTION 1.02.         Certain Calculations....................................
SECTION 1.03.         Certain Constructions...................................

                                   ARTICLE II


                CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE
                                OF CERTIFICATES

SECTION 2.01.         Conveyance of Mortgage Loans and Loan
                      REMIC Regular Interests; Assignment of
                      Mortgage Loan Purchase and Sale Agreements..............
SECTION 2.02.         Acceptance by Custodian and the Trustee.................
SECTION 2.03.         Representations, Warranties and Covenants
                      of the Depositor........................................
SECTION 2.04.         Representations, Warranties and Covenants
                      of the Servicer, Special Servicer and
                      Trustee.................................................
SECTION 2.05.         Execution and Delivery of Certificates;
                      Issuance of Lower-Tier Regular Interests................
SECTION 2.06.         Miscellaneous REMIC and Grantor Trust
                      Provisions..............................................
SECTION 2.07.         Year 2000 Readiness.....................................

                                  ARTICLE III


               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.         Servicer to Act as Servicer; Special
                      Servicer to Act as Special Servicer;
                      Administration of the Mortgage Loans....................
SECTION 3.02.         Liability of the Servicer and Special
                      Servicer................................................
SECTION 3.03.         Collection of Certain Mortgage Loan
                      Payments................................................
SECTION 3.04.         Collection of Taxes, Assessments and
                      Similar Items; Escrow Accounts..........................
SECTION 3.05.         Collection Account, Distribution Account,
                      Upper-Tier Distribution Account, Excess
                      Interest Distribution Account and
                      Repurchase Price Return of Premium
                      Distribution Account....................................
SECTION 3.06.         Permitted Withdrawals from the Collection
                      Account.................................................
SECTION 3.07.         Investment of Funds in the Collection
                      Account and Borrower Accounts...........................
SECTION 3.08.         Maintenance of Insurance Policies and
                      Errors and Omissions and Fidelity Coverage..............
SECTION 3.09.         Enforcement of Due-On-Sale Clauses;
                      Assumption Agreements; Defeasance
                      Provisions..............................................
SECTION 3.10.         Appraisals; Realization Upon Defaulted
                      Mortgage Loans..........................................
SECTION 3.11.         Trustee to Cooperate; Release of Mortgage
                      Files...................................................
SECTION 3.12.         Servicing Fees, Trustee Fees and Special
                      Servicing Compensation..................................
SECTION 3.13.         Reports to the Trustee; Collection Account
                      Statements..............................................
SECTION 3.14.         Annual Statement as to Compliance.......................
SECTION 3.15.         Annual Independent Public
                      Accountants'Servicing Report............................
SECTION 3.16.         Access to Certain Documentation.........................
SECTION 3.17.         Title and Management of REO Properties..................
SECTION 3.18.         Sale of Specially Serviced Mortgage Loans
                      and REO Properties......................................
SECTION 3.19.         Additional Obligations of the Servicer and
                      Special Servicer; Inspections...........................
SECTION 3.20.         Authenticating Agent....................................
SECTION 3.21.         Appointment of Custodians...............................
SECTION 3.22.         Reports to the Securities and Exchange
                      Commission; Available Information.......................
SECTION 3.23.         Lock-Box Accounts, Cash Collateral
                      Accounts, Escrow Accounts and Reserve
                      Accounts................................................
SECTION 3.24.         Property Advances.......................................
SECTION 3.25.         Appointment of Special Servicer.........................
SECTION 3.26.         Transfer of Servicing Between Servicer and
                      Special Servicer; Record Keeping........................
SECTION 3.27.         Interest Reserve Account................................
SECTION 3.28.         Limitations on and Authorizations of the
                      Servicer and Special Servicer with Respect
                      to Certain Mortgage Loans...............................
SECTION 3.29.         Modification, Waiver, Amendment and
                      Consents................................................
SECTION 3.30.         [Reserved]..............................................
SECTION 3.31.         Servicing of Mortgage Loans Subject to
                      Co-Lender Agreements....................................

                                   ARTICLE IV


                      DISTRIBUTIONS TO CERTIFICATEHOLDERS

SECTION 4.01.         Distributions...........................................
SECTION 4.02.         Statements to Certificateholders; Reports
                      by Trustee; Other Information Available to
                      the Holders and Others..................................
SECTION 4.03.         Compliance with Withholding Requirements................
SECTION 4.04.         REMIC Compliance........................................
SECTION 4.05.         Imposition of Tax on the Trust Fund.....................
SECTION 4.06.         Remittances; P&I Advances...............................
SECTION 4.07.         Grantor Trust Reporting.................................

                                   ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.         The Certificates........................................
SECTION 5.02.         Registration, Transfer and Exchange of
                      Certificates............................................
SECTION 5.03.         Mutilated, Destroyed, Lost or Stolen
                      Certificates............................................
SECTION 5.04.         Appointment of Paying Agent.............................
SECTION 5.05.         Access to Certificateholders'Names and
                      Addresses...............................................
SECTION 5.06.         Actions of Certificateholders...........................

                                   ARTICLE VI


                  THE DEPOSITOR, THE SERVICER AND THE SPECIAL
                                    SERVICER

SECTION 6.01.         Liability of the Depositor, the Servicer
                      and the Special Servicer................................
SECTION 6.02.         Merger or Consolidation of the Servicer or
                      the Special Servicer....................................
SECTION 6.03.         Limitation on Liability of the Depositor,
                      the Servicer, the Special Servicer and
                      Others..................................................
SECTION 6.04.         Limitation on Resignation of the Servicer
                      and the Special Servicer; Termination of
                      the Servicer and the Special Servicer...................
SECTION 6.05.         Rights of the Depositor and the Trustee in
                      Respect of the Servicer and the Special
                      Servicer................................................
SECTION 6.06.         Servicer or Special Servicer as Owner of a
                      Certificate.............................................

                                  ARTICLE VII


                                    DEFAULT

SECTION 7.01.         Events of Default......................................
SECTION 7.02.         Trustee to Act; Appointment of Successor...............
SECTION 7.03.         Notification to Certificateholders.....................
SECTION 7.04.         Other Remedies of Trustee..............................
SECTION 7.05.         Waiver of Past Events of Default;
                      Termination............................................

                                  ARTICLE VIII


                             CONCERNING THE TRUSTEE

SECTION 8.01.         Duties of Trustee......................................
SECTION 8.02.         Certain Matters Affecting the Trustee..................
SECTION 8.03.         Trustee and Fiscal Agent Not Liable for
                      Certificates or Mortgage Loans.........................
SECTION 8.04.         Trustee and Fiscal Agent May Own
                      Certificates...........................................
SECTION 8.05.         Payment of Trustee's Fees and Expenses;
                      Indemnification........................................
SECTION 8.06.         Eligibility Requirements for Trustee...................
SECTION 8.07.         Resignation and Removal of the Trustee.................
SECTION 8.08.         Successor Trustee and Fiscal Agent.....................
SECTION 8.09.         Merger or Consolidation of Trustee.....................
SECTION 8.10.         Appointment of Co-Trustee or Separate
                      Trustee................................................
SECTION 8.11.         Fiscal Agent Appointed; Concerning the
                      Fiscal Agent...........................................

                                   ARTICLE IX


                                  TERMINATION

SECTION 9.01.         Termination............................................

                                   ARTICLE X


                            MISCELLANEOUS PROVISIONS
SECTION 10.01.        Counterparts...........................................
SECTION 10.02.        Limitation on Rights of Certificateholders.............
SECTION 10.03.        Governing Law..........................................
SECTION 10.04.        Notices................................................
SECTION 10.05.        Severability of Provisions.............................
SECTION 10.06.        Notice to the Depositor and Each Rating
                      Agency.................................................
SECTION 10.07.        Amendment..............................................
SECTION 10.08.        Confirmation of Intent.................................
SECTION 10.09.        Streit Act.............................................
SECTION 10.10.        Intended Third-Party Beneficiaries.....................


                               TABLE OF EXHIBITS

Exhibit A-1                  Form of Class A-1 Certificate
Exhibit A-2                  Form of Class A-2 Certificate
Exhibit A-3                  Form of Class A-3 Certificate
Exhibit A-4                  Form of Class A-4 Certificate
Exhibit A-5                  Form of Class B Certificate
Exhibit A-6                  Form of Class C Certificate
Exhibit A-7                  Form of Class D Certificate
Exhibit A-8                  Form of Class E Certificate
Exhibit A-9                  Form of Class X Certificate
Exhibit A-10                 Form of Class F Certificate
Exhibit A-11                 Form of Class G Certificate
Exhibit A-12                 Form of Class H Certificate
Exhibit A-13                 Form of Class J Certificate
Exhibit A-14                 Form of Class K Certificate
Exhibit A-15                 Form of Class L Certificate
Exhibit A-16                 Form of Class M-1 Certificate
Exhibit A-17                 Form of Class M-2 Certificate
Exhibit A-18                 Form of Class R Certificate
Exhibit A-19                 Form of Class LR Certificate
Exhibit B                    Mortgage Loan Schedule
Exhibit C-1                  Form of Transferee Affidavit
Exhibit C-2                  Form of Transferor Letter
Exhibit D-1                  Form of Investment Representation Letter
Exhibit D-2                  Form of ERISA Representation Letter
Exhibit E                    Form of Request for Release
Exhibit F                    Form of Custodial Agreement
Exhibit G                    Securities Legend
Exhibit H-1                  CCA Mortgage Loan Purchase and Sale Agreement
Exhibit H-2                  NHA Mortgage Loan Purchase and Sale Agreement
Exhibit I                    [Reserved]
Exhibit J                    [Reserved]
Exhibit K                    [Reserved]
Exhibit L                    [Reserved]
Exhibit M-1                  Form of Comparative Financial Status Report
Exhibit M-2                  Form of Delinquent Loan Status Report
Exhibit M-3                  Form of Historical Loan Modification Report
Exhibit M-4                  Form of Historical Loss Estimate Report
Exhibit M-5                  Form of REO Status Report
Exhibit M-6                  Form of Watch List
Exhibit M-7                  Form of Loan Payoff Notification Report
Exhibit M-8                  Form of Operating Statement Analysis Report
Exhibit M-9                  Form of NOI Adjustment Worksheet
Exhibit M-10                 CSSA 100.1 Set-Up Data Record Layout
Exhibit M-11                 CSSA 100.1 Periodic Data Record Layout
Exhibit M-12                 CSSA 100.1 Property Data File
Exhibit M-13                 Premium Loan Report
Exhibit N                    Privileged Person Certificate


                  Pooling and Servicing Agreement, dated as of March 11, 1999, among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Initial Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent.


                             PRELIMINARY STATEMENT:

                  (Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof.)

                  The Depositor intends that the Atlanta Marriott Loan, the DDRA Loan and the Overland MHP Loan be held as assets of single-loan REMICs (each, a "Loan REMIC"), that the related Loan REMIC Regular Interests be held as assets of the Lower-Tier REMIC (defined below), and that the Loan REMIC Residual
Interests be held initially by the Depositor. The Depositor intends to sell pass-through certificates to be issued hereunder in multiple Classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Trustee will elect that the Trust Fund, exclusive of the Loan REMICs, the Excess Interest, the Excess Interest Distribution Account, the Repurchase Return of Premium Amount and the Repurchase Price Return of Premium Distribution Account (such portion of the Trust Fund, the "Trust REMICs"), be treated for federal income tax purposes as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC," respectively). The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2 Certificates constitute "regular interests" in the Upper-Tier REMIC and the Class R Certificates constitute the sole Class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class LR Certificates constitute the sole Class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions. There are also 16 Classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class A-1-L, Class A-2-L, Class A-3-L, Class A-4-L, Class B-L, Class C-L, Class D-L, Class E-L, Class F-L, Class G-L, Class H-L, Class J-L, Class K-L, Class L-L, Class M-1-L and Class M-2-L Interests), each of which will constitute a regular interest in the Lower-Tier REMIC. All such Lower-Tier Regular Interests will be held by the Trustee as assets of the Upper-Tier REMIC. The parties intend (i) that the portions of the Trust Fund representing the Excess Interest, the Excess Interest Distribution Account, the Repurchase Return of Premium Amount, and the Repurchase Price Return of Premium Distribution Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code, (ii) that the Class X Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the right to receive the Repurchase Return of Premium Amount and the Repurchase Price Return of Premium Distribution Account and (iii) that the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account based upon their respective initial Certificate Balances.

                  The following table sets forth the designation and aggregate initial Certificate Balance (or, with respect to the Class X Certificates, Class X Notional Balance) for each Class of Certificates comprising regular interests in the Upper-Tier REMIC.


                      INITIAL CERTIFICATE BALANCE
CLASS                 OR CLASS X NOTIONAL BALANCE            INITIAL RATING(2)
-----                 ---------------------------            -----------------

Class A-1                    $350,000,000                    Aaa/AAA
Class A-2                    $100,000,000                    Aaa/AAA
Class A-3                    $800,000,000                    Aaa/AAA
Class A-4                    $448,115,000                    Aaa/AAA
Class X(1)                 $2,374,987,404                    Aaa/AAAr
Class B                      $106,875,000                    Aa2/AA
Class C                      $130,624,000                    A2/A
Class D                      $136,562,000                    Baa2/BBB
Class E                       $35,625,000                    Baa3/BBB-
Class F                       $53,437,000                    Ba1/BB+
Class G                       $59,375,000                    Ba2/BB
Class H                       $23,750,000                    Ba3/BB-
Class J                       $29,687,000                    B1/NR
Class K                       $41,562,000                    B2/NR
Class L                       $17,813,000                    B3/NR
Class M-1                     $41,561,404                    NR
Class M-2                          $1,000                    NR


---------

(1) The initial Class X Notional Balance of Class X Certificates is equal to the aggregate initial Certificate Balance of the Sequential Certificates as of the Cut-off Date.

(2) Rating Agencies (Moody's/S&P)

                  Each of the Class R and Class LR Certificates do not have a Certificate Balance or a notional balance. The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Balance thereof are subsequently recovered (including without limitation after the reduction of the Certificate Balance of such Class to zero), such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01.

                  As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $2,374,987,404.

                  In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. Defined Terms.
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  "ACCOR Credit Lease Loan": The Mortgage Loan secured by, among other things, a Mortgaged Property subject to a credit lease having ACCOR, a French corporation, as the guarantor, which Mortgage Loan is identified as Loan Number 10 on the Mortgage Loan Schedule.

                  "Act": The Securities Act of 1933, as it may be amended from time to time.

                  "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

                  "Administrative Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Collection Period equal to the sum of the Servicing Fee and the Trustee Fee for such Distribution Date.

                  "Administrative Fee Rate": A rate equal to 0.052% per annum, which is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

                  "Advance":  Any P&I Advance or Property Advance.

                  "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of Advances for which the Servicer, the Trustee or the Fiscal Agent, as applicable, have not been reimbursed and Servicing Fees, Trustee Fees or Special Servicing Compensation for which the Servicer, the Trustee or the Special Servicer, as applicable, has not been timely paid or reimbursed for the number of days from (and including) the date on which such Advance was made or such Servicing Fees, Trustee Fees or Special Servicing Compensation were due to (but excluding) the date of payment or reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance or Servicing Fees, Trustee Fees or Special Servicing Compensation; provided, that, with respect to a P&I Advance, in the event that the related Borrower makes payment of the amount in respect of which such P&I Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Servicer, the Trustee or the Fiscal Agent shall be paid (i) first from the amount of Default Interest paid by the Borrower and (ii) to the extent such amounts are insufficient therefor, from amounts on deposit in the Collection Account.

                  "Advance Rate": A per annum rate equal to the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition, on or before the related Record Date), compounded monthly as of each Servicer Remittance Date.

                  "Affiliate":  With respect to any specified Person,  any other
Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officers' Certificate of the Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

                  "Affiliated Person": Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

                  "Agent Member": Members of, or Depository Participants in, the Depository.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Allocated Loan Amount": With respect to each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property in the applicable Mortgage, Loan Agreement or the Mortgage Loan Schedule.

                  "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.14 hereof and an annual report of an Independent accountant required pursuant to Section 3.15 hereof.

                  "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Mortgage Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Mortgage Rate.

                  "Anticipated Termination Date": Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c).

                  "Applicable Monthly Payment":  As defined in Section 4.06(a).

                  "Applicable Procedures":  As defined in Section 5.02(c)(ii).

                  "Applicant":  As defined in Section 5.05(a).

                  "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan as of the day immediately preceding such Distribution Date over
(b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties (or, with respect to each Split Loan, the pro rata portion of the Mortgaged Properties allocable to the related Split Note) as determined by Updated Appraisals obtained by the Special Servicer of the Mortgaged Properties securing such Mortgage Loan over (ii) the sum of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances (in each case, without duplication of any amounts in clause (A)), and all unpaid interest on Advances at the Advance Rate, in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan (not including any such amounts for which funds are held in escrow or any such taxes, premiums and other amounts which have been advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable). Within 60 days after the Special Servicer receives notice or is otherwise aware of the Appraisal Reduction Event, the Special Servicer shall obtain an Updated Appraisal. If no Updated Appraisal has been received within 60 days after the first Distribution Date as of which an Appraisal Reduction Event has occurred in respect of any Mortgage Loan, the Appraisal Reduction Amount for such Mortgage Loan shall be equal to 30% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event (the "Special Servicer's Appraisal Reduction Amount Estimate"). On the first Distribution Date occurring on or after the delivery of such appraisal, the Special Servicer shall (i) adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the adjusted Appraisal Reduction Amount is higher or lower than the Special Servicer's
Appraisal Reduction Amount Estimate) and (ii) give written notice to the Servicer setting forth such adjusted Appraisal Reduction Amount. Each Appraisal Reduction Amount shall also be adjusted to take into account any subsequent Updated Appraisal and annual letter updates, as of the date of each such subsequent Updated Appraisal or letter update. The Special Servicer shall, not later than 15 days after its receipt thereof, deliver copies of all appraisals and Updated Appraisals to the Servicer.

                  "Appraisal Reduction Event": With respect to any Mortgage Loan, the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 60 days after an uncured Delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) the date a receiver has been appointed, (v) the date a Borrower declares bankruptcy or 60 days after the Borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed, (vi) the date a Mortgage Loan becomes an REO Mortgage Loan, (vii) 60 days after a default in the payment of a Balloon Payment, or (viii) any other event which, in the discretion of the Special
Servicer and of which the Special Servicer becomes aware in performing its obligations hereunder, in accordance with the Servicing Standard, would materially and adversely impair the value of a Mortgaged Property as security for the related Mortgage Loan. The Servicer shall notify the Special Servicer within five (5) days of its becoming aware of the occurrence of any of the foregoing events.

                  "ARD Loan": A Mortgage Loan that bears interest at its Mortgage Rate until, or within three months after, its Anticipated Repayment Date, after which it will bear interest at its Revised Mortgage Rate.

                  "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  "Assignment of Mortgage": An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Custodian, the Special Servicer or the Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

                  "Assumed Final Distribution Date": With respect to each Class of Certificates shall be as follows:

                                    Assumed Final
                  Class             Distribution Date
                  -----             -----------------

                  A-1               August 17, 2006
                  A-2               July 17, 2008
                  A-3               September 17, 2010
                  A-4               April 17, 2013
                  B                 July 17, 2013
                  C                 August 17, 2013
                  D                 October 17, 2013
                  E                 October 17, 2013
                  X                 June 17, 2020
                  F                 November 17, 2013
                  G                 December 17, 2013
                  H                 December 17, 2013
                  J                 January 17, 2014
                  K                 September 17, 2015
                  L                 May 17, 2017
                  M-1               June 17, 2020
                  M-2               June 17, 2020
                  R                 NA
                  LR                NA

                  "Assumed Scheduled Payment": With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or portion thereof not received), based on the constant payment required by the related Note or the original amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate) (if any), assuming such Balloon Payment had not become due, after giving effect to any prior modification, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Net Mortgage Pass-Through Rate.

                  "Assumption Fees": Any fees (other than processing fees) collected by the Servicer or Special Servicer in connection with an assumption of a Mortgage Loan or substitution of a Borrower thereunder permitted to be executed under the provisions of this Agreement.

                  "Atlanta Marriott Loan": The Mortgage Loan identified as Loan No. 6 on the Mortgage Loan Schedule.

                  "Atlanta Marriott REMIC Declaration": That certain REMIC Declaration dated as of February 21, 1999 with respect to the Atlanta Marriott Loan.

                  "Atlanta Marriott REMIC Regular Interest": The uncertificated "regular interest," within the meaning of Code Section 860G(a)(1), in the Atlanta Marriott REMIC issued pursuant to the Atlanta Marriott REMIC Declaration.

                  "Atlanta Marriott REMIC Residual Interest": The uncertificated "residual interest," within the meaning of Code Section 860G(a)(2), in the Atlanta Marriott REMIC issued pursuant to the Atlanta Marriott REMIC Declaration.

                  "Atlanta  Marriott  REMIC":   The  REMIC  constituted  by  the
Atlanta Marriott Loan.

                  "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 3.20.

                  "Available Funds": For a Distribution Date, the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and any Net REO Proceeds transferred from an REO Account pursuant to Section 3.17(b)) on or in respect of the Mortgage Loans, received by the Servicer in the Collection Period relating to such Distribution Date, (ii) all other amounts received by the Servicer in such Collection Period and required to be placed in the Collection Account by the Servicer pursuant to Section 3.05 allocable to such Mortgage Loans, including all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date, (iii) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Distribution Account pursuant to Section 3.27(b), (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the Business Day prior to the related Servicer Remittance Date and (v) any Prepayment Interest Excesses up to an amount equal to any Prepayment Interest Shortfalls for all Mortgage Loans other than Mortgage Loans that permit prepayments on a date other than a Due Date and other than the Specially Serviced Mortgage Loans and any Servicer Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account, but excluding (without duplication) the following:

                  (a) amounts permitted to be used to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described in Section 3.06(ii) and
                           (iii);

                  (b) those portions of each payment of interest which represent the applicable Servicing Fee and Trustee Fee and an amount representing any Servicing Compensation, applicable Special Servicing Compensation or amount withdrawn from the Collection Account pursuant to Section 3.06(iv);

                  (c)      all  amounts in the nature of late fees  (subject  to
                           Section 3.12 hereof), loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees, which the Servicer or the Special Servicer is entitled to retain as Servicing Compensation or Special Servicing Compensation, respectively;

                  (d) all amounts representing scheduled Monthly Payments due after the related Due Date;

                  (e) that portion of Net Liquidation Proceeds or Net Insurance Proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Trustee Fee and Special Servicing Compensation to which the Servicer, Trustee and the Special Servicer, respectively, are entitled;

                  (f) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Collection Account to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06 and including any indemnities provided for herein), including interest thereon as provided in this Agreement;

                  (g) any interest or investment income on funds on deposit in the Collection Account, the Upper-Tier Distribution Account, the Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account, the Interest Reserve Account, or any REO Account or, to the extent payable to the Trustee or the Servicer under the terms of the related
                           Mortgage Loan, any Cash Collateral Account, any Lock-Box Account or any Reserve Account or, in each case, in Permitted Investments in which such funds may be invested;

                  (h) any Withheld Amounts deposited into the Interest Reserve Account on the related Servicer Remittance Date;

                  (i) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to Sections 2.03(d), 2.03(e), 3.18 or 9.01 during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

                  (j) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC under the circumstances and to the extent described in Section 4.05;

                  (k) Prepayment Premiums and any Repurchase Return of Premium Amount;

                  (l)      Default Interest;

                  (m)      Excess Interest; and

                  (n) Prepayment Interest Excesses in excess of the amount of Prepayment Interest Shortfalls on Mortgage Loans (other than Mortgage Loans that permit prepayments on a date other than a Due Date and other than Specially Serviced Mortgage Loans).

                  "Balloon Loan": Any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

                  "Base Interest Rate": With respect to each Premium Loan, the rate set forth on the Mortgage Loan Schedule.

                  "Balloon Payment": With respect to each Mortgage Loan, the scheduled payment of principal due on the Maturity Date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

                  "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository) with respect to such Classes. Each of the Trustee and the Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

                  "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Bid Allocation": With respect to the Servicer and each sub-servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of out of pocket expenses incurred in connection with selling and transferring the servicing of the Mortgage Loans) multiplied by a fraction equal to (a) the Servicer Fee Amount for such sub-servicer or the Servicer as the case may be as of such date of determination, over (b) aggregate of the Servicer Fee Amounts for all of the sub-servicers and the Servicer as of such date of determination.

                  "Bloomfield Purchase Agreement": With respect to certain Mortgage Loans not originated by CCA, the agreement between CCA and Bloomfield Acceptance Company, LLC pursuant to which CCA acquired such Mortgage Loans.

                  "Borrower": With respect to any Mortgage Loan, any obligor or obligors on any related Note or Notes.

                  "Borrower Account":  As defined in Section 3.07(a).

                  "Business Day": Any day other than a Saturday, a Sunday or any day on which banking institutions in the States of Delaware, Florida, Georgia, Illinois, Maryland, New York, North Carolina or Texas are authorized or obligated by law, executive order or governmental decree to be closed.

                  "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the Mortgage Loan Seller. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon in accordance with the terms of the related Mortgage Loan. The Servicer shall be permitted to make withdrawals therefrom for deposit into the Collection Account. To the extent not inconsistent with the terms of the related Mortgage Loan, each such Cash Collateral Account shall be an Eligible Account.

                  "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

                  "CCA": The Capital Company of America LLC, a Delaware limited liability company, or its successor. As applicable, "CCA" shall refer to Nomura Asset Capital Corporation, a Delaware corporation, as predecessor of The Capital Company of America LLC.

                  "CCA Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of the Cut-off Date, by and between the Depositor and CCA, a copy of which is attached hereto as Exhibit H-1.

                  "Cedel":   Citibank,  N.A.,  as  depositary  for  Cedel  Bank,
societe anonyme, or its successor in such capacity.

                  "Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R or Class LR Certificate issued, authenticated and delivered hereunder.

                  "Certificate Balance": With respect to any Class of Certificates (other than the Class X, Class R and Class LR Certificates) or Lower-Tier Regular Interests (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination after distributions allocable to principal have been made thereon and Realized Losses have been allocated thereto on such prior Distribution Date; provided that for purposes of determining Voting Rights, the Certificate Balance of the Class (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) shall be deemed to have been reduced by an amount equal to the amount of Appraisal Reduction Amounts allocated to the Class pursuant to Section 4.01(h); provided that no such reduction shall apply to the Voting Rights of the Class X Certificates. With respect to any Class of Lower-Tier Regular Interests, the Certificate Balance thereof shall, in any event, be equal to the Certificate Balance of the Related Certificates. The Certificate Balance of each Loan REMIC Regular Interest corresponds to the Stated Principal Balance of the related Mortgage Loan.

                  "Certificate Custodian": Initially, LaSalle National Bank; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

                  "Certificate  Register"  and  "Certificate   Registrar":   The
register maintained and the registrar appointed pursuant to Section 5.02.

                  "Certificateholder": The Person whose name is registered in the Certificate Register subject to the following:

                   (i) except as provided in clause (ii), for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, the Trustee (in its individual capacity), a Manager or a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained;

                  (ii) for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Servicer or the Special Servicer or an
                           Affiliate thereof shall be deemed to be outstanding, unless such amendment relates to compensation of the Servicer or the Special Servicer or benefits the Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificates shall be deemed not to be outstanding;

                 (iii) except as provided in clause (iv) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed not to be outstanding;

                  (iv) for purposes of Section 3.29 (for purposes of determining who the Directing Holders are),
                           Certificates owned by the Special Servicer or an Affiliate shall be deemed to be outstanding; and

                   (v) for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or any Person identified by a
                           Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner, but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the
                           Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Fiscal Agent or other such Person may rely, without limitation, on a Depository Participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a
                           Depository Participant to such Person indicating that such Person beneficially owns Certificates.

                  "Class": With respect to the Certificates or Lower-Tier Regular Interests, all of the Certificates or Lower-Tier Regular Interests bearing the same alphabetical and numerical Class designation.

                  "Class A-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-1 hereto.

                  "Class A-1 Pass-Through Rate": A per annum rate equal to 6.250%.

                  "Class A-1-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

                  "Class A-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-2 hereto.

                  "Class A-2 Pass-Through Rate": A per annum rate equal to 6.585%.

                  "Class A-2-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

                  "Class A-3 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-3 hereto.

                  "Class A-3 Pass-Through Rate": A per annum rate equal to 6.640%.

                  "Class A-3-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class A-4 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-4 hereto.

                  "Class A-4 Pass-Through Rate": A per annum rate equal to the lesser of 6.975% and the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

                  "Class A-4-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class B Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-5 hereto.

                  "Class B Pass-Through Rate": A per annum rate equal to the lesser of 7.230% and the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

                  "Class B-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

                  "Class C Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-6 hereto.

                  "Class C Pass-Through Rate": A per annum rate equal to the lesser of 7.350% and the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

                  "Class C-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class D Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-7 hereto.

                  "Class D Pass-Through Rate": A per annum rate equal to the lesser of 7.350% and the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

                  "Class D-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class E Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-8 hereto.

                  "Class E Pass-Through Rate": A per annum rate equal to the lesser of 7.350% and the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

                  "Class E-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class F Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-10 hereto.

                  "Class F Pass-Through Rate": A per annum rate equal to 6.25%.

                  "Class F-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class G Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-11 hereto.

                  "Class G Pass-Through Rate": A per annum rate equal to 6.25%.

                  "Class G-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class H Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-12 hereto.

                  "Class H Pass-Through Rate": A per annum rate equal to 6.25%.

                  "Class H-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class Interest Distribution Amount": With respect to any Distribution Date and any Class of Certificates (other than the Class R and Class LR Certificates), an amount equal to the Interest Accrual Amount thereof for such Distribution Date.

                  "Class Interest Shortfall": For any Distribution Date for any Class of Certificates, the amount of interest (other than Excess Interest) required to be distributed to the Holders of such Class pursuant to Section 4.01(b) on all prior Distribution Dates, if any, minus the amount of interest (other than Excess Interest) actually distributed to such Holders pursuant to such Section on all prior Distribution Dates, if any.

                  "Class J Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-13 hereto.

                  "Class J Pass-Through Rate": A per annum rate equal to 6.25%.

                  "Class J-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class K Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-14 hereto.

                  "Class K Pass-Through Rate": A per annum rate equal to 6.25%.

                  "Class K-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class L Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-15 hereto.

                  "Class L Pass-Through Rate": A per annum rate equal to 6.25%.

                  "Class L-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class LR Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-18 hereto. The Class LR Certificates have no Pass-Through Rate, Certificate Balance or notional balance.

                  "Class M-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-16 hereto.

                  "Class M-1 Pass-Through Rate": A per annum rate equal to 6.25%.

                  "Class M-1-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class M-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-17 hereto.

                  "Class M-2 Pass-Through Rate": A per annum rate equal to 6.25%.

                  "Class M-2-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

                  "Class R Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-18 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Balance or notional balance.

                  "Class X Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-9 hereto.

                  "Class X Notional Balance": With respect to the Class X Certificates, (a) with respect to the Distribution Date occurring in April 1999, a notional amount equal to the aggregate of the initial Certificate Balances of the Lower-Tier Regular Interests as of the Closing Date, which corresponds to the aggregate of the initial Certificate Balances of the Sequential Certificates as of the Closing Date, and (b) with respect to any Distribution Date after April 1999, a notional amount equal to the aggregate of the Certificate Balances of the Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period, which corresponds to the aggregate of the Certificate Balances of the Sequential Certificates as of the first day of the related Interest Accrual Period.

                  "Class X Pass Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the then applicable Weighted Average Pass-Through Rate.

                  "Closing Date":  March 25, 1999.

                  "Co-Lender": With respect to any Split Loan, the holder of any note which by the terms of the related Co-Lender Agreement is not entitled to direct the administration of such Split Loan.

                  "Co-Lender Agreement": With respect to each Split Note and the related Other Note or Other Notes, the agreement dated as of the date hereof between the Trustee and the holder of the related Other Note or Other Notes, regarding the administration of the Split Loans and the allocation of all amounts received by the holders of the notes comprising any portion thereof.

                  "Co-Lender Split Note": Any Split Note as to which the related Co-Lender Agreement designates the Trustee as the "Co-Lender."

                  "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

                  "Collateral Account": As defined in Section 3.29(e). The Collateral Account shall be maintained as an Eligible Account.

                  "Collection Account": The trust account or accounts created and maintained by the Servicer pursuant to Section 3.05(a), which shall be entitled "First Union National Bank, in trust for LaSalle National Bank, as Trustee, in trust for Holders of Commercial Mortgage Asset Trust, Commercial
Mortgage Pass-Through Certificates, Series 1999-C1, Collection Account," and which must be an Eligible Account.

                  "Collection Period": With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the last day of the preceding Collection Period (or, with respect to the first Collection Period, March 12, 1999) and ending at the close of business on the 11th day of the month in which such Distribution Date occurs (or, if such day is not a Business Day, on the following Business Day).

                  "Commission":  The Securities and Exchange Commission.

                  "Comparative Financial Status Report": A report substantially containing the content described in Exhibit M-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income or net cash flow, as applicable, and Debt Service Coverage Ratio for each Mortgage Loan as of the date of the latest financial information available immediately preceding the preparation of such report for each of the following periods (to the extent such information is available): (i) the most current available year-to-date,
(ii) the most recent twelve months, (iii) the previous two full fiscal years, and (iv) the "base year" (representing the original analysis of information used as of the Cut-off Date); provided, however, that Debt Service Coverage Ratio shall not be calculated for any Mortgaged Property for which twelve months of operating information is not available (including for purposes of clause (i)). For the purposes of the Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers.

                  "Corporate Trust Office": The principal office of the Trustee located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674,
Attention: Asset-Backed Securities Trust Services Group - CMAT 1999-C1 or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08.

                  "Corrected Mortgage Loan": A Mortgage Loan that was, but has ceased to be, a Specially Serviced Mortgage Loan and that is still outstanding and part of the Trust Fund.

                  "Credit Lease Loans": The Mortgage Loans identified on the Mortgage Loan Schedule as Credit Lease Loans.

                  "Cross-Indemnified Party":  As defined in Section 8.05(c).

                  "Cross-Indemnifying Party":  As defined in Section 8.05(c).

                  "Crossover Date": means the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero.

                  "CSSA Reports": Data files which contain the information substantially in the forms of the CSSA standard reporting package attached as Exhibit M-10, Exhibit M-11 and Exhibit M-12, as the same may be modified from time to time.

                  "Custodial Agreement": The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, substantially in the form of Exhibit F hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "Custodian": Any Custodian appointed pursuant to Section 3.21 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or Servicer or any Affiliate of the Trustee or the Servicer, but may not be the Depositor or any Affiliate thereof.

                  "Cut-off Date":  March 11, 1999.

                  "Dairy Mart Credit Lease Loans": Collectively, those Mortgage Loans which are identified as the Dairy Mart Loans (Loan Numbers 201, 202, 205, 207, 221 and 226) on the Mortgage Loan Schedule.

                  "DDRA Loan": The Mortgage Loan identified as Loan No. 1 on the Mortgage Loan Schedule.

                  "DDRA REMIC":  The REMIC constituted by the DDRA Loan.

                  "DDRA REMIC Declaration": That certain REMIC Declaration dated as of March 11, 1999 with respect to the DDRA Loan.

                  "DDRA REMIC Regular Interest": The uncertificated regular interest, within the meaning of Code Section 860G(a)(1), in the DDRA REMIC issued pursuant to the DDRA REMIC Declaration.

                  "DDRA REMIC Residual Interest": The uncertificated residual interest, within the meaning of Code Section 860G(a)(2), in the DDRA REMIC issued pursuant to the DDRA REMIC Declaration.

                  "Debt Service Coverage Ratio": With respect to any Mortgage Loan as of any date of determination and for any period, the ratio calculated by dividing the net operating income or net cash flow, as applicable, of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended one-year period for which data is available from the related Borrower, before payment of any scheduled payments of principal and interest on such Mortgage Loan but after funding of required reserves and "normalized" by the Servicer pursuant to Section 3.13, by the annual debt service required by such Mortgage Loan. Annual debt service shall be calculated by multiplying the Monthly Payment in effect on such date of determination for such Mortgage Loan by 12. For purposes of calculating Debt Service Coverage Ratio for any of the Split Loans, all pari passu notes secured by the related Mortgaged Property are included (to the extent the Servicer or the Co-Servicer, as applicable, has received such information).

                  "Default Interest": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

                  "Default Rate": With respect to each Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

                  "Delinquency":   Any   failure  of  a   Borrower   to  make  a
scheduled payment on a Due Date.

                  "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit M-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or were in foreclosure but were not REO Property.

                  "Denomination":  As defined in Section 5.01(a).

                  "Depositor": Asset Securitization Corporation, a Delaware corporation, and its successors and assigns.

                  "Depositor/NSI Transfer":  As defined in Section 2.03(j)(xi).

                  "Depositor/Trustee    Transfer":   As   defined   in   Section
2.03(j)(xi).

                  "Depository": The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

                  "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": The 11th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

                  "Dictaphone Credit Lease Loan": The Mortgage Loan which is identified as Loan Number 33 on the Mortgage Loan Schedule.

                  "Directing Holders":  As defined in Section 3.29(b).

                  "Directly  Operate":  With  respect to any REO  Property,  the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property (unless such construction was at least 10% completed when default on the related Mortgage Loan became imminent); provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii) of the regulations of the United States Department of the Treasury.

                  "Discount Rate": With respect to any Class of Certificates, the rate determined by the Trustee, in its good faith, to be the yield (compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the Assumed Final Distribution Date of such Class.

                  "Discount    Rate    Fraction":    As   defined   in   Section
4.01(c)(i)(I).

                  "Disqualified Non-U.S. Person": With respect to a Residual Interest, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Residual Interest in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Interest to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Interest will not be disregarded for federal income tax purposes.

                  "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax, except for FHLMC, and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Residual Interests (except certain farmers' cooperatives described in Code
Section 521),  (d) rural electric and telephone  cooperatives  described in Code
Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Distribution
Account" and which must be an Eligible Account.

                  "Distribution Date": The 17th day of each month; provided, that if the 17th day of any month is not a Business Day, the Distribution Date will be the following Business Day. The first Distribution Date will be April 19, 1999.

                  "Distribution   Date   Statement":   As   defined  in  Section
4.02(a).

                  "Due Date": Except with respect to the ACCOR Credit Lease Loan, the Dairy Mart Credit Lease Loans and the Dictaphone Credit Lease Loan, with respect to any Distribution Date and/or any Mortgage Loan, as the case may be, the 11th day of the month in which such Distribution Date occurs (or in the case of certain of the Mortgage Loans, if the 11th day is not a business day, as defined in the related Loan Documents, either the next business day or the first preceding business day). With respect to the ACCOR Credit Lease Loan, the Dairy Mart Credit Lease Loans and the Dictaphone Credit Lease Loan, the Due Date is the 1st day of the month (or, if the 1st day is not a business day, as defined in the related Loan Documents, either the next business day or the first preceding business day).

                  "Early Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Eligible Account": Any of (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least "P-1" by Moody's and "A-1" by S&P in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by S&P (or if such depository institution or trust company does not have a rating of "AA" by S&P for its long term unsecured debt obligations, then a rating of "A-1" for its short-term unsecured debt obligations or commercial paper and a rating of at least "A-" for its long-term unsecured debt obligations) and "Aa3" by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates; (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority; or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, which may be an account maintained with the Trustee.
Eligible Accounts may bear interest.

                  "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) except in the case of a Class R or Class LR Certificate, an Institutional Accredited Investor.

                  "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the Mortgage Loan Seller in connection with the related Mortgage.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

                  "Escrow   Account":   As  defined  in  Section  3.04(b).   Any
Escrow Account may be a sub-account of the related Cash Collateral Account.

                  "Escrow Payment": Any payment made by any Borrower to the Servicer pursuant to the related Mortgage, Cash Collateral Agreement, Lock-Box Agreement or Loan Agreement for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

                  "Euroclear": Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or its successor in such capacity.

                  "Event of Default": A Servicer Event of Default or Special Servicer Event of Default, as applicable.

                  "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Mortgage Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate. The Excess Interest shall not be an asset of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

                  "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(d), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Excess Interest Distribution Account" and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

                  "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Mortgage Rate, the excess of (i) the applicable Revised Mortgage Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

                  "Exchange Act": The Securities Exchange Act of 1934, as it may be amended from time to time.

                  "Exchange Act Report": A monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, NOI Adjustment Worksheet, Watch List, Loan Payoff Notification Report, Premium Loan Report or report pursuant to Section 4.02(b) or Annual Compliance Report to be filed with the Commission, under cover of the related form required by the Exchange Act.

                  "Extension Case":  As defined in Section 3.29(c).

                  "Fair Market Value":  As defined in Section 3.29(e).

                  "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

                  "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Final Recovery Determination": With respect to any Specially Serviced Mortgage Loan, REO Mortgage Loan or Mortgage Loan subject to repurchase by the Depositor or the Mortgage Loan Seller pursuant to Sections 2.03(d) or 2.03(e), the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any REO Property) which the Servicer (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer), in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Special Servicer and the Custodian (and the Servicer, if the Certificate is from the Special Servicer), expects to be finally recoverable. The Servicer or the Special Servicer, as applicable, shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made by it until the earlier of (i) its termination as Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

                  "Financial   Market   Publisher":   Bloomberg,   L.P.,   Intex
Solutions, Inc., Charter Research Corporation, Wall Street Analytics, Inc., and the Trepp Group.

                  "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

                  "Fixed   Voting   Rights   Percentage":   As  defined  in  the
definition of "Voting Rights."

                  "Form 8-K": A Current Report on Form 8-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

                  "Global Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class X Certificates.

                  "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  "Historical Loan Modification Report": A report substantially containing the content described in Exhibit M-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and
(ii) since the Cut-off Date, showing the original and the revised terms thereof.

                  "Historical Loss Estimate Report": A report substantially containing the content described in Exhibit M-4 attached hereto, setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and Liquidation Expenses, both for the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

                  "Holder": With respect to any Certificate, a Certificateholder; with respect to any Lower-Tier Regular Interest or Loan REMIC Regular Interest, the Trustee; and with respect to any Loan REMIC Residual Interest, the Depositor or its assignee.

                  "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Servicer, the Special Servicer, any Borrower or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Servicer or the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause
(i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Servicer and the Trustee has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) if the Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

                  "Individual  Certificate":   Any  Certificate  in  definitive,
fully registered physical form without interest coupons.

                  "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act, or an entity in which all the equity owners meet such requirements.

                  "Insurance   Proceeds":   Proceeds  of  any  fire  and  hazard
insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including any amounts paid by the Servicer pursuant to Section 3.08).

                  "Interest Accrual Amount": With respect to any Distribution Date and any Class of Certificates (other than the Class X, Class R and Class LR Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Distribution Date on the related Certificate Balance outstanding during such Interest Accrual Period (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class X Certificates shall be equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Distribution Date on the Class X Notional Balance outstanding during such Interest Accrual Period (provided, that any reductions in the Class X Notional Balance as a result of principal distributions on Mortgage Loans or Realized Losses with respect to Mortgage Loans distributable or allocable on the Lower-Tier Regular Interests on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have occurred on the first day of such Interest Accrual Period). Calculations of interest due in respect of the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "Interest Accrual Period": With respect to any Distribution Date, the period which commences on the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on the tenth day of the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

                  "Interest Reserve Account": The trust account maintained by the Trustee pursuant to Section 3.27, which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Interest
Reserve Account" and which must be an Eligible Account.

                  "Interest Shortfall": With respect to any Distribution Date for any Class of Offered Certificates, any shortfall in the amount of interest required to be distributed to such Class on such Distribution Date.

                  "Interested Person": As of any date of determination, the Depositor, the Servicer, Special Servicer, the Trustee, the Fiscal Agent, any Borrower, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

                  "Investment Account":  As defined in Section 3.07(a).

                  "Investment Representation Letter": As defined in Section 5.02(c)(i)(A).

                  "IRS":  The  Internal   Revenue  Service,   or  any  successor
thereto.

                  "Lead Lender": With respect to each Split Loan, the holder of the note which by the terms of the related Co-Lender Agreement is entitled to direct the administration of the Split Loan and has the sole authority to exercise and enforce the lender's rights under the Loan Documents relating to such Split Loan.

                  "Lead Lender Split Note": Any Split Note as to which the related Co-Lender Agreement designates the Trustee as the "Lead Lender" (including a Co-Lender Split Note as to which the Trustee subsequently becomes the "Lead Lender" in accordance with the terms of the related Co-Lender Agreement).

                  "Liquidation Expenses": Expenses incurred by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent in connection with the liquidation  of any  Mortgage  Loan or  property  acquired  in  respect  thereof
(including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes) and any Property Protection Expenses incurred with respect to such Mortgage Loan or such property including interest thereon at the Advance Rate not previously reimbursed from collections or other proceeds therefrom.

                  "Liquidation Fee":  As defined in Section 3.12(b)(ii).

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with (i) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) a sale of a Mortgage Loan or an REO Property in accordance with Section 3.18 or Section 9.01.

                  "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

                  "Loan Documents": With respect to any Mortgage Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan or subsequently added to the related Mortgage File.

                  "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

                  "Loan Payoff Notification Report": A report substantially in the form of Exhibit M-7 attached hereto, setting forth, among other things, any Mortgage Loan for which written notice of payoff has been received by the Servicer as of the Determination Date immediately preceding the preparation of such report.

                  Loan REMIC: Each of the DDRA REMIC, the Atlanta Marriott REMIC and the Overland MHP REMIC.

                  Loan REMIC Declaration: Each of the DDRA REMIC Declaration, the Atlanta Marriott REMIC Declaration and the Overland MHP REMIC Declaration.

                  Loan REMIC Regular Interest: Each of the DDRA REMIC Regular Interest, the Atlanta Marriott REMIC Regular Interest and the Overland MHP REMIC Regular Interest.

                  Loan  REMIC  Residual  Interest:  Each  of the  DDRA  Residual
Interest, the Atlanta Marriott REMIC Residual Interest and the Overland MHP REMIC Residual Interest.

                  "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts in accordance with the terms of the related Mortgage Loan.

                  "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the Originator or the Mortgage Loan Seller and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

                  "Lock-out Period": With respect to any Mortgage Loan, the period of time specified in the related Loan Documents during which voluntary prepayments by the related Borrower are prohibited.

                  "Lower-Tier Regular Interests": The Class A-1-L, Class A-2-L, Class A-3-L, Class A-4-L, Class B-L, Class C-L, Class D-L, Class E-L, Class F-L, Class G-L, Class H-L, Class J-L, Class K-L, Class L-L, Class M-1-L and Class M-2-L Interests.

                  "Lower-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of Excess Interest and Repurchase Return of Premium Amounts), collections thereon (including collections from the Loan REMIC Regular Interests), any REO Property acquired in respect thereof and amounts held from time to time in the Collection Account and the Distribution Account; provided, that the DDRA Loan, the Atlanta Marriott Loan and the Overland MHP Loan (exclusive of Excess Interest, if any) collections thereon and any related REO Property acquired in respect thereof shall be held as assets of the related Loan REMIC, and the related Loan REMIC Regular Interests shall be held as assets of the Lower-Tier REMIC.

                  "MAI":  Member of the Appraisal Institute.

                  "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

                  "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

                  "Maturity Date": With respect to each Mortgage Loan, the Maturity Date as set forth on the Mortgage Loan Schedule.

                  "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but including any Assumed Scheduled Payment), which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.29). With respect to an REO Mortgage Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

                  "Moody's":   Moody's   Investors   Service,   Inc.,   or   its
successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note.

                  "Mortgage File": With respect to any Mortgage Loan, the mortgage documents listed in Section 2.01(i) through (xvi) pertaining to such particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement.

                  "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-off Date. Such term shall include any REO Mortgage Loan, Specially Serviced Mortgage Loan or any Mortgage Loan that has been defeased in whole or in part. Nothing herein shall be deemed to override the provisions of the Co-Lender Agreements.

                  "Mortgage Loan Purchase and Sale Agreement": Either of the CCA Mortgage Loan Purchase and Sale Agreement or the NHA Mortgage Loan Purchase and Sale Agreement.

                  "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:

                  (a)      the Loan Number;

                  (b) the Borrower and property names, city and state where each related Mortgaged Property is located;

                  (c)      the annual debt service;

                  (d)      the original Mortgage Rate;

                  (e)      the Revised Mortgage Rate, if applicable;

                  (f) the Maturity Date and, in the case of an ARD Loan, the related Anticipated Repayment Date;

                  (g) the Stated Principal Balance as of the Cut-off Date and, as applicable, the allocation of such balance to each related Mortgaged Property;

                  (h)      the Originator of such Mortgage Loan;

                  (i)      whether the Mortgage Loan is an  Actual/360  Mortgage
                           Loan;

                  (j)      amount of Monthly Payment;

                  (k)      original and remaining term to maturity;

                  (l)      for Balloon Loans, remaining amortization term;

                  (m) whether the Mortgage Loan is secured by a ground lease;

                  (n) whether the loan is a Credit Lease Loan, and if so, the related tenant or guarantor;

                  (o) whether there exists a Residual Value Policy for the Mortgage Loan;

                  (p)      Debt Service Coverage Ratio and loan to value ratio;

                  (q)      whether the loan is cross-defaulted;

                  (r) whether the loan is a Split Loan, and if so, whether the Trustee is the Lead or Co-Lender;

                  (s)      whether the Mortgage Loan has defeasance provisions;

                  (t) whether the Mortgage Loan is secured by a letter of credit

                  (u)      whether the Mortgage Loan has a lock box;

                  (v)      original principal balance;

                  (w)      the Due Date of the Mortgage Loan;

                  (x)      property type;

                  (y) whether the loan is a Premium Loan, and if so, the amount of the Premium;

                  (z)      the Base Interest Rate of each Premium Loan; and

                  (aa) whether the Mortgage Loan requires the Borrower to pay Rating Agency fees in connection with such Mortgage Loan.

The Mortgage Loan Schedule shall also set forth the total of the amounts described under clause (c) and (g) above for all of the Mortgage Loans. The Mortgage Loan Schedule may also set forth, for selected Mortgage Loans, the net operating income or debt service coverage ratio. The Mortgage Loan Schedule may be in the form of more than one list, collectively setting forth all of the information required.

                  "Mortgage Loan Sellers":  CCA and NHA.

                  "Mortgage Pass-Through Rate": With respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each, the Mortgage Pass-Through Rate for any Interest Accrual Period is equal to the Mortgage Rate thereof. The Mortgage Pass-Through Rate with respect to the Actual/360 Mortgage Loans for any Interest Accrual Period, is an annual rate equal to a fraction (expressed as a percentage), the numerator of which is the product of (i) twelve (12) and (ii) the aggregate amount of interest accrued in respect of such Actual/360 Mortgage Loan at the related Mortgage Rate during the one-month accrual period ending immediately prior to the most recent related Due Date and the denominator of which is the Stated Principal Balance of such Actual/360 Mortgage Loan as of such Due Date; provided that for purposes of calculating the numerator of the fraction described above, the aggregate amount of interest accrued in respect of such Actual/360 Mortgage Loan during any such one-month accrual period shall, with respect to such periods relating to Due Dates occurring in January (except a January occurring in a leap year) or Due Dates occurring in February, be decreased by the amount of any Withheld Amounts to be transferred to the Interest Reserve Account in respect of such Actual/360 Mortgage Loan with respect to the related Distribution Date, and with respect to such periods relating to Due Dates occurring in March, be increased by the Withheld Amounts to be transferred from the Interest Reserve Account in respect of such Actual/360 Loan with respect to the related Distribution Date.

                  "Mortgage Rate": With respect to each Mortgage Loan and any one-month accrual period ending immediately prior to the most recent related Due Date, the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such one-month accrual period (in the absence of a default), as set forth on the Mortgage Loan Schedule. The Mortgage Rate for purposes of calculating the Mortgage Pass-Through Rate of any Mortgage Loan shall be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction in interest or principal due to a modification pursuant to Section 3.29 hereof.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

                  "Net Base Rate":  As defined in Section 4.01(c)(i)(II).

                  "Net Default Interest": For any Distribution Date, an amount equal to (i) the amount of the aggregate Default Interest received during the preceding Collection Period, minus (ii) any portions thereof withdrawn from the Collection Account pursuant to clause (iii) of Section 3.06.

                  "Net Income": With respect to any REO Property, all income received in connection with such REO Property, less any operating expenses, including, but not limited to, utilities, real estate taxes, property management fees, insurance premiums, leasing commission fees, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property and permitted to be incurred under this Agreement.

                  "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other documents included in the Mortgage File or in accordance with the Servicing Standard.

                  "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan net of the amount of (i) Liquidation Expenses incurred with respect thereto, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property, and (iii) any funds required by applicable law to be remitted to the applicable Borrower.

                  "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan and any Distribution Date, the per annum rate equal to the Mortgage Pass-Through Rate for such Mortgage Loan minus the Administrative Fee Rate.

                  "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

                  "NHA":  Nomura Holding America Inc., a Delaware corporation.

                  "NHA Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of the Cut-off Date, by and between the Depositor and NHA, a copy of which is attached hereto as Exhibit H-2.

                  "NOI Adjustment Worksheet": A report prepared by the Servicer or the Special Servicer, as the case may be, substantially containing the content described in Exhibit M-9 attached hereto, presenting the computations made in accordance with the methodology described in said Exhibit M-9 to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, sent to the Trustee with each annual operating statement for a Mortgaged Property pursuant to Section 3.13(d).

                  "Non-U.S. Person":  A person that is not a U.S. Person.

                  "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Servicer, the Trustee or the Fiscal Agent, as applicable, and which, in the good faith business judgment of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable by the party that made or would make such Advance from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan and, if applicable, from the Lead Lender with respect to an Other Note. The judgment or determination by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced in the case of the Servicer or Special Servicer, by a certificate of a Servicing Officer delivered to the Trustee, the Fiscal Agent, the Depositor, and in the case of the Special Servicer, to the Servicer, and in the case of the Servicer, to the Special Servicer and the Depositor and in the case of the Trustee or the Fiscal Agent, by a certificate of a Responsible Officer of the Trustee or Fiscal Agent, as applicable, delivered to the Depositor (and the Trustee and Special Servicer if the certificate is from the Fiscal Agent), which in each case sets forth such judgment or determination and the procedures and considerations of the Servicer, Trustee or Fiscal Agent, as applicable, forming the basis of such determination (including, but not limited to, information selected by the Person making such judgment or determination in its good faith discretion, such as related income and expense statements, rent rolls, occupancy status, property inspections, Servicer, Trustee or Fiscal Agent inquiries, third party engineering and environmental reports, and, in any event, an appraisal conducted by an Independent MAI appraiser or any Updated Appraisal thereof conducted within the past 12 months; copies of such documents to be included with the certificate of a Servicing Officer or a Responsible Officer). The cost of any such appraisal or Updated Appraisal obtained for making the determination of a Nonrecoverable
Advance shall be reimbursable as a Property Protection Expense. Any determination of non-recoverability made by the Servicer may be made without regard to any value determination made by the Special Servicer other than pursuant to an Updated Appraisal. Notwithstanding the above, the Trustee and the Fiscal Agent shall be entitled to rely upon any determination by the Servicer or the Special Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance would, if made, constitute a Nonrecoverable Advance (and with respect to a proposed P&I Advance, the Trustee and the Fiscal Agent, as applicable, shall rely on the Servicer's determination that the Advance would be a Nonrecoverable Advance if the Trustee or Fiscal Agent, as applicable, determines that it does not have sufficient time to make such a determination); provided, however, that the Special Servicer shall not be liable to the Trust Fund or the Servicer if such Advance shall be non-recoverable.

                  "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

                  "Notice of Termination": Any of the notices given to the Trustee by the Servicer, Special Servicer, Depositor or any Holder of a Class LR Certificate pursuant to Section 9.01(c).

                  "NSI":  As defined in Section 2.03(j)(ii).

                  "NSI Certificates":  As defined in Section 2.03(j)(xi).

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer or employee designated as a Servicing Officer customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer or employee designated as a Servicing Officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Servicer or the Special Servicer, as the case may be.

                  "Operating Statement Analysis": With respect to each Mortgage Loan and REO Property, a report substantially containing the content described in Exhibit M-8 attached hereto.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Servicer as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of any of such REMICs, (b) qualification of the portion of the Trust Fund other than the Trust REMICs and the Loan REMICs as a grantor trust under the Code, (c) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor") or (d) a resignation of the Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Servicer.

                  "Originator":   Any  of  (i) CCA,  (ii) Nomura  Asset  Capital
Corporation or (iii) Bloomfield Acceptance Company, LLC.

                  "Other Mortgage Loan": Each mortgage loan related to an Other Note.

                  "Other Note": With respect to each Split Loan, each note that is not a part of the Trust Fund.

                  "Other Servicer": With respect to each Other Note, the servicer of such Other Note.

                  "Other Special Servicer": With respect to each Other Note, the special servicer of such Other Note.

                  "Other Trust Fund":  As defined in Section 2.01(b).

                  "Other Trustee":  As defined in Section 2.01(b).

                  "Overland MHP Loan": The Mortgage Loan identified as Loan No. 225 on the Mortgage Loan Schedule.

                  "Overland   MHP  REMIC   Declaration":   That  certain   REMIC
Declaration dated as of March 11, 1999 with respect to the Overland MHP Loan.

                  "Overland MHP REMIC Regular Interest": The uncertificated regular interest, within the meaning of Code Section 860G(a)(1), in the Overland MHP REMIC issued pursuant to the Overland MHP REMIC Declaration.

                  "Overland MHP REMIC Residual Interest": The uncertificated residual interest, within the meaning of Code Section 860G(a)(2), in the Overland MHP REMIC issued pursuant to the Overland MHP REMIC Declaration.

                  "Overland MHP REMIC": The REMIC constituted by the Overland MHP Loan.

                  "P&I Advance": As to any Mortgage Loan, any advance made by the Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.06. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to and without duplication, payment or reimbursement of any unpaid interest thereon at the Advance Rate from and including the date of the making of such P&I Advance through and including the date of payment or reimbursement.

                  "Pass-Through   Rate":   With   respect   to  each   Class  of
Certificates   (other  than  the  Class  R  and  Class  LR  Certificates),   the
Pass-Through Rate for such Class as set forth below:

    Class                                         Pass-Through Rate
    -----                                         -----------------

    Class A-1                                     Class A-1 Pass-Through Rate
    Class A-2                                     Class A-2 Pass-Through Rate
    Class A-3                                     Class A-3 Pass-Through Rate
    Class A-4                                     Class A-4 Pass-Through Rate
    Class X                                       Class X Pass-Through Rate
    Class B                                       Class B Pass-Through Rate
    Class C                                       Class C Pass-Through Rate
    Class D                                       Class D Pass-Through Rate
    Class E                                       Class E Pass-Through Rate
    Class F                                       Class F Pass-Through Rate
    Class G                                       Class G Pass-Through Rate
    Class H                                       Class H Pass-Through Rate
    Class J                                       Class J Pass-Through Rate
    Class K                                       Class K Pass-Through Rate
    Class L                                       Class L Pass-Through Rate
    Class M-1                                     Class M-1 Pass-Through Rate
    Class M-2                                     Class M-2 Pass-Through Rate

                   "Paying  Agent":  The  paying  agent  appointed  pursuant  to
Section 5.04.

                  "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Balance or Class X Notional Balance, as applicable, of such Class of Certificates. With respect to any Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

                  "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Servicer, the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates:

                   (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General
                           Services        Administration         (participation
                           certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business
                           Administration        (guaranteed       participation
                           certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development
                           (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                  (ii)     Federal Housing Administration debentures;

                 (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the
                           Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                  (iv)     federal  funds,  unsecured  certificates  of deposit,
                           time or similar deposits, bankers' acceptances and repurchase agreements, with maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by Moody's or S&P, otherwise acceptable to Moody's or S&P, respectively, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                   (v) insured deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by Moody's or S&P, otherwise acceptable to Moody's or S&P, respectively, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                  (vi) debt obligations with maturities of not more than 365 days rated by each Rating Agency (or, if not rated by Moody's or S&P, otherwise acceptable to Moody's or S&P, respectively, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                 (vii)     commercial        paper        (including        both
                           non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or, if not rated by Moody's or S&P, otherwise acceptable to Moody's or S&P, respectively, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                (viii) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated by each Rating Agency in its highest short-term unsecured debt ratings category (or, if not rated by Moody's or S&P, otherwise acceptable to Moody's or S&P, respectively, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates); and

                  (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates;

provided, however, that, with respect to clause (ix) above, in the judgment of the Servicer, such instrument qualifies as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and provided, further that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

                  "Permitted Transferee": With respect to a Residual Interest, any Person or agent thereof other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (prepared at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Residual Interest to such Person may cause the Upper-Tier REMIC, Lower-Tier REMIC, or any Loan REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

                  "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Placement Agents": Any placement agents retained by the Depositor with respect to a proposed private sale of the Private Certificates.

                  "Plan":  As defined in Section 5.02(k).

                  "Premium": With respect to each Premium Loan, the amount by which the face of the related Note is less than the amount advanced to the Borrower.

                  "Premium Loan Report": A report substantially in the form of Exhibit M-13 attached hereto, setting forth certain information, on a monthly basis, on the Premium Loans.

                  "Premium Loans": The Mortgage Loans identified as Premium Loans on the Mortgage Loan Schedule.

                  "Prepayment Assumption": The assumption that each ARD Loan prepays on its Anticipated Repayment Date and that each other Mortgage Loan does not prepay prior to its respective Maturity Date.

                  "Prepayment Interest Excess": With respect to any Distribution Date and any Mortgage Loan that was subject to a Principal Prepayment during the related Collection Period, which Principal Prepayment was applied to such Mortgage Loan following the Due Date in such Collection Period, the amount of interest accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected from the related Borrower.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate plus the Trustee Fee
Rate) resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date.

                  "Prepayment Premium": Payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, including any Return of Premium Amount but excluding any Repurchase Return of Premium Amount.

                  "Prepayment Premium Discount Rate": As defined in Section 4.01(c)(i)(I).

                  "Principal  Allocation   Fraction":   As  defined  in  Section
4.01(c)(i)(I).

                  "Principal Distribution Amount": For any Distribution Date will be equal to the sum of:

                  (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the
                           Mortgage Loans on or (to the extent not previously advanced) before the related Due Date and are either received during the relevant Collection Period (or received as late payments after the end of such Collection Period, but prior to the close of business on the Business Day prior to the related Servicer Remittance Date) or advanced for such Distribution Date;

                  (ii) the principal component of all Assumed Scheduled Payments, which are due or deemed due, as the case may be, on or (to the extent not previously advanced) before the related Due Date and are either received during the relevant Collection Period or advanced for such Distribution Date;

                 (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty pursuant to Section 2.03 or purchased from the Trust Fund pursuant to Section 9.01;

                  (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

                  (v) the principal component of all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

                  (vi)     to the extent not included in the  preceding  clauses
                           (iv) or (v), all other Principal Prepayments received in the related Collection Period; and

                 (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including Net Insurance Proceeds, Net Liquidation Proceeds and Net REO Proceeds received in the related Collection Period;

provided that, the amounts described in clauses (i) through (vi) shall be net of any reimbursement for related outstanding P&I Advances allocable to principal.

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

                  "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

                  "Private Certificates": The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates.

                  "Private Global Certificate": The Rule 144A Global Certificates with respect to the Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class X Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.

                  "Property Advance": As to any Mortgage Loan, any advance made by the Servicer (or, with respect to the Co-Lender Split Notes, the Other Servicer), Special Servicer, the Trustee or the Fiscal Agent in respect of Property Protection Expenses (including any reimbursements to any Other Servicer on account of the Trust Fund's pro rata portion of any Property Advance made by such Other Servicer on account of a Split Note) or any expenses incurred to protect, preserve and enforce the security for a Mortgage Loan or taxes and assessments or insurance premiums or as a result of expenses incurred relating to a breach of a representation, warranty or covenant, pursuant to Section 2.03(d), 2.03(e), 3.04 or Section 3.24, as applicable, or any other expense specified as a Property Advance herein. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of any unpaid interest thereon at the Advance Rate from and including the date of the making of such Advance through and including the date of payment or reimbursement.

                  "Property Protection Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Servicer or Special Servicer in connection with the servicing of a Mortgage Loan which are "unanticipated," within the meaning of Treasury Regulations Section 1.860G-1(b)(iii), or any such costs and expenses incurred in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Servicer, or the Special Servicer is required to cause to be insured pursuant to Section 3.08, (b) obtaining any Insurance
Proceeds or any Liquidation Proceeds, (c) any enforcement or judicial proceedings with respect to a Mortgaged Property or Mortgage Loan, including, without limitation, foreclosures, (d) any Updated Appraisal or other appraisal and (e) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals. Notwithstanding anything to the contrary, "Property Protection Expenses" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

                  "Prospectus": The Depositor's Prospectus Supplement dated March 19, 1999 relating to the Public Certificates.

                  "Public Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates.

                  "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

                  "Qualified Insurer": As used in Section 3.08, (i) an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction which shall have a claims paying ability of "AA" or better by S&P and an insurance financial strength rating of "A2" or better by Moody's, (ii) in the case of public liability insurance policies required to be maintained with respect to REO Properties in accordance with
Section 3.08(a), shall have a claims paying ability of "A" or better by S&P and an insurance financial strength rating of "A2" or better by Moody's and (iii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c), shall have a claims paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses or numeric qualifications) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "BBB" by S&P and an insurance financial strength rating of "A2" by Moody's, unless in any such case each of the Rating Agencies has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by each of the Rating Agencies (subject to the foregoing exceptions) or that has a lower claims-paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then-current ratings by such Rating Agency to any Class of Certificates.

                  "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

                  "Rated Final Distribution Date": January 17, 2032, the first Distribution Date occurring at least two years after the latest Maturity Date of any of the Mortgage Loans.

                  "Rating Agency": Either of S&P or Moody's. References herein to the highest long-term unsecured debt rating category of a Rating Agency shall mean "AAA" with respect to S&P and "Aaa" with respect to Moody's and in the case of any other rating agency shall mean such highest rating category or better without regard to any plus or minus or numerical qualification.

                  "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

                  "Realized Loss": With respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following such Distribution Date.

                  "Reassignment  of  Assignment  of Leases,  Rents and Profits":
As defined in Section 2.01(a)(viii).

                  "Record Date": With respect to each Distribution Date, the close of business on the tenth day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. For all purposes other than Section 4.01 hereof, the Record Date with respect to the Distribution Date occurring on April 19, 1999 shall be the Closing Date.

                  "Reference   Pass-Through   Rate":   As   defined  in  Section
4.01(c)(i)(II).

                  "Regular Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates.

                  "Regulation D":  Regulation D under the Act.

                  "Related Certificate" and "Related Lower-Tier Regular Interest": For any Class or Classes of Lower-Tier Regular Interests, the related Class of Certificates set forth below and for any Class of Certificates (other than the Class X, Class R and Class LR), the related Class of Lower-Tier Regular Interest set forth below:

                                                         Related Lower-Tier
                Related Certificate                       Regular Interest
                -------------------                       ----------------

                 Class A-1                             Class A-1-L Interest
                 Class A-2                             Class A-2-L Interest
                 Class A-3                             Class A-3-L Interest
                 Class A-4                             Class A-4-L Interest
                 Class B                               Class B-L Interest
                 Class C                               Class C-L Interest
                 Class D                               Class D-L Interest
                 Class E                               Class E-L Interest
                 Class F                               Class F-L Interest
                 Class G                               Class G-L Interest
                 Class H                               Class H-L Interest
                 Class J                               Class J-L Interest
                 Class K                               Class K-L Interest
                 Class L                               Class L-L Interest
                 Class M-1                             Class M-1-L Interest
                 Class M-2                             Class M-2-L Interest

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                   (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                  (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                 (iii)     any  amount   received   or   accrued,   directly  or
                           indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                  (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations
                           Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                   (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

                  "REO Account":  As defined in Section 3.17(b).

                  "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

                  "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan which do not constitute Liquidation Proceeds (including, with respect to any Co-Lender Split Note as to which the Lead Lender thereof has foreclosed upon the related Mortgaged Property, any amount remitted by the Lead Lender pursuant to the related
Co-Lender Agreement constituting revenues received with respect to such foreclosed Mortgaged Property, which do not constitute Liquidation Proceeds).

                  "REO Property":  A Mortgaged  Property title to which has been
acquired  by  the  Special   Servicer  on  behalf  of  the  Trust  Fund  through
foreclosure, deed in lieu of foreclosure or otherwise.

                  "REO Status Report": A report substantially containing the content described in Exhibit M-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

                  "Repurchase Price": With respect to any Mortgage Loan to be repurchased pursuant to Section 2.03(d), 2.03(e) or 9.01, or any Specially Serviced Mortgage Loan or any REO Mortgage Loan to be sold or repurchased pursuant to Section 3.18, an amount, calculated by the Servicer, equal to:

                   (i) the outstanding principal balance of such Mortgage Loan as of the Due Date as to which a payment was last made by the Borrower (less any outstanding P&I Advances previously made on account of principal); plus

                  (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less any outstanding P&I Advances previously made on account of interest); plus

                 (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed Servicing Compensation (with interest thereon) and Special Servicing Compensation relating to such Mortgage Loan (with interest thereon); plus

                  (iv) in the event that the Mortgage Loan is required to be repurchased pursuant to Sections 2.03(d) or 2.03(e), any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation; plus
                                                  ----

                   (v) with respect to each Mortgage Loan that is a Premium Loan, any unearned Premium or other amount that would have been due from the related Borrower if such Premium Loan were prepaid.

                  "Repurchase Price Return of Premium Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(e), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Repurchase Price Return of Premium Distribution Account" and which must be an Eligible Account. The Repurchase Price Return of Premium Distribution Account shall not be an asset of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

                  "Repurchase Return of Premium Amount": With respect to any Mortgage Loan required to be repurchased pursuant to Section 2.03(d), 2.03(e), 3.18(a) or 9.01, the Return of Premium Amount described in clause (v) of the definition of Repurchase Price.

                  "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

                  "Reserve Accounts": With respect to any Mortgage Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account may be a sub-account of a related Cash Collateral Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Account, if applicable, or the Collection Account or for the purposes set forth under the related Mortgage Loan.

                  "Residual Interest": Any Class R or Class LR Certificate or any Loan REMIC Residual Interest.

                  "Residual Value Policy": With respect to the credit leases related to each of the Credit Lease Loans, the related insurance policy insuring against the diminution in value of the related Mortgaged Properties.

                  "Responsible Officer": Any officer of the Asset-Backed Securities Trust Services Group of the Trustee or the Fiscal Agent (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Servicer by the Trustee and the Fiscal Agent, as such list may from time to time be amended.

                  "Restricted Certificate":  As defined in Section 5.02(k).

                  "Return of Premium Amount": In the event of a prepayment or repurchase of a Premium Loan, any amount paid that is (or would have been had the Mortgage Loan been repaid rather than repurchased) applied by the Servicer (in accordance with Section 3.28(d) hereof) to the unamortized portion of the Premium, which will constitute the Repurchase Return of Premium Amount.

                  "Revised Mortgage Rate": With respect to the ARD Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each ARD Loan, as calculated and as set forth in the related ARD Loan and the Mortgage Loan Schedule.

                  "Rule 144A":  Rule 144A under the Act.

                  "Rule 144A Global Certificate": Each of the Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2 and Class X Certificates issued as such on or subsequent to the Closing Date.

                  "S&P": Standard & Poor's Rating Services, a Division of the McGraw-Hill Companies, or its successor in interest.

                  "Securities Legend": With respect to each Residual Certificate or any Individual Certificate, the legend set forth in, and substantially in the form of, Exhibit G hereto.

                  "Sequential Certificates": The Classes of Certificates other than the Class X, Class R and Class LR Certificates.

                  "Servicer": First Union National Bank, a national banking association, or any successor Servicer appointed as herein provided.

                  "Servicer Event of Default":  As defined in Section 7.01(a).

                  "Servicer Fee Amount": With respect to each sub-servicer and any date of determination, the aggregate of the products of, for each Mortgage Loan serviced by such sub-servicer, (a) the principal balance of such Mortgage Loan serviced as of the end of the immediately preceding Collection Period multiplied by (b) the sub-servicing fee rate specified in the related sub-servicing agreement for such Mortgage Loan. With respect to the Servicer and any date of determination, the aggregate of the products of, for each Mortgage Loan, (a) the principal balance of such Mortgage Loan as of the end of the immediately preceding Collection Period multiplied by (b) the difference between the Servicing Fee Rate for such Mortgage Loan and the sub-servicing fee rate (if any) applicable to such Mortgage Loan as specified in the related sub-servicing agreement related to such Mortgage Loan.

                  "Servicer Prepayment Interest Shortfall": With respect to any Distribution Date, the aggregate amount of Prepayment Interest Shortfalls incurred as a result of Principal Prepayments on the Mortgage Loans (other than Mortgage Loans with terms that permit prepayments on a date other than a Due Date and other than Specially Serviced Mortgage Loans) less any Prepayment Interest Excesses during the related Collection Period; provided, however, that the aggregate amount of the Servicer Prepayment Interest Shortfall with respect to any Collection Period shall not exceed the aggregate amount of Servicing Fees attributable to all the Mortgage Loans for such Collection Period and the investment income accruing on the related Principal Prepayments with respect to such Collection Period.

                  "Servicer    Remittance    Date":    With   respect   to   any
Distribution Date, the Business Day preceding such Distribution Date.

                  "Servicer Remittance Report": A report prepared by the Servicer and/or the Special Servicer in such media as may be agreed upon by the Servicer, the Special Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02, including information on the outstanding principal balances of each Mortgage Loan specified therein, and containing such additional information as the Servicer, the Special Servicer and the Trustee may from time to time agree.

                  "Servicing Compensation": With respect to any Distribution Date, the related Servicing Fee and any other fees, charges or other amounts payable to the Servicer on such Distribution Date.

                  "Servicing Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount equal to the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan (which amount does not include any balance on any Other Mortgage Loans) as of the day immediately preceding such Distribution Date. The Servicing Fee shall be a portion of the Administrative Fee.

                  "Servicing Fee Rate":  A rate equal to 0.050% per annum.

                  "Servicing Officer": Any officer or employee of the Servicer, or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer or employee to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Servicer, or the Special Servicer, as applicable, as such list may from time to time be amended.

                  "Servicing Standard": With respect to the Servicer or the Special Servicer shall mean the servicing of the Mortgage Loans and, if applicable, administering any REO Property by the Servicer or the Special
Servicer, subject to the servicing by Other Servicers and Other Special Servicers of Other Mortgage Loans, solely in the best interests of and for the benefit of all of the Certificateholders and, in the case of each Lead Lender Split Note, in the best interests of and for the benefit of the holder of the Other Note or Other Notes as well (as determined by the Servicer or the Special Servicer in the exercise of its reasonable judgment), and in accordance with applicable law, the specific terms of the respective Mortgage Loans, this Agreement, to the extent expressly applicable, and, in the case of each Split Note, the related Co-Lender Agreement, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (i) services and administers similar mortgage loans comparable to the Mortgage Loans (and, in the case of the Special Servicer, real properties comparable to the REO Properties) and held for other similar third-party portfolios, giving due consideration to customary and usual standards and practices of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of the recovery on such Mortgage Loans (and, if applicable, REO Properties) on a net present value basis or (ii) administers mortgage loans (and, in the case of the Special Servicer, real properties comparable to the REO Properties) for its own account, whichever standard is higher, but without regard to:

                   (i) any known relationship that the Servicer, the Special Servicer, or any Affiliate of the Servicer or the Special Servicer may have with any Borrower or any other parties to this Agreement;

                  (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any Affiliate of the Servicer or the Special Servicer, as applicable;

                 (iii)     the  Servicer's  obligation to make  Advances,  or to
                           incur   servicing   expenses   with  respect  to  the
                           Mortgage Loans;

                  (iv) the Servicer's or the Special Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

                   (v) the ownership, or servicing or management for others, by the Servicer or the Special Servicer, of any other mortgage loans or properties (other than the Other Mortgage Loans).

                  "Similar Law":  As defined in Section 5.02(k) hereof.

                  "Special Servicer": Lennar Partners, Inc., a Florida corporation, or its successor in interest, or any successor Special Servicer appointed as provided in Section 3.25. In the event that at any time the Servicer is also the Special Servicer hereunder, and the Servicer is terminated or resigns as the Servicer hereunder, the Servicer shall be terminated as the Special Servicer hereunder.

                  "Special Servicer Event of Default": As defined in Section 7.01(b).

                  "Special  Servicer's  Appraisal  Reduction  Amount  Estimate":
As defined in the definition of Appraisal Reduction Amount.

                  "Special Servicing Compensation": With respect to any Mortgage Loan, any of (i) the Special Servicing Fee, (ii) the Work Out Fee, (iii) the Liquidation Fee and (iv) all other amounts due to the Special Servicer pursuant to Section 3.12(a) and Section 3.12(b)(iii).

                  "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan (other than a Mortgage Loan represented by a Co-Lender Split Note) and REO Mortgage Loan (other than a Mortgage Loan represented by a Co-Lender Split Note) and any Distribution Date, an amount equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and (ii) the Stated Principal Balance of such Specially Serviced Mortgage Loan or, if such Mortgage Loan is evidenced by a Lead Lender Split Note, the sum of the Stated Principal Balance of such Mortgage Loan and the stated principal balance of the related Other Mortgage Loan, in each case as of the day immediately prior to such Distribution Date provided, however that if a Mortgage Loan is a Specially Serviced Mortgage Loan or an REO Mortgage Loan for a portion, but not all, of the related Interest Accrual Period with respect to such Distribution Date, then the Special Servicing Fee shall be equal to (i) the product of (A) the actual number of days in such Interest Accrual Period during which such Mortgage Loan is a Specially Serviced Mortgage Loan or an REO Mortgage Loan, as the case may be, (B) the Special Servicing Fee Rate and the (C) the Stated Principal Balance of such Mortgage Loan or, if such Mortgage Loan is evidenced by a Lead Lender Split Note, the sum of the Stated Principal Balance of such Mortgage Loan and the stated principal balance of the related Other Mortgage Loan, in each case immediately prior to the related Distribution Date, divided by (ii) 360. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan which is evidenced by a Lead Lender Split Note shall be paid from the Collection Account and the Special Servicing Fee with respect to any related Other Mortgage Loan shall be payable under the related Co-Lender Agreement (which amount may be netted against amounts payable to the holder of the Other Note).

                  "Special Servicing Fee Rate": A rate equal to 0.25% per annum.

                  "Specially   Serviced  Mortgage  Loan":   Subject  to  Section
3.26, any Mortgage Loan with respect to which:

                  (i) the related Borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next Due Date);

                 (ii) the related Borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms;

                (iii) the Servicer has received notice that the Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

                 (iv) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan;

                  (v) a default (A) of which the Servicer has notice (other than a failure by the Borrower to pay principal or interest) and (B) which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days);

                 (vi) the Special Servicer proposes to commence foreclosure or other work out arrangements; or

                (vii) the related Borrower has failed to make a Balloon Payment as and when due, unless the Servicer reasonably believes (consistent with the Servicing Standard) that the Balloon Payment will be paid within 60 days of its Due Date;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

                   (a)     with respect to the circumstances described in clause
                           (i) above, when the Borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments (including pursuant to any work out of the Mortgage
                           Loan);

                   (b) with respect to the circumstances described in clauses (ii), (iii), (iv) and (vi) above, when such circumstances cease to exist in the good faith judgment of the Servicer; or

                  (c)      with respect to the circumstances described in clause
                           (v) and (vii) above, when such default is cured;

provided further, however, that at that time no circumstance identified in clauses (i) through (vii) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

                  "Split Loans": The ACCOR Credit Lease Loan and the other Mortgage Loans identified as Split Loans on the Mortgage Loan Schedule (Loan Numbers 2, 4, 5, 6, 19, 39, 41, 42, 102, 121, 122, and 123) on the Mortgage Loan
Schedule, as to which each such Mortgage Loan is actually a portion of a mortgage loan which is represented by two or more separate notes, the Split Note and the Other Note or Other Notes.

                  "Split Note": With respect to each Split Loan, the Note included in the Trust Fund.

                  "Startup   Day":  The  day  designated  as  such  pursuant  to
Section 2.06(a) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan, at any date of determination, an amount equal to (a) the principal balance as of the Cut-off Date of such Mortgage Loan (after application of all payments of principal due in respect thereof on or before the Cut-off Date, whether or not received), reduced (to not less than zero) by (b) the sum of (i) the principal portion of each Monthly Payment due and Assumed Scheduled Payment deemed due on such Mortgage Loan after the Cut-off Date to the extent received from the Borrower or advanced by the Servicer, Trustee or Fiscal Agent and distributed to Certificateholders or applied to any other payments (other than the reimbursement of the principal portion of P&I Advances) required under this Agreement on or prior to such date of determination, (ii) all voluntary and involuntary principal prepayments, the principal component of a Balloon Payment and also other unscheduled collections of principal received with respect to such Mortgage Loan to the extent received from the Borrower or otherwise collected and distributed to Certificateholders or applied to any other payments (other than the reimbursement of the principal portion of P&I Advances) required under this Agreement on or prior to such date of determination and (iii) any principal forgiven by the Special Servicer and other principal losses realized with respect to such Mortgage Loan as of the end of the Collection Period for the most recent Distribution Date coinciding with or preceding such date of determination. The Stated Principal Balance of any REO Mortgage Loan as of any date of determination is equal to the Stated Principal Balance thereof outstanding on the date on which such title is acquired, reduced (to not less than zero) by the sum of (i) the principal portion of any P&I Advances made in respect of such REO Mortgage Loan and distributed to Certificateholders on or before such date and (ii) any Net REO Proceeds received and allocated to principal on such REO Mortgage Loan to the extent distributed to Certificateholders or applied to any other payments (other than the reimbursement of the principal portion of P&I Advances) required under this Agreement on or prior to such date of determination. The Stated Principal Balance of a Specially Serviced Mortgage Loan or REO Mortgage Loan with respect to which the Servicer or Special Servicer has made a Final Recovery Determination during any Collection Period is zero commencing as of the Distribution Date that corresponds to such Collection Period.

                  "Tax Returns": The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed separately on behalf of each Loan REMIC, the Upper-Tier REMIC and Lower-Tier REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Terminated Party":  As defined in Section 7.01(c).

                  "Terminating Party":  As defined in Section 7.01(c).

                  "Termination   Date":  The  Distribution  Date  on  which  the
Trust Fund is terminated pursuant to Section 9.01.

                  "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

                  "Transferee Affidavit":  As defined in Section 5.02(l)(ii).

                  "Transferor Letter":  As defined in Section 5.02(l)(ii).

                  "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date (other than interest accrued prior to the Cut-off Date); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and the Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing.

                  "Trust-Indemnified Party":  As defined in Section 8.05(d).

                  "Trust  REMICs":  The  Lower-Tier  REMIC  and  the  Upper-Tier
REMIC.

                  "Trustee": LaSalle National Bank, a nationally chartered bank, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount equal to the product of (i) one-twelfth of the Trustee Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the day immediately prior to the related Distribution Date.

                  "Trustee Fee Rate": A rate equal to 0.002% per annum, which constitutes part of the Administrative Fee Rate.

                  "Underwriters": Goldman, Sachs & Co., Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Nomura Securities International, Inc.

                  "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of any Mortgage Loan that is repurchased or purchased pursuant to Sections 2.03(d), 2.03(e) or 9.01, and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Servicer, but excluding Prepayment Premiums, during such Collection Period.

                  "Updated Appraisal": An appraisal of a Mortgaged Property or REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-off Date by an appraiser selected by the Special Servicer (or, the Servicer, with respect to appraisals performed in connection with processing an assumption or making its determination of a Nonrecoverable Advance) and who is an MAI, the costs of which shall be paid as a Property Advance by the Servicer.

                  "Upper-Tier Distribution Account": The trust account or accounts (i) created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(c), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Upper-Tier Distribution Account" and which must be an Eligible Account or (ii) maintained as a subaccount of the Distribution Account pursuant to Section 3.06(c).

                  "Upper-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

                  "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations), created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                  "Value City Credit Lease Loan": The Mortgage Loan secured by, among other things, a Mortgaged Property subject to a Credit Lease having Value City Department Stores, Inc., as credit tenant, and identified as Loan Number 60 on the Mortgage Loan Schedule.

                  "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) 0%, in the case of the Class R and Class LR Certificates, (b) 1% in the case of the Class X Certificates; (c) in the case of any of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests, except that any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, any Borrower, the Trustee, a Manager, or any of their respective Affiliates will be deemed not to be outstanding for voting purposes; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to this Agreement, any Certificate beneficially owned by the Servicer or Special Servicer or an Affiliate thereof will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer, Special Servicer or otherwise benefit such entity or an Affiliate (other than solely in its capacity as Certificateholder); and provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificate beneficially owned by the Servicer or an Affiliate will be deemed not to be outstanding. The Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed outstanding for purposes of identifying the Directing Holders. The Voting Rights of each Class of Certificates will be deemed to be reduced on any day on which an Appraisal Reduction Amount is allocated to such Class pursuant to Section 4.01(h). The Fixed Voting Rights Percentage of the Class X Certificates shall be proportionally reduced upon the allocation of Appraisal Reduction Amounts with respect to any component of such Classes based on the amount of such reduction.

                  "Watch List": A report substantially containing the content described in Exhibit M-6 attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

                  "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the fraction
(expressed as a percentage), the numerator of which is the sum of the products obtained by multiplying for each Mortgage Loan, (i) the Net Mortgage Pass-Through Rate for such Mortgage Loan and (ii) the Stated Principal Balance of such Mortgage Loan as of the day immediately preceding such Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans immediately preceding such Distribution Date.

                  "Weighted Average Pass-Through Rate": With respect to any Distribution Date, a fraction (expressed as a percentage), the numerator of which is the sum of the products obtained by multiplying, with respect to each Class of Sequential Certificates, (i) the Pass-Through Rate for such Class and
(ii) the Certificate Balance of such Class as of the first day of the related Interest Accrual Period, and the denominator of which is the sum of the Certificate Balances of the Classes of Sequential Certificates as of the first day of such Interest Accrual Period (provided, in each case, any reductions in Certificate Balance as a result of distributions or allocations of Realized Losses to such Class occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period).

                  "Withheld Amounts":  As defined in Section 3.27(a).

                  "Work Out Fee":  As defined in Section 3.12(b)(i).

                  SECTION 1.02.             Certain Calculations

                  Unless otherwise specified herein, the following provisions shall apply:

                  (a) All calculations of interest with respect to the Mortgage Loans (other than the Actual/360 Mortgage Loans) and of Advances (other than with respect to Actual/360 Mortgage Loans) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest and of Advances, in each case, with respect to the Actual/360 Mortgage Loans, provided for herein shall be made as set forth in such Mortgage Loans with respect to the calculation of the related Mortgage Rate.

                  (b) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                  (c) Any amounts received in respect of a Mortgage Loan as to which a default has occurred and is continuing in excess of Monthly Payments shall be applied to Default Interest and other amounts due on such Mortgage Loan prior to the application to late fees.

                  SECTION 1.03.  Certain Constructions.

                  For purposes of Sections 3.25 and 3.29, references to the most or next most subordinate Class of Certificates (or Lower-Tier Regular Interests) outstanding at any time shall mean the most or next most subordinate Class of Certificates (or Lower-Tier Regular Interests) then outstanding as among the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates (and the Classes of Related Lower-Tier Regular Interests). For such purposes, the Class M-1 and Class M-2 Certificates (and the Classes of Related Lower-Tier Regular Interests) together shall be considered to be one Class and the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (and the Classes of Related Lower-Tier Regular Interests) collectively shall be considered to be one Class. For purposes of this Agreement, (i) each Class of Sequential Certificates shall be deemed to be outstanding only to the extent its respective Certificate Balance has not been reduced to zero (or, in the case of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and M-2 Certificates, if longer, shall be deemed outstanding so long as there are any Notes outstanding that provide for the payment of Excess Interest), (ii) the Class R and Class LR Certificates shall be deemed to be outstanding so long as the Trust Fund has not been terminated pursuant to Section 9.01 and (iii) the Class X Certificates shall be deemed to be outstanding until the Class X Notional Balance has been reduced to zero.

                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. Conveyance of Mortgage Loans and Loan REMIC Regular Interests; Assignment of Mortgage Loan Purchase and Sale Agreements.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and all Reserve Accounts, Lock-Box Accounts, Cash Collateral Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date. In connection with such transfer and assignment, the Depositor shall make a cash deposit to the Collection Account in an amount equal to the Cash Deposit. The Depositor, concurrently with execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase and Sale Agreements and, in, to and under the Bloomfield Purchase Agreement as assignee of CCA's rights thereunder to the extent related to any Mortgage Loan. Each of the Servicer, the Special Servicer and the Trustee shall notify the responsible Mortgage Loan Seller and the Depositor upon such party's becoming aware of any breach of the representations and warranties contained in this Agreement or the Mortgage Loan Purchase and Sale Agreement that gives rise to a cure or repurchase obligation; provided, that the failure of the Servicer, the Special Servicer or Trustee to give such notification shall not constitute a waiver of any cure or repurchase obligation. The Depositor shall cause the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts to be transferred to and held in the name of the Servicer , on behalf of the Trustee as successor to the Mortgage Loan Sellers and the Originators.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian (on behalf of the Trustee), with copies to the Servicer (and the Servicer will provide copies to Special Servicer (in a mutually agreed upon format) upon request, at the expense of the Depositor, and, if not paid by the Depositor within 30 days of request, such expense shall constitute a Property Advance hereunder), the following documents or instruments with respect to each Mortgage Loan so assigned:

                   (i) the original of the Note, endorsed without recourse to the order of the Trustee in the following form:
                           "Pay to the order of LaSalle National Bank, as Trustee, without recourse," or in blank, which Note and all endorsements thereon shall, unless the Mortgage Loan was originated by the Mortgage Loan
                           Seller (as indicated on the Mortgage Loan Schedule), show a complete chain of endorsement from the Originator to the Trustee;

                  (ii) the original recorded Mortgage or counterpart thereof showing the Originator as mortgagee or, if any such original Mortgage has not been returned from the applicable public recording office, a copy thereof certified to be a true and complete copy of the original thereof submitted for recording;

                 (iii) an executed Assignment of Mortgage in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located to "LaSalle National Bank, as Trustee, without recourse" and any intervening assignments, if necessary, showing an unbroken chain of assignments from the Originator to the Trustee or in blank;

                  (iv) if the related security agreement is separate from the Mortgage, the original executed version or counterpart thereof of such security agreement and the assignment thereof to Trustee and any intervening assignments, if necessary, showing an unbroken chain of assignments from the Originator to the Trustee or in blank;

                   (v) a copy of the UCC-1 financing statement, together with an original executed UCC-2 or UCC-3 financing statement, in a form suitable for filing, disclosing the assignment to the Trustee of the security interest in the personal property (if any) constituting security for repayment of the Mortgage Loan;

                  (vi) the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

                 (vii) the original lender's title insurance policy (or the original pro forma title insurance policy), together with any endorsements thereto, or marked commitments to insure;

                (viii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, the original executed version or counterpart thereof, together with an executed reassignment of such instrument to the Trustee (a "Reassignment of Assignment of Leases, Rents and Profits") in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located (which reassignment, however, may be included in the Assignment of Mortgage and need not be a separate instrument) and any intervening assignments, if necessary, showing an unbroken chain of assignments from the Originator to the Trustee or in blank;

                  (ix)     copies  of  the  original   engineering  reports  and
                           Environmental Reports of the Mortgaged Properties made in connection with origination of the Mortgage Loans, if any;

                   (x) copies of the original Management Agreements, if any, for the Mortgaged Property;

                  (xi) a copy of the related ground lease, as amended, for the Mortgaged Property, if any;

                 (xii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

                (xiii) if any related Lock-Box Agreement or Cash Collateral Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral
                           Accounts   and   Lock-Box   Accounts  and  all  funds
                           contained therein (and UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders) along with any intervening UCC-3 assignments showing an unbroken chain of assignments from the Originator to the Trustee;

                 (xiv)     any   and   all   amendments,    modifications    and
                           supplements to, and waivers related to, any of the foregoing;

                  (xv)     with  respect  to  the  Split   Loans,   the  related
                           Co-Lender Agreement;

                 (xvi) with respect to the Credit Lease Loans, the original of any Residual Value Policy, the related credit tenant lease and tenant estoppels, and any guaranty of the credit lease; and

                (xvii)     any other written  agreements related to the Mortgage
                           Loan.

                  With respect to any Split Loans for which the Trustee is the Co-Lender, the preceding document delivery requirements will be met by the delivery of copies of any mortgage loan documents required to be delivered to the Lead Lender.

                  On or promptly following the Closing Date, the Trustee shall, to the extent possession of recorded copies of each Mortgage and the documents described in Sections 2.01(a)(iv), (v), (viii), (xii), (xiii) and (xiv) have been delivered to it, at the expense of the Depositor, (1) prepare and record
(a) each Assignment of Mortgage referred to in Section 2.01(a)(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(a)(viii) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) prepare and file each UCC-2 or UCC-3 financing statement referred to in Section 2.01(a)(v) or (xiii) which has not yet been submitted for filing. The Trustee shall upon delivery promptly prepare and submit (and in no event later than 30 Business Days following the receipt of the related documents in the case of clause 1(a) above and 60 days following the receipt of the applicable documents in the case of clauses 1(b) and 2 above) for recording or filing, as the case may be, in the appropriate public recording office, each such document. In the event that any such document is lost or returned unrecorded because of a defect therein, the Trustee, at the expense of the Depositor, shall use its best efforts to promptly prepare a substitute document for signature by the Depositor or the related Mortgage Loan Seller, as applicable, and thereafter the Trustee shall cause each such document to be duly recorded. The Trustee shall promptly upon receipt of the original recorded copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof. If a pro forma title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy, the Depositor will promptly deliver to the Custodian the related original title insurance policy upon receipt thereof. The Depositor shall promptly cause the UCC-1's referred to in Section 2.01(a)(v) to be filed in the applicable public recording office and upon filing will promptly deliver to the Custodian the related UCC-1, with evidence of filing thereon. The Depositor shall reimburse the Trustee for all out-of-pocket expenses incurred and filing fees paid by the Trustee in connection with its obligations under this paragraph. Copies of recorded or filed Assignments, Reassignments, UCC-1's and UCC-3's shall be delivered to the Trustee by the Depositor or Servicer, as applicable.

                  All original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Depositor, the Trustee or the Servicer, as the case may be, in trust for the benefit of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.

                  (b) Each of the Split Loans is secured by a Mortgaged Property which serves as security for the Split Note and the related Other Note. The Other Note or Other Notes are included in trust funds (the "Other Trust Funds") created in connection with issuance of separate series of commercial mortgage pass-through certificates. Each Split Note is a pari passu note with the related Other Note, and each is entitled to payments made by the respective Borrower and other amounts received in respect of the related Mortgaged Property pro rata on the basis of amounts owing under the Split Note and the Other Note.

                  (c) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in, to and under the Loan
REMIC Regular Interests and the Loan REMIC Declarations. The Trustee shall administer each of the Loan REMICs in accordance with Section 4.04(b) hereof.

                  SECTION 2.02.   Acceptance by Custodian and the Trustee.

                  If the Depositor cannot deliver any original or certified recorded document described in Section 2.01 on the Closing Date, the Depositor shall use its best efforts, promptly upon receipt thereof and in any case not later than 45 days from the Closing Date, to deliver such original or certified recorded documents to the Custodian (unless the Depositor is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Custodian and the Trustee in writing of such delay and shall deliver such documents to the Custodian promptly upon the Depositor's receipt thereof). By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. With the exception of any Notes listed by the Trustee on an exception report and delivered to the Depositor on the Closing Date, the Trustee hereby acknowledges the receipt of the Notes. The Trustee agrees to review each Mortgage File within 60 days after the later of (a) the Trustee's receipt of such Mortgage File or (b) execution and delivery of this Agreement, to ascertain that all documents (other than documents referred to in clause (ix) of Section 2.01(a) which shall be delivered to the Servicer) referred to in
Section 2.01 above (in the case of the documents referred to in Section 2.01(a)(iv), (v), (vi), (vii) (in the case of any endorsement thereto), (viii),
(x) through (xiv), (xvi) and (xvii), as identified to it in writing by the Depositor) and any original recorded documents referred to in the first sentence of this Section included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee shall promptly so notify the Depositor and the related Mortgage Loan Seller by providing a written report, setting forth for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. The Depositor shall, or shall cause the applicable Mortgage Loan Seller to, deliver an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form has a material adverse effect on the security provided by the related Mortgaged Property, the Depositor shall, or shall cause the responsible Mortgage Loan Seller, or, in the event CCA shall fail to act, shall cause NHA to repurchase the related Mortgage Loan in the manner provided in Section 2.03. None of the Servicer, the Special Servicer and the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document.

                  In reviewing any Mortgage File pursuant to the preceding paragraph or Section 2.01, the Servicer shall have no responsibility to cause the Trustee to, and the Trustee will have no responsibility to, determine whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, for the Trustee to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

                  The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in Section 9-105(i) of the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Illinois, as applicable, unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

                  SECTION 2.03. Representations, Warranties and Covenants of the Depositor.

                  (a)      The Depositor hereby represents and warrants that:

                   (i)     The  Depositor  is  a  corporation   duly  organized,
                           validly existing and in good standing under the laws of the State of Delaware;

                  (ii)     The  Depositor  has  taken  all  necessary  action to
                           authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this
                           Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                 (iii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by
                           bankruptcy,        insolvency,        reorganization,
                           liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement. The Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

                   (v) The certificate of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

                           (A) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (I) loans secured by first or second mortgages, deeds of trust or similar liens on residential, including single-family and multi-family, commercial or mixed commercial and residential properties, shares issued by private non-profit housing corporations, or manufactured housing contracts, (II) any participation interest in, security (in bond or pass-through form) or funding agreement based on, backed or collateralized by, directly or indirectly, any of the foregoing (the loans described in clause (A)(I) and the participation interests, securities and funding agreements described in clause (A)(II), collectively, "Mortgage Loans"), (III) receivables and loan obligations, whether secured  or  unsecured,  including,  but not
                                    limited  to,  retail  automotive,  truck  or
                                    manufactured    housing   installment   sale
                                    contracts or loans or  automotive,  truck or
                                    manufactured  housing  leases,  consumer  or
                                    commercial  loans  or  leases,  credit  card
                                    accounts,  accounts  receivable,   corporate
                                    receivables,    trade   receivables,   trade
                                    bills,   boat   and   recreational   vehicle
                                    loans,  computer  or other  equipment  loans
                                    or  leases,  mobile  home  loans  and  pads,
                                    construction  equipment,  dealer  and  floor
                                    plan  financing   notes,   insurance  policy
                                    loans,     medical     and    health    care
                                    receivables,     municipal     and     other
                                    governmental   leases,    short-term   notes
                                    secured  by a lien  on a small  business  or
                                    all or  part of its  assets,  and  loans  to
                                    lesser-developed     countries,     (IV) any
                                    participation   interest  in,  security  (in
                                    bond  or   pass-through   form)  or  funding
                                    agreement     based     on,     backed    or
                                    collateralized  by,  directly or indirectly,
                                    any of the foregoing  (the  receivables  and
                                    loans  described in clause  (A)(III) and the
                                    participation   interests,   securities  and
                                    funding   agreements   described  in  clause
                                    (A)(IV), collectively, "Receivables");

                           (B) to authorize and issue one or more series (each, a "Pass-Through Series") of pass-through securities ("Certificates")
                                    pursuant    to   pooling    and    servicing
                                    agreements  (each, a "Pooling and Servicing
                                    Agreement"),   each  of  which  Pass-Through
                                    Series   (I)    represents    an   ownership
                                    interest in Mortgage  Loans or  Receivables,
                                    related   property  and/or   collections  in
                                    respect  thereof and (II) may be  structured
                                    to   contain   one  or   more   classes   of
                                    Certificates,    each   class   having   the
                                    characteristics  specified  in  the  related
                                    Pooling  and  Servicing  Agreement,  and  to
                                    acquire,    own,   hold,   sell,   transfer,
                                    assign,  pledge,  finance or  refinance  one
                                    or   more   Certificates   or   classes   of
                                    Certificates of any Pass-Through Series;

                           (C) to establish one or more trusts ("Trusts") to issue, acquire, own, and hold one or more series (each, a "Bond Series") of
                                    debt  obligations  ("Bonds"),   each  issued
                                    pursuant  to  an  indenture   ("Indenture"),
                                    each   of   which   bond   series   (I)   is
                                    collateralized     by    Mortgage     Loans,
                                    receivables     and     any     supplemental
                                    collateral (the  "Supplemental  Collateral";
                                    Mortgage     Loans,      Receivables     and
                                    Supplemental Collateral,  collectively,  the
                                    "Collateral")    and/or   related   property
                                    and/or  collections  in respect  thereof and
                                    (II) may be  structured  to  contain  one or
                                    more  classes of Bonds,  each  class  having
                                    the   characteristics   specified   in   the
                                    related  Indenture,  and  to  acquire,  own,
                                    hold,  sell,   transfer,   assign,   pledge,
                                    finance  or  refinance  one or more Bonds or
                                    classes   of  Bonds  of  any  Bond   Series;
                                    provided,  however,  that  the  Bonds of any
                                    Bond  Series  have been  rated in one of the
                                    two  highest  rating  categories  by  one or
                                    more   nationally   recognized   statistical
                                    rating  agencies  and,   provided   further,
                                    that  the  Bonds of any  Bond  Series  other
                                    than the  initial  Bond  Series  issued by a
                                    Trust  have  been  rated  in the  same  or a
                                    higher  rating  category  by the  nationally
                                    recognized   statistical  rating  agency  or
                                    agencies   that  rated  the   initial   Bond
                                    Series issued by such Trust;

                           (D) to issue, acquire, assume, own, hold, sell, transfer, assign, pledge and finance indebtedness that (I) is subordinated to
                                    the  Bonds;   (II)  is  nonrecourse  to  the
                                    Depositor  and the related  Trust other than
                                    to cash flow on the  Collateral  securing  a
                                    Bond Series  issued by the related  Trust in
                                    excess of amounts  necessary  to pay holders
                                    of  Bonds   ("Bondholders")   of  such  Bond
                                    Series;  (III) does not  constitute  a claim
                                    against  the  Depositor  to the extent  that
                                    funds   are   insufficient   to   pay   such
                                    indebtedness;  and (IV)  does not  result in
                                    a reduction,  withdrawal  or  qualifying  of
                                    the rating or ratings  then  assigned to the
                                    Bonds  of  any  Bond  Series  issued  by the
                                    Trust     issuing     such      subordinated
                                    indebtedness,  as  confirmed  in  writing by
                                    the   nationally   recognized    statistical
                                    rating  agency or agencies  rating such Bond
                                    Series;

                           (E) (I) to establish one or more Trusts to engage in any one or more of the activities described in (A) and (D) above, each of which Trusts and any Trust formed to engage in one or more of the activities described in (C) above may deliver to the
                                    Depositor      Certificates     ("Trust
                                    Certificates")  representing  the  ownership
                                    interest in the assets of such  Trust,  (II)
                                    to  acquire,   own,  hold,  sell,  transfer,
                                    assign,   pledge,   finance,  and  otherwise
                                    deal   with   any  or   all  of  the   Trust
                                    Certificates    in   any   Trust   that   it
                                    establishes and (III) to act as settlor or depositor of such Trusts and to invest in or sell Trust Certificates; and

                           (F) to engage in any other acts and activities and to exercise any powers permitted to corporations under the laws of the State of Delaware which are incidental to, or connected with, the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing;

                  (vi) The certificate of incorporation further provides that the Depositor:

                           (A) will (1) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its affiliates and any other person or entity and (2) will not permit any affiliate or any other person or entity independent access to its bank accounts;

                           (B) will not commingle the funds and other assets of the Depositor with those of any affiliate, any guarantor of any of the obligations of the Depositor (each, a "Guarantor"), or any affiliate of any Guarantor, or any other person or entity;

                           (C) shall conduct its own business and hold all of its assets in its own name;

                           (D) shall remain solvent and pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due;

                           (E) shall do all things necessary to observe corporate and other organizational formalities and preserve its existence as a single-purpose, bankruptcy-remote entity in accordance with the standards of the statistical rating organizations providing ratings on any Certificates, as such standards are in effect on the date of issuance of such Certificates;

                           (F) shall enter into transactions with affiliates only if each such transaction is commercially reasonable and on substantially similar terms as a transaction  that would be  entered  into on
                                    an  arm's  length  basis  with a  person  or
                                    entity   other  than  an  affiliate  of  the
                                    Depositor;

                           (G) shall compensate each of its consultants and agents from its own funds for services provided to it;

                           (H) shall not guarantee, become obligated for, or hold itself or its credit out to be responsible for, or available to satisfy, the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person or entity;

                           (I) shall not (1) acquire obligations or securities of any affiliate or any of the stockholders of the Depositor or (2) buy or hold any evidence of indebtedness issued by any other person or entity, other than cash, investment-grade securities, Receivables and notes evidencing the indebtedness of a borrower under the related Loan;

                           (J) will allocate fairly and reasonably and pay from its own funds the cost of (1) any overhead expenses (including the cost of any office space) shared with any affiliate of the Depositor and (2) any services (such as asset management, legal and accounting) that are provided jointly to the Depositor and one or more of its affiliates;

                           (K) will maintain and utilize separate stationery and invoices bearing its own name and allocate separate office space (which may be a separately identified area in office space shared with one or more affiliates) and maintain a separate sign in the office directory of the building in which the Depositor maintains its principal place of business;

                           (L) shall not make any loans or advances to, or pledge its assets for the benefit of, any other person or entity, including, without limitation, any affiliate, Guarantor or any affiliate of any Guarantor;

                           (M) will be, and at times will hold itself out to the public as, a legal entity separate and distinct from any other person or entity;

                           (N) shall not identify itself or any of its affiliates as a division or part of any other person or entity;

                           (O) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                           (P) shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its
                                    individual   assets   from   those   of  any
                                    affiliate, any Guarantor, or any affiliate of any Guarantor, or any other person or entity;

                           (Q) shall not incur any indebtedness, other than indebtedness incurred in the ordinary course of the Depositor's business, or grant a security interest of any nature whatsoever in the Depositor's assets, other than pursuant to, or as set forth in, any documents relating to the issuance of the Certificates or Bonds; and

                           (R) shall not (1) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the properties or assets of the Depositor other than the transfer of Mortgage Loans or Receivables to a trust in connection with the issuance of Certificates or Bonds or in connection with a sale of Receivables, Mortgage Loans or other securities in the ordinary course of the Depositor's business, (2) merge or consolidate with or into any other business entity, (3) dissolve, wind up or liquidate or take any act or omission as a result of which the Depositor would be
                                    dissolved,   wound  up  or  liquidated,   in
                                    whole  or  in  part,   (4)   engage  in  any
                                    business  activity not  described in Article
                                    III   hereof,   or   (5)   amend,    modify,
                                    terminate  or  waive  the   Certificate   of
                                    Incorporation  or by-laws  of the  Depositor
                                    unless,   with  respect  to  the   foregoing
                                    clauses  (1)  through  (5),  the   Depositor
                                    shall  have  received  written  confirmation
                                    from   each   of  the   statistical   rating
                                    organizations   providing   ratings  on  any
                                    Certificates   or   Bonds  on  the  date  of
                                    issuance  of  such   Certificates  or  Bonds
                                    that such  action,  in and of  itself,  will
                                    not   cause    such    statistical    rating
                                    organization   to  qualify,   downgrade   or
                                    withdraw any of its then-current rating for any Certificate or Bond.

                  Capitalized terms defined in clauses (v) and (vi) shall apply only to clauses (v) and (vi).

                 (vii) There is no action, suit or proceeding pending against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement; and

                (viii) The Trustee, if not the owner of the related Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Mortgage Loans and any proceeds thereof.

                  (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan that:

                   (i) Immediately prior to the transfer and assignment to the Trustee: (a) the Note and the Mortgage were not subject to an assignment or pledge, and (b) the Depositor had good title to, and was the sole owner of, the Mortgage Loan and had full right to transfer and sell the Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                  (ii) The Depositor is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

                 (iii) The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trustee, and any related Reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment from the Depositor to the Trustee;

                  (iv) No claims have been made by the Depositor under the lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                   (v) All of the representations and warranties of the Mortgage Loan Sellers contained in the Mortgage Loan Purchase and Sale Agreements are true and correct as of the Cut-off Date;

                  (vi) (1) Such Mortgage Loan is directly secured by a Mortgage on Real Property, and (2) either (i) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in Real Property that, at the origination date, was the only security for the Mortgage Loan (in the case of a Mortgage Loan that has not been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (ii) the fair market value of such Real Property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or, if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that for purposes of this clause (ii) the fair market value of the Real Property interest must first be reduced by (A) the amount of any lien on the Real Property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) of this clause (ii) shall be made on an aggregate basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and
                           (b) of this clause (ii) shall be made on an aggregate basis);

                 (vii) The information set forth with respect to such Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects as of the dates respecting which such information is given, or if no date is specified, as of the Cut-off Date; and

                (viii) The acquisition of any Other Note by an Other Trust Fund will not result in a qualification, withdrawal or downgrade of any rating assigned to the Certificates.

                  (ix) With respect to each Other Mortgage Loan, the Other Servicer and Other Special Servicer are parties to pooling and servicing agreements, copies of which have previously been delivered to the Servicer.

                  (c) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Special Servicer and the Servicer.

                  (d) Upon discovery by the Custodian, the Servicer, the Special Servicer or the Trustee of a breach of the representation and warranty set forth in Section 2.03(b)(vi) or that any Mortgage Loan otherwise fails to constitute a Qualified Mortgage, such Person shall give prompt notice thereof to the related Mortgage Loan Seller, the Special Servicer and the Depositor, as soon as practical after its receipt of such notice, and the Depositor shall correct such condition or repurchase or cause (i) the responsible Mortgage Loan Seller or (ii) in the event CCA, as Mortgage Loan Seller shall fail to act, NHA, to repurchase such Mortgage Loan at the Repurchase Price within 90 days of discovery of such failure; it being understood and agreed that none of such Persons has an obligation to conduct any investigation with respect to such matters. It is understood and agreed that the obligations of the Depositor set forth in this Section 2.03(d) to cure or repurchase a Mortgage Loan which fails to constitute a Qualified Mortgage shall be the sole remedies available to the Trustee against the Depositor respecting a breach of a representation or warranty set forth in Section 2.03(b)(vi).

                  (e) Upon discovery by the Custodian, the Servicer, the Special Servicer or the Trustee of a breach of any representation or warranty of the Mortgage Loan Sellers in the Mortgage Loan Purchase and Sale Agreements with respect to any Mortgage Loan, or that any document required to be included in the Mortgage File does not conform to the requirements of Section 2.01, such Person shall give prompt notice thereof to the appropriate Mortgage Loan Seller, the Depositor and the Special Servicer, and such Mortgage Loan Seller shall, to the extent such Mortgage Loan Seller is obligated to cure or repurchase the related Mortgage Loan under the terms of the related Mortgage Loan Purchase and Sale Agreement, either cure such breach or repurchase said Mortgage Loan at the Repurchase Price within 90 days of the receipt of notice of the breach as provided in the related Mortgage Loan Purchase and Sale Agreement; it being understood and agreed that none of the Custodian, the Servicer, the Special Servicer, and the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Mortgage Files, to the extent provided in Section 2.01); provided, however, that in the event that such breach is capable of being cured as determined by the Servicer, or the Special Servicer, as applicable, but not within such 90 day period and the appropriate Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such breach within such 90 day period (other than a breach that is also a breach of Section 2.03(b)(vi) or 2.03(d)), the appropriate Mortgage Loan Seller shall have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90 day period the appropriate Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee, the Servicer and the Special Servicer setting forth the reason such breach is not capable of being cured within the initial 90 day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional 90 day period; and, provided, further, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan. Any out-of-pocket expenses incurred by the Servicer or Special Servicer pursuant to this Section 2.03(e), and which have not been previously reimbursed, and which in the good faith business judgment of the Servicer or Special Servicer would not be ultimately recoverable under clause (iv) of the definition of Repurchase Price shall otherwise be payable by the Mortgage Loan Seller (and if not paid by the Mortgage Loan Seller within 30 days of the request for payment by the Servicer, the cost thereof shall constitute a Property Advance).

                  (f) Upon receipt by the Servicer from the Depositor or appropriate Mortgage Loan Seller of the Repurchase Price for the repurchased Mortgage Loan, the Servicer shall deposit such amount in the Collection Account, and the Trustee, pursuant to Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this Section 2.03(f), release or cause to be released to the Depositor or the appropriate Mortgage Loan Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Servicer to vest in the Depositor or the appropriate Mortgage Loan Seller any Mortgage Loan released pursuant hereto, and any rights of the Depositor in, to and under the Mortgage Loan Purchase and Sale Agreement as it related to such Mortgage Loan that was initially transferred to the Trust Fund under Section 2.01, and if applicable any rights of CCA or Depositor in, to and under the related Bloomfield Purchase Agreement as it related to such Mortgage Loan that were initially transferred to the Trust Fund under Section 2.01, and the Trustee and the Servicer shall have no further responsibility with regard to such Mortgage File. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 2.03(f), and which have not been previously reimbursed, and which in the good faith business judgment of the Servicer would not be ultimately recoverable under clause (iv) of the definition of Repurchase Price shall otherwise be payable by the Mortgage Loan Seller (and if not paid by the Mortgage Loan Seller within 30 days of the request for payment by the Servicer, the cost thereof shall constitute a Property Advance).

                  (g) In the event that any Mortgage Loan Seller incurs any expense in connection with curing a breach of a representation or warranty pursuant to Section 2.03(e) which also constitutes a default under the related Mortgage Loan, such Mortgage Loan Seller shall have a right, subrogated to that of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower. The Servicer shall use reasonable efforts in recovering, or assisting such Mortgage Loan Seller in recovering, from the related Borrower the amount of any such expenses. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 2.03(g), and which have not been previously reimbursed, and which in the good faith business judgment of the Servicer would not be ultimately recoverable under clause (iv) of the definition of Repurchase Price shall otherwise be payable by the Mortgage Loan Seller (and if not paid by the Mortgage Loan Seller within 30 days of the request for payment by the Servicer, the cost thereof shall constitute a Property Advance).

                  (h) In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense.

                  (i) If for any reason any Mortgage Loan Seller or the Depositor fails to fulfill its obligations under this Section 2.03 with respect to any Mortgage Loan, the Servicer or Special Servicer, as applicable, shall use reasonable efforts in enforcing any obligation of the applicable Mortgage Loan Seller (or NHA on behalf of CCA, as Mortgage Loan Seller) to cure or repurchase such Mortgage Loan under the terms of the related Mortgage Loan Purchase and Sale Agreement. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 2.03(i), and which have not been previously reimbursed, and which in the good faith business judgment of the Servicer would not be ultimately recoverable under clause (iv) of the definition of Repurchase Price shall constitute a Property Advance hereunder.

                  (j) The Depositor additionally represents, warrants and covenants that:

                  (i) The Depositor will at all times maintain its valid corporate existence in good standing under the laws of the state of its incorporation. The Depositor has otherwise complied and will comply in all respects with the laws of the state of its incorporation, and with all other laws, federal, state, or otherwise, insofar as they are related to its separate corporate existence, and it will observe all requisite corporate formalities.

                  (ii) Although all directors and officers of the Depositor, except any director who is Independent, are directors, officers, or employees of CCA and/or Nomura Securities International, Inc. ("NSI"), such
                                                                     ---
                           persons have not directly received, and will not directly receive, any remuneration from the
                           Depositor for serving as directors or officers of the Depositor. The Depositor is charged and pays a fair estimate, adjusted every six months, of payroll and related expenses for work and services performed by the directors, officers, and employees of CCA or NSI for services performed as directors or officers of the Depositor. The officers and directors of the Depositor, when acting in such capacity, act in the best interests of the Depositor, consistent with their fiduciary duties as directors and officers of such corporation. The Depositor is not obligated to pay or distribute to
                           CCA or any of its Affiliates, by dividend or otherwise, any portion of any of its profits or its other assets. The Depositor's profits, if any, may, at the discretion of the Depositor's Board of
                           Directors and subject to applicable law, be transferred by dividend to the Depositor's shareholder(s), which is presently CCA.

                 (iii) The Depositor maintains its business in separately allocated and identifiable office space within the offices of its Affiliates in New York City. The Depositor's presence at such offices is noted in the building directory and on other signs. As set forth above in connection with payroll expenses, the Depositor is charged and pays rent in an amount corresponding to the portion of the office space allocated to the Depositor.

                  (iv) The Depositor has a telephone number different from any telephone numbers of CCA and NSI or any of their Affiliates. The Depositor uses its own stationery that indicates its separate telephone number and identifies it as a separate corporate entity.

                   (v) The Depositor shall not fail to correct any known misunderstanding regarding the separate identity of the Depositor, or purport to operate as an integrated, single economic unit with any of its Affiliates in dealing with any unaffiliated entity. Neither the Mortgage Loan Sellers nor NSI finance the Depositor's operations or guarantees the Depositor's obligations (other than with respect to NHA's obligations under the Underwriting Agreement, dated March 19, 1999 among the Depositor, NHA, CCA and the Underwriters), and the Depositor does not finance the operations or guarantee the obligations of the Mortgage Loan Sellers or NSI; provided, however, that CCA has made capital contributions to the Depositor, and may make additional capital contributions from time to time in connection with the expansion of the Depositor's business or to enable the Depositor to invest in privately-offered Certificates. However, CCA does not pay or subsidize any of the
                           Depositor's normal operating expenses. The Depositor will pay from its own funds its operating expenses and liabilities, including legal fees and expenses, or will reimburse the Mortgage Loan Sellers or NSI for any such expenses or liabilities paid by the Mortgage Loan Sellers or NSI on the Depositor's behalf. To facilitate the registration process, CCA and/or NSI has advanced and may advance certain expenses of the Depositor associated with the registration process. The Depositor has repaid or will repay to CCA and/or NSI these expenses on an allocable basis out of the proceeds of mortgage pass-through transactions. Neither the Mortgage Loan Sellers nor NSI have funded or will fund the Depositor's operating expenses. The assets or creditworthiness of the Mortgage Loan Sellers, NSI or any of their Affiliates are not held out by the Depositor as being available for the payment of the Depositor's liabilities or obligations, and the assets or creditworthiness of the Depositor are not held out by the Depositor as being available for the payment of the liabilities of the Mortgage Loan Sellers, NSI or any of their Affiliates other than the Depositor. The assets or creditworthiness of the Depositor are not held out by the Mortgage Loan Sellers or NSI, to the knowledge of the Depositor, and the Depositor will not permit that its assets or creditworthiness will be held out by the Mortgage Loan Sellers or NSI, as being available for the payment of the liabilities or obligations of the Mortgage Loan Sellers, NSI or any of their Affiliates. The assets or creditworthiness of the
                           Mortgage Loan Sellers, NSI or any of their Affiliates are not held out by the Mortgage Loan Sellers or NSI, to the knowledge of the Depositor, and the Depositor will not permit that the assets or creditworthiness of the Mortgage Loan Sellers or NSI will be held out by the Mortgage Loan Sellers or NSI, as being available for the payment of the liabilities of the Depositor. The Depositor's assets are now, and are expected in the future to be, sufficient to pay the Depositor's ongoing expenses as they are incurred and to discharge all of the Depositor's liabilities in the event that the business of the Depositor is required to be liquidated.

                  (vi) The separate corporate existence of the Depositor is not used by either the Depositor, or, to the knowledge of the Depositor, by the Mortgage Loan Sellers or NSI, and the Depositor will not permit that its separate corporate existence will be used by the Mortgage Loan Sellers or NSI, to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors.

                 (vii) The Depositor's existence is not dependent on it being a subsidiary of CCA or an Affiliate of NSI and it is expected that the Depositor would be able to maintain its business and affairs even if it were not a subsidiary of CCA or an Affiliate of NSI. To the knowledge of the Depositor, CCA's existence is not dependent on the Depositor being its subsidiary and it is expected that CCA would be able to maintain its business and affairs even if the Depositor were not its subsidiary. To the knowledge of the Depositor, the Mortgage Loan
                           Sellers' existence is not dependent on the Depositor being their Affiliate and it is expected that NSI would be able to maintain its business and affairs even if the Depositor were not its Affiliate. The Depositor conducts its business separate and apart from the business conducted by any other person or entity.

                (viii) The Depositor maintains corporate records distinct and separately identifiable from the corporate records of the Mortgage Loan Sellers, NSI and any other person or entity. The Depositor prepares monthly financial records distinct and separately identifiable from the financial records of the Mortgage Loan Sellers, NSI or any of their Affiliates. These statements and reports are prepared and maintained in accordance with generally accepted accounting principles, susceptible to audit and audited, at least annually, in connection with the audit of the
                           Depositor and its Affiliates on a consolidated basis by independent public accountants in accordance with generally accepted auditing standards. Such consolidated financial statements will henceforth indicate that the assets of the Depositor are not available to satisfy the creditors of any entity other than the Depositor. The Depositor keeps its funds separate and apart from the funds of the Mortgage Loan Sellers, NSI and any of their Affiliates, and its other assets are separately identifiable and distinguishable from the assets of the Mortgage Loan Sellers, NSI and any of their Affiliates.

                  (ix) The Depositor acts solely in its own corporate name and solely through its duly authorized officers or agents. The Depositor complies with the provisions of its Certificate of Incorporation and its By-Laws and complies in all material respects, in connection with its separate existence, with the laws of the state in which it is incorporated. In addition, the sole shareholder and the Board of Directors of the Depositor hold all such meetings or execute consents necessary to authorize corporate action by the Depositor, and the Depositor maintains appropriate minutes of such meetings or records of its written consents. The Depositor observes all requisite corporate formalities.

                   (x) All transactions between the Mortgage Loan Sellers or NSI (or any of their Affiliates), on the one hand,  and the  Depositor,  on the  other,  are,  and
                           will  be,  duly   authorized  and   documented,   and
                           recorded accurately in the appropriate books and records of the Depositor, and to the knowledge of the Depositor, in the appropriate books and records of the Mortgage Loan Sellers or NSI, if the Mortgage Loan Sellers or NSI is a party to such transaction. All such transactions are fair to each party, constitute exchanges for fair consideration and for reasonably equivalent value, and are made in good faith and without any actual intent to hinder, delay, or defraud creditors. The Depositor will not take any action, and will not engage in transactions with the Mortgage Loan Sellers, NSI or any of their Affiliates unless the respective Boards of Directors or officers, as applicable, of the Depositor and the Mortgage Loan Sellers or NSI, if the Mortgage Loan Sellers or NSI, respectively, is a party to such transaction, determine in a reasonable fashion that such actions or transactions are in their respective companies' best interests.

                  (xi) The Depositor intends the transfer of the Mortgage Loans from the Mortgage Loan Sellers to the Depositor pursuant to the Mortgage Loan Purchase and Sale Agreements to be a sale of the Mortgage Loans. The Depositor intends the transfer of the Mortgage Loans from the Depositor to the Trustee pursuant to this Agreement, and the transfer of certain of the Certificates to NSI (all
                           Certificates    so    transferred,    the    "NSI
                           Certificates"), to be sales from the Depositor to the Trustee (the "Depositor/Trustee Transfer") and from the Depositor to NSI (the "Depositor/NSI Transfer"), respectively. The Depositor will treat the transfer of the Mortgage Loans, the Depositor/Trustee Transfer and the Depositor/NSI Transfer as sales for accounting and tax purposes. The purchase prices for the Mortgage Loans and the NSI Certificates reflect the good faith determinations of the Depositor of the fair market value of the Mortgage Loans and the NSI Certificates, respectively, and are equal to the prices that the Depositor believes would be paid in sales of the Mortgage Loans or the NSI Certificates between non-affiliated entities. No provision exists whereby such consideration may be modified subsequent to closing, and the Depositor has no obligation to repay such consideration, or interest thereon, to the Trustee or NSI, as applicable. The Depositor will receive the consideration for the NSI Certificates.

                 (xii)     The    Depositor     irrevocably     transfers    and
                           relinquishes all rights with respect to the Mortgage Loans and, specifically, has no right to sell, pledge or otherwise dispose of the Mortgage Loans. Subject to the terms of this Agreement, the Trustee is free to deal with the Mortgage Loans as trustee of trust property on behalf of the
                           Certificateholders. The Depositor transfers the Mortgage Loans without recourse and has no obligation to deliver other property to the Trustee either in substitution for or in addition to the Mortgage Loans in the event of a credit loss or decline in value of the Mortgage Loans. The Depositor has no right to transfer the Mortgage Loans back to the Mortgage Loan Sellers.

                (xiii) The Depositor has not transferred the Mortgage Loans in contemplation of insolvency or with a design to prefer one or more creditors to the exclusion in whole or in part of others or with an actual intent to hinder, delay or defraud any of its creditors.

                 (xiv) The assets of the Depositor are now, and are expected in the future to be, sufficient to pay the ongoing business expenses of the Depositor as they are incurred and to discharge all of its liabilities in the event that the business of the Depositor is required to be liquidated.

                  (xv) The property remaining in the hands of the Depositor after giving effect to the Transfers is not an unreasonably small amount of capital for the business in which the Depositor is engaged.

                  SECTION 2.04. Representations, Warranties and Covenants of the Servicer, Special Servicer and Trustee.

                                    (a)     The  Servicer,  as Servicer,  hereby
         represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

                   (i) The Servicer is a national banking association, duly organized, validly existing and in good standing and has all material licenses necessary to carry on its business as now being conducted or is in compliance with the laws of each state (within the United States of America) in which any
                           Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement;

                  (ii) The Servicer has the power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not violate the Servicer's articles of association, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

                 (iii) This Agreement has been duly and validly authorized, executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy,
                           insolvency,       reorganization,        liquidation,
                           receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all requisite action has been taken by the Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Servicer in accordance with their terms;

                  (iv) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

                   (v) There is no action, suit, proceeding or investigation pending or, to the best of the
                           Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or result in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Servicer, to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement; and

                  (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

                  (b) The Special Servicer hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

                   (i) The Special Servicer is a corporation duly organized, validly existing and in good standing, under  the  laws of  Florida  and  has  all  licenses
                           necessary to carry on its business as now being conducted or will be in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement;

                  (ii) The Special Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not violate the Special Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Special Servicer is a party or which may be applicable to the Special Servicer or any of its assets;

                 (iii) This Agreement has been duly and validly authorized, executed and delivered by the Special Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy,
                           insolvency,       reorganization,        liquidation,
                           receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all requisite corporate action, has been taken by the Special Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Special Servicer in accordance with their terms;

                  (iv) The Special Servicer is not in violation of, and the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Special Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or
                           imposition  of  any  lien,   charge  or   encumbrance
                           which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Special Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

                   (v) There is no action, suit, proceeding or investigation pending or threatened against the Special Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the
                           Special Servicer, or result in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Special Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Special Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Special Servicer contemplated herein, or which would be likely to impair materially the ability of the Special Servicer to perform under the terms of this Agreement; and

                  (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

                  (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Trustee, the Depositor and the Servicer or Special Servicer, as the case may be. Upon discovery by the Depositor, the Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Mortgage Loan Sellers.

                  (d) The Trustee hereby represents and warrants that as of the Closing Date:

                   (i) The Trustee is a nationally chartered bank duly organized, validly existing, and in good standing under the laws of the United States and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement.

                  (ii) This Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                 (iii) Neither the execution and delivery of this Agreement by the Trustee nor the consummation by the Trustee of the transactions herein contemplated to be performed by the Trustee, nor compliance by the Trustee with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law (subject to the appointment in accordance with such applicable law of any co-trustee or separate trustee required pursuant to this Agreement), governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties or the organizational documents of the Trustee or the terms of any material agreement, instrument or indenture to which the Trustee is a party or by which it is bound.

                  (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Trustee, threatened against the Trustee which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Trustee, or in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Trustee to carry on its business substantially as now conducted, or result in any material liability on the part of the Trustee, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Trustee contemplated herein, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement; and

                   (v) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

                  SECTION 2.05. Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Loan REMIC Regular Interests on behalf of the Lower-Tier REMIC and the Holders of the Certificates; (ii) acknowledges the issuance of and hereby declares that it holds the Lower-Tier Regular Interests on behalf of the Upper-Tier REMIC and the Holders of the Regular Certificates and the Class R Certificates and (iii) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates in authorized denominations, in each case registered in the names set forth in such order or so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause (iii)), Lower-Tier Regular Interests and Loan REMIC Regular Interests evidence ownership of the entire Trust Fund.

                  SECTION 2.06.   Miscellaneous REMIC and
                                  Grantor Trust Provisions.

                  (a) The Class A-1-L, Class A-2-L, Class A-3-L, Class A-4-L, Class B-L, Class C-L, Class D-L, Class E-L, Class F-L, Class G-L, Class H-L,
Class J-L, Class K-L, Class L-L, Class M-1-L and Class M-2-L Interests are hereby designated as "regular interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LR Certificates are hereby designated as the sole Class of "residual interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates represent undivided beneficial interests in "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code and the Class R Certificates are hereby designated as the sole Class of "residual interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class X Certificates represent a "specified portion" of the interest payments on the Class A-1-L, Class A-2-L, Class A-3-L, Class A-4-L, Class B-L, Class C-L, Class D-L, Class E-L, Class F-L, Class G-l, Class H-L, Class J-L, Class K-L, Class L-L, Class M-1-L and Class M-2-L Interests, within the meaning of Treasury Regulations Section 1.860G-1(a)(2). The Closing Date is hereby designated as the "Startup Day" of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The
"latest possible maturity date" of the Lower-Tier Regular Interests and the Regular Certificates for purposes of Section 860G(a)(1) of the Code is the Rated Final Distribution Date. The initial Certificate Balance of each Class of the Lower-Tier Regular Interests is equal to the Certificate Balance of the Related Certificates. The interest rate for each Class of Lower-Tier Regular Interests is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

                  (b) The Class X Certificates represent an undivided beneficial interest in the right to receive the Repurchase Return of Premium Amount. The Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates represent pro rata undivided beneficial interests in the Excess Interest, in each case, equal to a fraction of which the numerator is the initial Certificate Balance of such Class and the denominator is the aggregate of the initial Certificate Balances of all such Classes.

                  (c) None of the Depositor, the Trustee, the Servicer, the Fiscal Agent or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

                  SECTION 2.07.   Year 2000 Readiness.

                  Each of the Servicer and the Special Servicer shall take all action reasonably necessary to ensure that its computer-based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of either of such parties, the other party shall provide the requesting party with reasonable assurance of such other party's year 2000 readiness. The Trustee shall take such action as is reasonably necessary to cure any deficiencies with regard to the processing or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems maintained by the Trustee in the conduct of its trust business which would materially and adversely affect its abilities to perform its obligations under this Agreement. Without limiting any rights or remedies of the Trust Fund, the Certificateholders or any other party hereto for a breach under any other Section of this Agreement that may arise out of the failure of the Servicer, the Special Servicer or the Trustee to be year 2000 ready before January 1, 2000, the sole remedy of the Trust Fund, the Certificateholders and any other party hereto with respect to a breach on the part of the Servicer, the Special Servicer or the Trustee to comply with this Section 2.07 shall be to terminate appointment of the defaulting party in accordance with the applicable provisions of Article VII or Article VIII hereof, as applicable.


                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                             OF THE MORTGAGE LOANS

                  SECTION 3.01. Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans

                  (a) Subject to the servicing by Other Servicers and Other Special Servicers of Split Loans with respect to which the Trustee is Co-Lender, the Servicer and the Special Servicer, each as an independent contractor servicer, shall service and administer (i) in the case of the Servicer, the Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) in the case of the Special Servicer, the Specially Serviced Mortgage Loans, each on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loan and, to the extent consistent with the foregoing, the Servicing Standard.

                  The Servicer's or Special Servicer's liability for actions and omissions in its capacity as Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer or Special Servicer of the collectability of the Mortgage Loans. Subject only to the Servicing Standard, the Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan, to prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Sections 3.09, 3.10 and 3.29, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. The Servicer and Special Servicer shall provide to the Borrowers any reports required to be provided to them pursuant to the Mortgage Loans. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer and Special Servicer any powers of attorney and other documents prepared by the Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Servicer and Special Servicer to carry out their servicing and administrative duties hereunder.

                  (b) To the extent permitted by the related Note, the Servicer, as applicable, shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. To the extent allowed by the related Note, the Servicer shall apply any amounts received on U.S. Treasury obligations (which shall not be redeemed by the Servicer prior to the maturity thereof) in respect of a Mortgage Loan that has been defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan as of the Due Date immediately following the receipt of such amounts.

                  (c) Each of the Servicer and the Special Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided, that (i) any such agreement shall be consistent with the provisions of this Agreement, (ii) no sub-servicer retained by the Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Sections 3.09, 3.10, 3.28 or 3.29, and (iii) such agreement shall be consistent with the Servicing Standard (to the extent consistent with this Agreement). Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c).

                  Any sub-servicing agreement entered into by the Servicer or the Special Servicer, as applicable, shall provide that it may be assumed or terminated by the Trustee or the Servicer, respectively, if the Trustee or the Servicer, respectively, has assumed the duties of the Servicer or the Special
Servicer, respectively, or any successor Servicer or Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Servicer or the Special Servicer, as applicable, pursuant to Section 7.02.

                  Any sub-servicing agreement entered into by the Servicer shall provide that, with respect to any Mortgage Loan in which an Affiliate of the sub-servicer holds any subordinate debt, preferred equity investment or mezzanine debt of a related Borrower or its Affiliate, such sub-servicer may sub-service such Mortgage Loan; provided, however, that the Servicer shall make all decisions with respect to the administration of any such Mortgage Loan including, without limitation, lease approvals, modifications, waivers and amendments of the terms thereof, releases of collateral and transfers to special servicing.

                  Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Servicer or the Special Servicer, as applicable, and such sub-servicer alone, and the Trustee, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d) and no provision herein may be construed so as to require the Trust Fund to indemnify any such sub-servicer.

                  (d) If the Trustee or any successor Servicer assumes the obligations of the Servicer, respectively, or if the Servicer or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the Servicer or such successor, as applicable, to the extent necessary to permit the Trustee, the Servicer or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee, the Servicer or such successor, as applicable, succeed to all of the rights and obligations of the Servicer or the Special Servicer, as applicable, under any sub-servicing agreement entered into by the Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c), subject to the right of termination by the Trustee or Servicer, as applicable, set forth in Section 3.01(c). In such event, the Trustee, the Servicer or the successor Servicer or Special Servicer, as applicable, shall be deemed to have assumed all of the Servicer's or Special Servicer's interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Servicer or the Special Servicer, as applicable, as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee, the Servicer or such successor Servicer or successor Special Servicer, as applicable, except that the Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of the Trustee, the Servicer or the successor Servicer or successor Special Servicer, as applicable.

                  In the event that the Trustee, the Servicer or any successor Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Servicer or the Special Servicer, as applicable, upon request of the Trustee, the Servicer or such successor Servicer or Special Servicer, as applicable, the Servicer or Special Servicer shall at its own expense deliver to the Trustee, the Servicer or such successor Servicer or Special Servicer, as applicable, all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee, the Servicer or the successor Servicer or Special Servicer, as applicable.

                  SECTION 3.02.     Liability of the Servicer
                                    and Special Servicer.

                  Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or Special Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Servicer or Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer or Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans. Each of the Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer or Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

                  SECTION 3.03.     Collection of Certain
                                    Mortgage Loan Payments.

                  (a) The Servicer or the Special Servicer, as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures. With respect to each Specially Serviced Mortgage Loan, the Special Servicer (and, with respect to other Mortgage Loans, the Servicer) shall use its reasonable efforts to collect income statements and rent rolls from Borrowers as required by the Loan Documents and the terms hereof and each of the Servicer and Special Servicer shall provide copies thereof to the other party as provided herein. The Servicer shall provide at least six months' notice to the Borrowers of Balloon
Payments and Anticipated Repayment Dates coming due. Consistent with the foregoing, the Servicer or Special Servicer, as applicable, may in its discretion waive any late payment charge and/or Default Interest in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. In addition, the Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans as are permitted or required under Section 3.28 hereof.

                  (b) In the event that the Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Collection Period, the Servicer or Special Servicer, as applicable, will promptly notify the Trustee.

                  SECTION 3.04. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

                  (a) With  respect to each  Mortgage  Loan  (other than any REO
Mortgage Loan), the Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. If a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date (or, with respect to Mortgage Loans with no Escrow Accounts for such purpose, upon determining (using efforts consistent with the Servicing Standard) that the Borrower has not made such payment), the Servicer shall advance the amount of any shortfall as a Property Advance unless the Servicer determines in its good faith business judgment that such Advance would be a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances, with interest thereon at the Advance Rate, that it makes pursuant to the preceding sentence from amounts received on or in respect of the related Mortgage Loan respecting which such Advance was made or if such Advance has become a
Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement. No costs incurred by the Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice with respect to Property Advances to be made on any Specially Serviced Mortgage Loan, before the date on which the Servicer is required to make any Property Advance with respect to a given Mortgage Loan or REO Property; provided, however, that only two Business Days' notice shall be required in respect of Property Advances required to be made on an urgent or emergency basis (which may include, without limitation, Property Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Servicer and the Trustee with such information in its possession as the Servicer or the Trustee, as applicable, may reasonably request to enable the Servicer or the Trustee, as applicable, to determine whether a requested Advance would constitute a Nonrecoverable Advance. Any request by the Special Servicer that the Servicer make a Property Advance shall be deemed to be a determination by the Special Servicer that such requested Property Advance is not a Nonrecoverable Advance, and the Servicer shall be entitled to conclusively rely on such determination; provided, however, that the Special Servicer shall not be liable to the Trust Fund or the Servicer if such Advance shall be non-recoverable. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether any Property Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan is a Nonrecoverable Advance. The Servicer shall be entitled to conclusively rely on such a determination; provided, however, that the Special Servicer shall not be liable to the Trust Fund or the Servicer if such Advance shall be non-recoverable.

                  (b) The Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets, and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within one (1) Business Day after receipt by the Servicer. The Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments pursuant to
Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires it to be held in an account that is not an Eligible Account) and shall be entitled "First Union National Bank, as Servicer, in trust for LaSalle National Bank, as Trustee in trust for Holders of Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, and Various Borrowers." Withdrawals from an Escrow Account may be made by the Servicer, as applicable, only:

                   (i) to effect timely payments of items with respect to which Escrow Payments for the related Mortgage were collected;

                  (ii) to transfer funds to the Collection Account to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for any Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                 (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

                  (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

                   (v) to pay from time to time to the related Borrower any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Mortgage Loan, or otherwise to the Servicer; and

                  (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

                  SECTION 3.05. Collection Account, Distribution Account, Upper-Tier Distribution Account, Excess Interest Distribution Account and Repurchase Price Return of Premium Distribution Account.

                  (a) The Servicer shall establish and maintain a Collection Account in the Trustee's name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests and the Loan REMIC Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. The Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

                   (i)     all   payments  on  account  of   principal   on  the
                           Mortgage Loans, including the principal component of Unscheduled Payments;

                  (ii) all payments on account of interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums;

                 (iii)     any  amounts  required  to be  deposited  pursuant to
                           Section 3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (iv) all Net REO Proceeds withdrawn from an REO Account pursuant to Section 3.17(b) and all Net Insurance Proceeds and Net Liquidation Proceeds;

                   (v) any amounts received from Borrowers which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Servicer as provided herein;

                  (vi) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Servicer or Special Servicer, including, without limitation, proceeds of any repurchase of a Mortgage Loan pursuant to Sections 2.03(d) and (e) hereof; and

                 (vii)     any Servicer Prepayment Interest Shortfalls.

                  The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Default Interest, Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Servicer and, to the extent permitted by applicable law, the Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans. Payments in the nature of Escrow Payments and amount to be deposited to Reserve Accounts need not be deposited in the Collection Account by the Servicer. In the event that the Servicer deposits in the Collection Account any amount not required to be deposited therein, the Servicer may at any time withdraw such amount from the Collection Account.

                  (b) The Trustee shall establish and maintain the Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Loan REMIC Regular Interests and the Lower-Tier Regular Interests. The Distribution Account shall be established and maintained as an Eligible Account. The Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of Available Funds, Prepayment Premiums and the Trustee's Fee pursuant to the terms of Section 4.06(b). The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date pursuant to the terms of Section 4.06(b). To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Distribution Account. All such amounts deposited in respect of the Atlanta Marriott Loan, the DDRA Loan and the Overland MHP Loan shall be deemed to be distributed in respect of the related Loan REMIC Regular Interests.

                  (c) The Trustee shall establish and maintain the Upper-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders (other than the Class LR Certificateholders). The Upper-Tier Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall withdraw from the Distribution Account and deposit in the Upper-Tier Distribution Account on or before such date the amount of Available Funds (including P&I Advances) and Prepayment Premiums to be distributed in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(i), Section 4.01(a)(ii) and Section 4.01(a)(iii) hereof on such date. Notwithstanding anything herein to the contrary, the Upper-Tier Distribution Account may be maintained as a subaccount of the Distribution Account; provided, that accounts shall be maintained in a manner sufficient to identify the deposits thereto and withdrawals therefrom.

                  (d) Prior to the Servicer Remittance Date relating to any Collection Period in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. On or before the Servicer Remittance Date related to the applicable Distribution Date (in accordance with the allocation priorities set forth in Section 3.28(d) to the extent applicable), the Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period. Following the distribution of Excess Interest to Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

                  (e) Prior to the Servicer Remittance Date relating to any Collection Period in which any Repurchase Return of Premium Amount is received, the Trustee shall establish and maintain the Repurchase Price Return of Premium Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class X Certificates. The Repurchase Price Return of Premium Distribution Account shall be established and maintained as an Eligible Account. On or before the Servicer Remittance Date related to the applicable Distribution Date (in accordance with the allocation priorities set forth in Section 3.28(d) to the extent applicable), the Servicer shall remit to the Trustee for deposit in the Repurchase Price Return of Premium Distribution Account an amount equal to the Repurchase Return of Premium Amount received during the applicable Collection Period. Following the distribution of such amount to Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay
Return of Premium Amount, the Trustee shall terminate the Repurchase Price Return of Premium Distribution Account.

                  (f) Funds in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Repurchase Price Return of Premium Distribution Account may be invested in Permitted Investments in accordance with the provisions of Section 3.07. The Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof.

                  SECTION 3.06.      Permitted Withdrawals from the Collection
                                     Account.

                  The Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

                   (i) to remit to the Trustee for deposit in the Distribution Account, the Interest Reserve Account, Excess Interest Distribution Account and the Repurchase Price Return of Premium Distribution Account, the amounts required to be deposited in the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account
                           and the Repurchase Price Return of Premium Distribution Account pursuant to Sections 4.06, 3.27(a), 3.05(b), 3.05(d) and 3.05(e);

                  (ii) to pay or reimburse the Trustee, the Fiscal Agent, the Servicer and, with respect to Co-Lender Split Notes, the Other Servicer or Other Special Servicer in accordance with Section 3.31 hereof for Advances (provided, that the Trustee and the Fiscal Agent shall have priority with respect to such payment or reimbursement), the Servicer's right to reimburse any such Person pursuant to this clause (ii) being limited to (x) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which such Advance was made, or (y) any other amounts in the Collection Account in the event that such Advances, and any Property Advances made by the Lead Lender with respect to the Other Note required to be, but not reimbursed by the Other Trust Fund as provided in Section 3.31, or any Advance Interest Amount have been deemed to be Nonrecoverable Advances or are not reimbursed from recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

                 (iii) (A) to pay to the Servicer, the Trustee or the Fiscal Agent the Advance Interest Amount relating to P&I Advances and (B) to pay to the Servicer, Trustee or Fiscal Agent any Advance Interest
                           Amounts not relating to any P&I Advances, in each case, first, out of any Default Interest collected in the related Collection Period and, otherwise, out of general collections on the Mortgage Loans and any REO Properties (provided that in the case of both (A) and (B), the Trustee and the Fiscal Agent shall have priority with respect to such payments);

                  (iv) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Compensation and Special Servicing Compensation (if any) and any other servicing or special servicing compensation, as applicable, in respect of the related Collection Period, to be paid, in the case of the Servicing Fee, from amounts received or advanced on the related Mortgage Loan (or if not so received or advanced, from other funds on deposit in the Collection
                           Account), and to pay from time to time to the Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account (the Servicer may rely on a certification of the Special Servicer as to amounts of Special Servicing Compensation to be withdrawn pursuant to this clause (iv));

                   (v) to remit to the Distribution Account, an amount equal to the Trustee Fee in respect of the immediately preceding month to be paid from interest received on the related Mortgage Loan;

                  (vi) to pay on or before each Distribution Date to the Depositor, the appropriate Mortgage Loan Seller or other Originator, as the case may be, with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to Section 2.03(d), Section 2.03(e),
                           Section 3.18 or Section 9.01, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

                 (vii) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Servicer, the Trustee, the Special Servicer, the Depositor or the Fiscal Agent, as applicable, for unpaid Servicing Fees, Trustee Fees, Special Servicing Compensation and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a) and (b), Section 3.10, Section 3.12(c),
                           Section  3.17(a),   (b)  and  (c),  Section  3.31(d),
                           Section  6.03,  Section  7.04,  Section   8.01(c)(v),
                           Section 8.05(d) or Section 10.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (vii) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

                (viii) to transfer to the Trustee for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC under the circumstances and to the extent described in
                           Section 4.05;

                  (ix)     to withdraw any amount  deposited into the Collection
                           Account   that  was  not  required  to  be  deposited
                           therein; and

                   (x)     to  clear  and  terminate  the   Collection   Account
                           pursuant to Section 9.01.

                  The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (i)-(vii) above.

                  The Servicer shall pay to the Trustee, the Fiscal Agent or the Special Servicer from the Collection Account (to the extent permitted by clauses
(i)-(vii) above) amounts permitted to be paid to the Trustee, the Fiscal Agent or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee or the Fiscal Agent or a certificate of a Servicing Officer, as applicable, describing the item and amount to which such Person is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

                  The Trustee, the Fiscal Agent, the Special Servicer and the Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income), or Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts, their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Servicer or the Special Servicer, as applicable) and any federal, state or local taxes imposed on either the Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC.

                  SECTION 3.07. Investment of Funds in the Collection Account and Borrower Accounts.

                  (a) The Servicer (or with respect to any REO Account, the Special Servicer) may direct any depository institution maintaining the Collection Account, the REO Account and any Borrower Accounts (subject to the second succeeding sentence) (each, for purposes of this Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Servicer or the Special Servicer to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, Cash Collateral Account or Reserve Account (the "Borrower Accounts"), the Servicer shall act upon the written request of the related Borrower or Manager to the extent the Servicer is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Servicer (or the Special Servicer, with respect to any REO Accounts), as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Servicer, the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. Neither the Special Servicer nor the Servicer shall have any responsibility or liability with respect to the investment directions of any Borrower or Manager or each other or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (or the Special Servicer, as applicable), shall:

                           (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                           (y) demand payment of all amounts due thereunder promptly upon determination by the Servicer (or the Special Servicer, as applicable) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter
                                    on   deposit  in  the   related   Investment
                                    Account.

                  (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the Mortgage Loan or applicable laws, or (ii) any REO Account, which shall be for the benefit of the Special Servicer) and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or
Section 3.17(b), as applicable. The Servicer (or with respect to any REO Account, the Special Servicer) shall deposit from its own funds into the applicable Investment Account the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made, and provided, further, however, that the Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. Subject to the provisos in the immediately preceding sentence, the Servicer shall also deposit from its own funds in any Borrower Account the amount of any loss incurred in respect of Permitted Investments immediately upon the realization of such loss, except to the extent that amounts are invested for the benefit of the Borrower under the terms of the Mortgage Loan or applicable law.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee or, if the Servicer maintains the account in which such Permitted Investment is held, the Servicer in the name of the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Servicer may take such action at its own cost and expense, except with respect to any Borrower Account as to which the related Borrower directs investments, which shall be at the expense of the Trust Fund.

                  SECTION 3.08. Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

                  (a) The Servicer, on behalf of the Trustee, as mortgagee, shall cause the related Borrower to maintain, to the extent required by each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, (i) fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (B) the outstanding principal balance of the related Mortgage Loan, or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer and provided such policy shall include a "replacement cost" rider, (ii) insurance providing coverage against 18 months of rent interruptions or such longer period or with such extended period endorsement as provided in the related Mortgage or other loan document and (iii) such other insurance as is required in the related Mortgage Loan. All insurance referred to above for Mortgaged Properties shall be from a Qualified Insurer. The Special Servicer shall maintain fire and hazard insurance with extended coverage on each REO Property (subject to the provisions of this Agreement concerning Nonrecoverable Advances) in an amount which is at least equal to one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. If the Special Servicer does not maintain the insurance described in the preceding sentence or the required flood insurance described below, the Servicer shall, as soon as practicable after receipt of notice of such failure, maintain such insurance, and if the Servicer does not maintain such insurance, the insurance required in the first sentence of this Section 3.08(a) or the required flood insurance described below (if the related Borrower fails to maintain such insurance), the Trustee shall, as soon as practicable after receipt of notice of such failure, maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, provided that, in each such case, such obligation will be subject to the provisions of this Agreement concerning Nonrecoverable Advances. The Special Servicer shall maintain, with respect to each REO Property
(i) public liability insurance providing such coverage against such risks as the Special Servicer determines, consistent with the related Mortgage and the Servicing Standard, to be in the best interests of the Trust Fund, (ii)
insurance providing coverage against 24 months of rent interruptions and (iii) such other insurance as was required pursuant to the terms of the related Mortgage Loan. All insurance for an REO Property shall be from a Qualified Insurer. Any amounts collected by the Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Mortgage or Note or other document in the Mortgage File or in accordance with the Servicing Standard) shall be deposited into the Collection Account pursuant to Section 3.05, subject to withdrawal pursuant to Section 3.06. Any cost incurred by the Servicer, Special Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Borrower or to be maintained by the Servicer other than pursuant to the terms of the related Mortgage and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property (other than an REO Property) is located in a federally designated special flood hazard area, and the Servicer, in performing its obligations hereunder in accordance with the Servicing Standard, is aware of such location, the Servicer shall use its reasonable best efforts to cause the related Borrower to maintain, to the extent required by each Mortgage Loan, and if the related Borrower does not so maintain, will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances), to the extent available at commercially reasonable rates, flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Special Servicer will obtain (and direct the Servicer to advance amounts in order to obtain, subject to the provisions of this Agreement concerning Nonrecoverable Advances and the second paragraph of Section 3.04(a)) flood insurance and/or earthquake insurance in respect thereof providing substantially the same coverage as described in the preceding sentences or, with respect to earthquake insurance, in the amount required by the Mortgage Loan or, if not specified, in-place at origination. If at any time during the term of this Agreement a recovery under a flood or fire and hazard or earthquake insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Special Servicer shall (subject to the provisions of this Agreement concerning Nonrecoverable Advances) either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. In the case of any insurance otherwise required to be maintained pursuant to this Section that is not being so maintained because the Servicer or the Special Servicer, as applicable, has determined that it is not available at commercially reasonable rates, the Servicer or the Special Servicer, as applicable, shall deliver an Officers' Certificate to the Trustee and each Rating Agency which details the steps that were taken in seeking such insurance and the factors which led to the determination that such insurance was not so available. Costs to the Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.08 and any costs of obtaining a confirmation from S&P and Moody's as contemplated below shall be paid by the Servicer as a Property Advance and shall be reimbursable to the Servicer with interest at the Advance Rate, which reimbursement may be effected under Section 3.06(ii) or (vii).

                  The Special Servicer agrees that it will notify the Servicer of any change of any insurer of any Mortgaged Property or any other change with respect to the insurance coverage of any Mortgaged Property, to the extent it becomes aware of such change.

                  Each of the Servicer (or the Special Servicer, with respect to the Specially Serviced Mortgage Loans and REO Properties), agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

                  All insurance policies required hereunder shall name (i) the Trustee or (ii) the Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.

                  Any determination made by the Servicer or the Special Servicer that insurance is not commercially reasonably available shall be subject to confirmation by S&P and Moody's that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates rated by S&P and Moody's, provided that the Servicer and the Special Servicer shall not be required to maintain such insurance while S&P and Moody's consider such determination.

                  (b) (I) If the Servicer or the Special Servicer, as applicable, obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Borrower has not maintained insurance required by the related Mortgage Loan or on all of the REO Properties, as the case may be, it shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in
Section 3.08(a). Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Servicer or Special Servicer hereunder, as applicable, the Servicer or the Special Servicer, respectively, agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

                           (II)     If the  Servicer  or  Special  Servicer,  as
applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a) in which case the Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a). Such policy may contain a deductible clause, in which case the Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

                  (c) The Servicer and the Special Servicer shall maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers with the Trustee named as loss payee. The Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer and the Special Servicer, as applicable. In addition, the Servicer and the Special Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers with the Trustee named as loss payee. The Servicer or the Special Servicer shall cause each and every sub-servicer for it to maintain, or cause to be maintained by any agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Servicer or the Special Servicer, as applicable, pursuant to this Section 3.08(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

                  SECTION 3.09. Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions.

                  (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                   (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

                  (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer shall notify the Special Servicer of requests for waiver of or any breach of any due-on-sale or due on encumbrance clause of which the Servicer has actual knowledge and deliver copies of all related Mortgage Files (either in electronic or hard copy form, as mutually agreed upon by the Servicer and the Special Servicer) to the Special Servicer (and the Depositor will pay the reasonable costs in obtaining such copies; provided, that if the Depositor does not pay such costs within 30 days of the request thereof by the Servicer, such costs shall constitute a Property Advance hereunder) and, except as provided in the next sentence, the Servicer or the Special Servicer, as applicable, shall enforce such due on sale clauses. With respect to non-Specially Serviced Mortgage Loans, the Servicer, after consulting with the Special Servicer, and (with respect to Specially Serviced Mortgaged Loans) the Special Servicer, on behalf of the Trust Fund, shall not be required to enforce such due-on-sale clause and in connection therewith shall not be required to (x) accelerate payments thereon or (y) withhold its consent to such an assumption to the extent permitted under the terms of the related Mortgage Loan if (A) such provision is not exercisable under applicable law or such exercise is reasonably likely to result in meritorious legal action by the Borrower or (B) the Servicer (after consulting with the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that permitting such assumption or granting such consent would be likely to result in an equal or greater recovery, on a present value basis (discounting at the related Mortgage
Rate) than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that permitting such assumption or granting of such consent would likely result in an equal or greater recovery or such provision is not legally enforceable, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Borrower from liability upon the Mortgage Loan and substitute the new Borrower as obligor thereon, provided, that
(a) the credit status of the prospective new Borrower is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer, as applicable, has received written confirmation from each of S&P and Moody's that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates; provided, however, that if the Stated Principal Balance of such Mortgage Loan or group of cross-collateralized Mortgage Loans or group of Mortgage Loans to affiliated Borrowers, as the case may be, is less than the lesser of (x) 2% of the total aggregate Stated Principal Balances of the Mortgage Loans as of the day immediately prior to the date of determination and (y) $30,000,000, and is not, at the time of determination, one of the ten largest Mortgage Loans in the Trust Fund, such written confirmation shall not be required from any of the Rating Agencies. In connection with each such assumption or substitution entered into by the Servicer or the Special Servicer, as applicable, the Servicer shall give prior notice thereof to the Special Servicer and the Special Servicer shall give prior notice thereof to the Servicer. The Servicer or the Special Servicer, as applicable, shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (with a copy to the Servicer) the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with the requirement under this
Section 3.09(a) that the Servicer notify and consult the Special Servicer with respect to any consent to an assumption, the Servicer shall provide five Business Days' notice of such consultation and shall provide all information in the possession of the Servicer reasonably requested by the Special Servicer. If the Special Servicer is not reasonably available for such consultation within five Business Days after notice and receipt by the Special Servicer of copies of the related Mortgage File, the Servicer will be deemed to have fulfilled its obligation to consult with the Special Servicer.

                  (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                   (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

                  (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,

then, except as provided in the next sentence, the Special Servicer shall enforce such due-on-encumbrance clause. The Special Servicer, on behalf of the Trust Fund, shall not be required to enforce such due-on-encumbrance clause and in connection therewith will not be required to (x) accelerate the payments on the related Mortgage Loan or (y) withhold its consent to such lien or encumbrance, if the Special Servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund or, with respect to a consent, that granting such consent would be consistent with the Servicing Standard and (B) receives prior written confirmation from each of S&P and Moody's that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

                  (c) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

                  (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to
Section 3.29.

                  (e) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance:

                  (i) In the event such Mortgage Loan requires that the Servicer, on behalf of the Trustee purchase the required U.S. government obligations, the Servicer shall purchase (upon receipt of sufficient funds from the Borrower exercising such right of defeasance) such obligations, at the Borrower's expense, in accordance with the terms of such Mortgage Loan; provided , that the Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable U.S. government obligations have been identified.

                  (ii) Except as provided in Section 3.09(a)(i) or (ii), in the event that such Mortgage Loan permits the assumption of the obligations of the related Borrower by a successor mortgagor, prior to permitting such assumption and to the extent not inconsistent with such Mortgage Loan, the Servicer shall obtain written confirmation from each Rating Agency that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates (provided, that the requirement to obtain such confirmation will be a precondition to the assumption only if the Servicer is able, pursuant to the terms of the related Mortgage File documents and applicable law, to prevent the defeasance if such confirmation is not obtained).

                  (iii) To the extent permitted by such Mortgage Loan, the Servicer shall require an Opinion of Counsel to the related Borrower (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the U.S. government obligations and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to each Rating Agency.

                  (iv) To the extent permitted by the Mortgage Loan, the Servicer shall require a certificate at the related Borrower's expense from an Independent certified public accountant certifying that the U.S. government obligations comply with the requirements of the related Loan Agreement or Mortgage.

                  (v)      Prior  to   permitting   release  of  any   Mortgaged
                           Properties through defeasance, to the extent not inconsistent with the related Mortgage Loan, the Servicer shall obtain written confirmation from each Rating Agency that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

                  (vi) Prior to permitting release of any Mortgaged Property through defeasance, if the related Mortgage Loan so requires and provides for the related Borrower to pay the cost thereof, the Servicer shall require an Opinion of Counsel of the related Borrower to the effect that such release will not cause the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Loan REMICs to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

                  (vii) In the event that the Borrower fails to pay for any expense for which it is obligated as described in this Section 3.09(e), then the Servicer shall not purchase any U.S. obligations or consent to the proposed defeasance; provided that if the Servicer determines that (A) the Borrower is not obligated under the Mortgage Loan documents to pay such expense or (B) failure to permit such defeasance will result in the Borrower defaulting under the related Mortgage Loan and that such default would result in a lesser net recovery with respect to the related Mortgage Loan than would occur if the
                           Servicer were to permit such defeasance, in which case any expenses incurred by the Servicer shall be reimbursable as a Property Advance.

                  (f) Prior to the defeasance of any Mortgaged Property, the Depositor shall establish a special purpose entity (the "New SPE") (or if the Depositor does not establish such New SPE, the Servicer shall do so with the cost thereof being an Advance hereunder), which shall assume any defeased Mortgage Loans and whose organizational documents shall provide that its purpose is limited to same. The Depositor shall also provide an Opinion of Counsel with respect to nonconsolidation of the New SPE. The Servicer shall exercise its right under the Loan Documents to require the Borrower to transfer to the New SPE any defeased Mortgage Loans, which assignment shall be accepted by the New SPE.

                  (g) In connection with any defeasance, to the extent not inconsistent with the Loan Documents, on behalf of the Borrower, the Servicer shall use the cash payment to (1) purchase noncallable obligations of the U.S. Treasury that are sufficient to timely meet all scheduled mortgage payments without reinvestment and (2) pay all related expenses. The Servicer shall provide to the Rating Agencies trade confirmations or other appropriate evidence that establishes that the projection of cash flows in the certificate referred to in subsection (e)(iv) above are based upon the correct maturity dates and interest rates of the securities actually purchased.

                  (h) The Servicer may release the related Mortgaged Property for any Note that is fully defeased, provided it has confirmed that the requirements set forth above have been satisfied.

                  SECTION 3.10. Appraisals; Realization Upon Defaulted Mortgage Loans.

                  (a) Contemporaneously with the earliest of (i) the effective date of any (A) modification of a Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, (B) extension of the Maturity Date of a Mortgage Loan as described below in Section 3.29(c), or (C) consent to the release of any Mortgaged Property from the lien of the related Mortgage other than pursuant to the terms of the related Mortgage Loan, (ii) the occurrence of any Appraisal Reduction Event, (iii) 60 days after a default in the payment of a Balloon Payment, or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests that an Updated Appraisal be obtained, the Special Servicer shall obtain an Updated Appraisal (or a letter which updates an existing appraisal which is less than two years old), the cost of which will constitute a Property Advance.

                  (b) Upon the occurrence of a material default under a Specially Serviced Mortgage Loan, except as otherwise specifically provided in
Section 3.09(a) and (b), the Special Servicer may, consistent with the Servicing Standard, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage
Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section 3.29 hereof. In connection with any foreclosure or other acquisition, subject to the second paragraph of Section 3.04(a), the Servicer shall pay the costs and expenses in any such proceedings as an Advance unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(ii),
(iii) and (vii).

                  (c)  If  the  Special   Servicer  elects  to  proceed  with  a
non-judicial foreclosure in accordance with the laws of the state or locality where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of the state or locality do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officers' Certificate delivered to the Trustee.

                  (d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Special Servicer) or a separate trustee or co-trustee on behalf of the Holder of the related Loan REMIC Residual Interest and on behalf of the Trustee as holder of the related Loan REMIC Regular Interest and the Lower-Tier Regular Interests and Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

                   (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

                  (ii) Subject to Section 1.02(b), Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note in accordance with the terms of such Note. In the absence of such terms, Net REO Proceeds shall be deemed to have been received first in payment of the accrued interest (not including Excess Interest) that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage
                           Loan deemed to be due and payable in accordance with the terms of such Note and such amortization schedule until such principal has been paid in full and then to Excess Interest and other amounts due under such Mortgage Loan. If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

                  (e) Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

                   (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

                  (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Lower-Tier REMIC or the related Loan REMIC, as applicable) to the effect that the holding of such personal property by the respective REMIC will not cause the imposition of a tax on the related Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause the related Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (f) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on any Loan REMIC, the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause any Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (g) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

                  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

                  (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

                  (h) The environmental assessment contemplated by Section 3.10(g) shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. Subject to the second paragraph of
Section 3.04(a), the Servicer shall advance the cost of preparation of such environmental assessments unless the Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Special Servicer shall provide such information as reasonably requested by the Servicer to determine whether such Advance, if made, would be a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06.

                  (i) If the Special Servicer determines pursuant to Section 3.10(g)(i) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(g)(ii) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, but only if the Trustee has mailed notice to the Holders of the Regular Certificates of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of greater than 50% of the aggregate Voting Rights of such Classes directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Trustee setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard. None of the Trustee, the Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(i) at the direction of the Certificateholders unless the Certificateholders agree to indemnify the Trustee, the Servicer and the Special Servicer with respect to such action or inaction. Subject to the second paragraph of Section 3.04(a), the Servicer shall advance the cost of any such compliance, containment, clean-up or remediation unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance.

                  (j) The Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed or regarding any cancellation of indebtedness with respect to any Mortgage Loan. The Special Servicer shall provide the Servicer with such information or reports as the Servicer deems necessary to fulfill its obligations under this Section 3.10(j) promptly upon the Servicer's request therefor. The Servicer shall deliver a copy of any such report to the Special Servicer and the Trustee.

                  (k) The costs of any Updated Appraisal obtained pursuant to this Section 3.10 shall be paid by the Servicer as an Advance and shall be reimbursable from the Collection Account (or from the Collateral Account to the extent Advances are otherwise reimbursable therefrom pursuant to this Section 3.10).

                  SECTION 3.11. Trustee to Cooperate; Release of Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Servicer shall promptly notify the Trustee or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

                  From time to time upon request of the Servicer or Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan into an REO Property, receipt by the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Servicer or Special Servicer, as applicable.

                  Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.12. Servicing Fees, Trustee Fees and Special Servicing Compensation

                  (a) As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan, which fee shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). Late payment charges and Net Default Interest actually collected on Specially Serviced Mortgage Loans accruing while such Mortgage Loans are Specially Serviced Mortgage Loans shall be promptly paid to the Special Servicer by the Servicer and shall not be required to be deposited in the Collection Account. The Servicer's rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all or part of the Servicer's responsibilities and obligations under this Agreement. In addition, the Servicer shall be entitled to receive, as additional Servicing Compensation, (i) any interest or other income earned on amounts on deposit in the Collection Account maintained by the Servicer and investment income earned on amounts on deposit in Borrower Accounts (to the extent consistent with the related Mortgage Loan) with respect to the Mortgage Loans serviced by it (to the extent such interest or other income is not required to be paid to the related Borrower pursuant to the terms of the related Mortgage Loan or applicable law) and (ii) to the extent permitted by applicable law and the related Mortgage Loans (and not otherwise payable to the Special Servicer pursuant to Section 3.12(b)), any late payment charges, 50% of the Assumption Fees for non-Specially Serviced Mortgage Loans, assumption processing fees on non-Specially Serviced Mortgage Loans, loan modification fees for modifications done by the Servicer in accordance with Section 3.29(c), extension fees, loan service transaction fees, Net Default Interest, Prepayment Interest Excess with respect to all Mortgage Loans in excess of any Prepayment Interest Shortfalls with respect to the Mortgage Loans (other than Mortgage Loans that permit prepayments on a date other than a Due Date and other than Specially Serviced Mortgage Loans), beneficiary statement charges or similar items (but not including any Prepayment Premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05; provided, however, that the Servicer shall not be entitled to apply or retain any amounts as additional compensation, any late payment charges with respect to any Mortgage Loan with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured and all delinquent amounts (including any Default Interest) due with respect to such Mortgage Loan have been paid. Notwithstanding the foregoing, the aggregate Servicing Fee on all Mortgage Loans and investment income earned on any Principal Prepayments during the related Collection Period and due to the Servicer on any Distribution Date shall be reduced as provided in the definition of Servicer Prepayment Interest Shortfalls applicable to the Servicer.

                  As compensation for its activities hereunder on each Distribution Date, the Trustee shall be entitled with respect to each Mortgage Loan to the Trustee Fee with respect to each Mortgage Loan and which shall be payable from amounts on deposit in the Distribution Account as set forth in
Section 3.06(v). The Trustee shall pay the routine fees and expenses of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

                  Except as otherwise provided herein, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it (but excluding any Other Servicers or Other Special Servicers). Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it in connection with its activities hereunder.

                  (b) (i) The Special Servicer shall receive a Work Out Fee with respect to each Corrected Mortgage Loan (other than any Corrected Mortgage Loan related to a Co-Lender Split Note). As to each Corrected Mortgage Loan, the "Work Out Fee" will be
                                                           ------------
                           payable out of, and will be calculated by application of a "Work Out Fee Rate" of 1.0% to,
                                              -------------------
                           each collection of interest (other than Default Interest and Excess Interest), principal (including scheduled payments, prepayments and Balloon Payments at maturity) and Prepayment Premiums received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Work Out Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgage Property becomes an REO Property. A new Work Out Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is
                           terminated (other than for cause) or resigns, it shall retain the right to receive any and all Work Out Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of such termination or resignation. The successor Special Servicer will not be entitled to any portion of such Work Out Fees.

                  (ii) The Special Servicer shall receive a "Liquidation Fee" with respect to each Specially Serviced Mortgage Loan (other than a Mortgage Loan which is related to a Co-Lender Split Note) as to which the Special Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO property as to which the Special Servicer receives any liquidation proceeds. As to each such Specially
                           Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents a recovery of Default Interest or Excess Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of liquidation proceeds received in connection with:

                           (A) the repurchase of any Mortgage Loan by a Mortgage Loan Seller or NHA for a breach of representation or warranty;

                           (B)      the  purchase  of  any  Specially   Serviced
                                    Mortgage Loan or REO Property by the Special
                                    Servicer; or

                           (C) the purchase of all of the Mortgage Loans and REO Properties by the Depositor, the Special Servicer, the Servicer or the
                                    holders   of  the   Class  LR   Certificates
                                    representing  greater than a 50%  Percentage
                                    Interest of the Class LR Certificates in connection with an optional termination of the Trust Fund.

                 (iii) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan, REO Mortgage Loan or Corrected Mortgage Loan (other than a Co-Lender Split Note) to the Special Servicing Compensation, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Special Servicer's rights to the Special Servicing Compensation may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as Special Servicing Compensation, (i) to the extent permitted by applicable law and the related Loan Documents, any Assumption Fees, any assumption processing fees for Specially Serviced Mortgage Loan and extension or other fees relating to any Specially Serviced Mortgage Loan or with respect to servicing activities performed by the Special Servicer on any Specially Serviced Mortgage Loan, and, with respect to any Non-Specially Serviced Mortgage Loan, fees for any modification (other than modification fees due to the Servicer pursuant to Section 3.12(a)), extension or other action by the Special Servicer and 50% of any Assumption Fees and extension or other fees payable by the related Borrower in connection therewith; and (ii) any interest or other income earned on deposits in the REO Accounts.

                  Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

                  (c) The Servicer, Special Servicer and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii); provided that any such costs and expenses that constitute Property Advances will be reimbursable in accordance with the provisions of this Agreement that relate to Property Advances. Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure or determination of recoverability of an Advance, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(vii).

                  (d) No provision of this Agreement or of the Certificates shall require the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Servicer, Special Servicer, Trustee or Fiscal Agent, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

                  If the Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Servicer's, the Special Servicer's or the Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

                  SECTION 3.13. Reports to the Trustee; Collection Account Statements.

                  (a) The Servicer shall deliver to the Trustee and the Special Servicer, no later than 1:00 p.m. Central time on the Business Day prior to the Servicer Remittance Date prior to each Distribution Date (in electronic format acceptable to the Servicer, the Special Servicer and the Trustee), the Servicer Remittance Report with respect to the related Distribution Date (which shall include, without limitation, the amount of Available Funds for the related Distribution Date) including a written statement of anticipated P&I Advances for the related Distribution Date. The Servicer's responsibilities under this
Section 3.13(a) with respect to REO Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.26.

                  (b) For so long as the Servicer makes deposits into and withdrawals from the Collection Account, not later than fifteen days after each Distribution Date, the Servicer shall forward to the Trustee and the Fiscal Agent a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Collection Period and showing the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in
Section 3.05 and each category of withdrawal specified in Section 3.06 for the related Collection Period. The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder. The Trustee will reimburse the Servicer for reasonable costs and expenses (including copying costs) incurred by the Servicer in connection with such inspection by the Trustee or its agents or attorneys.

                  (c) No later than 3:00 p.m. Central time on the Servicer Remittance Date, the Servicer shall deliver or cause to be delivered to the Trustee, Special Servicer and Moody's (in electronic format acceptable to the Servicer, Special Servicer and the Trustee) the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date: (i) a Comparative
Financial  Status  Report,  (ii) a  Delinquent  Loan  Status  Report;  (iii)  an
Historical Loss Estimate Report; and (iv) an Historical Loan Modification Report; (v) an REO Status Report; (vi) CSSA Reports; (vii) a Loan Payoff Notification Report and (viii) a Premium Loan Report. Such reports shall be presented on a computer readable medium reasonably acceptable to the Trustee and the Servicer. The information that pertains to Specially Serviced Mortgage Loans and REO Properties and historic loss estimates and historic loan modifications reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer by 2:00 p.m. Central Time at least one Business Day prior to the related Servicer Remittance Date in the form required by Section 3.13(f) or shall be provided by means of such reports so delivered by the Special Servicer to the Servicer in the form so required. Absent manifest error, the Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer and the Other Servicer (with respect to information relating to any Co-Lender Split Note) and the Trustee shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports and the Other Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer or the Special Servicer deems appropriate). In the case of information or reports to be furnished by the Servicer to the Trustee pursuant to this Section 3.13, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.26(c) and this Section 3.13 or by any Other Servicer and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.26(c) and this Section 3.13, for so long as the Servicer is not the Special Servicer, the Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.13 to the extent caused by the Special Servicer's failure to timely provide any report required under Section 3.26(c)and this Section 3.13 or by any Other Servicer's failure to deliver any information or report; provided, that .the Servicer will make reasonable efforts, consistent with the Servicing Standard, to obtain such reports or information from the Other Servicer.

                  (d) The Servicer shall deliver or cause to be delivered to the Trustee and, except for the rent rolls and operating statements provided for below, the Special Servicer (in electronic format mutually acceptable to the Servicer, the Special Servicer and the Trustee), and promptly after its receipt thereof, the Trustee shall deliver to the Depositor, each Underwriter and each Rating Agency and, upon request, shall make available to the Certificateholders, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Servicer:

                   (i) At least annually by June 30th, commencing on June 30, 1999, with respect to each Mortgage Loan (other than a Co-Lender Split Note) and REO Property (to the extent prepared by and received from the
                           Special   Servicer  in  the  case  of  any  Specially
                           Serviced Mortgage Loan (other than a Co-Lender Split Note) or REO Property), an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, and to the Trustee, copies of the operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Mortgage Loans and REO Properties, only to the extent requested or obtained by the Special Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each of the Mortgage Loans other than Specially Serviced Mortgage Loans or REO Properties.

                  (ii) Within thirty days after receipt by the Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan (other than a Co-Lender Split Note) or REO Property), of any annual operating statements with respect to any Mortgaged Property (other than a Mortgage Property relating to a Co-Lender Split Note) or REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Property), an NOI Adjustment Worksheet for such Mortgaged Property (and, to the Trustee, the annual operating statements attached thereto as an exhibit) (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer or the Special Servicer deems appropriate).

The Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage Loan and to the extent prepared by and received from the related Other Servicer or related Other Special Servicer in the case of any REO Property or any Mortgaged Property that constituted or constitutes security for a Co-Lender Split Note; provided that the Servicer will make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the Other Servicer or Other Special Servicer). The Operating Statement Analysis report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constituted or constitutes security for a Specially Serviced Mortgage Loan and other than any such Mortgaged Property that constituted or constitutes security for a Co-Lender Split Note) is to be updated by the Servicer and such updated report delivered to the Trustee and the Special Servicer (in electronic format) within thirty days after receipt by the Servicer of updated operating statements for such Mortgaged Property. The Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Trustee and the Special Servicer within thirty days after receipt of the necessary information (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer or the Special Servicer deems appropriate).

                  The Special Servicer will be required pursuant to Section 3.13(g) to deliver to the Servicer the information required pursuant to this
Section 3.13(d) with respect to Specially Serviced Mortgage Loans and REO Mortgage Loans on or before June 10th of each year, commencing on June 10, 1999, and within 15 days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

                  (e) No later than 3:00 p.m. Central time on the Servicer Remittance Date, beginning in May 1999, the Servicer shall prepare and deliver to the Trustee and the Special Servicer, a Watch List of all Mortgage Loans that the Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans. For this purpose, Mortgage Loans that are in jeopardy of becoming Specially Serviced Mortgage Loans shall be: (i) Mortgage Loans having a current Debt Service Coverage Ratio that is 80% or less of the trailing twelve-month Debt Service Coverage Ratio as of the Cut-off Date (as stated on Annex A to the Prospectus) or having a current trailing twelve-month Debt Service Coverage Ratio that is less than 1.05x (other than Credit Lease Loans),
(ii) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Servicer indicates a problem that the Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason hereof) that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a borrower or an affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Mortgage Loans that are at least one Collection Period delinquent in payment, and (v) Mortgage Loans that are within 6 months of maturity (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer or the Special Servicer deems appropriate).

                  The Special Servicer shall report to the Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Mortgage Loans, the Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any event that comes to their knowledge with respect to a Mortgage Loan or REO Property that the Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standards, would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

                  (f) By 2:00 p.m. Central Time, at least one Business Day prior to each Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, to the Servicer, Moody's and, upon the request of any of the Trustee, the Depositor or the Underwriters, to such requesting party, the following reports with respect to the Specially Serviced Mortgage Loans (and, if applicable, any REO Properties) (and, as to clauses (ii) and (iii), with respect to all Mortgage Loans), providing the required information as of the Due Date:
(i) a Delinquent Loan Status Report;  (ii) an Historical  Loss Estimate  Report;
(iii) an Historical Loan Modification Report; (iv) an REO Status Report; (v) Comparative Financial Status Reports with respect to all Specially Serviced Mortgage Loans and REO Properties; (vi) a Loan Payoff Notification Report with respect to all Specially Serviced Mortgage Loans; (vii) CSSA Reports and (viii) a Premium Loan Report with respect to all Specially Serviced Mortgage Loans. Such reports shall be presented in writing and on a computer readable magnetic medium (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer or the Special Servicer deems appropriate).

                  (g) The Special Servicer shall deliver or cause to be delivered to the Servicer, and the Rating Agencies and, upon the request of any of the Trustee, the Depositor or the Underwriters, to such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

                   (i) Annually, on or before June 10 of each year, commencing with June 10, 1999, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan (other than a Co-Lender Split Note), an Operating Statement Analysis for the related Mortgaged Property or REO Property (other than a Co-Lender Split Note) as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls (which are required to be delivered pursuant to the related Mortgage File) for the related Mortgaged Property or REO Property (other than a Co-Lender Split Note) as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each Mortgaged
                           Property constituting security for a Specially Serviced Mortgage Loan and each REO Property (other than a Co-Lender Split Note).

                  (ii) Within 20 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially
                           Serviced Mortgage Loan (other than a Co-Lender Split Note), or at least six months of operating information with respect to any REO Property, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

The Special Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property securing a Specially Serviced Mortgage Loan and REO Property. The Operating Statement Analysis report for each Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is a REO Property is to be updated by the Special Servicer and such updated report delivered to the Servicer within 20 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property. In addition, the Special Servicer shall provide each such report to the Servicer in the then-applicable CSSA format. The Special Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is a REO Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Servicer within 20 days after receipt of the necessary information.

                  (h) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer or the Special Servicer pursuant to this Agreement.

                  SECTION 3.14.    Annual Statement as to Compliance.

                  The Servicer and the Special Servicer (the "reporting person") each shall deliver to the Trustee, the Depositor and to the Rating Agencies on or before March 15 of each year, beginning with March 15, 2000, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the activities of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled its obligations under this Agreement in all material respects throughout such year (or such shorter period), or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of any of the Upper-Tier REMIC, Lower-Tier REMIC or the Loan REMICs as a REMIC or the portion of the Trust Fund exclusive of the Trust REMICs and the Loan REMICs as a grantor trust from the IRS or any other governmental agency or body.

                  SECTION 3.15. Annual Independent Public Accountants' Servicing Report.

                  On or before March 15 of each year, beginning with March 15, 2000, the Servicer and the Special Servicer (the "reporting person") each at the reporting person's expense shall cause a firm of nationally recognized
Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and to the Rating Agencies, to the effect that such firm has examined certain documents and records relating to the servicing of the similar mortgage loans under similar agreements for the prior calendar year and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single
Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported. Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.22 hereof. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants that such electronic version is a conformed copy of the original Accountant's Statement.

                  SECTION 3.16.   Access to Certain Documentation.

                  The Servicer and Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded only upon reasonable request and during normal business hours at the offices of the Servicer or Special Servicer. Nothing in this Section 3.16 shall require the Servicer and Special Servicer to violate, in the judgment of the Servicer or Special Servicer, as applicable, any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Servicer or Special Servicer to provide access as provided in this Section 3.16 as a result of such law shall not constitute a breach of this Section 3.16. The Servicer or the Special Servicer may require that such party execute a reasonable confidentiality agreement customary in the industry (and approved by the Depositor) with respect to such information.

                  In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder or any regulatory authority that may exercise authority over a Certificateholder, the Servicer and the Special Servicer may each require payment from such Certificateholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including, without limitation, copy charges and, in the case of any such party requiring on site review in excess of three Business Days, reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law without charge.

                  SECTION 3.17.   Title and Management of REO Properties.

                  (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders, the Holder of the related Loan REMIC Residual Interest and itself as Holder of the related Loan REMIC Regular Interest and the Lower-Tier Regular Interests. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property prior to the close of the third calendar year beginning after the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC or the related Loan REMIC, as applicable, has applied for an extension of such period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or
(ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund), addressed to the Special Servicer and Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)).

                  (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any "net income from foreclosure property," within the meaning of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Trustee in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders than an alternative method of operation or rental of such REO Property that would not be subject to such a tax. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999--C1, REO Account." The REO Property and the related REO Account with respect to the Atlanta Marriott Loan, the DDRA Loan and the Overland MHP Loan shall be treated as assets of the related Loan REMIC for all purposes of this Agreement. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

                   (i) all insurance premiums due and payable in respect of any REO Property;

                  (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

                 (iii)     all costs and expenses  reasonable  and  necessary to
                           protect,   maintain,   manage,  operate,  repair  and
                           restore any REO Property; and

                  (iv) any taxes imposed on the Upper Tier REMIC, the Lower-Tier REMIC or the related Loan REMIC in respect of net income from foreclosure property in accordance with Section 4.05.

                  To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above and the Special Servicer has provided written notice of such shortfall to the Servicer at least five Business Days (or such lesser period as may be necessary, in the reasonable opinion of the Special Servicer, to prevent a material adverse effect on any Mortgaged Property but in no event less than two Business Days) prior to the date that such amounts are due, the Servicer shall advance the amount of such shortfall unless the Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance; provided, however, the Special Servicer shall make reasonable efforts to request Advances once in any 30 day period to satisfy all such shortfalls. The Special Servicer shall reasonably cooperate with the Servicer in providing any information required to determine whether an Advance would be a Nonrecoverable Advance and the Servicer shall reasonably cooperate with the Special Servicer in providing any information required to determine whether an Advance would be a Nonrecoverable Advance. If the Servicer does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance; and if the Trustee fails to make any such Advance, the Fiscal Agent shall make such Advance, unless in either case, the Trustee or the Fiscal Agent determines that such Advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Servicer hereunder. The Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06. The Special Servicer shall withdraw from each REO Account and remit to the Servicer for deposit into the Collection Account on a monthly basis prior to or on the related Due Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

                  Notwithstanding the foregoing, the Special Servicer shall not:

                   (i) permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

                 (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Special Servicer shall be required to contract with an Independent Contractor the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

                   (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than 30 days following the receipt thereof by such Independent Contractor;

                 (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

                  (c) Promptly following any acquisition by the Trust Fund of an REO Property, the Special Servicer shall obtain an Updated Appraisal thereof, but only in the event that any Appraisal or Updated Appraisal with respect thereto is more than 12 months old, in order to determine the fair market value of such REO Property and shall notify the Depositor, the Servicer and the Trustee hereto of the results of such appraisal. Any such appraisal shall be conducted by an appraiser who is an MAI and the cost thereof shall be an expense of the Trust Fund. The Special Servicer shall obtain a new Updated Appraisal or a letter update every 12 months thereafter.

                  (d) When and as necessary, the Special Servicer shall deliver to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

                  SECTION 3.18. Sale of Specially Serviced Mortgage Loans and REO Properties.

                  (a) The Special Servicer may offer to sell to any Person any Specially Serviced Mortgage Loan (other than a Split Loan as to which the Trustee is not the Lead Lender) or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund. With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with the foregoing, the Special Servicer shall deliver to the Trustee an Officers' Certificate to the effect that pursuant to the terms hereof, the Special Servicer has determined to sell such Specially Serviced Mortgage Loan or REO Property in accordance with this Section 3.18. The Special Servicer may then offer to sell to any Person any Specially Serviced Mortgage Loan or any REO Property or, subject to the following sentence, purchase any such Specially Serviced Mortgage Loan or REO Property (in each case at the Repurchase Price therefor), but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in Section 3.17(a). The Special Servicer shall deliver such Officers' Certificate and give the Trustee not less than ten Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price therefor or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at the Repurchase Price.

                  In the absence of any such offer or purchase by the Special Servicer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price, as determined in accordance with Section 3.18(b), for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a Person other than an Interested Person, or is determined to be a fair price by the Trustee in accordance with Section 3.18(b), if the highest offeror is an Interested Person; provided, that the Trustee shall be entitled to engage, at the expense of the Trust Fund, an Independent appraiser to determine whether the highest offer is a fair price and, further provided, that if the highest offeror is an Interested Person such offer shall not be accepted if it is less than the Repurchase Price, unless the Rating Agencies have confirmed, in writing, that such acceptance will not, in itself, result in the qualification, downgrade or withdrawal of the then-current ratings assigned to the Certificates. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.

                  The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer (other than price) are more favorable), provided that the offeror is not an Affiliate of the Special Servicer. In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to the Rated Final Distribution Date.

                  (b) In determining whether any offer received from an Interested Person represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Trustee shall engage, at the expense of the Trust Fund, an Independent appraiser to determine whether the higher offer is a fair price, and the Trustee may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer (if the highest offeror is not an Interested Person) or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, any Updated Appraisal previously obtained, the period and amount of any delinquency on the affected Specially Serviced Mortgage Loan, the physical (including environmental) condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.17(a).

                  (c) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Servicer, the Depositor, the Fiscal Agent and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or, if the offeror is an Interested Person, the Servicer (or the Trustee, if the Servicer is an offeror).

                  (d) The Servicer shall file information returns regarding the abandonment or foreclosure of Mortgaged Properties with the IRS at the time and in the manner required by the Code based upon information provided by the Special Servicer. The Special Servicer hereby agrees to provide the Servicer with all information necessary for it to make such filings.

                  (e) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section 3.05(a)(iv).

                  SECTION 3.19. Additional Obligations of the Servicer and Special Servicer; Inspections.

                  (a) The Servicer shall inspect or cause to be inspected (at its own expense) each Mortgaged Property (other than those Mortgaged Properties relating to Co-Lender Split Notes and Specially Serviced Mortgage Loans or REO Properties) with an Allocated Loan Amount of (A) $2,000,000 or more at least once every 12 months (other than Mortgage Properties securing Credit Lease Loans), (B) less than $2,000,000 at least once every 24 months and (C) with respect to a Mortgaged Property securing a Credit Lease Loan, at least once every 24 months, provided, however, that in the event the Trustee notifies the Special Servicer that the long-term unsecured debt rating of the credit tenant or guarantor with respect to the Credit Lease Loan is downgraded by a full letter rating since origination by either Rating Agency, then such Mortgaged Property or Mortgaged Properties securing such Credit Lease Loan shall be inspected by the Special Servicer within six months of such downgrade and, thereafter, at least once every 24 months, in each case, such period commencing in June 1999. If any Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan, (ii) has a Debt Service Coverage Ratio of less than 1.0 (except with respect to Credit Lease Loans), or with respect to Credit Lease Loans, the related credit tenant has defaulted or (iii) is delinquent for 60 days, each Mortgaged Property related to such Specially Serviced Mortgage Loan shall be inspected by the Special Servicer as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Servicer or Special Servicer, as applicable, shall send to the Rating Agencies (providing the Rating Agencies have not provided instructions to the contrary) within 45 days of completion, each inspection report. For any Mortgage Loans serviced by the Servicer, the Special Servicer may inspect a Mortgaged Property upon at least 30 days notice to the Servicer of its intent. Upon completion of the inspection of such Mortgaged Property, the Special Servicer shall provide a copy of the inspection report for such property to the Servicer, and Servicer shall be relieved of its then-current obligation to inspect such property.

                  The Special Servicer, at its own expense, shall have the right to inspect Mortgaged Properties that are on the Watch List, provided that the Special Servicer notifies the Servicer prior to such inspection and provides a copy of the inspection report for such property to the Servicer. Any such inspection by the Special Servicer shall be deemed to be the inspection required pursuant to the immediately preceding paragraph.

                  The Servicer shall, as to each Mortgage Loan which is secured by the interest of the related mortgagor under a ground lease promptly (and in any event within 60 days of the date on which the Servicer receives the Mortgage Loan Schedule) notify the related ground lessor of the transfer of such Mortgage Loan to the Trustee on behalf of the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease should thereafter be forwarded to the Trustee and the Servicer.

                  (b) With respect to each Mortgage Loan (subject to the rights of the Servicer pursuant to Section 3.29(c)), the Special Servicer shall enforce the Trustee's rights with respect to the Manager under the related Loan Documents and Management Agreement, provided, that, if such right accrues under the related Loan Documents or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Special Servicer shall irrevocably waive such right with respect to such date. In the event the Special Servicer is entitled to terminate the Manager, the Special Servicer shall promptly give notice to the Trustee (who shall copy the Certificateholders), the Originator, the Servicer, the Depositor and each Rating Agency.

                  SECTION 3.20.  Authenticating Agent.

                  The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and the Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor and the Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

                  Any  corporation  into which the  Authenticating  Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the
Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  The  Authenticating  Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor or the Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.20, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.20.

                  The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

                  SECTION 3.21.   Appointment of Custodians.

                  The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least "BBB" from S&P and "Baa2" from Moody's, unless the Trustee shall have received prior written confirmation from each Rating Agency that the appointment of such Custodian would not cause such Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.07. Any reasonable compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. The Trustee shall serve as the initial Custodian. The Custodian shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.21 shall be issued by a Qualified Insurer, or shall be otherwise acceptable to the Rating Agencies.

                  SECTION 3.22. Reports to the Securities and Exchange Commission; Available Information.

                  (a) The  Trustee  shall  prepare  and  sign,  on behalf of the
Depositor, any and all Exchange Act Reports; provided, however, that (i) the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund, (ii) the Servicer shall prepare and sign on behalf of the Depositor any Exchange Act Report which includes an Annual Compliance Report relating to the Servicer, and (iii) the Special Servicer shall prepare and sign on behalf of the Depositor any Exchange Act Report which includes an Annual Compliance Report relating to the Special Servicer. Each Exchange Act
Report consisting of a monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, NOI Adjustment Worksheet, Watch List, Loan Payoff Notification Report, Premium Loan Report or report pursuant to Section 4.02(b) shall be prepared as an exhibit or exhibits to a Form 8-K. Each Exchange Act Report consisting of an Annual Compliance Report shall be prepared as exhibits to an Annual Report on Form 10-K and shall identify the aggregate number of Holders of Public Certificates and Depository Participants holding positions in Public Certificates as of December 31 (or the nearest Business Day if such date is not a Business Day) of the related year. For each Exchange Act Report, the Trustee or the Special Servicer, as applicable, shall prepare (i) a manually-signed paper version of such report and (ii) an electronic version of such report, which version shall be prepared as a Microsoft Word for Windows file (or in such other format as the Trustee, the Depositor and the Servicer or the Special Servicer may agree), provided, that, with respect to the electronic version of each Exchange Act Report consisting of a monthly Distribution Date Statement, the Servicer need only deliver an electronic version of the related Form 8-K and the Trustee shall attach an electronic version of the related monthly Distribution Date Statement thereto as an exhibit. Exchange Act Reports consisting of (i) a monthly Distribution Date Statement shall be filed within ten days after the related Distribution Date; (ii) a Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, NOI Adjustment Worksheet, Watch List, Loan Payoff Notification Report, Premium Loan Report or report pursuant to Section 4.02(b) shall be filed within ten days after each Distribution Date; and (iii) an Annual Compliance Report shall be filed on or prior to March 15 of each calendar year. Electronic versions of each Exchange Act Report shall be delivered to the Trustee on a computer diskette (delivered by courier in packaging designed to shield such diskette from damage in transmission) or by means of electronic data transfer system mutually agreed upon by the Trustee and the Servicer or Special Servicer. The Trustee shall forward each Exchange Act Report to the Depositor (and its attorneys, Cadwalader, Wickersham & Taft, Attn: Anna H. Glick in a manner and in a format agreed upon by the Trustee and the Depositor. Manually-signed copies of each Exchange Act Report shall be delivered to the Depositor at the address set forth in Section 10.04 to the attention of Nez Mustafic, with a copy to Marshall Brozost, Esq. (or such other Persons as are designated in writing by the Depositor), with a copy to the Trustee.

                  If information for any Exchange Act Report is incomplete by the date on which such report is required to be filed under the Exchange Act, the Trustee or, with respect to any Annual Compliance Report relating to the Special Servicer or the Servicer, the Special Servicer or the Servicer, as applicable, shall prepare and execute a Form 12b-25 under the Exchange Act and shall deliver an electronic version of such form to the Trustee for forwarding to the Depositor as provided above. The Servicer or the Special Servicer, as applicable, shall deliver the related report in electronic form to the Trustee when such information is available and such completed report shall be forwarded electronically by the Trustee to the Depositor.

                  None of the Servicer, the Special Servicer and the Trustee shall (i) file a Form ID with respect to the Depositor or (ii) cause the Trust Fund to stop filing reports, statements and information with the Commission pursuant to this Section unless directed to do so by the Depositor or the continued reporting is prohibited under the Exchange Act or any regulations thereunder. Upon the written request of the Depositor, the Servicer shall file a Form 15 relating to the Trust Fund with the Commission and send a copy thereof to the Trustee and the Depositor.

                  The Trustee shall, at the written direction of the Depositor, solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited pursuant to the Exchange Act.

                  (b) The Servicer or the Special Servicer with respect to Specially Serviced Mortgage Loans shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed to the extent the Servicer, or the Special Servicer with respect to Specially Serviced Mortgage Loans, deems such action to be necessary or appropriate), also, make available any information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Servicer, or the Special Servicer with respect to Specially Serviced Mortgage Loans, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any related Loan Documents related to a Mortgage Loan. In connection with providing or granting any information or access pursuant to this paragraph, the Servicer and the Special Servicer may require payment from the Depositor, or other Persons (other than the Rating Agencies) of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including, without limitation, copy charges and, in the case of any such party requiring on-site review in excess of three Business Days, reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law.

                  (c) The Servicer and the Special Servicer shall make available at their offices during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies and the Depositor) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate the following items:
(i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to
Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Servicer or the Special Servicer, as applicable, or the Trustee, as applicable, upon request. Nothing in this Section 3.22(c) shall require the Servicer or the Special Servicer to violate, in the judgment of the Servicer or the Special Servicer, as applicable, any applicable law prohibiting disclosure of information with respect to Borrower and the failure of the Servicer or the Special Servicer to provide access as provided under this Section 3.22(c) as a result of such law shall not constitute a breach of this Section.

                  (d) Notwithstanding the obligations of the Trustee set forth in the preceding provisions of this Section 3.22, the Trustee, Servicer or Special Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which it has determined that such withholding is appropriate.

                  (e) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall not have any liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer, and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.

                  SECTION 3.23. Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts.

                  The Servicer shall administer each Lock-Box Account, Cash Collateral Account, Escrow Account and Reserve Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

                  SECTION 3.24.   Property Advances.

                  (a) The  Servicer  (or,  to the  extent  provided  in  Section
3.24(b), the Trustee or the Fiscal Agent) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. For purposes of distributions to Certificateholders and compensation to the Servicer, Special Servicer or Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

                  (b) The Servicer shall notify the Trustee, the Special Servicer and the Fiscal Agent, in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the later of (i) the date specified in such notice for the payment of such Property Advance and
(ii) the fifth Business Day following such notice, the Trustee, subject to the provisions of Section 3.24(c), shall pay the amount of such Property Advance in accordance with such information and instructions. If the Trustee fails to make any Property Advance required to be made under this Section 3.24, the Fiscal Agent, subject to the provisions of Section 3.24(c), shall make such Advance on the same day the Trustee was required to make such Property Advance and, thereby, the Trustee shall not be in default under this Agreement.

                  (c) None of the Servicer, the Trustee or the Fiscal Agent shall be obligated to make a Property Advance as to any Mortgage Loan or REO
Property if the Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer, that a Property Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer hereunder.

                  (d) The Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Property Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

                  SECTION 3.25.   Appointment of Special Servicer.

                  (a) Lennar  Partners,  Inc.  is hereby  appointed    as    the
initial Special Servicer to service each Specially Serviced Mortgage Loan.

                  (b) The Directing Holders shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates. If there is a Special Servicer Event of Default, the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02.

                  (c) The appointment of any such successor Special Servicer, shall not relieve the Servicer, the Trustee or the Fiscal Agent of their respective obligations to make Advances as set forth herein; provided, however, the Servicer shall not be liable for any actions or any inaction of such successor Special Servicer.

                  (d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Trustee and each Rating Agency, as evidenced in writing, and the Trustee has received written confirmation from each Rating Agency that such appointment would not cause any Rating Agency to qualify, withdraw or downgrade any of its then-current ratings on any Certificates. Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(a) mutatis mutandis.

                  SECTION 3.26. Transfer of Servicing Between Servicer and Special Servicer; Record Keeping.

                  (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Servicer shall promptly give notice thereof, to the Special Servicer and shall use its reasonable best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its reasonable best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence (provided that receipt of copies of all documents in the Mortgage File shall suffice for such purpose). With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Servicer. The Servicer or Special Servicer, as applicable, may agree that, notwithstanding the preceding sentence, with respect to each Mortgage Loan that became a Specially Serviced Mortgage Loan, the Servicer shall instruct the related Borrower to remit all payments in respect of such Mortgage Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Servicer. The Special Servicer shall remit to the Servicer any such payments received by it pursuant to the preceding sentence within one Business Day of receipt. The Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Borrower.

                  Upon determining that no event has occurred and is continuing with respect to a Mortgage Loan that causes such Mortgage Loan to be a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Servicer, and upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the last sentence of the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Borrower to remit all payments in respect of such Specially Serviced Mortgage Loan directly to the Servicer.

                  (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special
Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer.

                  (c) Not later than 3:00 p.m. Central Time on the Business Day preceding each date on which the Servicer is required to furnish a report under
Section 3.13(a) to the Trustee, the Special Servicer shall deliver to the Trustee, with a copy to the Servicer a written statement describing, on a Mortgage Loan by Mortgage Loan basis (for all Mortgage Loans for which the Special Servicer is collecting the payments thereon), (i) the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Mortgage Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the REO Property relating to each applicable Specially Serviced Mortgage Loan, in each case in accordance with Section 3.17 and (ii) such additional information relating to the Specially Serviced Mortgage Loans as the Servicer, or Trustee reasonably requests to enable it to perform its duties under this Agreement.

                  (d) Notwithstanding the provisions of the preceding subsection
(c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.

                  (e) The Servicer shall maintain all records with respect to defeased Mortgage Loans.

                  SECTION 3.27.  Interest Reserve Account.

                  (a) On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in January which occurs in a year which is not a leap year, the Servicer shall remit to the Trustee, in respect of each Actual/360 Mortgage Loan, for deposit into the Interest Reserve Account, an amount equal to one day's interest accrued at a per annum rate equal to 31/30 of the related Mortgage Rate (less the Administrative Fee Rate) on the Stated Principal Balance of such Mortgage Loan as of the last day of the then most recently ended Interest Accrual Period, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts").

                  (b) On each Servicer Remittance Date occurring in March, the Servicer shall instruct the Trustee to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount into the Distribution Account.

                  SECTION 3.28. Limitations on and Authorizations of the Servicer and Special Servicer with Respect to Certain Mortgage Loans.

                  (a) Prior to taking any action with respect to a Mortgage Loan secured by Mortgaged Properties located in a "one-action" state, the Servicer, with respect to non-Specially Serviced Mortgage Loans, or Special Servicer, with respect to Specially Serviced Mortgage Loans, as applicable, shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund.

                  (b) With respect to any Mortgage Loan which permits the related Borrower, with the consent or grant of a waiver by mortgagee, to incur additional indebtedness, to grant additional encumbrances against the related Mortgaged Property or to amend or modify the related Borrower's organizational documents or the organizational documents of the owner of the Borrower, then the Special Servicer may either consent to such action, or grant a waiver with respect thereto, only if the Special Servicer determines that such consent or waiver is likely to result in an equal or greater recovery on a present value basis (discounted at the related Mortgage Rate) than would not consenting to such action, and the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of a waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

                  (c) With respect to the Mortgage Loans that require the related Borrower to pay Rating Agency monitoring or review fees, the Servicer or the Special Servicer, in accordance with the Servicing Standard, shall enforce the obligation of the related Borrowers to pay Rating Agency monitoring or review fees and the Servicer shall remit such fees from the related Cash Collateral Account for payment of such fees to the applicable Rating Agencies. The Servicer shall receive bills from the Rating Agencies for monitoring, review and surveillance of the Certificates and the Mortgage Loans on behalf of CCA and shall promptly notify and send such bills to CCA, Attention: Marlyn A. Marincas. CCA will notify each Rating Agency to bill CCA for such services and to send such bills to the Servicer. The Servicer shall notify CCA of the portion of the bill that it has paid from funds collected from such Borrowers and CCA will pay such portion of the bill not paid from funds provided by the applicable Borrowers (as described in this section (c)). Any Rating Agency monitoring or review fees shall be paid by CCA on an ongoing basis, provided, that if such fees are not paid by CCA within 30 days after notice from the Servicer, they will be paid from amounts otherwise distributable to the Class M-2 Certificates on the next succeeding Distribution Date pursuant to the terms of this Agreement, and, to the extent such amounts are insufficient to make payment on such fees, such fees will be paid by the Servicer and shall constitute a Property Advance hereunder.

                  (d) With respect to all Mortgage Loans that provide that the holder of the related Note may apply amounts received thereunder (including, without limitation, Liquidation Proceeds) against principal, interest and any other sums due in the order as the holder shall determine, the Servicer shall apply amounts received in respect of any such Mortgage Loan (after using such amounts to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for outstanding Advances that were made as to such Mortgage Loan)
(i) first to interest (other than Excess Interest or Default Interest) due thereunder; (ii) next to principal; (iii) next to Default Interest due thereunder; (iv) next to Prepayment Premiums (excluding any Return of Premium Amounts) due thereunder; (v) then to any Excess Interest due thereunder; (vi) then to reimburse any litigation or other expenses incurred in collecting any such amounts received in respect of such Mortgage Loan; (vii) then to any Return of Premium Amounts due thereunder and (viii) finally to any other sums due thereunder.

                  (e) With  respect  to the  Mortgage  Loans that are ARD Loans,
neither  the   Servicer   (including   the   Servicer  in  its   capacity  as  a
Certificateholder, if applicable) nor the Special Servicer shall take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the maturity date of the related Mortgage Loan.

                  (f) To the extent not inconsistent with the related Mortgage Loan, the Special Servicer shall not consent to a change of franchise affiliation with respect to a Mortgaged Property unless it obtains written confirmation from S&P and Moody's that such consent would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

                  (g) With respect to any Mortgage Loan secured by a senior housing/healthcare facility, the Special Servicer shall hire a consultant which is experienced in the operation of such facilities in the event that such Mortgage Loan becomes a Specially Serviced Mortgage Loan, the cost of which shall constitute a Property Advance to be paid by the Servicer subject to the second paragraph of Section 3.04(a).

                  (h) With respect to the Mortgage Loans that are ARD Loans, the Special Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related Borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment (except for a portion of accrued Excess Interest, provided that the Special Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce an equal or greater payment to Certificateholders on a present value basis (discounted at the related Mortgage
Rate) than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered. Additionally, with respect to any ARD Loan, the Special Servicer is permitted, in accordance with the Servicing Standard, to waive the portion of accrued Excess Interest, if any, accrued at a rate in excess of 2% above the related Mortgage Rate if (i) a default has occurred or is reasonably foreseeable or (ii) the Special Servicer has determined that such a waiver is likely to produce an equal or greater payment to Certificateholders on a present value basis. Neither the Servicer nor the Special Servicer will have any liability to the Trust Fund, the Certificateholders or any other Person so long as such determination is based on such criteria.

                  (i) With respect to the Mortgage Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Servicer to continue to require the related Borrower to maintain earthquake insurance, the Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the Mortgage Loan and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. Any determination by the Servicer that such insurance is not available at commercially reasonable rates shall be subject to confirmation by S&P that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates rated by S&P.

                  (j) The Servicer shall send written notice to each Borrower and the related Manager and clearing bank that, if applicable, the Servicer and/or the Trustee has been appointed as the "Designee" of the "Lender" under any related Lock-Box Agreement.

                  (k) Each of the Servicer and the Special Servicer hereby agrees to use efforts consistent with the Servicing Standard to abide by the terms and conditions precedent to payment of claims under any Residual Value Policies and to use efforts consistent with the Servicing Standard to take all such action as may be required to comply with the terms and provisions of such policies in order to maintain, in full force and effect, such Residual Value Policies. In addition to complying with all conditions to coverage, the Special Servicer hereby agrees that it will use efforts consistent with the Servicing Standard to take any and all actions required under the Residual Value Policy in connection with any claim, including (i) the timely presentation of a proof of loss containing all required information, (ii) providing reasonable access to any Mortgaged Property (but only to the extent such access is available pursuant to the related Loan Documents, applicable law and the related Credit Lease),
(iii) the providing of any other notices required under the Residual Value Policy in a timely fashion, and (iv) the timely submission of claims under the Residual Value Policy to the extent the Special Servicer determines in accordance with the Servicing Standard that any such claim would not be excluded under the terms of the Residual Value Policy. Any and all amounts collected under a Residual Value Policy shall be immediately deposited in the Collection Account, subject to withdrawal as provided herein.

                  (l) For any Mortgage Loan as to which, under the terms of the related Loan Documents, the mortgagee may, in its discretion, apply Insurance Proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Lock-out Period, the Servicer may only make such a prepayment if the Servicer has first consulted with the Special Servicer (if the Special Servicer is not the Servicer).

                  (m)      [Reserved]

                  (n) The Special Servicer (together with its employees, officers and directors) shall not utilize the proprietary and nonpublic information that it becomes aware of in servicing the Mortgage Loans to render advice in connection with, solicit or otherwise participate in the refinancing of any Mortgage Loans (whether at maturity or otherwise, unless the Mortgage Loan Seller confirms in writing that it will not pursue the refinancing of such Mortgaged Property). The Special Servicer shall not make its Mortgage Loan servicing system available to the Special Servicer's Affiliates, engaged in the commercial mortgage origination business for the purpose of refinancing a Mortgage Loan prior to or at its due date.

                  (o) The Servicer and the Special Servicer shall administer the Split Notes in accordance with the related Co-Lender Agreements.

                  (p) Without limiting the obligations of the Servicer hereunder with respect to the enforcement of a Borrower's obligations under the related Mortgage Loan Documents, the Servicer agrees that it shall use efforts consistent with the Servicing Standard to enforce the provisions of the Mortgage Loan Documents with respect to the collection of Prepayment Premiums.

                  (q) In the event that a Rating Agency shall charge a fee in connection with providing confirmation under this Agreement that a proposed action, including any enforcement of a due-on-encumbrances clause, will not result in the downgrade, withdrawal, or qualification of any rating assigned to any Class of Certificates, the Servicer or Special Servicer shall use efforts consistent with the Servicing Standard to require the related Borrower to pay such fee to the full extent permitted under the applicable Mortgage Loan Documents. If the Borrower fails to pay such fee, then the Servicer and Special Servicer shall not take such proposed action; provided that if the Servicer or Special Servicer determines that (A) the Borrower is not obligated to pay such expense or (B) failure to waive such due-on-encumbrance provision or take such proposed action will result in the borrower defaulting under the related Mortgage Loan and that, in the event of such default, failure to waive such due-on-encumbrance provision or take such proposed action would result in a lesser net recovery with respect to the related Mortgage Loan than would occur if the Servicer or Special Servicer were to take such proposed action, the Depositor shall pay such expenses; provided, that if the Depositor does not pay such expenses, any expenses incurred by the Servicer or Special Servicer, as applicable, shall be reimbursable as a Property Advance.

                  (r) With respect to the Value City Credit Lease Loan, the Servicer or Special Servicer (if such Mortgage loan is a Specially Serviced
Loan) shall not exercise any discretion to approve or disapprove the substitution of an alternate property for a Mortgaged Property pursuant to
Section 43 of the lease agreement relating thereto; provided, that the related Borrower's delivery of written confirmation from the Rating Agencies that such substitution will not result in the withdrawal, qualification or downgrade of the then-current ratings of any Class of Certificates will constitute lender approval and the related Borrower's failure to deliver such written confirmation will constitute lender disapproval.

                  (s) To the extent not  inconsistent  with the related Mortgage
Loan, neither the Servicer nor the Special Servicer shall consent to a replacement of the related Manager with respect to a Mortgaged Property unless it obtains written confirmation from S&P and Moody's that such consent would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates; provided, however, that if the Stated Principal Balance of such Mortgage Loan as of the day immediately prior to the date of determination plus the principal balance of any Mortgage Loans that are cross-collateralized, cross-defaulted or made to related borrowers with the Mortgage Loan subject to such modification is less than the lesser of (x) (i) 2% for Moody's and (ii) 5% for S&P of the total aggregate Stated Principal Balances of the Mortgage Loans and (y) $30,000,000, and the Mortgage Loan is not, at the time of determination, one of the ten largest
Mortgage Loans in the Trust Fund, such written confirmation shall not be required from the applicable Rating Agency.

                  (t) To the extent not inconsistent with the related Mortgage Loan, none of the Servicer or the Special Servicer shall consent to a transfer of ownership interest in any Borrower or beneficial owner of Borrower with respect to a Mortgaged Property unless it obtains written confirmation from the Rating Agencies that such consent would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates; provided, however, that if the Stated Principal Balance of such Mortgage Loan as of the day immediately prior to the date of determination plus the principal balance of any Mortgage Loans that are cross-collateralized, cross-defaulted or made to related borrowers with the Mortgage Loan subject to such modification, is less than the lesser of (x) (i) 2% for Moody's and (ii) 5% for S&P of the total aggregate Stated Principal Balances of the Mortgage Loans and (y) $30,000,000, and the Mortgage Loan is not one of the ten largest Mortgage Loans in the Trust Fund, such written confirmation shall not be required from the applicable Rating Agency.

                  (u) To the extent not inconsistent with the related Mortgage Loan, the Servicer shall maintain all reserve accounts and cash collateral accounts as Eligible Accounts and shall invest funds in such accounts in Permitted Investments.

                  (v) To the extent not inconsistent with the related Mortgage Loan, the Special Servicer shall, as a condition to granting consent to any material alteration of a Mortgaged Property require any such Borrower to post cash security in the amount of 125% of the projected cost of such alteration, provided, however, that if the Stated Principal Balance of such Mortgage Loan as of the day immediately prior to the date of determination or group of cross-collateralized Mortgage Loans or group of Mortgage Loans to affiliated Borrowers, as the case may be, is less than the lesser of (x) 2% of the total aggregate Stated Principal Balances of the Mortgage Loans and (y) $30,000,000, and is not, at the time of determination, one of the ten largest Mortgage Loans in the Trust Fund, such deposit shall not be required. A material alteration shall be an alteration where the projected cost of such alteration exceeds 5% of the Stated Principal Balance of such Mortgage Loan.

                  (w) Pursuant to the provisions of any Mortgage Loan which provides for the removal of a property manager, any calculation of Debt Service Coverage Ratio by the Servicer or the Special Servicer shall use the Mortgage Rate, and not the Revised Mortgage Rate, regardless of the rate in effect at the time of such calculation.

                  (x) The Special Servicer shall not remove any Manager solely because any Mortgage Loan has reached its Anticipated Repayment Date and there remains an outstanding principal balance on such Mortgage Loan.

                  (y) The assignment to the Trust Fund of the ACCOR Credit Lease notwithstanding, the right of the landlord under the ACCOR Credit Lease to approve of the substitution of the related Mortgaged Properties under certain specified circumstances may be exercised only by the Borrower and not by the Trustee, the Servicer or the Special Servicer, to the extent consistent with the applicable law and the related Loan Documents; provided , that the foregoing shall not contravene any requirement under the Loan Documents to obtain any Rating Agency confirmation.

                  SECTION 3.29.   Modification, Waiver, Amendment and Consents.

                  (a) The Special Servicer may, consistent with the Servicing Standard, agree to the modification, waiver or amendment of any term of a Mortgage Loan which is in default or as to which default is reasonably foreseeable, provided, in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee. The Special Servicer may either foreclose or elect to grant up to three one-year extensions on any such Mortgage Loan that is a Specially Serviced Mortgage Loan; provided, however, that no such extension may extend the final Maturity Date beyond (a) the date that is two years prior to the Final Rated Distribution Date or (b) the date that is ten years prior to the expiration of any related ground lease.

                  To the extent that either the Servicer or Special Servicer waives any Default Interest or late payment charge in respect of any Mortgage Loan, whether pursuant to Section 3.03(a) or this Section 3.29, the respective amounts of additional servicing compensation payable to the Servicer and the Special Servicer out of such Default Interest or late payment charges shall be reduced proportionately based upon the respective amounts that had been payable thereto out of such Default Interest or late payment charges immediately prior to such waiver.

                  (b) The Special Servicer may, subject to Section 3.29(f) and consistent with the Servicing Standard, agree to any modification, waiver or amendment (other than any modifications, waivers or amendments to any non-Specially Serviced Mortgage Loan expressly the responsibility of the Servicer, pursuant to Section 3.29(c)) of any term of any Mortgage Loan that is not in default or for which a default is not reasonably foreseeable with the consent of the Holders of Certificates representing greater than 50% of the Voting Rights of the most subordinate Class or Classes of Certificates then outstanding (provided, for the purpose of determining the most subordinate Class of Certificates then outstanding, (i) the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates collectively and (ii) the Class M-1 and Class M-2 Certificates collectively will, in each case, be treated as one Class) representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been notionally reduced based on Appraisal Reduction Amounts to less than 25% of its initial Certificate Balance, the holders of the next most subordinate Class) (the "Directing Holders"), subject, however, to each of the following limitations, conditions and restrictions:

                   (i)     [Reserved];

                  (ii) the Special Servicer shall not release or substitute material collateral except as provided in clause
                           (iii) below;

                 (iii) except as expressly provided in the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property or through defeasance or the assumption of a Borrower's obligations with respect to a Mortgage Loan in accordance with the terms thereof and the provisions of Section 3.09 hereof, the Special Servicer may not take any action that results in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment.

                  (iv) the Special Servicer shall not permit any Borrower to add any collateral unless (A) the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an Independent Person who regularly conducts environmental assessments, at the expense of the Borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations, (B) the Special Servicer has received an Opinion of Counsel at the expense of the Borrower, to the effect that the addition of such collateral will not cause the Upper-Tier REMIC, the Lower-Tier REMIC or the related Loan REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the Trust Fund under the REMIC Provisions and (C) the Special Servicer shall have received written confirmation from each Rating
                           Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates;

                   (v) other than with respect to an amendment, modification or waiver pursuant to Section 3.29(a), the Special Servicer may not waive or reduce a Lock-out Period or any Prepayment Premiums; and

                  (vi) other than with respect to an amendment, modification or waiver pursuant to Section 3.29(a), the Special Servicer may not affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Prepayment Premiums) payable under the Mortgage Loan;

provided that the Special Servicer shall not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

                  (c) Subject to the limitations set forth in Section 3.29(b), for any Mortgage Loan other than a Specially Serviced Mortgage Loan, the Servicer shall be responsible for any request by a Borrower for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

                   (i) Approving routine leasing activity (including any subordination, standstill and attornment agreements) with respect to leases for less than the lesser of
                           (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

                  (ii) Approving a change of the Manager at the request of the related Borrower; provided that the successor Manager is not affiliated with the Borrower and is a nationally or regionally recognized manager of similar properties; and provided, further, that the Servicer has received written confirmation from each of S&P and Moody's that such change would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates; provided, however, that if the Stated Principal Balance of such Mortgage Loan or group of cross-collateralized Mortgage Loans or group of Mortgage Loans to affiliated Borrowers, as the case may be, is less than the lesser of (x) (i) 2% for Moody's and (ii) 5% for S&P of the total aggregate Stated Principal Balances of the Mortgage Loans as of the day immediately prior to the date of determination and (y) $30,000,000, and the Mortgage Loan is not, at the time of determination, one of the ten largest Mortgage Loans in the Trust Fund, such written confirmation shall not be required from any of the Rating Agencies;

                 (iii) Approving any waiver affecting the timing of receipt of financial statements from any Borrower provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

                  (iv) Approving annual budgets for the related Mortgaged Property, provided that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date); and

                   (v) Subject to other restrictions in this Agreement regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days' notice prior to a Principal Prepayment.

                  (d) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section
3.29 shall be in writing. The Special Servicer shall notify the Servicer and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.29, prior to the effective date thereof and the date as of which the related modification, waiver or amendment is to take effect, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the Servicer) an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to clauses (a) and (b)(i) above, the Special Servicer shall deliver to the Trustee (with a copy to the Servicer) an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (a) and (b)(i) above.

                  (e) Any payment of interest which is deferred as described herein shall not, for purposes, including, without limitation, of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

                  (f) The Servicer or the Special Servicer, as applicable, shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable pursuant to
Section 3.29(b) or (c), only if such modification, waiver or amendment (a) (i) would not be "significant" as such term is defined in Treasury Regulations
Section 1.860G-2(b), as determined by the Servicer or Special Servicer (and the Servicer or Special Servicer may rely on an Opinion of Counsel (which shall be an expense of the Person requesting such modification, waiver or amendment) in making such determination), or (ii) occurs within three months of the Startup Day, (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The consent thereto of the Directing Holders or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates shall not be required, but either shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

                  SECTION 3.30.   [Reserved].

                  SECTION 3.31. Servicing of Mortgage Loans Subject to Co-Lender Agreements.

                  (a) With respect to each of the Lead Lender Split Notes, the Servicer and Special Servicer will act as the lead servicer and special servicer, respectively, with respect to the servicing of the related Split Loans and will service such Split Loans pursuant to the provisions of this Agreement and the Servicing Standard with a view toward the maximization of recovery on both the Split Note included in the Trust Fund and related Other Note or Other Notes. All amounts collected by the Servicer (or the Trustee, the Fiscal Agent or Special Servicer, as applicable), with respect to any Split Note shall be allocated in the manner prescribed in the related Co-Lender Agreement.

                  (b) With respect to each Lead Lender Split Note, the Servicer (or the Trustee, Fiscal Agent or Special Servicer, as applicable), will hold the Mortgaged Property, any insurance thereon (including, but not limited to, property, casualty and residual value insurance) and any proceeds derived from the Split Loan or the Mortgaged Property for the benefit of the holders of the Split Note and the Other Note, and will allocate and pay any such proceeds therefrom in the manner prescribed in the related Co-Lender Agreement.

                  (c) Notwithstanding any of the provisions of Section 4.06 to the contrary, with respect to any P&I Advance that is made pursuant to Section
4.06 with respect to a Lead Lender Split Note or a Co-Lender Split Note that is in the Trust Fund, such P&I Advance shall not exceed the amount due with respect to such Split Note.

                  (d) Notwithstanding any of the provisions of Section 3.24 to the contrary, with respect to any Property Advance that is made with respect to a Mortgaged Property securing a Lead Lender Split Note, the Servicer (or the Trustee or Fiscal Agent, to the extent required by this Agreement), shall advance the entire amount of such Property Advance, subject to Section 3.24(c). To the extent that a Property Advance and related Advance Interest Amounts have been determined to be Nonrecoverable Advances and have not been reimbursed from recoveries in respect of the related Mortgage Loan, the Servicer (or the Trustee or Fiscal Agent, as applicable), shall enforce its rights under the related Co-Lender Agreement against the Other Servicer to collect a pro rata share (based on the outstanding principal amount of each note) of such Nonrecoverable Advance. Any out-of pocket expenses incurred in pursuing such recovery shall be paid out of the Collection Account. With respect to any Co-Lender Split Notes, to the extent that the Co-Lender Agreement requires reimbursement of the Other Servicer on behalf of the Lead Lender of such Split Loan of any Property
Advance, the Servicer shall reimburse such amount as a Property Advance hereunder. To the extent that the pro rata portion of any Advance allocable to the Other Note and advanced by the Lead Lender is not reimbursed by the related Other Trust Fund, such amount shall be deemed to be a Nonrecoverable Advance and shall be reimbursed pursuant to 3.06(ii).

                  (e) With respect to any Property Advance to be made hereunder with respect to a Co-Lender Split Note, the determination by the Other Servicer shall be binding upon the party or parties required to make such Property Advance hereunder, both for determining whether or not such Property Advance should be made and determining how such Property Advance should be reimbursed to such Party.

                  (f) In the event that any Other Note is acquired by an Other Trust Fund, such acquisition shall not result in a qualification, withdrawal or downgrade of any rating of the Certificates. In the event the acquisition of an Other Note by an Other Trust Fund does result in such a qualification, withdrawal or downgrade, the Depositor shall repurchase the related Split Note from the Trust Fund in the same manner as provided for under Section 2.03(e) hereof.

                  (g) Copies of Certain Materials to Servicers of Other Notes. The Servicer shall deliver or cause to be delivered to the Other Servicer the following materials, in writing and on a computer readable medium reasonably acceptable to the Other Servicer and the Servicer (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer deems appropriate):

                  (i)      Copies of the following reports given to the Trustee:
                           (x) the Operating Statement Analysis (with operating statements and rent rolls where provided by the Borrower) and NOI Adjustment Worksheet under Section 3.13(d); and (y) a notice to the Trustee under
                           Section  3.19(b)  with  respect to the related  Split
                           Note;

                  (ii) The information contained in the Delinquent Loan Status Report with respect to the Split Notes;

                  (iii)    Copies of the annual compliance  statement  delivered
                           pursuant  to  Section   3.14  and  the   Accountant's
                           Statement delivered pursuant to Section 3.15;

                  (iv) If requested, copies of all property inspection reports for the Split Notes conducted pursuant to
                           Section 3.19(a); and

                  (v) Copies of the Watch List whenever a Split Note appears thereon.


                                   ARTICLE IV

                      DISTRIBUTIONS TO CERTIFICATEHOLDERS

                  SECTION 4.01.  Distributions.

                  (a) On each Distribution Date, after the deemed distribution pursuant to Section 4.01(i) the Trustee shall pay to itself from the Distribution Account the Trustee Fee, and the remaining amounts held in the Distribution Account shall be withdrawn (to the extent of Available Funds or, in the case of clause (ii), Prepayment Premiums) and distributed in respect of the Lower-Tier Regular Interests as follows:

                   (i) The amounts and timing of principal and interest payments and Prepayment Interest Shortfall allocations on each Lower-Tier REMIC Regular Interest will be identical to such amounts and timing on the corresponding Class of Related Certificates for such Distribution Date, except that, solely for this purpose, all calculations with respect to the Related Lower-Tier Regular Interests shall be made as though (x) the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and
                           Class M-2 Pass-Through Rates were equal to the Weighted Average Net Mortgage Pass-Through Rate,
                           (y) the Class X Notional Balance were zero at all times, and (z) the Class Interest Distribution
                           Amount with respect to the Class X Certificates shall be deemed to be distributed in respect of each Class of Related Lower-Tier Regular Interests in accordance with the portion of the Class Interest Distribution Amount with respect to the Class X Certificates represented by the Certificate Balance thereof times 1/12 of the excess of the Weighted Average Net Mortgage over the Pass-Through Rate of the Related Certificates.

                  (ii) Prepayment Premiums shall be distributed in respect of the Lower-Tier Regular Interests in accordance with Section 4.01(c)(ii).

                 (iii) Realized Losses shall be allocated to, and shall reduce the Certificate Balances of, each Class of Lower-Tier Regular Interests without distribution on any Distribution Date, to the extent that the Certificate Balance of such Class exceeds the Certificate Balance of the corresponding Class of Related Certificates because of Realized Losses allocated to such Class of Related Certificates. Amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to each Class of Related Lower-Tier Regular Interests, to the extent that amounts recovered in respect of any amounts previously written off as Realized Losses are distributed to the corresponding Class of Related Certificates.

                  (iv) Any amounts remaining in the Distribution Account after the distribution set forth above in this
                           Section 4.01(a)(i)-(iii) shall be distributed to the Class LR Certificates.

                  (b) On each Distribution Date, amounts distributed on the Lower-Tier Regular Interests pursuant to Section 4.01(a) shall be deposited in the Upper-Tier Distribution Account, and, subject to the penultimate paragraph of this Section 4.01(b), Holders of each Class of Certificates (other than the Class LR Certificates) shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest and principal in the amounts and in the order of priority set forth below:

                   (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates, up to an amount equal to the aggregate Class Interest Distribution Amounts of such Classes for such Distribution Date;

                  (ii) Second, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates, in respect of interest, up to an amount equal to the aggregate Class Interest Shortfalls of such Classes for such Distribution Date;

                 (iii) Third, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

                  (iv) Fourth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                   (v) Fifth, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed to all prior clauses, until the Certificate Balance thereof is reduced to zero;

                  (vi) Sixth, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed to all prior clauses, until the Certificate Balance thereof is reduced to zero;

                 (vii) Seventh, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class for such Distribution Date;

                (viii) Eighth, to the Class B Certificates, in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                  (ix) Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Class Interest Shortfall of such Class for such Distribution Date;

                   (x) Tenth, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                  (xi) Eleventh, to the Class B Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                 (xii) Twelfth, to the Class C Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                (xiii) Thirteenth, to the Class C Certificates in respect of interest, up to an amount equal to the Class Interest Shortfall of such Class for such Distribution Date;

                 (xiv) Fourteenth, to the Class C Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                  (xv) Fifteenth, to the Class C Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                 (xvi) Sixteenth, to the Class D Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                (xvii) Seventeenth, to the Class D Certificates in respect of interest, up to an amount equal to the Class Interest Shortfall of such Class for such Distribution Date;

               (xviii) Eighteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                 (xix) Nineteenth, to the Class D Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                  (xx) Twentieth, to the Class E Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                 (xxi) Twenty-first, to the Class E Certificates in respect of interest, up to an amount equal to the Class Interest Shortfall of such Class for such Distribution Date;

                (xxii) Twenty-second, to the Class E Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

               (xxiii) Twenty-third, to the Class E Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xxiv) Twenty-fourth, to the Class F Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                 (xxv) Twenty-fifth, to the Class F Certificates in respect of interest, up to an amount equal to the Class Interest Shortfall of such Class for such Distribution Date;

                (xxvi)     Twenty-sixth,   to  the  Class  F  Certificates,   in
                           reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

               (xxvii) Twenty-seventh, to the Class F Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xxviii) Twenty-eight, to the Class G Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                (xxix) Twenty-ninth, to the Class G Certificates in respect of interest, up to an amount equal to the Class Interest Shortfall of such Class for such Distribution Date;

                 (xxx) Thirtieth, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xxxi) Thirty-first, to the Class G Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

               (xxxii) Thirty-second, to the Class H Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

              (xxxiii) Thirty-third, to the Class H Certificates in respect of interest, up to an amount equal to the Class Interest Shortfall for such Class for such Distribution Date;

               (xxxiv) Thirty-fourth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xxxv) Thirty-fifth, to the Class H Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

               (xxxvi) Thirty-sixth, to the Class J Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

              (xxxvii) Thirty-seventh, to the Class J Certificates in respect of interest, up to an amount equal to the Class Interest Shortfall of such Class for such Distribution Date;

             (xxxviii)     Thirty-eighth,   to  the  Class  J  Certificates,  in
                           reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

               (xxxix) Thirty-ninth, to the Class J Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                  (xl) Fortieth, to the Class K Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                 (x1i) Forty-first, to the Class K Certificates in respect of interest, up to an amount equal to the Class Interest Shortfall of such Class for such Distribution Date;

                (xlii)     Forty-second,   to  the  Class  K  Certificates,   in
                           reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

               (xliii) Forty-third, to the Class K Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xliv) Forty-fourth, to the Class L Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                 (x1v) Forty-fifth, to the Class L Certificates in respect of interest, up to an amount equal to the Class Interest Shortfall of such Class for such Distribution Date;

                (xlvi)     Forty-sixth,   to  the  Class  L   Certificates,   in
                           reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

               (xlvii) Forty-seventh, to the Class L Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

              (xlviii) Forty-eighth, pro rata, to the Class M-1 and Class M-2 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amounts of such Classes for such Distribution Date (and, with respect to the Class M-2 Certificates, subject to section 3.28(c) of this Agreement);

                (xlix) Forty-ninth, pro rata, to the Class M-1 and Class M-2 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Shortfall of such Classes for such Distribution Date (and, with respect to the Class M-2 Certificates, subject to section 3.28(c) of this Agreement);

                   (l) Fiftieth, pro rata based on Certificate Balance, to the Class M-1 and Class M-2 Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such Class is reduced to zero (and, with respect to the Class M-2 Certificates, subject to Section 3.28(c) of this Agreement);

                  (li) Fifty-first, pro rata, to the Class M-1 and Class M-2 Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Classes (and, with respect to the Class M-2 Certificates, subject to
                           Section 3.28(c) of this Agreement); and

                 (lii)     Fifty-second, to the Class R Certificates.

                  On each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero and other amounts distributable to the Class A-1, Class A-2, and Class A-3, Class A-4 and Class X Certificates shall be distributed pursuant to the priority set forth in this Section 4.01(b).

                  All references to pro rata in the preceding clauses with respect to interest and Class Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distribution of principal other than for unreimbursed Realized Losses shall mean pro rata based on Certificate Balance and with respect to distributions with respect to unreimbursed Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

                  (c) (i) On each Distribution Date, following the distribution from the Distribution Account in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(c)(ii), the Paying Agent shall make distributions of any Prepayment Premiums (subject to any portion payable to the Special Servicer as a portion of the Work Out Fee for any Mortgage Loan) with respect to any Principal Prepayments received in the related Collection Period from amounts deposited in the Upper-Tier Distribution Account pursuant to
Section 3.05(c) in the following amounts (as additional payments and not as payments of interest and principal due thereunder) and order of priority, with respect to the Certificates of each Class in each case to the extent remaining amounts of Prepayment Premiums are available therefor:

                              (I) to the extent that such Prepayment Premium is paid with respect to a Mortgage Loan that is not a Premium Loan, then the amount of such Prepayment Premium will be distributed on the related Distribution Date to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates in an amount up to, in the case of each
                                    such   Class,   the   product  of  (a)  such
                                    Prepayment  Premium,  (b) the Discount  Rate
                                    Fraction   for  such   Class   and  (c)  the
                                    Principal   Allocation   Fraction   of  such
                                    Class.  The  "Discount  Rate  Fraction"  for
                                    any such Class of  Certificates  is equal to
                                    a  fraction  (not  greater  than 1.0 or less
                                    than zero) the  numerator  of which is equal
                                    to  the   excess,   if   any,   of  (x)  the
                                    Pass-Through   Rate   for   such   Class  of
                                    Certificates   over   (y)   the   applicable
                                    Prepayment   Premium   Discount   Rate   (as
                                    defined  below),   and  the  denominator  of
                                    which  is equal to the  excess,  if any,  of
                                    (x) the Net  Mortgage  Pass-Through  Rate of
                                    such Mortgage  Loan over (y) the  applicable
                                    Prepayment   Premium   Discount  Rate.  With
                                    respect  to any  Distribution  Date and each
                                    such Class of Certificates,  the "Principal
                                    Allocation  Fraction"  is  a  fraction,  the
                                    numerator of which is the  portion,  if any,
                                    of   the   Principal   Distribution   Amount
                                    allocated  to  such  Class  of  Certificates
                                    for   such   Distribution   Date,   and  the
                                    denominator   of   which   is   the   entire
                                    Principal   Distribution   Amount  for  such
                                    Distribution   Date.   The  portion  of  the
                                    Prepayment   Premium   remaining,   if  any,
                                    after the  payment of the amount  calculated
                                    as described  above will be  distributed  to
                                    the  holders  of the  Class X  Certificates.
                                    The  "Prepayment   Premium   Discount  Rate"
                                    means  the  yield  (compounded  monthly)  on
                                    the  U.S.  Treasury  issue  (primary  issue)
                                    with  a   maturity   date   closest  to  the
                                    Assumed  Final   Distribution  Date  of  the
                                    subject  Class.  In  the  event  that  there
                                    are two such U.S.  Treasury  issues (a) with
                                    the same  coupon,  the issue  with the lower
                                    yield  will  be   utilized,   and  (b)  with
                                    maturity   dates   equally   close   to  the
                                    Assumed Final Distribution Date, the issue with the earliest maturity date will be utilized;

                             (II) to the extent that such Prepayment Premium is paid with respect to a Premium Loan that has a Base Interest Rate, net of the Administrative Fee Rate (the "Net Base Rate") equal to or lower than the Pass-Through Rate in effect on such Distribution Date for the Class of Public Certificates that received distributions in reduction of its Certificate Balance on such Distribution Date (the "Reference Pass-Through Rate"), then the amount of
                                    such    Prepayment     Premium    will    be
                                    distributed  to the  Class  X  Certificates;
                                    provided  that if more  than  one  Class  of
                                    Public Certificates  receives  distributions
                                    in  reduction  of  Certificate   Balance  on
                                    such   Distribution   Date,   the  Reference
                                    Pass-Through  Rate  will  be  equal  to  the
                                    weighted average of the  Pass-Through  Rates
                                    for  such  Classes  for  such   Distribution
                                    Date   (weighted   on  the   basis   of  the
                                    respective   Certificate   Balances  thereof
                                    outstanding   immediately   prior   to  such
                                    Distribution Date); and

                            (III) to the extent that such Prepayment Premium is paid with respect to a Premium Loan that has a Net Base Rate higher than the Reference Pass-Through Rate for such Distribution Date, then the amount of such Prepayment Premium will be allocated between the Class X Certificates and the Class or Classes of Public Certificates that received distributions in reduction of Certificate Balance on such Distribution Date in the following proportions: to the Class X Certificates a fraction of such Prepayment Premium the numerator of which is the excess of the Net Mortgage Pass-Through Rate of the related Mortgage Loan over the Net Base Rate and the denominator of which is the excess of the Net Mortgage Pass-Through Rate of the related Mortgage Loan over the Reference Pass-Through Rate; and the balance to the Class or Classes of Public Certificates receiving distributions in reduction of Certificate Balance on such Distribution Date, pro rata in accordance with the amounts by which their Certificate Balances were so reduced.

                  In all clauses above, Prepayment Premiums will only be distributed to any particular Class on a Distribution Date (i) if the respective Certificate Balance or Class X Notional Balance of such Class is greater than zero on the last Business Day of the Interest Accrual Period ending immediately prior to such Distribution Date and (ii) if the amount computed pursuant to the relevant clause above is greater than zero for such Class. Any Prepayment
Premiums remaining following the distributions described in the preceding clauses (I) through (III) shall be distributed to holders of the Class M-2 Certificates regardless of whether the Certificate Balance thereof has been reduced to zero (subject to Section 3.28(c) of this Agreement).

                  Notwithstanding the foregoing, Prepayment Premiums shall be distributed on any Distribution Date only to the extent they (i) are received in respect of the Mortgage Loans in the related Collection Period and (ii) are not otherwise payable to the Special Servicer as a part of the Work Out Fee or the Liquidation Fee.

                           (ii)     On  each  Distribution  Date,  prior  to the
distributions to the Certificates from the Upper-Tier Distribution Account pursuant to Section 4.01(c)(i), the Lower-Tier Regular Interests shall receive distributions in respect of Prepayment Premiums in proportion to their Certificate Balances.

                  (d) The Certificate Balance of each Class of Regular Certificates (other than the Class X Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Losses allocated to such Class with respect to such date. The Realized Loss for any Distribution Date will be allocated to Classes of Regular Certificates (other than the Class X Certificates) in the following order, in each case until the Certificate Balance of such Class is reduced to zero: first, to the Class M-1 and Class M-2 Certificates, pro rata, based on their respective Certificate Balances; second, to the Class L Certificates; third, to the Class K Certificates; fourth, to the Class J Certificates; fifth, to the Class H
Certificates;  sixth,  to the  Class G  Certificates;  seventh,  to the  Class F
Certificates; eighth, to the Class E Certificates; ninth, to the Class D Certificates; tenth, to the Class C Certificates; eleventh, to the Class B Certificates; and twelfth, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances.

                  Realized Losses and such other amounts described above which are applied to each Class of Regular Certificates (other than the Class X Certificates) will be allocated to reduce the Certificate Balance of the Class of Related Lower-Tier Regular Interests and the related Loan REMIC Regular Interest and of the principal balance of the related Loan REMIC Regular Interest.

                  (e) All amounts distributable to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first Class mail to the address set forth therefor in the Certificate Register or, provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee.

                  (f) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Trustee shall, no later than the fifteenth day of the month in the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

                   (A) the Trustee reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                   (B)     if   such   final   distribution   is  made  on  such
                           Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, however, that the Residual Interests shall remain outstanding until there is no other Class of Regular Certificates, Lower-Tier Regular Interests or related Loan REMIC Regular Interests outstanding and the Class M-2 Certificates shall be deemed to be outstanding so long as there are any Mortgage Loans outstanding that provide for payments of Prepayment Premiums in connection with voluntary or involuntary prepayments.

                  Any funds not distributed to any Holder or Holders of such Classes of Certificates on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Holders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Holders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Holders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Holder on any amount held in trust hereunder or by the Trustee as a result of such Holder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(f). Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee.

                  (g)      [Reserved].

                  (h) The Certificate Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates shall be notionally reduced on any Distribution Date to the extent of any Appraisal Reduction Amounts with respect to such Distribution Date. Any such reductions shall be applied notionally, first, to the Class M-1 and Class M-2 Certificates, second, to the Class L Certificates, third, to the Class K Certificates, fourth, to the Class J Certificates, fifth, to the Class H Certificates, sixth, to the Class G Certificates, seventh, to the Class F
Certificates, eighth, to the Class E Certificates, ninth, to the Class D Certificates, tenth, to the Class C Certificates, and finally, to the Class B Certificates (provided in each case that no Certificate Balance in respect of any such Class shall be notionally reduced below zero). Once a Final Recovery Determination has been made with respect to any Mortgage Loan, any applicable Appraisal Reduction Amount applied to the Certificates shall be reversed in its entirety.

                  (i) All payments made on the Mortgage Loans (or subsequently acquired REO Property) which are assets of the Loan REMICs shall be deemed to be paid to the Lower-Tier REMIC before payments are made to the holders of the Lower-Tier Regular Interests pursuant to Section 4.01(a), and shall be treated as principal, interest or a distributive share of Prepayment Premiums, as the case may be, based on these chracterizations with respect to the related Mortgage Loan (or REO Property), except where expressly noted and, in addition, any payment of principal on a Mortgage Loan in a Loan REMIC shall reduce the principal balance of the related Loan REMIC Regular Interest.

                  (j) On each  Distribution  Date, the Trustee shall  distribute
(i) to the Holders of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates, pro rata, in accordance with their initial Certificate Balances, all amounts on deposit in the Excess Interest Distribution Account (and, with respect to the Class M-2 Certificates, subject to Section 3.28(c) of this Agreement); and (ii) to the Holders of the Class X Certificates, all amounts on deposit in the Repurchase Price Return of Premium Distribution Account.

                  SECTION 4.02.  Statements to Certificateholders;
                                 Reports by Trustee; Other Information Available to the Holders and Others.

                  (a) On each Distribution Date, based upon reports prepared by the Servicer and Special Servicer relating to such Distribution Date, and only to the extent such information is provided to the Trustee by the Servicer or Special Servicer (except that the information in (xvi) will be based on notice from the Rating Agencies), the Trustee shall prepare and forward by first class mail to each Certificateholder, each prospective investor in a Certificate (upon request), with copies to the Depositor (and its attorneys, Cadwalader, Wickersham & Taft, Attn.: Anna H. Glick), the Servicer, the Special Servicer, each Underwriter, each Rating Agency (and, in the case of the Split Notes, the Other Servicer, with respect to information related to such Split Note) a written report (a "Distribution Date Statement") setting forth the following information:

                  (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balance thereof;

                  (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount and/or (B) Prepayment Premiums;

                  (iii) the aggregate Certificate Balance or aggregate Class X Notional Balance, as the case may be, of each Class of Certificates, before and after giving effect to the distributions and allocations of Realized Losses made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, if applicable, the aggregate Class X Notional Balance) of each such Class due to Realized Losses and/or additional Trust Fund expenses;

                  (iv) the Pass-Through Rate, if any, for each Class of Certificates applicable to such Distribution Date;

                  (v) the number of outstanding Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Due Date;

                  (vi) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced;

                  (vii) with respect to any REO Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the Stated Principal Balance and the unpaid principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

                  (viii) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan, (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, and (C) the date of Final Recovery Determination;

                  (ix) with respect to any REO Property included in the Trust Fund at the close of business on the related
                           Due Date (A) the Loan Number of the related Mortgage Loan, (B) the value of such REO Property based on the most recent appraisal or valuation, and (C) the aggregate amount of Net Income and other revenues collected by the Special Servicer with respect to such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

                  (x) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date and (C) the date of the Final Recovery Determination;

                  (xi) the aggregate amount of Principal Prepayments (other than Liquidation Proceeds and Insurance Proceeds) made during the related Collection Period and any Prepayment Interest Shortfall in excess of Servicer Prepayment Interest Shortfall for such
                           Distribution Date;

                  (xii) the amount of Property Advances and P&I Advances outstanding at the close of business on the related Due Date (net of reimbursed Advances) which have been made by the Servicer, the Trustee or the Fiscal Agent;

                  (xiii) the aggregate amount of Servicing Compensation, Special Servicing Compensation and any other compensation retained by or paid to the Servicer and the Special Servicer during the related
                           Collection Period;

                  (xiv) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Collection Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

                  (xv) the amount of losses incurred with respect to the Mortgage Loans, Trust Fund expenses, Class Interest Shortfalls, Prepayment Interest Shortfalls, if any, during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid); and

                  (xvi) the original and then-current ratings of the Certificates, based upon all notifications received by the Trustee from the Rating Agencies with respect to any change, withdrawal, downgrade or qualification of the ratings of the Certificates.

                  In the case of  information  furnished  pursuant to subclauses
(i), (ii) and (iii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Class X Notional Balance, as the case may be.

                  On each Distribution Date, the Trustee shall forward to each Holder of a Class R or Class LR Certificate or a Loan REMIC Residual Interest a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates or Loan REMIC Residual Interest on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i) and (ii) of Section 4.02(a) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

                  (b) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail (or by other means of equal or greater expediency) to each Certificateholder, each prospective investor in a Certificate (upon request), the Depositor, the Servicer, the Special Servicer, each Underwriter and each Rating Agency a report containing information regarding the Mortgage Loans as of the end of the related Collection Period (after giving effect to Principal Prepayments and other collections of principal required to be distributed on such Distribution Date), which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in the Prospectus under the caption "Description of the Mortgage Pool--Additional Mortgage Loan Information" (calculated, where applicable, on the basis of the most recent relevant information provided by the Borrowers to the Servicer or the Special Servicer, as the case may be, and by the Servicer or the Special Servicer, as the case may be, to the Trustee), which information shall be presented in tabular format substantially similar to the format utilized under such caption in the Prospectus and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such report shall be made available electronically; provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request.

                  (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail (or by other means of equal or greater expediency) to each Certificateholder, each prospective investor in a Certificate (upon request), the Depositor, each Underwriter and each Rating Agency a copy of the Comparative Financial Status Report, the Delinquent Loan Status Report, the Historical Loss Estimate Report, the Historical Loan
Modification  Report,  the REO  Status  Report,  a  Watch  List,  a Loan  Payoff
Notification Report and a Premium Loan Report provided by the Servicer to the Trustee pursuant to Section 3.13(c) and 3.13(e) on the related Servicer Remittance Date. Such information shall also be made available on the Trustee's website at www.lnbabs.com. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least one Business Day prior to the related Servicer Remittance Date. Such reports shall be made available electronically; provided, however, that the Trustee will provide Certificateholders with a written copy of such reports upon written request. Absent manifest error, (i) none of the Servicer, the Special Servicer, the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer, the Trustee, as applicable, (ii) the Trustee shall not be responsible for the accuracy or completeness of any information supplied to it by the Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Servicer or Special Servicer, as applicable, and (iii) the Trustee shall be entitled to conclusively rely upon the Servicer's reports, and the Special
Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein; and (iv) the Servicer shall not be responsible for the accuracy or completeness of any information supplied to it by the Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Special Servicer.

                  The information contained in the reports in the preceding paragraph of this Section 4.02(c) shall be made available to the Trustee electronically by the Servicer in the form of the standard CSSA Reports, and the Trustee will make such reports available electronically in such form to Certificateholders using the media mutually agreed upon by the Trustee, the Underwriter and the Depositor; provided, however, that the Trustee will continue to provide Certificateholders with a written copy of such reports upon request in the manner described in such preceding paragraph.

                  The Servicer may make available each month via the Servicer's internet website, initially located at www.firstunion.com, to any interested party, the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Loss Estimate Report, the REO Status Report, the Loan Payoff Notification Report, the Premium Loan Report, the Watch List, the Comparative Financial Status Report, the CSSA property file, the CSSA loan setup file and the CSSA Loan File and, as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws) the Prospectus and the Prospectus Supplement.

                  The Trustee shall deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Servicer to the Depositor, each Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee shall also make such reports available to the Certificateholders and the Special Servicer. Upon request, the Trustee shall also make available any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee to any Certificateholder or any prospective investor in the Certificates.

                  (d) The Trustee shall make available at its offices, during normal business hours, upon not less than two Business Days' prior notice, for review by any Certificateholder, any prospective investor in a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency and any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of documents relating to the Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or to the extent it is aware that such disclosure is prohibited by the Mortgage File provided that the Trustee shall have no obligation to review the Mortgage File for such prohibition): (i) this Agreement and any amendments thereto; (ii) all Distribution Date Statements delivered to the Certificateholders since the Closing Date; (iii) all annual Officers' Certificates and all accountants' reports delivered by the Servicer or Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements; (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of each Mortgaged Property and REO Property; (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and retail sales information, if any, collected by or on behalf of the Servicer or the Special Servicer in respect to each Mortgaged Property; (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer; (vii) any and all Officers' Certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance; and (viii) any other materials not otherwise required to be provided hereunder to a requesting Certificateholder in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer. Copies of any and all of the foregoing items will be available from the Trustee upon request. The Trustee will be permitted to require payment by the requesting party of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Trustee's obligation under this Section 4.02(d) to make available any document is subject to the Trustee's receipt of such document.

                  The Trustee shall provide access to the information in the Distribution Date Statements referred to in Section 4.02(a) telephonically through the Trustee's ASAP System, electronically through the Trustee's website or bulletin board service or by such other mechanism as the Trustee may have in place from time to time.

                  (e) On or within two Business Days following each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Publisher and each Underwriter, using the format and media mutually agreed upon by the Trustee, each Financial Market Publisher, each Underwriter and the Depositor, the following information regarding each Mortgage Loan and any other information reasonably requested by each Underwriter and available to the Trustee:

                           (i)      the Loan Number;

                          (ii)      the Mortgage Rate; and

                         (iii)      the    principal    balance   as   of   such
                                    Distribution Date.

The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02 to the extent it receives the necessary underlying information from the Servicer, or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

                  SECTION 4.03.   Compliance with Withholding Requirements.

                  Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Holder that is non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

                  SECTION 4.04.   REMIC Compliance.

                  (a) The parties intend that each of the Upper-Tier REMIC and the Lower-Tier REMIC shall constitute, and that the affairs of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of the Upper-Tier REMIC and the Lower-Tier REMIC and shall on behalf of each of the Upper-Tier REMIC and the Lower-Tier
REMIC: (i) prepare, sign and file, or cause to be prepared and filed, all required Tax Returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC, using a calendar year as the taxable year for each of the Upper-Tier REMIC and the Lower-Tier REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code and Section 4.07; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the Holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of the Upper-Tier REMIC and the Lower-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Servicer, the Special Servicer or the Trustee and necessary to make such filing); and (vi) maintain such records relating to each of the Upper-Tier REMIC and the Lower-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis. The Holder of the largest Percentage Interest in the Class R or Class LR Certificates shall be the tax matters person of the Upper-Tier REMIC or the Lower-Tier REMIC, respectively, pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of the Upper-Tier REMIC and Lower-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund. The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on the Upper-Tier REMIC or the Lower-Tier REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor, the Servicer or the Special Servicer which does not enable the Trustee to comply with any of clauses (i) through (vi) of the fifth preceding sentence or which results in any action contemplated by clauses (i) or
(ii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject the Upper-Tier REMIC or Lower-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (C) cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). None of the Servicer, the Special Servicer and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences) for any failure by the Trustee to comply with the provisions of this Section 4.04. The Depositor, the Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 4.04.

                  (b) The Trustee shall administer each of the Loan REMICs in accordance with the respective Loan REMIC Declarations and the REMIC Provisions and shall comply with and perform all federal and, if applicable, state and local income tax return and information reporting requirements with respect to such Loan REMICs in the same manner as specified for the Trust REMICs in Section 4.04(a). Each of the DDRA Loan, the Atlanta Marriott Loan and the Overland MHP Loan shall be serviced and administered in accordance with the provisions of
Article III hereof and the related Loan REMIC Declaration. The Trustee shall maintain separate accounting with respect to each of the Loan REMICs sufficient
(i) to comply with such return and information reporting requirements, including quarterly and annual reporting on Schedule Q to Form 1066 to the Depositor or its assignee with respect to the Loan REMIC Residual Interests, (ii) to account for the Loan REMIC Regular Interests as assets of the Lower-Tier REMIC, (iii) to pay or cause to be paid any federal, state or local income tax attributable to a Loan REMIC from payments received on or with respect to the related Mortgage Loan, and (iv) to cause any payments on the related Mortgage Loan in excess amounts distributable in respect of the related Loan REMIC Regular Interests to be distributed in respect of the related Loan REMIC Residual Interests.

                  (c) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans will prepay in accordance with the Prepayment Assumption; (ii) none of the Servicer, the Depositor and the Class LR Certificateholders will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by the Mortgage Loan Seller, the Depositor or a Mortgage Loan Seller pursuant to Article II hereof.

                  SECTION 4.05.     Imposition of Tax on the Trust Fund.

                  In the event that any tax,  including  interest,  penalties or assessments, additional amounts or additions to tax, is imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, or any Loan REMIC such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall deposit in the Collection Account the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(viii) and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code
Section 860F(a) or (ii) the amount of any contribution to the Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account or the Upper-Tier Distribution Account, as the case may be). To the extent that any such tax is paid to the IRS, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates or a Loan REMIC Residual Interest, as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates, Lower-Tier Regular Interests or Loan REMIC Regular Interest, as applicable, until they are fully reimbursed and then to the Holders of the Class R Certificates, the Class LR Certificates or Loan REMIC Residual Interest, as applicable. None of the Servicer, the Special Servicer or the Trustee shall be responsible for any taxes imposed on the Upper-Tier REMIC, Lower-Tier REMIC or Loan REMICs except to the extent such tax is attributable to a breach of a representation or warranty of the Servicer, the Special Servicer or the Trustee or an act or omission of the Servicer, the Special Servicer or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Servicer or Section 4.04 or 8.01, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Servicer or the Special Servicer shall not be responsible for Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Servicer or the Special Servicer.

                  SECTION 4.06.  Remittances; P&I Advances.

                  (a) "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, and subject to section 3.31(c) (A) if such Mortgage Loan is delinquent as to its Balloon Payment (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the related Assumed Scheduled Payment and (B) if such Mortgage Loan is not described by the preceding clause (A) (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment (after giving effect to any modification other than as described in clause (A) above); provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Servicer, the Trustee or the Fiscal Agent, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Mortgage Rate. The Applicable Monthly Payment shall be reduced, for purposes of P&I Advances, by any modifications pursuant to Section 3.29 or otherwise and by any reductions by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

                  (b)      On   the   Servicer   Remittance   Date   immediately
preceding each Distribution Date:

                   (i) the Servicer shall remit to the Trustee for deposit in the Distribution Account an amount equal to the Prepayment Premiums received by the Servicer or Special Servicer in the Collection Period preceding such Distribution Date;

                  (ii) the Servicer shall remit to the Trustee for deposit in the Distribution Account an amount equal to the aggregate of the Available Funds (other than P&I Advances) and the Trustee Fee for such Distribution Date; and

                 (iii) subject to Sections 4.06(c) and 4.06(f), the Servicer shall make a P&I Advance by depositing into the Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property) to the extent such amounts were not received on such Mortgage Loan as of the close of business on the immediately preceding Determination Date, unless related recoveries are received by the close of business on the Business Day prior to the Servicer Remittance Date (and therefore are included in the remittance described in the preceding clause (ii)).

                  (c) The Servicer shall not be required or permitted to make an advance for Balloon Payments, Excess Interest or Default Interest. The amount required to be advanced in respect of a Mortgage Loan that is delinquent in respect of its Balloon Payment is the Assumed Scheduled Payment of such Mortgage Loan. The amount required to be advanced by the Servicer in respect of Applicable Monthly Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal the product of (i) the amount required to be advanced by the Servicer without giving effect to such Appraisal Reduction Amounts and (ii) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amount in respect thereof and the denominator of which is the related Stated Principal Balance (as of the last day of the related Collection Period).

                  (d) Any amount advanced by the Servicer pursuant to Section 4.06(b)(iii) shall constitute a P&I Advance for all purposes of this Agreement and the Servicer shall be entitled to reimbursement (with interest at the Advance Rate) thereof to the full extent as otherwise set forth in this Agreement.

                  (e) If as of 11:00 a.m., New York City time, on any Distribution Date the Servicer shall not have made the P&I Advance required to have been made on the related Servicer Remittance Date pursuant to Section 4.06(b)(iii), the Trustee shall immediately notify the Servicer and the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 12:00 noon, New York City time, on such Business Day deposit into the Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Servicer. If the Trustee fails to make any P&I Advance required to be made under this Section 4.06, the Fiscal Agent shall make such P&I Advance not later than 2:00 p.m., New York City time, on such Business Day and, thereby, the Trustee shall not be in default under this Agreement.

                  (f) None of the Servicer, the Trustee or the Fiscal Agent shall be obligated to make a P&I Advance as to any Monthly Payment or Assumed Scheduled Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Servicer, the Trustee or Fiscal Agent, as applicable, determines in its good faith business judgment that such advance will be a Nonrecoverable Advance. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan is in its good faith judgment a Nonrecoverable P&I Advance; provided, however, the Special Servicer shall not be liable to the Trust Fund or the Servicer if such Advance shall be non-recoverable. The Servicer shall be required to provide notice to the Trustee and the Fiscal Agent on or prior to the related Servicer Remittance Date of any such non-recoverability determination made on or prior to such date. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Servicer has failed to make a P&I Advance for reasons other than a determination by the Servicer that such Advance would be a Nonrecoverable Advance, the Trustee or Fiscal Agent, as applicable, shall make such advance within the time periods required by Section 4.06(e) unless the Trustee or the Fiscal Agent makes a determination in its good faith business judgment prior to the times specified in Section 4.06(e) that such advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not an Advance previously made is, or a proposed Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer hereunder.

                  (g) The Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06(iii) and the Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan.

                  SECTION 4.07.  Grantor Trust Reporting.

                  The parties intend that the portions of the Trust Fund consisting of (i) the Excess Interest and the Excess Interest Distribution Account, (ii) Repurchase Return of Premium Amounts and (iii) the Repurchase Price Return of Premium Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Trust REMICs and the Loan REMICs) shall be conducted so as to qualify such portion as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished (i) to the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificateholders, information as to their allocable shares of the Excess Interest payable thereon and (ii) to the Class X Certificateholders, information as to the Repurchase Return of Premium Amounts distributable thereto, and in any case such other information as may be required under the Code and shall file or cause to be filed with the IRS such information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code.


                                   ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01.  The Certificates.

                  (a) The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class X Certificates, the Class B Certificates, the Class C
Certificates,  the Class D Certificates,  the Class E Certificates,  the Class F
Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, Class M-1 Certificates, the Class M-2 Certificates, the Class R Certificates and the Class LR Certificates.

                  The Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-19, as set forth in the Table of Exhibits hereto. The Certificates of each Class will be issuable in registered form only, in minimum denominations of authorized Certificate Balance or Class X Notional Balance, as applicable, as described in the succeeding table, and multiples of $1 in excess thereof (or such lesser amount if the Certificate or Class X Notional Balance, as applicable, is not a multiple of
$1). With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (A) set forth on the face thereof or (B) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the amount set forth on the books and records of the related Participant or Indirect Participant, as applicable, (ii) expressed in terms of Initial Certificate Balance or Class X Notional Balance, as applicable, and
(iii) be in an authorized denomination, as set forth below.

                          Minimum               Aggregate Denomination of all
      Class             Denomination                Certificates of Class
      -----             ------------                ---------------------

      A-1                   $10,000                         $350,000,000
      A-2                   $10,000                         $100,000,000
      A-3                   $10,000                         $800,000,000
      A-4                   $10,000                         $448,115,000
      X                  $1,000,000                       $2,374,987,404
      B                     $10,000                         $106,875,000
      C                     $10,000                         $130,624,000
      D                     $10,000                         $136,562,000
      E                     $10,000                          $35,625,000
      F                     $10,000                          $53,437,000
      G                     $10,000                          $59,375,000
      H                     $10,000                          $23,750,000
      J                     $10,000                          $29,687,000
      K                     $10,000                          $41,562,000
      L                     $10,000                          $17,813,000
      M-1                   $10,000                          $41,561,404
      M-2                   $ 1,000                               $1,000

                  Each Certificate will share ratably in all rights of the related Class. The Certificates (other than the Class R and Class LR
Certificates), will be issued, maintained and transferred in the book-entry form. The Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

                  The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above.

                  The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

                  (b) Except insofar as pertains to any Individual  Certificate, the Trust Fund, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of providing information or transmitting communications hereunder to the extent that the Depositor has provided the Trustee with the names of Beneficial Owners the Trustee shall provide such information to such Beneficial Owners directly. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Certificateholders and the Depository and Depository Participants. Except as set forth in Section 5.01(e) below, Beneficial Owners of Global Certificates shall not be entitled to physical certificates for the Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Subject to the restrictions on transfer set forth in Section 5.02 and Applicable Procedures, the holder of a beneficial interest in a Private Global Certificate may request that the Depositor, or an agent thereof, cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Depositor shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Depositor and the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

                  (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

                  (d) The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and
(ii) shall bear a legend substantially to the following effect:

                  "Unless  this   certificate  is  presented  by  an  authorized
                  representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

                  The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

                  (e) If (i) the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Trustee is unable to locate a qualified successor, (ii) the Depositor or the Trustee, with the consent of the Underwriters, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates or (iii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Certificate Balance or Class X Notional Balance, as applicable, of the Global Certificate for any Class then outstanding advise the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Beneficial Owner or Owners of such Global Certificate, the Trustee shall notify the affected Beneficial Owner or Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owners requesting them. Upon surrender to the Trustee of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Individual Certificates. None of the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer or the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, and the Depositor shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

                  (f) If the Trustee, its agents or the Servicer or Special Servicer has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Servicer or the Special Servicer has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Servicer or the Special Servicer may in its sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Trustee or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Trustee or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate
Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

                  (g) If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Class M-1, Class M-2, Class R or Class LR Certificate, upon request of such a Holder, information substantially equivalent in scope to the information currently filed by the Trustee with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act.

                  For so long as the Class M-1, Class M-2, Class R or Class LR Certificates remain outstanding, neither the Depositor nor the Trustee nor the Certificate Registrar shall take any action which would cause the Trust Fund to fail to be subject to Section 15(d) of the Exchange Act.

                  (h) Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Trustee or the Authenticating Agent and delivered to the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-18 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 5.02. Registration, Transfer and Exchange of Certificates.

                  (a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual Participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Depositor, the Certificate Registrar, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of Sections 5.02(c), (d), (e), (f), (g) and (h). Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

                  Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article 5 applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository participants or Beneficial Owners made in violation of applicable restrictions.

                  (b) Upon surrender for registration of transfer of any Individual Certificate (other than an initial transfer to an Affiliate of the Depositor), subject to the requirements of Sections 5.02(c), (d), (e), (f), (g),
(h) and (i), the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of Sections 5.02(c), (d), (e), (f), (g), (h) and (i).

                  (c) In addition to the  provisions of Sections  5.02(d),  (e),
(f), (g) and (h) and the rules of the Depository; the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

                  (i) Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in the Class M-2, Class R or Class LR Certificates to a transferee that takes delivery in the form of an Individual Certificate:

                                    (A) The Certificate Registrar shall register
                           the transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment
                           Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A; and

                                    (B) The Certificate Registrar shall register
                           the transfer of any Individual Certificate (other than the Class R and Class LR) if prior to the transfer such transferee furnishes to the Certificate Registrar (1) an Investment Representations Letter to the effect that the transfer is being made to an Institutional Accredited Investor or to an Affiliated Person in accordance with an applicable exemption under the Act, and (2) an Opinion of Counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

                  and, in each case, the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor's expense) as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

                  (ii) Transfers within the Private Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within the Private Global Certificates shall only be made in accordance with this Section 5.02 and the rules of the Depository and all applicable rules and procedures of the Depository and Cedel or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"). In addition, no transfer of a Private Global Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state or foreign securities laws.

                  (iii) Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described in the Securities Legend, and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

                                    (A) Transfers of a beneficial  interest in a
                           Private Global Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(B).

                                    (B) Transfers of a beneficial  interest in a
                           Private Global Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Sections 5.02(c)(i)(A).

                           Upon   acceptance  for  exchange  or  transfer  of  a
                  beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Certificate Registrar in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

                  (iv) Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures and this Section 5.02(c)(iv). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in such Rule 144A Global Certificate in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member, to be credited with such beneficial interest, and (4) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so
                           transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository as the Certificate Custodian, as applicable, to increase the Denomination of the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of the Rule 144A Global Certificate.

                           It is the  intent  of the  foregoing  that  under  no
                  circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate.

                  (v) All Transfers. An exchange of a beneficial interest in a Private Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in a Private Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Private Global Certificates, so long as the Private Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

                  (d) If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A or Rule 144 under the Act or that such Certificate is not a "restricted security" within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

                  (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange, in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Corporate Trust Office or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first Class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of fifteen days preceding any Distribution Date.

                  (f) An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Public Global Certificate pursuant to Section 5.01) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors, as described herein. In the event that a Responsible Officer of the Certificate Registrar becomes aware that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

                  (g) Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

                  (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  (i) Subject to Section 5.02(e), transfers of the Class R and Class LR Certificates may be made only in accordance with this Section 5.02(i). The Certificate Registrar shall register the transfer of a Class R or Class LR Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified Institutional Buyer, an Affiliated Person and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter. In addition, the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

                  (j) None of the Depositor, the Servicer, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R or Class LR Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Servicer, the Trustee and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (k) No transfer of any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R or Class LR Certificate (each, a "Restricted Certificate") shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law"), which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or (ii) a collective investment fund in which a Plan is invested, an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to acquire any such Restricted Certificate or any other Person acting on behalf of any Plan or using the assets of any Plan to acquire any such Restricted Certificate, other than (with respect to transfer of Restricted Certificates other than the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company and subsequent holding of such Certificate would not constitute an unexempt "prohibited transaction" within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law by reason of the application of Sections I and III of Prohibited Transaction Exemption 95-60. Each prospective transferee of a Restricted Certificate shall either (1) deliver to the Depositor, the Certificate Registrar and the Trustee, a transfer or representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (2) in the event the transferee is such an entity specified in (i) or (ii) above, except in the case of a Residual Certificate, which may not be transferred unless the transferee represents it is not such an entity, such entity shall provide an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar that the purchase or holding of the certificates by or on behalf of a plan will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code, and will not subject the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability. None of the Trustee, the Servicer or the Certificate Registrar shall register a Class R or Class LR Certificate in any Person's name unless such Person has provided the letter referred to in clause (1) of the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any Plan or using the assets of any Plan to acquire such interest other than (with respect to transfers of beneficial interests in Global Certificates which are Restricted Certificates other than the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company and subsequent Holders of such Certificate would not constitute an unexempt "prohibited transaction" within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law by reason of the application of Section I and III of Prohibited Transaction Exemption 95-60. Any transfer of a Restricted Certificate that would violate or result in a prohibited transaction under ERISA or Section 4975 of the Code shall be deemed absolutely null and void ab initio.

                  (l) Each Person who has or acquires any Residual Interest shall be deemed by the acceptance or acquisition of such Residual Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Interest are expressly subject to the following provisions:

                   (i) Each Person acquiring or holding any Residual Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Interest as fully as possible.

                  (ii) No Residual Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Residual Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of a Residual Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Residual
                           Interest as they become due, (iv) the proposed transferee will not transfer the Residual Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a
                           Permitted   Transferee  or  is  acting  as  an  agent
                           (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (v) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this
                           Section 5.02(l) and (y) other than in connection with the initial issuance of the Residual Interests, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(B)(i) or (iii) are false.

                 (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause
                           (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

                  Upon notice to the Certificate Registrar that there has occurred a Transfer of a Residual Interest to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Interest, or such agent, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Residual Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Residual Interest (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

                  SECTION 5.03.   Mutilated, Destroyed, Lost or Stolen
                                  Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee and the Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04.    Appointment of Paying Agent.

                  The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Servicer, to execute and deliver to the Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for LaSalle National Bank, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "AA" by S&P and "Aa2" by Moody's, or shall be otherwise acceptable to each Rating Agency.

                  SECTION 5.05.   Access to Certificateholders' Names
                                  and Addresses

                  (a) If any Certificateholder, the Special Servicer or the Servicer (for purposes of this Section 5.05, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant, in the case of any Certificateholder and the expense of the Trust Fund in the case of the Servicer or the Special Servicer.

                  (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  SECTION 5.06.    Actions of Certificateholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Servicer, if made in the manner provided in this Section.

                  (b)   The   fact   and   date   of   the   execution   by  any
Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.


                                   ARTICLE VI

                          THE DEPOSITOR, THE SERVICER
                            AND THE SPECIAL SERVICER

                  SECTION 6.01. Liability of the Depositor, the Servicer and the Special Servicer.

                  The Depositor, the Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

                  SECTION 6.02. Merger or Consolidation of the Servicer or the Special Servicer.

                  Subject to the following paragraph, each of the Servicer and the Special Servicer will keep in full effect its existence, rights and good standing (i) in the case of the Servicer, as a national banking association, and
(ii) in the case of the Special Servicer, a corporation under the laws of the State of Florida, and, in each case, will not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Each of the Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person (which, as to the Servicer, may be limited to its commercial mortgage servicing business), in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business (which, as to the Servicer, may be limited to its commercial mortgage servicing business), shall be the successor of the Servicer or the Special Servicer, respectively, hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer or the Special Servicer, respectively, hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such Rating Agency to any Class of Certificates.

                  SECTION 6.03. Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

                  (a) None of the Depositor, the Servicer, the Special Servicer or any of the directors, officers, employees or agents of the Depositor, the Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment or with respect to any action taken by an Other Servicer or Other Special Servicer in connection with a Co-Lender Split Note; provided, however, that this provision shall not protect the Depositor, the Servicer or the Special Servicer or any such Person against any breach of its warranties or representations made herein, or against any liability which would otherwise be imposed by reason of its willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including legal fees and expenses) (i) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including, without limitation, the distribution of reports and information as contemplated by this Agreement) outside of any costs and expenses that it is required to bear under this Agreement without reimbursement or that constitutes a Property Advance, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer or the Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties hereunder or by reason of reckless disregard of obligations or duties hereunder, in each case by the Person being indemnified (provided that it shall be deemed non-negligent for the Servicer to service based on Mortgage Loan information provided to it in electronic format by, or caused to be provided by, the Depositor for a period of 30 days after delivery to the Servicer of the Mortgage Files), (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement, or (iii) incurred in connection with any action or decision by an Other Servicer or Other Special Servicer in connection with a Co-Lender Split Note. None of the Depositor, the Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any ultimate expense or liability; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 of this Agreement.

                  SECTION 6.04. Limitation on Resignation of the Servicer and the Special Servicer; Termination of the Servicer and the Special Servicer.

                  (a) The Servicer may assign its rights and delegate its duties and obligations under this Agreement upon sixty days notice, provided that it has obtained the consent of the Depositor and Lehman Brothers Inc. (which consent may not be unreasonably withheld and which consent will be deemed given if such parties do not disapprove the resignation within 60 days after notice); and provided, further, that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02, (B) shall be acceptable to each Rating Agency as confirmed by a letter from each Rating Agency delivered to the Trustee that such assignment or delegation will not cause a downgrade, withdrawal or qualification of the then-current ratings of the Certificates, and (C) shall execute and deliver to the Trustee an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement from and after the date of such agreement; (ii) the Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; and
(iii) the rate at which the Servicer Compensation (or any component thereof), is calculated shall not exceed the rate then in effect. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Servicer or Special Servicer, as applicable, hereunder. In the event that neither the Depositor nor any successor thereto, if any, is in existence, any consent of the Depositor under this Section 6.04(a) shall not be required.

                  (b) Except as provided in this Section 6.04, the Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them. In addition, the Servicer may resign upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel (obtained at the resigning Servicer's expense) to such effect delivered to the Trustee. The Special Servicer has the right to resign at any time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of the current ratings then assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

                  No resignation or removal of the Servicer or the Special Servicer as contemplated by the preceding paragraphs shall become effective until the Trustee or a successor Servicer or Special Servicer shall have assumed the Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Servicer or Special Servicer shall be treated as Realized Losses.

                  SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the Servicer and the Special Servicer.

                  The  Servicer  and  the  Special  Servicer  shall  afford  the
Depositor, the Trustee, the Underwriters and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, the Servicer and the Special Servicer shall furnish to the Depositor, the Underwriters and the Trustee its most recent public financial statements, which with respect to the Servicer may be delivered on a consolidated basis, and such other information in its possession regarding its business, affairs, property and condition, financial or otherwise as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Servicer and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section
3.06 and Section 6.03(a) hereof to the extent not recoverable from the Servicer or the Special Servicer, as applicable. No party to this Agreement shall have any responsibility or liability for any action or failure to act by any other party to this Agreement or shall be obligated to monitor or supervise the performance of any other party to this Agreement. Neither the Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

                  SECTION 6.06. Servicer or Special Servicer as Owner of a Certificate.

                  The Servicer or an Affiliate of the Servicer, or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Servicer or the Special Servicer or an Affiliate of the Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Servicer or the Special Servicer may seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Servicer or the Special Servicer or an Affiliate of the Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Servicer and its Affiliates or the Special Servicer and its Affiliates, as applicable) together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Servicer or its Affiliates or the Special Servicer or its Affiliates, as applicable) shall have consented in writing to the proposal described in the written notice, and if the Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.


                                  ARTICLE VII

                                    DEFAULT

                  SECTION 7.01.  Events of Default.

                  (a) "Servicer Event of Default," wherever used herein, means any one of the following events:

                   (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Distribution Account, Upper-Tier Distribution Account, Excess Interest Distribution Account or
                           Interest Reserve Account or any amount required to be so deposited by the Servicer, pursuant to, and on the day specified by the terms of this Agreement; or

                  (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations or warranties on the part of the Servicer contained in this Agreement which continues unremedied for a period of 30 days (or 60 days, so long as the Servicer is in good faith diligently pursuing a cure) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Special Servicer or the Trustee, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby or any failure of by the Servicer to make any P & I Advances as required hereunder; or

                 (iii) confirmation in writing (a copy of which shall be provided to the Servicer by the Trustee) by Moody's that failure to remove the Servicer will, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates; or

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency,
                           readjustment  of  debt,   marshaling  of  assets  and
                           liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                   (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                 (vii) the Servicer shall fail to make any Property Advance required to be made by the Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Advance), which failure continues unremedied for a period of thirty (30) days after the date on which such Property Advance was first due (or for any shorter period as may be required, if applicable, to avoid any lapse in insurance coverage required under any Mortgage or this Agreement with respect to any Mortgaged Property or to avoid any foreclosure or similar action with respect to any Mortgaged Property by reason of a failure to pay real estate taxes and assessments and if the Trustee makes a required Property Advance pursuant to Section 3.08(a) due to the Servicer's failure to make such an Advance when required hereunder, such Event of Default shall occur immediately upon such Advance); or

                (viii) the Servicer shall no longer have a rating of at least "average" (or equivalent) by S & P as a servicer for mortgage pools similar to the Trust Fund and such failure to be so rated shall continue unremedied for 30 days after the Servicer's receipt of notice of such failure or such lesser period if S&P confirms in writing that failure to remove the Servicer at such earlier time will, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings of the Certificates.

If a Servicer Event of Default shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Servicer.

                  In the event that the Servicer is also the Special Servicer and the Servicer is terminated as provided in this Section 7.01, the Servicer shall also be terminated as Special Servicer.

                  (b) "Special Servicer Event of Default," wherever used herein, means any one of the following events:

                   (i) any failure by the Special Servicer to remit to the Collection Account or the REO Account any amount required to be so deposited by the Special Servicer pursuant to and in accordance with the terms of this Agreement; or

                  (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations or warranties on the part of the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days (or 60 days, so long as the Special Servicer is in good faith diligently pursuing a cure) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Servicer, the Depositor or the Trustee, or to the Special Servicer, the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

                 (iii) confirmation in writing (a copy of which shall be provided to the Special Servicer by the Trustee) by Moody's that failure to remove the Special Servicer would, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates; or

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency,
                           readjustment  of  debt,   marshaling  of  assets  and
                           liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                   (v) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer, or of or relating to all or substantially all of its property; or

                  (vi) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                 (vii) the Special Servicer shall no longer have a rating of at least "average" (or equivalent designation) by S&P as a special servicer for mortgage pools similar to the Trust Fund and such failure to be so rated shall continue unremedied for 30 days after the Special Servicer's receipt of notice of such failure or such lesser period if S&P confirms in writing that failure to remove the Special Servicer at such earlier time will, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings of the Certificates.

If a Special Servicer Event of Default shall occur, then, and in each and every such case, so long as such Special Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Special Servicer.

                  (c) In the event that the Servicer or the Special  Servicer is terminated pursuant to this Section 7.01, the Trustee (the "Terminating Party") shall, by notice in writing to the Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 notwithstanding any such termination). On or after the receipt by the Terminated Party, of such written notice, all of its authority and power under this Agreement, whether with respect to the
Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and the Special Servicer each agree in the event it is terminated pursuant to this Section 7.01 to promptly (and in any event no later than 10 Business Days subsequent to such notice) provide the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer or the Special Servicer to the Collection Account, and any REO Account, Lock-Box Account or Cash Collateral Account thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Terminating Party or such successor Servicer or successor Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Terminating Party incurred in connection with transferring the Mortgage Files to the successor Servicer or Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer or Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Terminated Party has not reimbursed such costs and expenses, the Terminating Party shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust Fund.

                  In the event the Servicer is terminated solely due to an Event of Default under Section 7.01(a)(iii) or (viii) and the Trustee succeeds to the Servicer pursuant to Section 7.01(c), if the Servicer delivers to the Trustee proposed bid materials within five Business Days, the Trustee shall, within the next three Business Days, solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three Persons qualified hereunder in accordance with this Agreement to act as successor Servicer (or if three qualified Persons cannot be located, from as many Persons as qualified). The bid proposal shall require any Successful Bidder, as a condition of such bid, to enter into this Agreement as successor Servicer, and shall agree to be bound by the terms hereof within 45 days after the termination of Servicer. The Trustee shall solicit bids (i) on the basis of such successor Servicer retaining all sub-servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective sub-servicing agreements and entering into a sub-servicing agreement with the terminated Servicer to service each of the Mortgage Loans not subject to a sub-servicing agreement at a servicing fee rate of 0.03% per annum per Mortgage Loan serviced (each a "Servicing Retained Bid") and (ii) on the basis of terminating each sub-servicing agreement with the terminated Servicer (each a "Servicing Released Bid"). The Trustee shall select the qualified bidder of a Servicing Retained Bid, or if none a Servicing Released Bid, with the highest cash bid (the "Successful Bidder") to act as successor Servicer hereunder; provided that the Trustee shall not select the bidder of a Servicing Retained Bid unless it receives written confirmation from the Rating Agencies that the retention of the terminated Servicer pursuant to a subservicing agreement would not result in the withdrawal qualification or downgrade of the then-current ratings of any Class of Certificates. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof, no later than 45 days after the termination of the Servicer.

                  Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder, including the transfer of the servicing of the Mortgage Loans, the Trustee shall remit or cause to be remitted
(i), if the successful bid was a Servicing Retained Bid, to the terminated Servicer the amount of such cash bid received from the Successful Bidder (net of expenses in connection with obtaining such bid and out-of-pocket expenses incurred in connection with transferring the servicing of the Mortgage Loans) and (ii) if the successful bid was a Servicing Released Bid, to the Servicer and each sub-servicer its respective Bid Allocation.

                  If the Successful Bidder has not entered into this Agreement as successor Servicer within 45 days after the Trustee was appointed as successor Servicer or no Successful Bidder was identified within such 45-day period, the terminated Servicer shall reimburse the Trustee for all out-of-pocket expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c) and may select a successor Servicer of its choice and pursuant to the terms hereof.

                  SECTION 7.02.   Trustee to Act; Appointment of Successor.

                  On and after the time the  Servicer  or the  Special  Servicer receives a notice of termination pursuant to Section 7.01, subject to the appointment of a successor Servicer pursuant to the second paragraph of Section 7.01(c), the Terminating Party shall be its successor in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that
(i) the Terminating Party shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by such successor hereunder. The Trustee, as successor Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Servicer or Special Servicer, as applicable, under this Agreement prior to the Servicer's or the Special Servicer's termination. The appointment of a successor Servicer or successor Special Servicer shall not affect any liability of the predecessor Servicer or Special Servicer which may have arisen prior to its termination as Servicer or Special Servicer. The Terminating Party shall not be liable for any of the representations and warranties of the Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Terminating Party as successor Servicer or successor Special Servicer shall be entitled to the applicable portion of the Servicing Compensation or to the Special Servicing Compensation, as applicable, and all funds (other than reimbursement to the terminated Servicer for amounts owed to it) relating to the Mortgage Loans that accrue after the date of the Terminating Party's succession to which the Servicer or Special Servicer would have been entitled if the Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Servicer and the Trustee or the Fiscal Agent shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee or the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full and then toward Advances made by the terminated Servicer. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if the long-term unsecured debt rating of the Trustee or Fiscal Agent is not at least "A" by S&P and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer or Special Servicer, as applicable, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency, as the successor to the Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Servicer (or the Special Servicer if the Special Servicer is also the Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Servicer is also the Special Servicer, the Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder for such compensation, then, subject to approval by the Directing Holders, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. Upon determining that a successor to the Terminated Party cannot be obtained for the compensation that the Terminated Party was receiving, the Trustee shall give notice of that fact to the Directing Holders. Once the Trustee has determined the amount of compensation acceptable to a proposed successor to the Terminated Party, the Trustee shall give notice to the Directing Holders of the identity of such successor and the proposed compensation. The Directing Holders will then have 10 Business Days during which to propose their own successor and compensation (which must be acceptable to the Rating Agencies, as evidenced in writing that the appointment of such successor, in and of itself would not result in a downgrade, qualification or withdrawal by any Rating Agency of the then-current ratings assigned to the Certificates) or to approve the successor and compensation proposed by the Trustee. The Depositor, the Trustee, the Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  SECTION 7.03.   Notification to Certificateholders.

                  (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                  (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Certificateholders and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

                  SECTION 7.04.   Other Remedies of Trustee.

                  During the continuance of any Servicer Event of Default or a Special Servicer Event of Default, so long as such Servicer Event of Default or Special Servicer Event of Default, if applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Event of Default or Special Servicer Event of Default, if applicable.

                  SECTION 7.05.  Waiver of Past Events of Default; Termination.

                  The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Certificateholders, waive any default by the Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including P&I Advances) to or, in the case of the Servicer, payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01.   Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.05 shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)   The   Trustee,   upon   receipt   of  any   resolutions,
certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

                  (c) Neither the Trustee nor any of its officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided, that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

                   (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without
                           responsibility   for   investigating   the   contents
                           thereof;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class (or the Directing Holders if so specified herein), or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) Neither the Trustee nor any of its respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not the Trustee or any Affiliate thereof and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Servicer, Special Servicer, the Depositor or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

                   (v) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust
                           Fund), and the Trustee shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

                  (vi) The Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall be deemed to have actual knowledge of the Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

                  None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee, or the Fiscal Agent, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Fiscal Agent, respectively, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Fiscal Agent shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Fiscal Agent shall be liable for any loss on any investment of funds pursuant to this Agreement.

                  SECTION 8.02.    Certain Matters Affecting the Trustee.

                  (a)      Except as otherwise provided in Section 8.01:

                   (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate  of  auditors  or any other  certificate,
                           statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                 (iii) (A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and (C) provided, however, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) Neither the Trustee nor any of its directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                   (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by any of the Holders of Certificates entitled to at least 25% (of such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Servicer or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of the obligations hereunder.

                  (b) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause the Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

                  SECTION 8.03. Trustee and Fiscal Agent Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Servicer or the Special Servicer and the Trustee, the Fiscal Agent, the Servicer and the Special Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan, or related document. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02); the compliance by the Depositor, the Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer or Special Servicer pursuant to Section 7.02) or any sub-servicer or any Borrower; any action of the Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Servicer or Special Servicer pursuant to Section 7.02) or any sub-servicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; the failure of the Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Distribution Account, Upper-Tier Distribution Account, Lock-Box Account, Cash Collateral Account, Reserve Accounts, Interest Reserve Account, Excess Interest Distribution Account and Repurchase Price Return of Premium Distribution Account or any other account maintained by or on behalf of the Servicer or the Special Servicer, other than any funds held by the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

                  SECTION 8.04.   Trustee and Fiscal Agent May Own Certificates.

                  The Trustee, the Fiscal Agent and any agent of the Trustee and Fiscal Agent in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor and the Servicer in banking transactions, with the same rights it would have if it were not Trustee, Fiscal Agent or such agent.

                  SECTION 8.05. Payment of Trustee's Fees and Expenses; Indemnification.

                  (a) The Trustee or any successor Trustee shall be entitled, on each Distribution Date, to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which Trustee Fee shall be paid to the Trustee prior to the distribution on such Distribution Date of amounts to the
Certificateholders. In the event that the Trustee assumes the servicing responsibilities of the Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Servicer or the Special Servicer, as the case may be, would have been entitled.

                  (b) The Trustee and the Fiscal Agent shall each be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Fiscal Agent pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that, subject to the last paragraph of Section 8.01, neither the Trustee nor the Fiscal Agent shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses or any sums due to the Fiscal Agent.

                  The Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable and necessary fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee or expenses incurred by the Trustee in its capacity as successor Servicer.

                  (c) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Servicer, the Special Servicer and the Trustee (each, a "Cross-Indemnifying Party") shall indemnify the Servicer, the Special Servicer, the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, a "Cross-Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the
Cross-Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Cross-Indemnified Party in any action or proceeding between the Cross-Indemnifying Party and the Cross-Indemnified Party or between the Cross-Indemnified Party and any third party or otherwise) as a result of each such Cross-Indemnifying Party's respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder (including in the case of the Servicer, any agent of the Servicer or sub-servicer).

                  (d) The Trust Fund shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, a "Trust-Indemnified Party") from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Trust-Indemnified Party in any action or proceeding between any of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Servicer and the Special Servicer and the Trust-Indemnified Party or between the Trust-Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement or are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Trust-Indemnified Party and (ii) those as to which such Trust-Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term "unanticipated expenses incurred by a REMIC" shall include any fees, expenses and disbursement of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by a Trust-Indemnified Party in connection with any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01. The right of reimbursement of the Trust-Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

                  (e)  Notwithstanding  anything  herein to the  contrary,  this
Section 8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Fiscal Agent, as the case may be, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

                  (f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

                  SECTION 8.06.    Eligibility Requirements for Trustee.

                  The  Trustee  hereunder  shall  satisfy  the  requirements  of
Section 26(a)(1) of the Investment Company Act of 1940, as amended, and shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least "BBB" by S&P and "Baa2" by Moody's (or at any time when there is no Fiscal Agent appointed and acting hereunder or any such Fiscal Agent so appointed has a rating on its long-term unsecured debt that is lower than "AA" by S&P and "Aa2" by Moody's (without regard to any plus or minus or numeric qualifier) the rating on the unsecured long term debt of the Trustee must be at least "AA" by S&P and "Aa2" by Moody's, or meet different standards provided that each Rating Agency shall have confirmed in writing that such different standards would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer (except during any period when the Trustee has assumed the duties of the Servicer pursuant to Section 7.02). If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to
(i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07.    Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and each Rating Agency. Upon such notice of resignation, the Fiscal Agent shall also be deemed to have been removed and, accordingly, the Servicer shall promptly appoint a successor Trustee, the appointment of which would not, in and of itself, result in a downgrade, qualification or withdrawal by any Rating Agency of the then-current ratings assigned to the Certificates, and a successor Fiscal Agent (if necessary to satisfy the requirements contained in Section 8.06), the appointment of which, if the successor Trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, would not, in and of itself, result in a downgrade, qualification or withdrawal by any Rating Agency of the then-current ratings assigned to the Certificates, by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee, with a copy to the Fiscal Agent deemed removed, and the successor Trustee and successor Fiscal Agent. If no successor Trustee and successor Fiscal Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee and the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and successor Fiscal Agent.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or upon a confirmation in writing by any Rating Agency that not terminating the Trustee, or the Fiscal Agent, as applicable, would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded, then the Depositor or the Servicer shall remove the Trustee and the Fiscal Agent and the Servicer shall promptly appoint a successor Trustee and successor Fiscal Agent by written instrument, which shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor Trustee and the successor Fiscal Agent.

                  The Holders of Certificates entitled to at least 50% of the Voting Rights may at any time remove the Trustee and the Fiscal Agent (and any removal of the Trustee shall be deemed to be a removal also of the Fiscal Agent) and appoint a successor Trustee and successor Fiscal Agent by written instrument or instruments, in eight originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Servicer, one complete set to the Trustee so removed, one complete set to the Fiscal Agent deemed removed, one complete set to the successor Trustee so appointed and one complete set to the successor Fiscal Agent so appointed.

                  In the event of removal of the Trustee, the Fiscal Agent shall be deemed to have been removed.

                  In the event that the Trustee or Fiscal Agent is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

                  Any resignation or removal of the Trustee and Fiscal Agent and appointment of a successor Trustee and, if such trustee is not rated at least "AA" by each Rating Agency, a successor Fiscal Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee and, if necessary, successor Fiscal Agent as provided in Section 8.08.

                  All reasonable costs and expenses of the Depositor or Servicer and the successor Trustee incurred in connection with transferring the Mortgage Files to the successor Trustee and amending this Agreement to reflect such succession as successor Trustee and otherwise causing the transfer required pursuant to this Section 8.07 shall be paid by the predecessor Trustee upon presentation of reasonable documentation of such costs and expenses or if not paid by such predecessor, after exercising reasonable diligence in attempting to receive such compensation from the predecessor Trustee, then by the Trust Fund.

                  SECTION 8.08.   Successor Trustee and Fiscal Agent.

                  (a) Any successor Trustee and any successor Fiscal Agent appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, to the Servicer and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Fiscal Agent herein, provided that the appointment of such successor Trustee and successor Fiscal Agent shall not, as evidenced in writing, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of
Section 8.06.

                  Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

                  (b) Any successor Trustee or Fiscal Agent appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in
Section 8.06 hereof.

                  SECTION 8.09.    Merger or Consolidation of Trustee.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10.   Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any  appointment  of a  co-trustee  or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

                  No trustee under this Agreement shall be personally liable by reason of any act or omission of any prior trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of affecting the liability of or affording protection to such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11. Fiscal Agent Appointed; Concerning the Fiscal Agent.

                  (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Sections 3.24 and 4.06.

                  (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Sections 3.24 and 4.06.

                  (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act or its own willful misfeasance or for a breach of a representation or warranty contained herein; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Sections
3.24 and 4.06, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by the Depositor, the Servicer, the Special Servicer or the Trustee and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clause (ii) of Section 8.01(c) shall apply to the Fiscal Agent.

                  (d) Except as otherwise provided in Section 8.11(c), the Fiscal Agent also shall have the benefit of provisions of clauses (i), (ii),
(iii) (other than the proviso thereto), (iv), (v) (other than the proviso thereto) and (vi) of Section 8.02(a).


                                   ARTICLE IX

                                  TERMINATION

                  SECTION 9.01.   Termination.

                  (a) The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to this Article IX on the Termination Date; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

                  (b) The Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Trustee in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. The Loan REMICs shall be terminated in such a complete liquidation simultaneously with the Upper-Tier REMIC and the Lower-Tier REMIC and in accordance with the provisions of the respective Loan REMIC Declarations; provided, that any Loan REMIC shall terminate without liquidation on any early Distribution Date following a Final Recovery Determination or other payment in full with respect to the related Mortgage Loan. Notwithstanding the termination of the Trust REMICs, the Loan REMICs or the Trust Fund, the Trustee shall be responsible for filing the final Tax
Returns for the Trust REMICs and the Loan REMICs and applicable income tax or information returns for the Grantor Trust for the period ending with such termination, and shall retain books and records with respect to the Trust REMICs, the Loan REMICs and the Grantor Trust for the same period of retention for which it maintains its own tax returns or other reasonable period.

                  (c) The Depositor, and if the Depositor does not exercise the option, the Special Servicer, and if neither the Depositor nor the Special Servicer exercises the option, the Servicer and, if none of the Servicer, the Special Servicer or the Depositor exercises the option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance as of the day immediately prior to such Distribution Date of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Properties then included in the Trust Fund, and all other property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan (excluding any REO Mortgage Loan) included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property (including any REO Property) included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate, to the extent  applicable),  to
                                    the  last  day  of  the  Collection   Period
                                    preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest thereon, and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase  Return of  Premium  Amount;
                                    and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent Appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

                  Anything in this Section 9.01 to the contrary notwithstanding, the holders of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to Excess Interest, as their interests may appear based upon their original Certificate Balances.

                  (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Trustee shall determine as soon as practicable the Distribution Date on which the Trustee reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance of each Certificate or Lower-Tier Regular Interest, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01(a), (b), (c) or (d) or (ii) if no such Classes of Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Account or the Distribution Account, to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account, to the Holders of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates their allocable shares of any amount remaining in the Excess Interest Distribution Account, and to the Holders of the Class X Certificates of any amount remaining in the Repurchase Price Return of Premium Distribution Account, in each case, following the later to occur of (A) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (B) the liquidation or disposition pursuant to Section 3.18 of the last asset held by the Trust Fund.

                  (e) Notice of any termination of the Trust Fund pursuant to this Section 9.01 shall be mailed by the Trustee to affected Certificateholders with a copy to the Servicer, the Special Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

                   (i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

                  (ii) specify the amount of any such final distribution, if known; and

                 (iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

                  (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01. Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee.

                  (g) The Holder of 100% of the Percentage Interests in the Class LR Certificates or the most subordinate Class of Certificates outstanding (other than the Class M-2 Certificates) may purchase any Mortgage Loan on its Anticipated Repayment Date, if any, at a price equal to the sum of the following:

                   (i) 100% of the outstanding principal balance of such Mortgage Loan on such Anticipated Repayment Date (less any P&I Advances previously made on account of principal);

                  (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date (less any P&I Advances previously made on account of interest);

                 (iii) the aggregate amount of all unreimbursed Advances with respect to such Mortgage Loan, with interest thereon at the Advance Rate, and unpaid Special Servicing Compensation, Servicing Compensation, Trustee Fees and Trust Fund expenses; and

                  (iv) the amount of any Liquidation Expenses incurred by the Trust Fund in connection with such purchase;

provided, that, such Holder, at its expense, has provided the Trustee with an Opinion of Counsel to the effect that such purchase would not (x) result in a gain which would be subject to the tax on net income derived from "prohibited transactions" imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC, the Upper-Tier REMIC or any Loan REMIC under the REMIC Provisions or (y) cause the Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC to fail to qualify as a REMIC; such opinion relying upon appraisals of the fair market value (for the purposes of Section 860F(c)(1) of the Code) of such Mortgage Loan by at least three Independent appraisers.

                  Notwithstanding the foregoing, such Mortgage Loan may not be purchased if the fair market value of the Mortgage Loan is greater than 100% of the outstanding principal balance of such Mortgage Loan.

                  The Holder of 100% of the most subordinate Class of Sequential Certificates (provided that the Class M-2 Certificates shall not be considered a Class for such purposes) may purchase any Mortgage Loan on or after its Anticipated Repayment Date under the same terms and conditions hereunder as in the case of a purchase by the Holder of the Class LR Certificates if the Holder of the Class LR Certificates either (i) notifies the Holder of the most subordinate Class of Sequential Certificates that it will not purchase such Mortgage Loan or (ii) does not, in fact, purchase such Mortgage Loan on its Anticipated Repayment Date.

                  The proceeds of any such purchase hereunder shall be deposited in the Collection Account and disbursed as provided herein.

                  Notwithstanding  anything to the  contrary  contained  in this
Section 9.01(g), if the Class LR or most subordinate Class of Certificates shall be held by an Affiliate of the Depositor, such Affiliate may not exercise any of the purchase rights under this Section 9.01(g) with respect to a Mortgage Loan that is in default.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  SECTION 10.01.  Counterparts.

                  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 10.02.    Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing Percentage Interests of at least 25% of each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 10.03.   Governing Law.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 10.04.   Notices.

                  All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class M-1, Class M-2, Class R and Class LR Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

                           If to the Trustee, to:

                                    LaSalle National Bank
                                    135 South LaSalle Street
                                    Suite 1625
                                    Chicago, Illinois  60674-4107

                                    Attention:     Asset-Backed Securities
                                                   Trust Services, CMAT 1999-C1

                           If to the Fiscal Agent, to:

                                    ABN AMRO Bank, N.V.
                                    c/o LaSalle National Bank
                                    135 South LaSalle Street, Suite 1625
                                    Chicago, Illinois  60674-4107

                                    Attention:     Asset-Backed Securities
                                                   Trust Services, CMAT 1999-C1

                           If to the Depositor, to:

                                    Asset Securitization Corporation
                                    2 World Financial Center
                                    Building B, 21st Floor
                                    New York, New York  10281-1198

                                    Attention:     Brad Altberger

                           and to:

                                    Asset Securitization Corporation
                                    2 World Financial Center
                                    Building B, 21st Floor
                                    New York, New York  10281-1198

                                    Attention:     General Counsel

                           and to:

                                    Asset Securitization Corporation
                                    101 California Street
                                    San Francisco, CA 94111

                                    Attention:     Marlyn A. Marincas

                           With a copy to:

                                    Cadwalader, Wickersham & Taft
                                    100 Maiden Lane
                                    New York, New York  10038

                                    Attention:     Anna H. Glick

                           If to the Servicer, to:

                                    First Union National Bank
                                    Charlotte Plaza, 23rd Floor
                                    201 South College Street
                                    Charlotte, North Carolina  28288-1075

                                    Attention:  Commercial Mortgage Asset Trust,
                                                Commercial Mortgage
                                                Pass-Through Certificates,
                                                Series 1999-C1

                           With a copy to:

                                    Mayer Brown & Platt
                                    Bank of America Corporate Center
                                    100 North Tryon Street
                                    Suite 2400
                                    Charlotte, North Carolina  28202
                                    Attention:     Christopher J. Brady

                           If to the Special Servicer, to:

                                    Lennar Partners, Inc.
                                    760 N.W. 107th Avenue
                                    Suite 400
                                    Miami, Florida  33172

                                    Attention:     Ronald E. Schrager

                           With copies to:

                                    Bilzin Sumberg Dunn Price & Axelrod LLP
                                    2500 First Union Financial Center
                                    Miami, Florida  33131

                                    Attention:     Brian Bilzin

                           If to either Mortgage Loan Seller, to:

                                    The Capital Company of America LLC
                                    2 World Financial Center
                                    Building B, 21st Floor
                                    New York, New York  10281-1198

                                    Attention:     Brad Altberger

                           and to:

                                    The Capital Company of America LLC
                                    2 World Financial Center
                                    Building B, 21st Floor
                                    New York, New York  10281-1198

                                    Attention:     General Counsel

                           and to:

                                    The Capital Company of America LLC
                                    101 California Street
                                    San Francisco, CA 94111

                                    Attention:     Marlyn A. Marincas

                           If to NHA, to:

                                    Nomura Holding America, Inc.
                                    2 World Financial Center
                                    Building B, 19th Floor
                                    New York, New York  10281-1198

                                    Attention:     Ray Carli

                           and to:

                                    Nomura Holding America, Inc.
                                    2 World Financial Center
                                    Building B, 18th Floor
                                    New York, New York  10281-1198

                                    Attention:     Legal Department

                           If to any Certificateholder, to:

                                    the address set forth in the
                                    Certificate Register,

                           If to the Underwriters, to:

                                    Goldman, Sachs & Co.
                                    85 Broad Street,
                                    New York, New York  10004
                                    Attention:  Christine Kwak

                                    Lehman Brothers Inc.
                                    3 World Financial Center
                                    New York, New York  10285

                                    Attention: Trish Hall/Commercial Mortgage
                                               Trading

                                    Donaldson, Lufkin & Jenrette Securities
                                    Corporation
                                    277 Park Avenue, 9th Floor
                                    New York, New York  10172
                                    Attention:  Raymond Potter

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.


                  SECTION 10.05.   Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 10.06.   Notice to the Depositor and Each Rating
                                   Agency.

                  (a) The Trustee shall use its best efforts to promptly provide notice to the Depositor, each Underwriter and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                   (i)     any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                 (iii)     the    merger,    consolidation,    resignation    or
                           termination of the Servicer, Special Servicer, the Trustee or Fiscal Agent;

                  (iv)     the   repurchase  of  Mortgage   Loans   pursuant  to
                           Section 2.03(d) or 2.03(e);

                   (v)     the    final     payment     to    any    Class    of
                           Certificateholders;

                  (vi)     any  change  in  the   location  of  the   Collection
                           Account or the Distribution Account;

                 (vii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Servicer;

                (viii)     each  report  to   Certificateholders   described  in
                           Section 4.02 and Section 3.22;

                  (ix)     any change in the lien priority of a Mortgage Loan;

                   (x) any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

                  (xi)     any  termination  of  licensing  certification  at  a
                           Mortgaged      Property     securing     a     Senior
                           Housing/Healthcare Loan;

                 (xii)     any material damage to a Mortgaged Property;

                (xiii) any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan; and

                 (xiv) any substitution or release of collateral hereunder.

                  (b) The Servicer shall promptly furnish to each Rating Agency (and to the Special Servicer with respect to clause (iii) and (iv) below) copies of the following:

                   (i) each of its annual statements as to compliance described in Section 3.14;

                  (ii) each of its annual independent public accountants' servicing reports described in Section 3.15;

                 (iii) a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03; however, with respect to S&P, the Servicer shall provide only the quarterly and annual statements or reports; and

                  (iv)     a copy of any  notice  with  respect to a breach of a
                           representation   or  warranty  with  respect  to  any
                           Mortgage Loan.

                  (c) The Servicer shall furnish each Rating Agency, each Underwriter and the Depositor with such information with respect to the Trust Fund, a Mortgaged Property, a Borrower and any Mortgage Loan as such Rating Agency, such Underwriter or the Depositor shall reasonably request and which the Servicer can reasonably obtain without undue cost. The Servicer may request reimbursement, for its reasonable copying costs with respect to such information, from the requesting party (other than the Rating Agencies). The Rating Agencies shall not be charged any fee or expense in connection therewith. The Servicer shall send copies to the Depositor of any information provided to any Rating Agency.

                  (d) Notices to each Rating Agency shall be addressed as follows:

                           Standard & Poor's Rating Services
                           Division of The McGraw Hill Companies
                           26 Broadway
                           New York, New York  10004
                           Attention:   Commercial Mortgage Surveillance

                           Moody's Investors Service, Inc.
                           99 Church Street
                           New York, New York  10007
                           Attention:   Managing Director
                                        Commercial Mortgage-Backed Securities

or in each case to such other address as either Rating Agency shall specify by written notice to the parties hereto. In addition, with respect to any request for Rating Agency confirmation pursuant to any of the provisions of this Agreement, the party seeking such Rating Agency confirmation shall deliver a copy of such request to the Depositor.

                  SECTION 10.07.  Amendment.

                  This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions herein or therein that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, (v) to amend or supplement any provision hereof to the extent necessary to reallocate any responsibilities or rights as between the Servicer and the Special Servicer, upon confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or (vi) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section hereof which relates to the amendment of this Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMICs as two separate REMICs, of the Loan REMICs as three separate REMICs and of the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 10.07 shall be effective with the consent of the Trustee, the Fiscal Agent, the Special Servicer and the Servicer, in writing, and to the extent required by this Section, the Certificateholders. Promptly after the execution of any amendment, the Servicer shall forward to the Trustee and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

                  Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Servicer and/or the Trustee, the Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause the Upper-Tier REMIC, Lower-Tier REMIC or any Loan REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, cause a tax to be imposed on the Trust Fund under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property) or cause the portion of the Trust Fund exclusive of the Trust REMICs to fail to qualify as a grantor trust.

                  Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause
(i), (ii), (iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Fiscal Agent may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Fiscal Agent's own rights, duties or immunities under this Agreement.

                  SECTION 10.08.   Confirmation of Intent.

                  It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then
(a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the Distribution Account, Upper-Tier Distribution Account, Excess Interest Distribution Account and Repurchase Price Return of Premium Distribution Account whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Delaware and Illinois Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

                  SECTION 10.09.   Streit Act.

                  Any  provisions  required to be contained in this Agreement by
Section 126 and/or Section 130-k or Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 and/or Section 130-k shall not have any effect, and if said Section 126 and/or Section 130-k should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 and/or Section 130-k shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

                  SECTION 10.10.    Intended Third-Party Beneficiaries.

                  Goldman, Sachs & Co., Lehman Brothers Inc. Donaldson, Lufkin & Jenrette Securities Corporation and Nomura Securities International, Inc. are intended to be third-party beneficiaries hereunder. No other Person other than a party to this Agreement and any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically state that no Borrower, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


Signed and acknowledged                     ASSET SECURITIZATION CORPORATION,
in the presence of                          as Depositor

/s/ Jay Gracin
-----------------------------------
Print Name:  Jay Gracin
                                            By:  /s/ Marlyn A. Marincas
/s/ Suzanne Gilligan                             ------------------------------
-----------------------------------              Name:   Marlyn A. Marincas
Print Name:  Suzanne Gilligan                    Title:  Director



Signed and acknowledged                     FIRST UNION NATIONAL BANK,
in the presence of                          as Servicer

/s/ Peta-Gay Arnett
------------------------------------        By:  /s/ Timothy S. Ryan
Print Name:  Peta-Gay Arnett                     ------------------------------
__________________________________               Name:   Timothy S. Ryan
Print Name:                                      Title:  Vice President



Signed and acknowledged                     LENNAR PARTNERS, INC.,
in the presence of                          as Special Servicer


__________________________________          By:  /s/ Shelly Rubin
Print Name:                                 -----------------------------------
                                                 Name:   Shelly Rubin
__________________________________               Title:  Vice President
Print Name:


Signed and acknowledged                     LASALLE NATIONAL BANK,
in the presence of:                         as Trustee, Custodian, Certificate
                                            Registrar and Paying Agent
__________________________________
Print Name:
                                            By:  /s/ Lora J. Peloquin
__________________________________               ------------------------------
Print Name:                                      Name:   Lona J. Peloquin
                                                 Title:  Assistant Vice
                                                           President


Signed and acknowledged                     ABN AMRO Bank N.V.,
in the presence of                          as Fiscal Agent

__________________________________
Print Name:                                 By:  /s/ Robert C. Smolka
                                                -------------------------------
__________________________________               Name:   Robert C. Smolka
Print Name:                                      Title:  Group Vice President


Signed and acknowledged                     By:  /s/ Kenneth M. Gonski
in the presence of                               ------------------------------
                                                 Name:   Kenneth M. Gonski
                                                 Title:  Vice President
__________________________________
Print Name:

__________________________________
Print Name:

ACCEPTED AND AGREED TO SOLELY
WITH RESPECT TO SECTION 3.28(c)

THE CAPITAL COMPANY OF AMERICA LLC,
a Delaware limited liability company


By:  /s/ Marlyn A. Marincas
     -------------------------------
     Name:   Marlyn A. Marincas
     Title:  Director

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )



     On this 25th day of March, 1999, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Marlyn A. Marincas, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at Two World Financial Center, New York, New York; that s/he is the Director of ASSET SECURITIZATION
CORPORATION, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                            /s/ Nez Mustafic
                                            -----------------------------------
                                            NOTARY PUBLIC in and for the
                                            State of New York.
                                            My Commission expies.  4/14/99

                                            (stamp)

                                            (seal)

This instrument prepared by:

__________________________________
Name:     Cadwalader, Wickersham & Taft
Address:  100 Maiden Lane
          New York, New York  10038

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )


     On this 25th day of March, 1999, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Timothy S. Ryan, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at 201 South College Street, Charlotte, NC; that s/he is the Vice President; of FIRST UNION NATIONAL BANK, the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.

                                            /s/ Joanne Bouton
                                            -----------------------------------
                                            NOTARY PUBLIC in and for the
                                            State of New York.
                                            My Commission expies.  4-7-2000

                                            (stamp)

                                            (seal)

This instrument prepared by:

__________________________________
Name:     Cadwalader, Wickersham & Taft
Address:  100 Maiden Lane
          New York, New York  10038

STATE OF FLORIDA     )
                     ) ss.:
COUNTY OF MIAMI-DADE )


     On this 25 day of March, 1999, before me, the undersigned, a Notary Public in and for the State of Florida, duly commissioned and sworn, personally appeared Shelly Rubin, to me known who, by me duly sworn, did depose and acknowledge before me and say that he resides at 700 NW 107th Avenue, Miami, Florida; that he is the Vice President of LENNAR PARTNERS, INC., the company described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                            /s/ Caridad E. Laire
                                            -----------------------------------
                                            NOTARY PUBLIC in and for the
                                            State of New York.
                                            My Commission expires.  7-23-2001

                                            (stamp)

                                            (seal)

This instrument prepared by:

__________________________________
Name:     Cadwalader, Wickersham & Taft
Address:  100 Maiden Lane
          New York, New York  10038

STATE OF ILLINOIS )
                  ) ss.:
COUNTY OF COOK    )


     On this 25th day of March, 1999, before me, the undersigned, a Notary Public in and for the State of Illinois, duly commissioned and sworn, personally appeared Lora J. Peloquin, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at 135 South LaSalle Street; that s/he is a Assistant Vice President of LASALLE NATIONAL BANK, a nationally chartered bank, the corporation described in and that executed the foregoing instrument; and that he/her signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                            /s/ Michael C. Dombai
                                            ------------------------------------
                                            NOTARY PUBLIC in and for the
                                            State of New York.
                                            My Commission expires.  12-01-2001

                                            (stamp)

                                            (seal)

This instrument prepared by:

__________________________________
Name:     Cadwalader, Wickersham & Taft
Address:  100 Maiden Lane
          New York, New York  10038

STATE OF ILLINOIS     )
                      ) ss.:
COUNTY OF COOK


     On this 25th day of March, 1999, before me, the undersigned, a Notary Public in and for the State of Illinois, duly commissioned and sworn, personally appeared Kenneth M. Gonski, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at 135 South LaSalle Street, Chicago, Illinois; that s/he is a Group V.P. of ABN AMRO BANKN.V., a nationally chartered bank, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                            /s/ Michael C. Dombai
                                            -----------------------------------
                                            NOTARY PUBLIC in and for the
                                            State of New York.
                                            My Commission expires.  12-01-2001

                                            (stamp)

                                            (seal)

This instrument prepared by:

__________________________________
Name:     Cadwalader, Wickersham & Taft
Address:  100 Maiden Lane
          New York, New York  10038

STATE OF ILLINOIS         )
                          ) ss.:
COUNTY OF COOK            )


     On this 25th day of March, 1999, before me, the undersigned, a Notary Public in and for the State of Illinois, duly commissioned and sworn, personally appeared Robert C. Smolka, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at 135 South LaSalle Street, Chicago, Illinois; that s/he is a Group Vice President of ABN AMRO BANK N.V., a nationally chartered bank, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                            /s/ Michael C. Dombai
                                            -----------------------------------
                                            NOTARY PUBLIC in and for the
                                            State of New York.
                                            My Commission expires.  12-01-2001

                                            (stamp)

                                            (seal)

This instrument prepared by:

__________________________________
Name:     Cadwalader, Wickersham & Taft
Address:  100 Maiden Lane
          New York, New York  10038

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )



     On this 25th day of March, 1999, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Marlyn A. Marincas, to me known who, by me duly sworn, did depose and acknowledge before me and say that she resides at Two World Financial Center; that she is a Director of The Capital Company of America LLC, a Delaware limited liability company, the company described in and that executed the foregoing instrument; and that she signed her name thereto under authority of the board of members of said company and on behalf of such company.

     WITNESS my hand and seal hereto affixed the day and year first above written.

                                            /s/ Anna H. Glick
                                            ------------------------------------
                                            NOTARY PUBLIC in and for the
                                            State of New York.
                                            My Commission expires:

                                            (stamp)

                                            (seal)

This instrument prepared by:

_____________________________
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

                                   EXHIBIT A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1 CLASS A-1

Pass-Through Rate:  [__________]%

First Distribution Date:                       Cut-off Date:  March 11, 1999
April 19, 1999

Aggregate Initial                              Scheduled Final
Certificate Balance of the                     Distribution Date:
Class A-1 Certificates:                        January 17, 2032
$[400,000,000]

CUSIP: 201730 AA 6                             ISIN: US201730AA66

Common Code: [__________]                      Initial Certificate
                                               Balance of this Certificate:
                                               $[___________]

No.:  A-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class A-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class A-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Special Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, the Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class A-1 Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    _____________________________________
                                               Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class A-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                    _____________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class A-1 Certificate of the entire Percentage Interest represented by the within Class A-1 Certificates to the above-named Assignee(s) and to deliver such Class A-1 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                      __________________________________________
                                      Signature by or on behalf of
                                      Assignor(s)


                                      __________________________________________
                                      Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ___________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By:
                                     ___________________________________________


                                     ___________________________________________
                                     [Please print or type name(s)]



                                     ___________________________________________
                                     Title



                                     ___________________________________________
                                     Taxpayer Identification Number

                                   EXHIBIT A-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-2 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS A-2

Pass-Through Rate:  [__________]%

First Distribution Date:                      Cut-off Date:  March 11, 1999
April 19, 1999

Aggregate Initial                             Scheduled Final
Certificate Balance of the                    Distribution Date:
Class A-2 Certificates:                       January 17, 2032
$[930,000,000]

CUSIP: 201730 AB 4                            ISIN: US201730AB40

Common Code: [__________]                     Initial Certificate
                                              Balance of this Certificate:
                                              $[__________]

No.:  A-2-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class A-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class A-2 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class A-2 Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ________________________________________
                                             Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class A-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                    _______________________________________
                                               Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto_________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                 ______________________________________________
                                 Signature by or on behalf of
                                 Assignor(s)



                                 ______________________________________________
                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of _______________________________________________________________
account number _________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                             By:
                                 __________________________________________


                                 __________________________________________
                                           [Please print or type name(s)]



                                 __________________________________________
                                                Title



                                 __________________________________________
                                           Taxpayer Identification Number

                                   EXHIBIT A-3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-3 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS A-3

Pass-Through Rate:  [__________]%

First Distribution Date:                   Cut-off Date:  March 11, 1999
April 19, 1999

Aggregate Initial                          Scheduled Final
Certificate Balance of the                 Distribution Date:
Class A-3 Certificates:                    January 17, 2032
$[368,115,000]

CUSIP: 201730 AC 2                         ISIN: US201730AC23

Common Code: [__________]                  Initial Certificate
                                           Balance of this Certificate:
                                           $[__________]

No.:  A-3-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class A-3 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-3 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class A-3 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Special Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, the Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class A-3 Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    _________________________________________
                                               Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class A-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                By:
                                    _______________________________________
                                               Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-3 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class A-3 Certificate of the entire Percentage Interest represented by the within Class A-3 Certificates to the above-named Assignee(s) and to deliver such Class A-3 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                          ______________________________________
                                          Signature by or on behalf of
                                          Assignor(s)


                                          ______________________________________
                                          Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  Distributions, if be made by wire transfer in immediately available funds to___________________________________________________________for
the  account  of   _____________________________________________________________
account number ___________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By:
                                    __________________________________________


                                    __________________________________________
                                    [Please print or type name(s)]



                                    __________________________________________
                                    Title



                                    __________________________________________
                                    Taxpayer Identification Number

                                   EXHIBIT A-4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                  PRINCIPAL   PAYMENTS  ON  THIS   CERTIFICATE  ARE  PAYABLE  IN
INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-4 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS A-4

Pass-Through Rate:  [__________]%

First Distribution Date:                    Cut-off Date:  March 11, 1999
April 19, 1999

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class A-4 Certificates:                     January 17, 2032
$[__________]

CUSIP: 201730 AD 0                          ISIN: US201730AD06

Common Code: [__________]                   Initial Certificate
                                            Balance of this Certificate:
                                            $[___________]

No.:  A-4-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class A-4 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-4 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class A-4 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Special Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, the Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class A-4 Certificate to be duly executed.

Dated:  March __, 1999.


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:______________________________
                                           Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class A-4 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ___________________________________
                                              Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-4 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class A-4 Certificate of the entire Percentage Interest represented by the within Class A-4 Certificates to the above-named Assignee(s) and to deliver such Class A-4 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________
                                  _____________________________________________
                                  Signature by or on behalf of
                                  Assignor(s)


                                  _____________________________________________
                                  Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of _______________________________________________________________
account number ________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By:
                                     __________________________________________


                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                   EXHIBIT A-5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS B CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE
CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS B

Pass-Through Rate:  [__________]%

First Distribution Date:                    Cut-off Date:  March 11, 1999
April 19, 1999

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class B Certificates:                       January 17, 2032
$[106,875,000]

CUSIP: 201730 AE 8                          ISIN: US201730AE88

Common Code: [__________]                   Initial Certificate
                                            Balance of this Certificate:
                                            $[_________]

No.:  B-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class B Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement

                  During each Interest Accrual Period (as defined below), interest on the Class B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Special Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, the Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class B Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class B Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                     ___________________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class B Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class B Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________
                                         ______________________________________
                                         Signature by or on behalf of
                                         Assignor(s)


                                         ______________________________________
                                         Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

                  Distributions, if be made by wire transfer in immediately available funds to ____________________________________________________________
for the account of______________________________________________________________
account number _______________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By:
                                    __________________________________________

                                    __________________________________________
                                    [Please print or type name(s)]



                                    __________________________________________
                                    Title



                                    __________________________________________
                                    Taxpayer Identification Number

                                   EXHIBIT A-6

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS C CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE
CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS C

Pass-Through Rate:  [__________]%

First Distribution Date:                   Cut-off Date:  March 11, 1999
April 19, 1999

Aggregate Initial                          Scheduled Final
Certificate Balance of the                 Distribution Date:
Class C Certificates:                      January 17, 2032
$[130,624,000]

CUSIP: 201730 AF 5                         ISIN: US201730AF53

Common Code: [__________]                  Initial Certificate
                                           Balance of this Certificate:
                                           $[___________]

No.:  C-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class C Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class C Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Special Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, the Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class C Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                                Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class C Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                By:
                                   _____________________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto_________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class C Certificate of the entire Percentage Interest represented by the within Class C Certificates to the above-named Assignee(s) and to deliver such Class C Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________
                                         ______________________________________
                                         Signature by or on behalf of
                                         Assignor(s)


                                         ______________________________________
                                         Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to ___
________________________________________________________________________________
for the account of _____________________________________________________________
account number __________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By:
                                     __________________________________________


                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                   EXHIBIT A-7

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS D CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE
CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS D

Pass-Through Rate:  [__________]%

First Distribution Date:                      Cut-off Date:  March 11, 1999
April 19, 1999

Aggregate Initial                             Scheduled Final
Certificate Balance of the                    Distribution Date:
Class D Certificates:                         January 17, 2032
$[136,562,000]

CUSIP: 201730 AG 3                            ISIN: US201730AG37

Common Code: [__________]                     Initial Certificate
                                              Balance of this Certificate:
                                              $[___________]

No.:  D-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class D Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class D Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class D Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                               Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class D Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                    ____________________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto_________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class D Certificate of the entire Percentage Interest represented by the within Class D Certificates to the above-named Assignee(s) and to deliver such Class D Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________
                                      __________________________________________
                                      Signature by or on behalf of
                                      Assignor(s)


                                      __________________________________________
                                      Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to ___
________________________________________________________________________________
for the account of _____________________________________________________________
account number ________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By:
                                     __________________________________________


                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                   EXHIBIT A-8

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS E CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE
CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS E

Pass-Through Rate:  [__________]%

First Distribution Date:                    Cut-off Date:  March 11, 1999
April 19, 1999

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class E Certificates:                       January 17, 2032
$[35,625,000]

CUSIP: 201730 AH 1                          ISIN: US201730AH10

Common Code: [__________]                   Initial Certificate
                                            Balance of this Certificate:
                                            $[___________]

No.:  E-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class E Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class E Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class E Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class E Certificate to be duly executed.

Dated:  March __, 1999.


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ___________________________________________
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class E Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                     ___________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto_________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class E Certificate of the entire Percentage Interest represented by the within Class E Certificates to the above-named Assignee(s) and to deliver such Class E Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                  _____________________________________________
                                  Signature by or on behalf of
                                  Assignor(s)


                                  _____________________________________________
                                  Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions,  if be made by wire transfer in  immediately  available  funds to
________________________________________________________________________________
forthe  account  of ____________________________________________________________
account number ______________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By:
                                     __________________________________________


                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                   EXHIBIT A-9

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THE CERTIFICATES ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

THIS CERTIFICATE IS ISSUED ON MARCH __, 1999, AT AN ISSUE PRICE OF [__________]% OF THE INITIAL CLASS X NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY:
(I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS X NOTIONAL AMOUNT IS APPROXIMATELY [__________]%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY [__________]%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH __, 1999 TO
APRIL 19, 1999) AS A PERCENTAGE OF THE INITIAL CLASS X NOTIONAL AMOUNT, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY [__________]%.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS X

Pass-Through Rate:  [__________]%

First Distribution Date:                 Cut-off Date:  March 11, 1999
April 19, 1999

Aggregate Initial                        Scheduled Final
Notional Balance of the                  Distribution Date:
Class X Certificates:                    January 17, 2032
$[2,374,987,404]

CUSIP: 201730 AJ 7                       CINS: [__________]

Common Code: [__________]                Initial Notional
ISIN: US201730AJ75                       Balance of this Certificate:
                                         $[__________]

No.:  X-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X Certificates. The Class X Certificateholders will also be entitled to receive that portion of any Repurchase Price constituting clause (v) of the definition thereof as set forth in the Pooling and Servicing Agreement (as defined below). The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the X Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class X Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class X Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Notional Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class X Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class X Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                    ____________________________________________
                                              Authorized Officer



                                     Schedule A

                         Certificate Balance of Individual
                         Certificates or Regulation S Global
                         Certificate exchanged or transferred
                         for, or issued in exchange for or upon    Remaining Principal
                         transfer of, an interest in this Rule     Amount of this Rule
Date                     144A Global Certificate                   144A Global Certificate    Notation Made By

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class X Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class X Certificate of the entire Percentage Interest represented by the within Class X Certificates to the above-named Assignee(s) and to deliver such Class X Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                   ____________________________________________
                                   Signature by or on behalf of
                                   Assignor(s)


                                   ________________________________
                                   Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions,  if be made by wire transfer in  immediately  available  funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By:
                                     __________________________________________


                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                  EXHIBIT A-10

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THIS CLASS F CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

THIS CERTIFICATE IS ISSUED ON MARCH __, 1999, AND BASED ON ITS ISSUE PRICE OF [__________]%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS [__] DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY [__________]%;
(II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY [__________]%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH __, 1999 TO APRIL 19, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY [__________]%.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS F

Pass-Through Rate:  [__________]%

First Distribution Date:                    Cut-off Date: March 11, 1999
April 19, 1999

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class F Certificates:                       January 17, 2032
$[53,437,000]

CUSIP: 201730 AK 4                          CINS: [__________]

Common Code: [__________]                   Initial Certificate
ISIN: US201730AK49                          Balance of this Certificate:
                                            $[___________]



No.:  F-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class F Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class F Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class F Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class F Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                    ____________________________________________
                                               Authorized Officer



                                     Schedule A

                         Certificate Balance of Individual
                         Certificates or Regulation S Global
                         Certificate exchanged or transferred
                         for, or issued in exchange for or upon    Remaining Principal
                         transfer of, an interest in this Rule     Amount of this Rule
Date                     144A Global Certificate                   144A Global Certificate    Notation Made By

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------


                                   ASSIGNMENT

                   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
 _______________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class F Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class F Certificate of the entire Percentage Interest represented by the within Class F Certificates to the above-named Assignee(s) and to deliver such Class F Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________
                                 _______________________________________________
                                 Signature by or on behalf of
                                 Assignor(s)


                                 _______________________________________________
                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ___________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.


                                 By: __________________________________________



                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                  EXHIBIT A-11

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THIS CLASS G CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

THIS CERTIFICATE IS ISSUED ON MARCH __, 1999, AND BASED ON ITS ISSUE PRICE OF [__________]%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY [__________]%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY [__________]%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH __, 1999 TO APRIL 19, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY [__________]%.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS G

Pass-Through Rate:  [__________]%

First Distribution Date:                  Cut-off Date: March 11, 1999
April 19, 1999

Aggregate Initial                         Scheduled Final
Certificate Balance of the                Distribution Date:
Class G Certificates:                     January 17, 2032
$[59,375,000]

CUSIP: 201730 AL 2                        CINS: [__________]

Common Code: [__________]                 Initial Certificate
ISIN: US201730AL22                        Balance of this Certificate:
                                          $[__________]

No.:  G-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class H, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class G Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class G Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class G Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class G Certificate to be duly executed.

Dated:  March __, 1999.


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                By:
                                   _____________________________________________
                                                  Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class G Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                    ____________________________________________
                                                Authorized Officer



                                     Schedule A

                         Certificate Balance of Individual
                         Certificates or Regulation S Global
                         Certificate exchanged or transferred
                         for, or issued in exchange for or upon    Remaining Principal
                         transfer of, an interest in this Rule     Amount of this Rule
Date                     144A Global Certificate                   144A Global Certificate    Notation Made By

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                 _______________________________________________
                                 Signature by or on behalf of
                                 Assignor(s)


                                 _______________________________________________
                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ___________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By:
                                     __________________________________________



                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                  EXHIBIT A-12

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THIS CLASS H CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

THIS CERTIFICATE IS ISSUED ON MARCH __, 1999, AND BASED ON ITS ISSUE PRICE OF [__________]%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY [__________]%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY [__________]%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH __, 1999 TO APRIL 19, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY [__________]%.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS H

Pass-Through Rate:  [__________]%

First Distribution Date:                 Cut-off Date: March 11, 1999
April 19, 1999

Aggregate Initial                        Scheduled Final
Certificate Balance of the               Distribution Date:
Class H Certificates:                    January 17, 2032
$[23,750,000]

CUSIP: 201730 AM 0                       CINS: [__________]

Common Code: [__________]                Initial Certificate
ISIN: US201730AM05                       Balance of this Certificate:
                                         $[__________]

No.:  H-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class J, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class H Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class H Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class H Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class H Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                            By:
                                               _________________________________
                                                        Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class H Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ___________________________________________
                                                  Authorized Officer



                                     Schedule A

                         Certificate Balance of Individual
                         Certificates or Regulation S Global
                         Certificate exchanged or transferred
                         for, or issued in exchange for or upon    Remaining Principal
                         transfer of, an interest in this Rule     Amount of this Rule
Date                     144A Global Certificate                   144A Global Certificate    Notation Made By

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class H Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class H Certificate of the entire Percentage Interest represented by the within Class H Certificates to the above-named Assignee(s) and to deliver such Class H Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________
                                  ______________________________________________
                                  Signature by or on behalf of
                                  Assignor(s)


                                  ______________________________________________
                                  Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ___________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By: __________________________________________



                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                  EXHIBIT A-13

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THIS CLASS J CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS J

Pass-Through Rate:  [__________]%

First Distribution Date:                 Cut-off Date: March 11, 1999
April 19, 1999

Aggregate Initial                        Scheduled Final
Certificate Balance of the               Distribution Date:
Class J Certificates:                    January 17, 2032
$[29,687,000]

CUSIP: 201730 AN 8                       CINS: [__________]

Common Code: [__________]                Initial Certificate
ISIN: US201730AN87                       Balance of this Certificate:
                                         $[___________]

No.:  J-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class J Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class K, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class J Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class J Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class J Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class J Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                                Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class J Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                    ____________________________________________
                                               Authorized Officer



                                     Schedule A

                         Certificate Balance of Individual
                         Certificates or Regulation S Global
                         Certificate exchanged or transferred
                         for, or issued in exchange for or upon    Remaining Principal
                         transfer of, an interest in this Rule     Amount of this Rule
Date                     144A Global Certificate                   144A Global Certificate    Notation Made By

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class J Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class J Certificate of the entire Percentage Interest represented by the within Class J Certificates to the above-named Assignee(s) and to deliver such Class J Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                 _______________________________________________
                                 Signature by or on behalf of
                                 Assignor(s)


                                 _______________________________________________
                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ___________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By: __________________________________________



                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                  EXHIBIT A-14

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THIS CLASS K CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

THIS CERTIFICATE IS ISSUED ON MARCH __, 1999, AND BASED ON ITS ISSUE PRICE OF [__________]%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY [__________]%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY [__________]%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH __, 1999 TO APRIL 19, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY [__________]%.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS K

Pass-Through Rate:  [__________]%

First Distribution Date:                 Cut-off Date: March 11, 1999
April 19, 1999

Aggregate Initial                        Scheduled Final
Certificate Balance of the               Distribution Date:
Class K Certificates:                    January 17, 2032
$[41,562,000]

CUSIP: 201730 AP 3                       CINS: [__________]

Common Code: [__________]                Initial Certificate
ISIN: US201730AP36                       Balance of this Certificate:
                                         $[___________]

No.:  K-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class K Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class L, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class K Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class K Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class K Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class K Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class K Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                    ____________________________________________
                                                  Authorized Officer



                                     Schedule A

                         Certificate Balance of Individual
                         Certificates or Regulation S Global
                         Certificate exchanged or transferred
                         for, or issued in exchange for or upon    Remaining Principal
                         transfer of, an interest in this Rule     Amount of this Rule
Date                     144A Global Certificate                   144A Global Certificate    Notation Made By

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                 _______________________________________________
                                 Signature by or on behalf of
                                 Assignor(s)


                                 _______________________________________________
                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ___________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                  By: __________________________________________



                                      __________________________________________
                                      [Please print or type name(s)]



                                      __________________________________________
                                      Title



                                      __________________________________________
                                      Taxpayer Identification Number

                                  EXHIBIT A-15

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THIS CLASS L CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

THIS CERTIFICATE IS ISSUED ON MARCH __, 1999, AND BASED ON ITS ISSUE PRICE OF [__________]%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY [__________]%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY [__________]%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH __, 1999 TO APRIL 19, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY [__________]%.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS L

Pass-Through Rate:  [__________]%

First Distribution Date:                  Cut-off Date: March 11, 1999
April 19, 1999

Aggregate Initial                         Scheduled Final
Certificate Balance of the                Distribution Date:
Class L Certificates:                     January 17, 2032
$[17,813,000]

CUSIP: 201730 AQ 1                        CINS: [__________]

Common Code: [__________]                 Initial Certificate
ISIN: US201730AQ19                        Balance of this Certificate:
                                          $[___________]

No.:  L-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class L Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class M-1, Class M-2, Class R and Class LR Certificates (together with the Class L Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class L Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class L Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class L Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class L Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                            By:
                                               _________________________________
                                                         Authorized Officer



                                   Schedule A

                         Certificate Balance of Individual
                         Certificates or Regulation S Global
                         Certificate exchanged or transferred
                         for, or issued in exchange for or upon    Remaining Principal
                         transfer of, an interest in this Rule     Amount of this Rule
Date                     144A Global Certificate                   144A Global Certificate    Notation Made By

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------

---------------------    -------------------------------------     -----------------------    ----------------


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
 _______________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class L Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class L Certificate of the entire Percentage Interest represented by the within Class L Certificates to the above-named Assignee(s) and to deliver such Class L Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                 _______________________________________________
                                 Signature by or on behalf of
                                 Assignor(s)


                                 _______________________________________________
                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ___________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By: __________________________________________



                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                  EXHIBIT A-16

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE
POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THIS CLASS M-1 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

THIS CERTIFICATE IS ISSUED ON MARCH __, 1999, AND BASED ON ITS ISSUE PRICE OF [__________]%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY [__________]%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY [__________]%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH __, 1999 TO APRIL 19, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY [__________]%.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, Class M-1

Pass-Through Rate:  [__________]%

First Distribution Date:                 Cut-off Date: March 11, 1999
April 19, 1999

Aggregate Initial                        Scheduled Final
Certificate Balance of the               Distribution Date:
Class M-1 Certificates:                  January 17, 2032
$[41,562,404]

CUSIP: 201730 AR 9                       Initial Certificate
                                         Balance of this Certificate:
ISIN: US201730AR91                       $[__________]

No.:  M-1-

                  This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class M-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-2, Class R and Class LR Certificates (together with the Class M-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class M-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class M-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class M-1 Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class M-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ___________________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class M-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class M-1 Certificate of the entire Percentage Interest represented by the within Class M-1 Certificates to the above-named Assignee(s) and to deliver such Class M-1 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                 _______________________________________________
                                 Signature by or on behalf of
                                 Assignor(s)


                                 _______________________________________________
                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ___________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By: __________________________________________



                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                  EXHIBIT A-17

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CLASS M-2 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE
POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS M-2

Pass-Through Rate:  [__________]%

First Distribution Date:                 Cut-off Date: March 11, 1999
April 19, 1999

Aggregate Initial                        Scheduled Final
Certificate Balance of the               Distribution Date:
Class M-1 Certificates:                  January 17, 2032
$1,000

CUSIP: 201730 AS 7                       Initial Certificate
                                         Balance of this Certificate:
ISIN: US201730AS74                       $1,000

No.:  M-2-

                  This certifies that Asset Securitization Corporation. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class M-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class R and Class LR Certificates (together with the Class M-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the seventeenth day of each month (each such date, a "Distribution Date"); provided, that if the seventeenth day of any month is not a Business Day, the Distribution Date shall be the following Business Day, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class M-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

                  During each Interest Accrual Period (as defined below), interest on the Class M-2 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class M-2 Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                                Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class M-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ___________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

                   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class M-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class M-2 Certificate of the entire Percentage Interest represented by the within Class M-2 Certificates to the above-named Assignee(s) and to deliver such Class M-2 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                 _______________________________________________
                                 Signature by or on behalf of
                                 Assignor(s)


                                 _______________________________________________
                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ___________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By:
                                     __________________________________________


                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                  EXHIBIT A-18

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(L) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860(E)(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(C), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1999-C1, CLASS R

CUSIP: 201730 AT 5                        Percentage Interest: 100%
ISIN: US201730AT57

No.:  R-1

                  This certifies that Asset Securitization Corporation is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class R Certificateholder is not entitled to interest or principal distributions. The Class R Certificateholder will be entitled to receive the proceeds of the remaining assets of the Upper-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Upper-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2 and Class LR Certificates (together with the Class R Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Code.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class R Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                                  Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                    ____________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class R Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class R Certificate of the entire Percentage Interest represented by the within Class R Certificates to the above-named Assignee(s) and to deliver such Class R Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                 _______________________________________________
                                 Signature by or on behalf of
                                 Assignor(s)


                                 _______________________________________________
                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ___________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By:
                                    __________________________________________


                                    __________________________________________
                                    [Please print or type name(s)]



                                    __________________________________________
                                    Title



                                    __________________________________________
                                    Taxpayer Identification Number

                                  EXHIBIT A-19

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS. A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN
SECTION 5.02(L) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860(E)(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(C), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE, OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                         COMMERCIAL MORTGAGE ASSET TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS LR

CUSIP: 201730 AU 2                      Percentage Interest: 100%
ISIN: US201730AU21

No.: LR-1

                  This certifies that Asset Securitization Corporation is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class LR Certificateholder is not entitled to interest or principal distributions. The Class LR Certificateholder will be entitled to receive the proceeds of the remaining assets of the Lower-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Lower-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1, Class M-2 and Class R Certificates (together with the Class LR Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Code and certain other assets.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or
(ii) the termination of the Trust Fund and distribution of such amounts to the Class LR Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Interest Reserve Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing. As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

                  The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, of the Loan REMICs as three separate REMICs and the portion of the Trust Fund exclusive of the Trust REMICs as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Depositor, and if the Depositor does not exercise the option, the Special Servicer and, if neither the Servicer nor the Depositor exercises the option, the Servicer and, if the Depositor, Special Servicer or the Servicer do not exercise their respective option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                   (i)     the sum of

                           (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D)      the   aggregate   amount   of   unreimbursed
                                    Advances,  with interest  thereon and unpaid
                                    Trust Fund expenses;

                           (E)      the  Repurchase   Price  Return  of  Premium
                                    Amount; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in a Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and Loan REMIC Residual Interest in complete liquidation of such Loan REMIC.

                  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling and Servicing Agreement.

                  The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer, the Special Servicer or the Holders of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class LR Certificate to be duly executed.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:
                                    ____________________________________________
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class LR Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March __, 1999.


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:
                                    ____________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class LR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class LR Certificate of the entire Percentage Interest represented by the within Class LR Certificates to the above-named Assignee(s) and to deliver such Class LR Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                 ______________________________________________
                                 Signature by or on behalf of
                                 Assignor(s)


                                 ______________________________________________
                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to
________________________________________________________________________________
for the  account  of ___________________________________________________________
account number ___________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                 By:
                                     __________________________________________


                                     __________________________________________
                                     [Please print or type name(s)]



                                     __________________________________________
                                     Title



                                     __________________________________________
                                     Taxpayer Identification Number

                                   EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

LOAN #    ASSET #                    PROPERTY NAME                                      BORROWER NAME
------------------------------------------------------------------------------------------------------------------------------------
        DDR/DRA JV
   1         1      Ahwatukee Foothills Towne Center                 DDRA Community Centers Five,L.P.
   1         2      Tanasbourne Town Center                          DDRA Community Centers Five,L.P.
   1         3      Arrowhead Crossing                               DDRA Community Centers Five,L.P.
   1         4      Eagan Promenade                                  DDRA Community Centers Five,L.P.
   1         5      Eastchase Market                                 DDRA Community Centers Five,L.P.
   1         6      Maple Grove Crossing                             DDRA Community Centers Five,L.P.

------------------------------------------------------------------------------------------------------------------------------------
   2         1      Park LaBrea                                      Prime/Park La Brea Holdings, L.P.
   3         1      The Source                                       W&S Associates
------------------------------------------------------------------------------------------------------------------------------------
        Prime Retail III
   4         1      Lighthouse Place                                 The Prime Outlets at Michigan City, LP
   4         2      Finger Lakes Outlet Center                       The Prime Outlets at Michigan City, LP
   4         3      Outlets at Gilroy III and IV                     The Prime Outlets at Michigan City, LP
   4         4      Outlets at Gilroy I, II and V                    The Prime Outlets at Michigan City, LP
   4         5      Kittery Outlet Village                           The Prime Outlets at Michigan City, LP

------------------------------------------------------------------------------------------------------------------------------------
   5         1      Springfield Mall                                 Franconia Two, LP
   6         1      Atlanta Marriott                                 HMA Realty Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
        Iowa Malls
   7         1      College Square Mall                              College Square Mall Associates LLC
   7         2      North Grand Mall                                 College Square Mall Associates LLC
   7         3      Westland Mall                                    College Square Mall Associates LLC
   7         4      Marshall Town Center                             College Square Mall Associates LLC

------------------------------------------------------------------------------------------------------------------------------------
   8         1      Laurel Mall                                      Newburgh/Six Mile Limited Partnership
   9         1      Baldwin Complex                                  CPX-Commercial Properties, Inc.,
------------------------------------------------------------------------------------------------------------------------------------
        Accor-M-Six Penvest I
  10         1      294                                              M-Six Penvest I
  10         2      743                                              M-Six Penvest I
  10         3      1108                                             M-Six Penvest I
  10         4      1136                                             M-Six Penvest I
  10         5      385                                              M-Six Penvest I
  10         6      406                                              M-Six Penvest I
  10         7      586                                              M-Six Penvest I
  10         8      339                                              M-Six Penvest I
  10         9      1200                                             M-Six Penvest I
  10        10      290                                              M-Six Penvest I
  10        11      554                                              M-Six Penvest I
  10        12      1069                                             M-Six Penvest I
  10        13      158                                              M-Six Penvest I
  10        14      1009                                             M-Six Penvest I
  10        15      1264                                             M-Six Penvest I

------------------------------------------------------------------------------------------------------------------------------------
  11         1      Best of the West Shopping Cntr                   Best West Limited Partneship
  12         1      Hunter's Square                                  Hunter's Square Company LLC
  13         1      Point Plaza                                      Pointe Plaza Limited Partnership
  14         1      East Bank Club                                   East Bank Club Venture LP.
  15         1      Showplace                                        San Francisco Design Center LLC
------------------------------------------------------------------------------------------------------------------------------------
  16         1      Stephanie Street                                 Stephanie Street, L.L.C
  17         1      Winchester Center                                Winchester Center, LLC
  18         1      Airport Plaza                                    Third Gould Limited Liability Company
  19         1      Airport Industrial                               AIPA Properties LLC
  20         1      Lakeshore Athletic Club                          1320 W. Fullerton, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
  21         1      Renaissance Center                               Renaissance Center Ltd. Partnership
  22         1      Santa Monica Business Park                       SC Enterprises SMBP LLC
  23         1      Brewery Park II                                  1155 Brewery Park Associates, Limited Partnership
  24         1      Robertson Plaza                                  RP120, LLC
  25         1      Olympic Plaza Office Building                    OPIG, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  26         1      125 County Line Rd.                              Coroads Associates, LP
  27         1      Castlepark                                       Castlebar, Inc
  28         1      Two Century Center                               Two Century Centre, L.L.C.
  29         1      609 H Street                                     Parcel 18 LP
  30         1      Cobb Theatre/Main St. Plaza                      Theatre Associates, Ltd.
------------------------------------------------------------------------------------------------------------------------------------
  31         1      Peru Mall                                        Peru Mall Associates LLC
  32         1      UCLA Medical Office.                             Santa Monica Arizona @ 16th L.P.
  33         1      Dictaphone Corporation                           Stratford CT Business Trust
  34         1      Wild Basin Office                                WB One & Two, LTD
  35         1      Princess City Plaza                              Princess City Plaza, LLC
------------------------------------------------------------------------------------------------------------------------------------
  36         1      Westside South Shopping Center                   Westside South Partners
  37         1      Highpoint                                        Stomad High Point, L.P.
  38         1      Oak Brook Business Center/CLTV                   2000 York Road, L.L.C.
  39         1      Soho Grand Hotel                                 SoHo Grand Hotel, Inc.
  40         1      Highlands I                                      Northland Highlands Portfolio, LP
  41         1      Bentley Mills Distribution Facility              BMCI, LLC
------------------------------------------------------------------------------------------------------------------------------------
        Morgantown Mall and Commons
  42         1      Morgantown Mall                                  Morgantown Mall Associates, L.P.
  42         2      Morgantown Commons                               Morgantown Mall Associates, L.P.

------------------------------------------------------------------------------------------------------------------------------------
  43         1      Perry Judd's - Strasburg                         294 Front Royal, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
        Lorretto/Playhouse
  44         1      Loretto Town Center                              Campo Loretto Operating Associates, LP
  44         2      Playhouse Square                                 Campo Loretto Operating Associates, LP

------------------------------------------------------------------------------------------------------------------------------------
  45         1      Centerpark One Office Building                   Centerpark One LLC
  46         1      Petersilie Portfolio                             Appalachian South, Inc.
  47         1      Angel Park Apt                                   Angel Park Apartments LLC
  48         1      Perry Judd's - Pikesville                        1323 Greenwood LLC
  49         1      Dearborn Atrium                                  Dearborn Atrium Associates Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
        South Park & Pierre Malls
  50         1      South Park Mall                                  Sequoia Investments I, LLC
  50         2      Pierre Mall                                      Sequoia Investments I, LLC

------------------------------------------------------------------------------------------------------------------------------------
        Sterling Inn & Sterling Commons
  51         1      Sterling Inn                                     Sterling Commons Limited Partnership
  51         2      Sterling Commons                                 Sterling Commons Limited Partnership

------------------------------------------------------------------------------------------------------------------------------------
  52         1      Western Marquette                                Western-Marquette Office Associates, LP
  53         1      Holiday Inn Shoreline-Corpus                     EB Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
        Spring Properties, Inc.
  54         1      Symantec Buildings                               Spring Properties, Inc.
  54         2      Planing Mill                                     Spring Properties, Inc.

------------------------------------------------------------------------------------------------------------------------------------
  55         1      Plaza Palm Center                                Peabey Associates
  56         1      City Plaza                                       Concord 93 Limited Partnership
  57         1      400 - 450 Country Club Drive                     NOVA CCOP, INC.
  58         1      Dunkirk Market Center                            Dunkirk Finance Company LLC
  59         1      Swan Park Apts.                                  ERCELIK
------------------------------------------------------------------------------------------------------------------------------------
  60         1      Value City - Irvington                           Valley Fair Irvington, LLC
  61         1      Green Bay Plaza                                  Marlin GB Plaza, LLC
  62         1      Sea Cliff Office Park                            Seacliff Partners, LLC
  63         1      Sheffield Square                                 Sheffield Square L.L.C.
  64         1      Woodmill Apartments                              Woodmill Capital Advisors, LLC
------------------------------------------------------------------------------------------------------------------------------------
  65         1      Mall and Starview Gardens                        Mall & Starview Gardens, LLC
  66         1      Park Shelton Apartments                          Park Shelton Associates Limited Partnership
  67         1      Liberty Park Center                              Maxim Plaza, LLC
  68         1      Santa Monica Medical Plaza                       Santa Monica Medical Plaza
  69         1      Lumber Exchange                                   10 Lumber Operating Assoc,LP
------------------------------------------------------------------------------------------------------------------------------------
  70         1      Horizon Corporate Office Building                Horizon Corporate, LLC
  71         1      Willowlake Center                                Realcor Associates, LLC
  72         1      Washington Square Plaza                          Washington Square Plaza, LLC
  73         1      Hawaiian Garden Center                           Norwalk and Carson Associates
  74         1      Shorebird Apartments                             HMB Investments, LLC
------------------------------------------------------------------------------------------------------------------------------------
  75         1      College View Towers & Apts.                      Collegeview Apartments LLC.
  76         1      One Congressional Place                          Congressional Partners, LLC
------------------------------------------------------------------------------------------------------------------------------------
        Windridge Apartments
  77         1      Windridge Apartments I                           Eenhoorn Windridge Apartments L.P.
  77         2      Windridge Apartments II                          Eenhoorn Windridge Apartments L.P.

------------------------------------------------------------------------------------------------------------------------------------
  78         1      Flatbush Building                                Landy Michaels Realty Corp.
  79         1      Fairbanks Village Plaza                          Fairbanks Village Plaza, Co.
  80         1      Eagle Ridge Townhomes                            Eagle Ridge Associates & Eagle Ridge II Associates
  81         1      Red Oak                                          Red-Oak Medical Arts Associates, LP
------------------------------------------------------------------------------------------------------------------------------------
        Beechwood Apts.and The Oaks Apts.
  82         1      Beechwood Apts.                                  Beechwood Associates, LLC
  82         2      The Oaks Apts.                                   Beechwood Associates, LLC

------------------------------------------------------------------------------------------------------------------------------------
  83         1      510 at Metropark                                 510 Venture, Inc.
  84         1      Green Oaks Park Hotel                            CALSTAR, LLC
  85         1      Dillen Products                                  Dillen Properties, Ltd
  86         1      Lincoln Office                                   Lincoln Corporate, L.L.C.
  87         1      Hamtramck Town Center                            Hamtramck Town Center, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
  88         1      Pine Tree Plaza                                  Pine Tree Ames, LLC
  89         1      Ponderosa Shopping Center                        Ponderosa Shopping Center, Inc.
  90         1      Crabtree Fairfield Inn                           Crabtree Fairfield, LLC
  91         1      Eagle View Apartments                            Eagle View Apartments, LLC
  92         1      Hampton Inn and Suites                           P.V.R. Associates, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
  93         1      Oaks of Flagridge Apartments                     Flagridge/Lake Jackson, LP
  94         1      Victory Center                                   ACL/REGENT, L.P.
  95         1      Millers Outpost Village                          Outpost Village, L.L.C.
  96         1      Dove Building                                    Dove Real Estate Holdings I, Inc.
  97         1      Pleasant Valley Marketplace                      Marketplace, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
  98         1      Plumtree Apartments                              Plumtree Claremont, L.P.
  99         1      Back Bay Center                                  American Maxim Center, LLC
  100        1      Lexington Plaza SC                               Lexington Plaza, LLC
  101        1      Foundry Wharf Business Park                      Foundry Wharf, LLC
  102        1      Circuit City-Harper Woods                        CC Harper Woods 98, LLC
------------------------------------------------------------------------------------------------------------------------------------
  103        1      Pear Tree Place                                  580 South High Co. Ltd
  104        1      1000 South Avenue                                Nicotra 1000, LLC
------------------------------------------------------------------------------------------------------------------------------------
        First Hill Apartments
  105        1      First Hill Apts.                                 Shing-Yeen One, LLC and Chin-Yuen Sheen One, LLC a
  105        2      Hill House Apartments                            Shing-Yeen One, LLC and Chin-Yuen Sheen One, LLC a

------------------------------------------------------------------------------------------------------------------------------------
  106        1      Site 5                                           FC Pacific, Inc.
  107        1      Derby Run                                        Derby Run Apartments, LLC
  108        1      Watterson City                                   IFM of KY, LLC
  109        1      Rivers Bend S/C                                  The River's Bend Shopping Center, LLC
------------------------------------------------------------------------------------------------------------------------------------
        Country Lane Corporation
  110        1      Country Lane Estates                             Country Lane Coporation Borrower
  110        2      Pleasant View Estates                            Country Lane Coporation Borrower
  110        3      Stetson Brook Estates                            Country Lane Coporation Borrower

------------------------------------------------------------------------------------------------------------------------------------
  111        1      Amsterdam Gardens Apts.                          Amsterdam Gardens II LP
  112        1      Hampton Inn-Chesterfield                         Chesterfield Lodging, LLC
  113        1      College Plaza South                              B&LV College Plaza L.P.
  114        1      Riviera Mobile Home Park                         Riviera Mobile Home Park, L.L.C.
  115        1      Circle Plaza                                     Circle Plaza LLC
------------------------------------------------------------------------------------------------------------------------------------
  116        1      Crenshaw Plaza                                   Slauson & Crenshaw Associates
  117        1      Crossroads Shopping Center                       Community Centers of America-Auburn LLC
  118        1      Embassy Plaza                                    Dutch Plaza Properties, Limited
  119        1      Loews Centerpark Theatre                         Centerpark Theatre, LLC
  120        1      Days Inn-Oceanside                               Lynn-Dee Motel Inc
------------------------------------------------------------------------------------------------------------------------------------
  121        1      Circuit City-East Lansing                        CC East Lansing 98, LLC
  122        1      Circuit City-Frederick                           CC Fredrick 98, LLC
  123        1      Circuit City-Green Bay                           CC Green Bay 98, LLC
  124        1      Cathedral Village                                Cathredal Shopping Center LLC
  125        1      222-228 West 125th St.                           125 Uptown Realty, LLC c/o Jenel Management Corp.
------------------------------------------------------------------------------------------------------------------------------------
  126        1      Medi-Park                                        Medi-Park Drive Operating Associates, LP
  127        1      650 Academy                                      Academy Drive, LLC
  128        1      Archway 60                                       Midlothian Turnpike Operating Associates, Limited Partnership
  129        1      List Industries                                  Superior Holding Corporation
  130        1      Hollinswood Shopping Center                      Hollinswood Park Assoc. Ltd. Partnership
------------------------------------------------------------------------------------------------------------------------------------
  131        1      Casitas MHP                                      Casitas Mobile Home Estates
  132        1      Best Western-Cooperstown                         Crown Hospitality Group, LLC
  133        1      Countryside SC                                   Countryside LLC
  134        1      Heritage Medical Office                          Heritage Park LLC
  135        1      Glade Points Shopping Center                     Greenway - Glade Partners II
------------------------------------------------------------------------------------------------------------------------------------
  136        1      Centreville Plaza                                Centerville Plaza LLC & Centerville Plaza Assoc. L
  137        1      Stonybrook S/C                                   LM Stonybrooke, LLC
------------------------------------------------------------------------------------------------------------------------------------
        Baton Rouge Multi Family Portfolio
  138        1      River Palms Apartments                           Dean Apartments, L..L.C.
  138        2      Park Place Apartments                            Dean Apartments, L..L.C.

------------------------------------------------------------------------------------------------------------------------------------
  139        1      State Road Plaza                                 Oak Lawn Joint Venture, LLC
  140        1      Streator Industrial Facility                     Container Holdings Corp
  141        1      Best Western Rancho Cucamongo                    Rancho Cucamonga Heritage Inn.
  142        1      University Place Ctr.                            N'Eyesh Properties, LLC
  143        1      Franklin Beck Office                             Franklin-Beck Associates LLC
  144        1      SL-Larchmont                                     Bar-Launch Associates, LP
------------------------------------------------------------------------------------------------------------------------------------
  145        1      HK Market                                        Pacific Enterprises, LLC
  146        1      Whitman Villa                                    Whitman Villa LLC
  147        1      Comfort Inn-Chicopee                             Hung and Jing, Inc.
  148        1      Kimberly Lakes Apartments                        Kimberly Lakes, Inc.
  149        1      Fairfield Park                                   Liberty National Associates LP
------------------------------------------------------------------------------------------------------------------------------------
  150        1      Pike Park Plaza                                  Pike Park Plaza
  151        1      Stonesthrow Apts.                                Stonesthrow Apartments, LLC
  152        1      MA Winter Building                               M.A. Winter Company, LLC
  153        1      Southport I and II                               Southport Associates, L.L.C.
  154        1      Regency Office.                                  Regency Associates, LLC
------------------------------------------------------------------------------------------------------------------------------------
  155        1      Jefferson City Holiday Inn Express               Shree-Guru Investments, Inc.
  156        1      Perry Judd's - Mt. Jackson                       377 Industrial Park, LLC
  157        1      Brooklyn Park Shopping Center                    Brooklyn Park II Borrowing Co., L.L.C.
  158        1      South Robert Plaza                               South Robert Plaza, LLC
  159        1      Broadmoor                                        Broadmoor Shopping Center Associates, L.P.
------------------------------------------------------------------------------------------------------------------------------------
        Brentwood/Pontchartrain Apts
  160        1      Pontchartrain Apartments                         JMJ Properties, L.C.
  160        2      Brentwood Apartments                             JMJ Properties, L.C.

------------------------------------------------------------------------------------------------------------------------------------
  161        1      Embassy Apts.                                    Embassy Apartments, LLC
  162        1      Puente Hills Business Park                       Puente Hills Associates
  163        1      Mountain Valley Apartments                       Mountain Valley Associates Limited Partnership
  164        1      Pine Crest Square                                MPI/Pine Crest Square, Inc.
  165        1      Medical Arts Office Bldg.                        Medical Arts Building - Raleigh, LLC
------------------------------------------------------------------------------------------------------------------------------------
  166        1      Creekside Commons                                Creekside LLC
  167        1      Postal Building                                  Evergreen Postal, LLC
  168        1      Gateway Center                                   Gateway Associates III & IV, Ltd.
  169        1      Strawberry Square.                               Strawberry Square Shopping Center, LLC
  170        1      Paseo Verde                                      Paseo Verde Partners, LP
------------------------------------------------------------------------------------------------------------------------------------
  171        1      1430 N. Dearborn                                 1430 N. Dearborn
  172        1      Holiday Inn - Boulevard                          HI Central LLC
  173        1      Menlo Manor Apts.                                Menlo, L.L.C.
  174        1      Arlington Arms                                   Arlington Arms, LLC
  175        1      1504 N. Dearborn                                 1504 North Dearborn Street LLC
------------------------------------------------------------------------------------------------------------------------------------
  176        1      Autumn Ridge Apts.                               Autumn Ridge Partnership, L.L.C.
  177        1      Holiday Inn Express-TN                           SG Rental, LLC & SG Motel, LLC
  178        1      Ward Parkway                                     Ward Parkway Operating Associates, LP
  179        1      One Court Street                                 One Court Street Associates
  180        1      Greenspring Village Professional                 Greenspring Professional Associates LP
------------------------------------------------------------------------------------------------------------------------------------
  181        1      701 Santa Monica Blvd.                           701 Santa Monica Boulevard LLC.
  182        1      Econo Lodge--Waldorf                             Sandip Inc.
  183        1      Cannon Valley Apts.                              Invespro V Limited Partnership
  184        1      Econolodge Central                               R.V.P. Associates, L.L.C.
  185        1      414-416 E. Cooper Street                         Immobilien, LLC
------------------------------------------------------------------------------------------------------------------------------------
  186        1      Community Shopping Center - Landover             Community Shopping Center Limited Partnership
  187        1      Brookfield Apts.                                 Brookfield Apartments, LLC
  188        1      Regency Plaza Apts.                              Regency Apartments, L.L.C.
  189        1      Blacksburg Square                                Blacksburg Square Investors, L.P.
  190        1      Kenora Park Apartments                           Kenora Park, LLC
------------------------------------------------------------------------------------------------------------------------------------
  191        1      Kennedy Center                                   Remainder Trust #1 U/W of Richard E. Lang DTD 4/18/96 FBO the
                                                                     Lang Children
  192        1      Grand Island                                     Grand Island Associates, LLC
  193        1      Sleep Inn Richmond                               Kaylan, Inc.
  194        1      Raintree Apartments                              RAINTREE-ALA., LTD
  195        1      Greenway Allen Phase II                          Greenway Allen 75 - II, L.P.
------------------------------------------------------------------------------------------------------------------------------------
  196        1      Nationwide Housing - Cedar Ridge                 Hudson Leased Housing Associates I, LP
  197        1      Nationwide Housing - Blue Heron                  Makato Leased Housing Associates, LP
  198        1      Ore Creek Apartments                             D&P Associates, L.L.C.
  199        1      Best Western/New Englander Inn                   N&L, INC
  200        1      MSP Associates Industrial Complex                Hamlin Investment Co., L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
  201        1      Dairy Mart - Amelia                              Convest V, LLC
  202        1      Dairy Mart - Ontario                             Convest III, LLC
  203        1      Airport Apts.                                    Airport Apartments, Inc.
  204        1      University Square Mall                           University Square Investments, LC
  205        1      Dairy Mart - Grove City                          Convest IV, LLC
------------------------------------------------------------------------------------------------------------------------------------
  206        1      Revco Store                                      CRV, LLC.
  207        1      Dairy Mart - Liberty Westchester                 Convest VI, LLC
  208        1      Gallant Place Apartments                         Gallant Place Apts.  LLC
  209        1      Lafayette Square Apartments                      T.J.W.J., Inc.
  210        1      Miller East Office Building                      Miller East Office Building Borrower
------------------------------------------------------------------------------------------------------------------------------------
  211        1      Morningside Apartments                           Comvests, LLC
  212        1      Bella Casa MHP                                   Milligan Investments, LLC
  213        1      Kaleidoscope Shopping Center                     KSN Enterprises, Inc.
  214        1      Weatherbridge Flex Facility                      Weatherbridge Properties, LLC
  215        1      Professional Building East                       Hill Creek Pointe, LLC
------------------------------------------------------------------------------------------------------------------------------------
  216        1      Hobbs Plaza                                      Hobbs Plaza Operating Associates, Limited Partnerships
  217        1      The Woods Condominiums                           Austin Woods at Manchaca, Ltd.
  218        1      Corporate Park I                                 Interstate 20-277 Partnership II
  219        1      Madison East Apartments                          Madison East Apartments, LP
  220        1      Cato Fashion Center                              CP Virginia Properties, LLC
------------------------------------------------------------------------------------------------------------------------------------
  221        1      Dairy Mart - Rootstown                           Convest I, LLC
  222        1      Clinton Apts.                                    Clinton Chateau Apartments, L.L.C.
  223        1      Country Estates MHP                              Country Estates Mobile Homes, LLC
  224        1      Hilltop Center                                   Hilltop Shop n' Go Center, L.L.C.
  225        1      Overland MHP                                     Overland Mobile Homes LP
------------------------------------------------------------------------------------------------------------------------------------
  226        1      Dairy Mart - Salem                               Convest II, LLC
  227        1      Corporate Park III                               CPB Building LLC
  228        1      Nationwide Housing - Raven Court                 Blaine Leased Housing Associates, LP
  229        1      Nationwide Housing - Country Cove                Young America Leased Housing Associates, Limited Partnership
  230        1      Nationwide Housing - Meadow Lane                 NHG Dakota I

                                                                                                                          REVISED
LOAN #             CITY            STATE         ANNUAL DEBT SERVICE           MONTHLY PAYMENT        MORTGAGE RATE    MORTGAGE RATE
------------------------------------------------------------------------------------------------------------------------------------
   1      Phoenix                    AZ                                                                   6.640%
   1      Hillsboro                  OR                                                                   6.640%
   1      Phoenix                    AZ                                                                   6.640%
   1      Eagan                      MN                                                                   6.640%
   1      Ft. Worth                  TX                                                                   6.640%
   1      Maple Grove                MN                                                                   6.640%

------------------------------------------------------------------------------------------------------------------------------------
   2      Los Angeles                CA             $12,600,565.92             $1,050,047.16              8.000%             4.250%
   3      Westbury                   NY                                                                   6.650%
------------------------------------------------------------------------------------------------------------------------------------

   4      Michigan City              IN                                                                   8.400%             5.000%
   4      Waterloo                   NY                                                                   8.400%             5.000%
   4      Gilroy                     CA                                                                   8.400%             5.000%
   4      Gilroy                     CA                                                                   8.400%             5.000%
   4      Kittery                    ME                                                                   8.400%             5.000%
                                                    $ 7,489,222.20             $  624,101.85
------------------------------------------------------------------------------------------------------------------------------------
   5      Springfield                VA             $ 8,390,233.56             $  699,186.13              8.500%             5.000%
   6      Atlanta                    GA             $ 7,207,788.96             $  600,649.08              7.400%             2.000%
------------------------------------------------------------------------------------------------------------------------------------

   7      Cedar Falls                IA                                                                   8.400%             5.000%
   7      Ames                       IA                                                                   8.400%             5.000%
   7      West Burlington            IA                                                                   8.400%             5.000%
   7      Marshalltown               IA                                                                   8.400%             5.000%
                                                    $ 6,031,263.96             $  502,605.33
------------------------------------------------------------------------------------------------------------------------------------
   8      Livonia                    MI             $ 4,985,947.56             $  415,495.63              8.500%             3.000%
   9      Cincinatti                 OH             $ 4,401,613.56             $  366,801.13              8.190%             5.000%
------------------------------------------------------------------------------------------------------------------------------------

  10      Santa Nella                CA                                                                   7.030%
  10      Temecula                   CA                                                                   7.030%
  10      Farmington Hills           MI                                                                   7.030%
  10      Baytow000n                 TX                                                                   7.030%
  10      Conroe                     TX                                                                   7.030%
  10      Port Allen                 LA                                                                   7.030%
  10      Lima                       OH                                                                   7.030%
  10      Huntville                  TX                                                                   7.030%
  10      Spartanburg                SC                                                                   7.030%
  10      Kalispell                  MT                                                                   7.030%
  10      Columbus                   OH                                                                   7.030%
  10      Flint                      MI                                                                   7.030%
  10      Longview                   TX                                                                   7.030%
  10      Ontario                    CA                                                                   7.030%
  10      Van Buren                  AR                                                                   7.030%
                                                    $ 2,834,543.16             $  236,211.93
------------------------------------------------------------------------------------------------------------------------------------
  11      Las Vegas                  NV             $ 3,834,729.12             $  319,560.76              8.798%             5.000%
  12      Farmington Hills           MI             $ 3,661,299.12             $  305,108.26              8.410%             2.000%
  13      Gross Point                MI             $ 3,653,660.04             $  304,471.67              8.500%             3.000%
  14      Chicago                    IL             $ 3,555,446.88             $  296,287.24              8.500%             5.000%
  15      San Francisco              CA             $ 3,374,497.44             $  281,208.12              8.500%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  16      Henderson                  NV             $ 2,919,522.48             $  243,293.54              8.050%             5.000%
  17      Rochester Hills            MI             $ 2,815,941.72             $  234,661.81              8.370%             2.630%
  18      Crystal City               VA             $ 2,413,113.24             $  201,092.77              6.690%             5.000%
  19      Honolulu                   HI             $ 2,477,062.44             $  206,421.87              7.070%             5.000%
  20      Chicago                    IL             $ 2,627,709.24             $  218,975.77              7.000%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  21      Cleveland                  OH             $ 2,677,482.72             $  223,123.56              8.500%             5.000%
  22      Santa Monica               CA             $ 1,974,104.52             $  164,508.71              6.510%             5.000%
  23      Detroit                    MI             $ 2,227,020.60             $  185,585.05              7.780%             2.500%
  24      Los Angeles                CA             $ 2,024,160.24             $  168,680.02              7.100%             5.000%
  25      Los Angeles                CA             $ 2,048,517.72             $  170,709.81              6.950%             5.000%
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  26      Warminister                PA             $ 2,093,369.52             $  174,447.46              8.420%             5.000%
  27      San Bernadino              CA             $ 1,676,562.24             $  139,713.52              7.000%             5.000%
  28      Schaumburg                 IL             $ 1,774,165.80             $  147,847.15              7.375%             5.000%
  29      Washington                 DC             $   309,290.82             $   25,774.23              7.450%             0.000%
  30      Sarasota                   FL             $ 1,531,099.68             $  127,591.64              7.440%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  31      Peru                       IL             $ 1,565,035.32             $  130,419.61              7.980%             5.000%
  32      Santa Monica               CA             $ 1,399,407.36             $  116,617.28              6.520%             5.000%
  33      Stratford                  CT             $ 1,448,900.04             $  120,741.67              8.450%
  34      Austin                     TX             $ 1,250,088.00             $  104,174.00              8.500%             5.000%
  35      Mishawaka                  IN             $ 1,096,027.80             $   91,335.65              7.790%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  36      Gretna                     LA             $ 1,140,790.92             $   95,065.91              8.500%             5.000%
  37      High Point                 NC             $ 1,194,084.00             $   99,507.00              9.253%             5.000%
  38      Oak Brook                  IL             $ 1,038,536.16             $   86,544.68              7.375%             5.000%
  39      New York                   NY             $ 1,160,333.88             $   96,694.49              8.500%             5.000%
  40      Tucson                     AZ             $ 1,101,627.36             $   91,802.28              8.445%             5.000%
  41      City of Industry           CA             $   920,834.64             $   76,736.22              7.880%
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  42      Morgantown                 WV                                                                   6.890%             4.050%
  42      Morgantown                 WV                                                                   6.890%             4.050%
                                                    $   921,367.08             $   76,780.59
------------------------------------------------------------------------------------------------------------------------------------
  43      Strasburg                  VA             $ 1,029,675.96             $   85,806.33              8.295%
------------------------------------------------------------------------------------------------------------------------------------

  44      Las Cruces                 NM                                                                   8.500%             5.000%
  44      Cleveland                  OH                                                                   8.500%             5.000%
                                                    $   631,813.80             $   52,651.15
------------------------------------------------------------------------------------------------------------------------------------
  45      Calverton                  MD             $ 1,005,564.00             $   83,797.00              8.120%             4.500%
  46      Boone                      NC             $   956,795.52             $   79,732.96              7.130%             5.000%
  47      Las Vegas                  NV             $   958,743.00             $   79,895.25              8.000%             5.000%
  48      Pikesville                 MD             $   957,343.20             $   79,778.60              8.295%
  49      Dearborn                   MI             $   961,711.92             $   80,142.66              8.330%             5.000%
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  50      Spencer                    IA                                                                   7.250%             5.000%
  50      Pierre                     SD                                                                   7.250%             5.000%
                                                    $   893,389.32             $   74,449.11
------------------------------------------------------------------------------------------------------------------------------------

  51      Victorville                CA                                                                   7.610%             5.000%
  51      Victorville                CA                                                                   7.610%             5.000%
                                                    $   904,347.12             $   75,362.26
------------------------------------------------------------------------------------------------------------------------------------
  52      Albuquerque                NM             $   862,871.88             $   71,905.99              8.500%             5.000%
  53      Corpus Christi             TX             $   785,927.40             $   65,493.95              7.080%             5.000%
------------------------------------------------------------------------------------------------------------------------------------

  54      Eugene                     OR                                                                   8.400%             5.000%
  54      Eugene                     OR                                                                   8.400%             5.000%
                                                    $   829,905.60             $   69,158.80
------------------------------------------------------------------------------------------------------------------------------------
  55      Palm Beach                 FL             $   758,343.96             $   63,195.33              7.130%             5.000%
  56      Concord                    NH             $   824,111.27             $   68,675.94              8.500%             5.000%
  57      Eugene                     OR             $   775,623.84             $   64,635.32              8.250%             5.000%
  58      Dunkirk                    MD             $   714,514.80             $   59,542.90              8.150%             5.000%
  59      Toledo                     OH             $   674,780.52             $   56,231.71              7.950%
------------------------------------------------------------------------------------------------------------------------------------
  60      Irvington                  NJ             $   725,250.00             $   60,437.50              7.300%
  61      Green Bay                  WI             $   626,214.48             $   52,184.54              7.450%             5.000%
  62      Huntington Beach           CA             $   672,974.76             $   56,081.23              8.309%             5.000%
  63      Chicago                    IL             $   684,493.32             $   57,041.11              8.500%             5.000%
  64      Dover                      DE             $   644,458.32             $   53,704.86              8.000%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  65      Mahwah                     NJ             $   593,432.88             $   49,452.74              7.180%             5.000%
  66      Detroit                    MI             $   551,257.68             $   45,938.14              6.500%             5.000%
  67      San Diego                  CA             $   640,046.64             $   53,337.22              8.263%             5.000%
  68      Santa Monica               CA             $   567,341.64             $   47,278.47              7.150%             5.000%
  69      Minneapolis                MN             $   642,924.12             $   53,577.01              8.500%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  70      Southfield                 MI             $   638,894.52             $   53,241.21              8.500%             5.000%
  71      Bloomingdale               IL             $   625,446.72             $   52,120.56              8.340%             5.000%
  72      Royal Oak                  MI             $   543,831.24             $   45,319.27              6.875%             5.000%
  73      Hawaiian Gardens           CA             $   518,803.44             $   43,233.62              6.700%             5.000%
  74      Mesa                       AZ             $   530,321.40             $   44,193.45              6.915%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  75      Poughkeepsie               NY             $   588,762.72             $   49,063.56              8.000%             5.000%
  76      Long Beach                 CA             $   594,413.64             $   49,534.47              8.207%             5.000%
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  77      Grand Rapids               MI                                                                   6.700%             5.000%
  77      Grand Rapids               MI                                                                   6.700%             5.000%
                                                    $   499,445.16             $   41,620.43
------------------------------------------------------------------------------------------------------------------------------------
  78      Brooklyn                   NY             $   483,409.70             $   40,284.14              6.460%             5.000%
  79      Rancho Santa Fe            CA             $   582,572.28             $   48,547.69              8.500%             5.000%
  80      Centerville                OH             $   527,878.68             $   43,989.89              7.650%             5.000%
  81      Houston                    TX             $   488,477.14             $   40,706.43              7.030%             5.000%
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  82      Norfolk                    VA                                                                   7.170%             5.000%
  82      Norfolk                    VA                                                                   7.170%             5.000%
                                                    $   488,890.32             $   40,740.86
------------------------------------------------------------------------------------------------------------------------------------
  83      Edison                     NJ             $   460,817.88             $   38,401.49              7.160%             5.000%
  84      Fort Worth                 TX             $   501,420.24             $   41,785.02              7.610%             5.000%
  85      Middlefield                OH             $   483,563.60             $   40,296.97              7.200%             5.000%
  86      Southfield                 MI             $   479,370.00             $   39,947.50              8.500%             5.000%
  87      Hamtramck                  MI             $   413,892.24             $   34,491.02              6.970%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  88      Ames                       IA             $   486,993.00             $   40,582.75              8.920%             5.000%
  89      Fayetteville               NC             $   432,548.88             $   36,045.74              7.000%             5.000%
  90      Raleigh                    NC             $   482,965.92             $   40,247.16              7.550%             5.000%
  91      Birmingham                 AL             $   397,973.36             $   33,164.45              6.970%             5.000%
  92      Williamsburg               VA             $   494,421.62             $   41,201.80              7.800%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  93      Lake Jackson               TX             $   386,979.60             $   32,248.30              6.750%             5.000%
  94      Newport News               VA             $   449,682.84             $   37,473.57              8.360%             5.000%
  95      Upland                     CA             $   449,154.72             $   37,429.56              8.120%             5.000%
  96      Foster City                CA             $   391,272.00             $   32,606.00              7.420%             5.000%
  97      Virginia Beach             VA             $   410,574.48             $   34,214.54              7.330%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  98      San Diego                  CA             $   410,076.12             $   34,173.01              8.000%             5.000%
  99      Costa Mesa                 CA             $   357,847.08             $   29,820.59              6.640%             5.000%
  100     Roseville                  MN             $   372,654.72             $   31,054.56              7.200%             5.000%
  101     Petaluma                   CA             $   403,209.74             $   33,600.81              7.430%             5.000%
  102     Harper Woods               MI             $   343,108.35             $   28,592.36              7.640%
------------------------------------------------------------------------------------------------------------------------------------
  103     Columbus                   OH             $   411,459.12             $   34,288.26              8.420%             5.000%
  104     Staten Island              NY             $   124,914.96             $   10,409.58              7.180%             0.000%
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  105     Seattle                    WA                                                                   6.780%             5.000%
  105     Seatlle                    WA                                                                   6.780%             5.000%
                                                    $   341,171.28             $   28,430.94
------------------------------------------------------------------------------------------------------------------------------------
  106     Brooklyn                   NY             $   398,539.80             $   33,211.65              8.500%             5.000%
  107     Louisville                 KY             $   368,816.28             $   30,734.69              7.050%             5.000%
  108     Louisville                 KY             $   386,432.73             $   32,202.73              7.520%             5.000%
  109     Chester                    VA             $   360,457.44             $   30,038.12              7.000%             5.000%
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  110     Lewiston                   ME                                                                   6.900%             5.000%
  110     Mechanic Falls             ME                                                                   6.900%             5.000%
  110     Lewiston                   ME                                                                   6.900%             5.000%
                                                    $   331,934.40             $   27,661.20
------------------------------------------------------------------------------------------------------------------------------------
  111     Wyoming                    MI             $   339,044.04             $   28,253.67              7.110%             5.000%
  112     Chesterfield               MO             $   435,696.72             $   36,308.06              9.500%             5.000%
  113     Santa Fe                   NM             $   327,263.16             $   27,271.93              7.120%             5.000%
  114     Scottsdale                 AZ             $   309,733.44             $   25,811.12              6.700%             5.000%
  115     Egg Harbor Township        NJ             $   318,862.83             $   26,571.90              7.110%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  116     Los Angeles                CA             $   381,669.12             $   31,805.76              8.350%             5.000%
  117     Auburn                     CA             $   299,233.68             $   24,936.14              6.800%             5.000%
  118     Houston                    TX             $   368,569.80             $   30,714.15              8.600%             5.000%
  119     Calverton                  MD             $   309,523.80             $   25,793.65              7.150%             4.500%
  120     Virginia Beach             VA             $   332,997.00             $   27,749.75              7.440%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  121     East Lansing               MI             $   285,923.57             $   23,826.96              7.640%
  122     Fredrick                   MD             $   285,923.57             $   23,826.96              7.640%
  123     Green Bay                  WI             $   285,923.57             $   23,826.96              7.640%
  124     Cathedral City             CA             $   306,979.32             $   25,581.61              7.250%             5.000%
  125     New York                   NY             $   290,375.04             $   24,197.92              6.700%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  126     Amarillo                   TX             $   298,981.20             $   24,915.10              7.120%             5.000%
  127     Northbrook                 IL             $   326,093.16             $   27,174.43              7.430%             5.000%
  128     Richmond                   VA             $   300,895.44             $   25,074.62              7.030%             5.000%
  129     Deerfield Beach            FL             $   303,578.88             $   25,298.24              7.250%             5.000%
  130     Baltimore                  MD             $   288,510.84             $   24,042.57              7.320%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  131     La Verne                   CA             $   303,308.40             $   25,275.70              7.240%             0.000%
  132     Cooperstown                NY             $   311,196.36             $   25,933.03              7.530%             5.000%
  133     Charlotte                  NC             $   305,475.59             $   25,456.30              7.320%             5.000%
  134     Clinton                    MD             $   315,001.20             $   26,250.10              8.480%             5.000%
  135     Colleyville                TX             $   278,327.88             $   23,193.99              7.250%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  136     Centreville                VA             $   318,916.68             $   26,576.39              8.450%             5.000%
  137     York                       PA             $   263,808.00             $   21,984.00              6.610%             5.000%
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  138     Baton Rouge                LA                                                                   6.360%             5.000%
  138     Baton Rouge                LA                                                                   6.360%             5.000%
                                                    $   246,664.08             $   20,555.34
------------------------------------------------------------------------------------------------------------------------------------
  139     Oak Lawn                   IL             $   302,177.52             $   25,181.46              8.460%             5.000%
  140     Streator                   IL             $   284,412.12             $   23,701.01              7.350%             5.000%
  141     Rancho Cucamonga           CA             $   313,237.19             $   26,103.10              7.420%             5.000%
  142     Langley Park               MD             $   252,902.40             $   21,075.20              6.900%             5.000%
  143     Southfield                 MI             $   257,025.36             $   21,418.78              7.060%             5.000%
  144     Larchmont                  NY             $   267,585.60             $   22,298.80              7.000%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  145     Glendale                   CA             $   262,917.36             $   21,909.78              6.850%             5.000%
  146     Hayward                    CA             $   255,307.56             $   21,275.63              7.230%             5.000%
  147     Chicopee                   MA             $   323,857.80             $   26,988.15              9.200%             5.000%
  148     Oakland Park               FL             $   270,526.08             $   22,543.84              8.000%             5.000%
  149     Charleston                 SC             $   255,820.08             $   21,318.34              7.060%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  150     Catonsville                MD             $   245,339.28             $   20,444.94              7.240%             5.000%
  151     Durham                     NC             $   240,234.72             $   20,019.56              7.030%             5.000%
  152     Washington                 DC             $   273,252.36             $   22,771.03              8.500%             5.000%
  153     Richmond                   VA             $   268,532.28             $   22,377.69              8.300%             5.000%
  154     Southfield                 MI             $   232,929.24             $   19,410.77              7.060%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  155     Jefferson City             MO             $   289,134.96             $   24,094.58              7.910%             5.000%
  156     Mt. Jackson                VA             $   251,579.04             $   20,964.92              8.295%
  157     Baltimore                  MD             $   256,081.20             $   21,340.10              7.650%             5.000%
  158     West St. Paul              MN             $   220,263.96             $   18,355.33              6.750%             5.000%
  159     Hobbs                      NM             $   222,215.76             $   18,517.98              7.120%             5.000%
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  160     Slidell                    LA                                                                   7.300%             5.000%
  160     Slidell                    LA                                                                   7.300%             5.000%
                                                    $   241,332.84             $   20,111.07
------------------------------------------------------------------------------------------------------------------------------------
  161     Mundelein                  IL             $   221,300.04             $   18,441.67              7.170%             5.000%
  162     City of Industry           CA             $   228,996.48             $   19,083.04              7.000%             5.000%
  163     Dallas                     TX             $   214,564.56             $   17,880.38              7.140%             5.000%
  164     Fort Lauderdale            FL             $   191,607.12             $   15,967.26              7.000%             5.000%
  165     Raleigh                    NC             $   219,084.24             $   18,257.02              8.500%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  166     Buffalo Grove              IL             $   194,420.28             $   16,201.69              7.250%             5.000%
  167     Portland                   OR             $   205,403.28             $   17,116.94              7.900%             5.000%
  168     Brecksville                OH             $   200,549.04             $   16,712.42              7.140%             5.000%
  169     Philadelphia               PA             $   198,922.44             $   16,576.87              7.500%             5.000%
  170     Phoenix                    AZ             $   203,028.72             $   16,919.06              8.500%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  171     Chicago                    IL             $   186,589.68             $   15,549.14              7.000%             5.000%
  172     Richmond                   VA             $   219,999.36             $   18,333.28              7.950%             5.000%
  173     Carson City                NV             $   189,462.48             $   15,788.54              7.170%             5.000%
  174     St. Paul                   MN             $   178,047.96             $   14,837.33              7.250%             5.000%
  175     Chicago                    IL             $   173,867.64             $   14,488.97              7.000%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  176     Adrian                     MI             $   174,181.68             $   14,515.14              7.020%             5.000%
  177     Hermitage                  TN             $   182,496.12             $   15,208.01              6.480%             5.000%
  178     Kansas City                MO             $   161,611.44             $   13,467.62              7.120%             5.000%
  179     Lebanon                    NH             $   166,171.20             $   13,847.60              7.400%             5.000%
  180     Baltimore                  MD             $   166,826.52             $   13,902.21              7.440%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  181     Santa Monica               CA             $   180,615.24             $   15,051.27              8.500%             5.000%
  182     Waldorf                    MD             $   188,795.08             $   15,732.92              7.520%             5.000%
  183     Northfield                 MN             $   154,680.84             $   12,890.07              7.090%             5.000%
  184     Williamsburg               VA             $   187,880.16             $   15,656.68              7.800%             5.000%
  185     Aspen                      CO             $   150,903.84             $   12,575.32              7.080%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  186     Landover Hills             MD             $   152,538.48             $   12,711.54              7.350%             5.000%
  187     Portland                   ME             $   155,521.44             $   12,960.12              7.520%             5.000%
  188     Mundelein                  IL             $   148,210.08             $   12,350.84              7.170%             5.000%
  189     Blacksburg                 VA             $   132,044.52             $   11,003.71              6.450%             5.000%
  190     Spring Valley              CA             $   129,811.56             $   10,817.63              6.320%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  191     Kennedy                    PA             $   134,660.04             $   11,221.67              7.010%             5.000%
  192     Grand Island               NE             $   140,542.08             $   11,711.84              7.500%             5.000%
  193     Richmond                   VA             $   166,844.77             $   13,903.73              7.700%             5.000%
  194     Birmingham                 AL             $   126,585.24             $   10,548.77              6.610%             5.000%
  195     Allen                      TX             $   133,024.32             $   11,085.36              7.250%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  196     Hudson                     WI             $   173,276.76             $   14,439.73             10.360%             5.000%
  197     Mankato                    MN             $   170,055.36             $   14,171.28             10.631%             5.000%
  198     Brighton                   MI             $   124,090.56             $   10,340.88              7.390%             5.000%
  199     Bennington                 VT             $   161,256.72             $   13,438.06              8.940%             5.000%
  200     Warren                     MI             $   130,337.28             $   10,861.44              7.270%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  201     Amelia                     OH             $   120,992.04             $   10,082.67              7.540%
  202     Ontario                    OH             $   116,436.48             $    9,703.04              7.540%
  203     Miami                      FL             $   106,068.24             $    8,839.02              6.770%             5.000%
  204     Mankato                    MN             $   116,912.64             $    9,742.72              7.150%             5.000%
  205     Grove City                 OH             $   113,613.96             $    9,467.83              7.540%
------------------------------------------------------------------------------------------------------------------------------------
  206     Crossville                 TN             $   133,050.36             $   11,087.53              7.290%             5.000%
  207     Liberty Township           OH             $   110,233.56             $    9,186.13              7.430%
  208     Rock Hill                  SC             $   108,011.28             $    9,000.94              7.400%             5.000%
  209     Gretna                     LA             $    93,398.13             $    7,783.18              6.750%             5.000%
  210     Flint                      MI             $   100,588.32             $    8,382.36              7.490%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  211     Trenton                    MI             $    98,428.80             $    8,202.40              7.270%             5.000%
  212     Pleasant Hill              OR             $   106,321.08             $    8,860.09              7.490%             5.000%
  213     Houston                    TX             $   116,005.44             $    9,667.12              7.500%
  214     Cary                       NC             $   116,005.44             $    9,667.12              7.500%             5.000%
  215     Louisville                 KY             $   103,713.36             $    8,642.78              7.210%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  216     Hobbs                      NM             $   101,871.72             $    8,489.31              8.250%             5.000%
  217     Austin                     TX             $    91,664.40             $    7,638.70              7.430%             5.000%
  218     Columbia                   SC             $    99,876.84             $    8,323.07              7.770%             5.000%
  219     Memphis                    TN             $    91,951.20             $    7,662.60              6.880%             5.000%
  220     South Hill                 VA             $    96,433.44             $    8,036.12              7.370%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  221     Rootstown                  OH             $    88,869.36             $    7,405.78              7.540%
  222     Clinton Township           MI             $    81,443.40             $    6,786.95              6.810%             5.000%
  223     Blair                      NE             $    88,114.32             $    7,342.86              7.150%             5.000%
  224     Fairfax City               VA             $    78,310.92             $    6,525.91              6.810%             5.000%
  225     Council Bluffs             IA             $    86,119.30             $    7,176.61              7.170%             5.000%
------------------------------------------------------------------------------------------------------------------------------------
  226     New York                   NY             $    72,681.60             $    6,056.80              7.540%
  227     Columbia                   SC             $    78,085.44             $    6,507.12              7.770%             5.000%
  228     Blaine                     MN             $    91,128.25             $    7,594.02             10.360%             5.000%
  229     Young America              MN             $    88,927.92             $    7,410.66             10.360%             5.000%
  230     Pekin                      IL             $    68,688.24             $    5,724.02             10.631%             5.000%

                               ANTICIPATED
LOAN #    MATURITY DATE       REPAYMENT DATE       ORIGINAL PRINCIPAL BALANCE    CUT-OFF DATE PRINCIPAL BALANCE       ORIGINATOR
------------------------------------------------------------------------------------------------------------------------------------
   1         10/11/05                                                                      $ 48,444,049                   CCA
   1         10/11/05                                                                      $ 26,450,394                   CCA
   1         10/11/05                                                                      $ 23,333,514                   CCA
   1         10/11/05                                                                      $ 21,184,246                   CCA
   1         10/11/05                                                                      $ 18,529,305                   CCA
   1         10/11/05                                                                      $ 18,058,492                   CCA
                                                         $156,000,000.00                   $156,000,000
------------------------------------------------------------------------------------------------------------------------------------
   2         03/11/28            03/11/13                $142,781,905.00                   $140,613,989                   CCA
   3         03/11/09                                    $124,000,000.00                   $124,000,000                   CCA
------------------------------------------------------------------------------------------------------------------------------------

   4         07/11/28            07/11/08                                                  $ 28,008,835                   CCA
   4         07/11/28            07/11/08                                                  $ 22,558,660                   CCA
   4         07/11/28            07/11/08                                                  $ 22,069,515                   CCA
   4         07/11/28            07/11/08                                                  $ 18,521,535                   CCA
   4         07/11/28            07/11/08                                                  $  6,719,815                   CCA
                                                         $ 98,304,700.00                   $ 97,878,360
------------------------------------------------------------------------------------------------------------------------------------
   5         04/11/28            04/11/13                $ 90,931,704.00                   $ 90,394,069                   CCA
   6         02/11/23            02/11/10                $ 82,000,000.00                   $ 80,770,298                   CCA
------------------------------------------------------------------------------------------------------------------------------------

   7         01/11/29            01/11/09                                                  $ 30,425,937                   CCA
   7         01/11/29            01/11/09                                                  $ 18,414,036                   CCA
   7         01/11/29            01/11/09                                                  $ 10,118,783                   CCA
   7         01/11/29            01/11/09                                                  $  6,916,852                   CCA
                                                         $ 65,972,760.00                   $ 65,875,608
------------------------------------------------------------------------------------------------------------------------------------
   8         12/11/27            12/11/12                $ 54,036,720.00                   $ 53,588,156                   CCA
   9         07/11/28            07/11/13                $ 49,099,765.00                   $ 48,875,113                   CCA
------------------------------------------------------------------------------------------------------------------------------------

  10         05/01/18                                                                      $  3,787,460                   CCA
  10         05/01/18                                                                      $  3,550,744                   CCA
  10         05/01/18                                                                      $  3,314,028                   CCA
  10         05/01/18                                                                      $  3,156,217                   CCA
  10         05/01/18                                                                      $  3,156,217                   CCA
  10         05/01/18                                                                      $  3,156,217                   CCA
  10         05/01/18                                                                      $  2,919,501                   CCA
  10         05/01/18                                                                      $  2,761,690                   CCA
  10         05/01/18                                                                      $  2,682,784                   CCA
  10         05/01/18                                                                      $  2,682,784                   CCA
  10         05/01/18                                                                      $  2,209,352                   CCA
  10         05/01/18                                                                      $  2,130,446                   CCA
  10         05/01/18                                                                      $  1,657,014                   CCA
  10         05/01/18                                                                      $  1,578,108                   CCA
  10         05/01/18                                                                      $  1,578,108                   CCA
                                                         $ 40,320,670.66                   $ 40,320,671
------------------------------------------------------------------------------------------------------------------------------------
  11         01/11/28            01/11/13                $ 40,216,698.59                   $ 40,142,266                   CCA
  12         08/11/28            08/11/13                $ 40,011,872.00                   $ 39,854,911                   CCA
  13         12/11/27            12/11/12                $ 39,597,650.00                   $ 39,268,946                   CCA
  14         06/11/23            06/11/13                $ 36,795,640.00                   $ 36,492,811                   CCA
  15         09/11/28            09/11/13                $ 36,572,140.00                   $ 36,468,858                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  16         10/11/27            03/11/13                $ 33,000,000.00                   $ 32,653,816                   CCA
  17         07/11/28            07/11/13                $ 30,874,662.00                   $ 30,738,896                   CCA
  18         12/11/26            12/11/13                $ 30,500,000.00                   $ 30,406,423                   CCA
  19         09/11/27            09/11/08                $ 30,500,000.00                   $ 30,343,508                   CCA
  20         11/11/21            11/11/08                $ 30,000,000.00                   $ 29,822,676                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  21         08/11/28            08/11/13                $ 29,018,027.00                   $ 28,906,669                   CCA
  22         09/11/28            09/11/13                $ 26,000,000.00                   $ 25,862,212                   CCA
  23         11/11/28            12/11/08                $ 25,830,000.00                   $ 25,775,402                   CCA
  24         10/11/28            10/11/13                $ 25,100,000.00                   $ 25,003,107                   CCA
  25         04/11/24            02/11/09                $ 24,400,000.00                   $ 24,281,498                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  26         08/11/27            12/11/13                $ 22,676,708.00                   $ 22,588,653                   CCA
  27         10/11/28            10/11/08                $ 21,000,000.00                   $ 20,917,181                   CCA
  28         11/11/24            11/11/08                $ 20,500,000.00                   $ 20,411,849                   CCA
  29         01/11/08                                    $ 20,050,000.00                   $ 19,935,641                   CCA
  30         10/11/25            01/11/13                $ 18,000,000.00                   $ 17,737,830                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  31         09/11/28            01/11/09                $ 17,759,395.91                   $ 17,730,768                   CCA
  32         02/11/25            01/11/09                $ 17,603,602.00                   $ 17,500,921                   CCA
  33         05/01/18                                    $ 15,390,000.00                   $ 15,275,478                   CCA
  34         03/11/28            03/11/13                $ 13,531,807.00                   $ 13,444,814                   CCA
  35         10/11/28            01/11/14                $ 12,700,000.00                   $ 12,590,791                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  36         06/11/28            09/11/13                $ 12,363,666.00                   $ 12,303,485                   CCA
  37         06/11/28            06/11/13                $ 12,091,987.00                   $ 12,043,639                   CCA
  38         11/11/24            11/11/08                $ 12,000,000.00                   $ 11,948,399                   CCA
  39         09/11/23            09/11/08                $ 12,008,350.40                   $ 11,940,271                   CCA
  40         06/11/27            06/11/12                $ 12,000,000.00                   $ 11,858,641                   CCA
  41         03/11/15                                    $ 11,685,718.22                   $ 11,685,718                   CCA
------------------------------------------------------------------------------------------------------------------------------------

  42         09/11/28            09/11/08                                                  $  8,756,887                   CCA
  42         09/11/28            09/11/08                                                  $  2,855,939                   CCA
                                                         $ 11,670,000.00                   $ 11,612,826
------------------------------------------------------------------------------------------------------------------------------------
  43         08/11/18                                    $ 11,616,007.00                   $ 11,582,366                   CCA
------------------------------------------------------------------------------------------------------------------------------------

  44         10/11/28            10/11/08                                                  $  6,828,136                   CCA
  44         10/11/28            10/11/08                                                  $  4,643,132                   CCA
                                                         $ 11,503,756.00                   $ 11,471,269
------------------------------------------------------------------------------------------------------------------------------------
  45         09/11/28            09/11/13                $ 11,291,157.00                   $ 11,248,709                   CCA
  46         09/11/23            12/11/13                $ 11,150,000.00                   $ 11,070,193                   CCA
  47         06/11/28            09/11/13                $ 10,888,404.00                   $ 10,828,449                   CCA
  48         08/11/18                                    $ 10,800,000.00                   $ 10,768,722                   CCA
  49         09/11/27            12/11/07                $ 10,512,649.56                   $ 10,461,537                   CCA
------------------------------------------------------------------------------------------------------------------------------------

  50         10/11/23            10/11/13                                                  $  6,301,371                   CCA
  50         10/11/23            10/11/13                                                  $  3,839,898                   CCA
                                                         $ 10,300,000.00                   $ 10,141,269
------------------------------------------------------------------------------------------------------------------------------------

  51         08/11/23            11/11/13                                                  $  6,872,718                   CCA
  51         08/11/23            11/11/13                                                  $  3,151,029                   CCA
                                                         $ 10,100,000.00                   $ 10,023,747
------------------------------------------------------------------------------------------------------------------------------------
  52         09/11/28            09/11/08                $  9,351,636.00                   $  9,319,356                   CCA
  53         10/11/23            01/11/09                $  9,200,000.00                   $  9,145,155                   CCA
------------------------------------------------------------------------------------------------------------------------------------

  54         09/11/28            09/11/13                                                  $  5,427,504                   CCA
  54         09/11/28            09/11/13                                                  $  3,618,336                   CCA
                                                         $  9,077,892.00                   $  9,045,840
------------------------------------------------------------------------------------------------------------------------------------
  55         01/11/25            11/11/08                $  9,000,000.00                   $  8,942,665                   CCA
  56         05/11/28            04/11/13                $  8,931,556.15                   $  8,884,560                   CCA
  57         07/11/28            07/11/13                $  8,603,513.00                   $  8,564,742                   CCA
  58         01/11/25            11/11/13                $  7,744,127.00                   $  7,698,157                   CCA
  59         10/11/13                                    $  7,700,000.00                   $  7,675,338                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  60         10/11/18                                    $  7,719,171.93                   $  7,650,951                   CCA
  61         11/11/28            01/11/09                $  7,500,000.00                   $  7,477,333                   CCA
  62         09/11/28            12/11/08                $  7,423,834.00                   $  7,397,077                   CCA
  63         09/11/28            12/11/13                $  7,418,403.00                   $  7,392,796                   CCA
  64         10/11/28            12/11/08                $  7,319,085.00                   $  7,295,906                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  65         06/11/28            09/11/13                $  7,300,000.00                   $  7,251,308                   CCA
  66         10/11/28            10/11/08                $  7,254,609.23                   $  7,100,000                   CCA
  67         09/11/28            09/11/08                $  7,091,047.00                   $  7,065,211                   CCA
  68         07/11/28            10/11/13                $  7,000,000.00                   $  6,958,836                   CCA
  69         09/11/28            09/11/08                $  6,967,885.00                   $  6,943,833                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  70         05/11/28            08/11/13                $  6,924,213.00                   $  6,887,779                   CCA
  71         09/11/28            12/11/13                $  6,872,051.00                   $  6,847,104                   CCA
  72         12/11/26            02/11/09                $  6,750,000.00                   $  6,729,969                   CCA
  73         10/11/28            01/11/14                $  6,700,000.00                   $  6,671,845                   CCA
  74         06/11/28            09/11/13                $  6,700,000.00                   $  6,652,570                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  75         04/11/28            07/11/13                $  6,686,553.00                   $  6,641,748                   CCA
  76         09/11/28            12/11/08                $  6,619,718.00                   $  6,595,293                   CCA
------------------------------------------------------------------------------------------------------------------------------------

  77         10/11/28            12/11/13                                                  $  5,875,207                   CCA
  77         10/11/28            12/11/13                                                  $    547,689                   CCA
                                                         $  6,450,000.00                   $  6,422,896
------------------------------------------------------------------------------------------------------------------------------------
  78         10/11/28            12/11/08                $  6,400,000.00                   $  6,371,725                   CCA
  79         07/11/28            10/11/13                $  6,313,804.00                   $  6,287,121                   CCA
  80         11/11/28            01/11/09                $  6,200,000.00                   $  6,181,996                   CCA
  81         10/11/28            10/11/08                $  6,100,000.00                   $  6,076,097                   CCA
------------------------------------------------------------------------------------------------------------------------------------

  82         04/11/28            07/11/13                                                  $  4,007,060                   CCA
  82         04/11/28            07/11/13                                                  $  1,963,856                   CCA
                                                         $  6,020,000.00                   $  5,970,915
------------------------------------------------------------------------------------------------------------------------------------
  83         08/11/28            11/11/13                $  5,680,000.00                   $  5,650,202                   CCA
  84         09/11/23            09/11/08                $  5,600,000.00                   $  5,563,007                   CCA
  85         10/11/23            01/11/19                $  5,600,000.00                   $  5,548,082                   CCA
  86         05/11/28            08/11/13                $  5,195,317.00                   $  5,167,980                   CCA
  87         05/11/28            08/11/13                $  5,200,000.00                   $  5,160,179                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  88         09/11/28            12/11/08                $  5,080,000.00                   $  5,064,079                   CCA
  89         10/11/23            12/11/13                $  5,100,000.00                   $  5,051,512                   CCA
  90         11/11/19            01/11/09                $  5,080,000.00                   $  5,046,569                   CCA
  91         10/11/28            12/11/08                $  5,000,000.00                   $  4,980,155                   CCA
  92         10/11/18            12/11/13                $  5,000,000.00                   $  4,957,060                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  93         10/11/28            01/11/09                $  4,972,000.00                   $  4,951,325                   CCA
  94         11/11/26            10/11/13                $  4,872,014.00                   $  4,846,614                   CCA
  95         01/11/23            04/11/13                $  4,800,000.00                   $  4,732,094                   CCA
  96         05/11/28            08/11/13                $  4,700,000.00                   $  4,667,601                   CCA
  97         08/11/23            11/11/18                $  4,700,000.00                   $  4,640,202                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  98         09/11/28            12/11/08                $  4,657,217.00                   $  4,639,237                   CCA
  99         10/11/28            01/11/09                $  4,650,000.00                   $  4,630,212                   CCA
  100        11/11/28            01/11/09                $  4,575,000.00                   $  4,560,470                   CCA
  101        04/11/23            07/11/13                $  4,575,000.00                   $  4,519,094                   CCA
  102        06/11/20                                    $  4,490,946.94                   $  4,490,947                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  103        10/11/28            12/11/13                $  4,457,184.00                   $  4,442,998                   CCA
  104        10/11/13                                    $  4,450,000.00                   $  4,394,313                   CCA
------------------------------------------------------------------------------------------------------------------------------------

  105        10/11/28            01/11/09                                                  $  2,766,830                   CCA
  105        10/11/28            01/11/09                                                  $  1,585,113                   CCA
                                                         $  4,370,000.00                   $  4,351,943
------------------------------------------------------------------------------------------------------------------------------------
  106        08/11/28            08/11/13                $  4,319,296.00                   $  4,302,721                   CCA
  107        08/11/23            11/11/13                $  4,329,000.00                   $  4,292,988                   CCA
  108        06/11/23            09/11/13                $  4,350,000.00                   $  4,264,714                   CCA
  109        10/11/23            12/11/13                $  4,250,000.00                   $  4,209,593                   CCA
------------------------------------------------------------------------------------------------------------------------------------

  110        09/11/28            12/11/13                                                  $  2,388,266                   CCA
  110        09/11/28            12/11/13                                                  $  1,044,867                   CCA
  110        09/11/28            12/11/13                                                  $  746,333                     CCA
                                                         $  4,200,000.00                   $  4,179,466
------------------------------------------------------------------------------------------------------------------------------------
  111        08/11/28            08/11/13                $  4,200,000.00                   $  4,177,720                Bloomfield
  112        06/11/23            09/11/13                $  4,155,683.00                   $  4,127,476                   CCA
  113        11/11/28            11/11/08                $  4,050,000.00                   $  4,036,932                   CCA
  114        10/11/28            01/11/09                $  4,000,000.00                   $  3,983,191                   CCA
  115        08/11/28            11/11/13                $  3,950,000.00                   $  3,929,046                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  116        08/11/22            11/11/09                $  4,000,000.00                   $  3,926,572                   CCA
  117        10/11/28            12/11/08                $  3,825,000.00                   $  3,809,261                   CCA
  118        04/11/24            09/11/13                $  3,817,309.00                   $  3,789,082                   CCA
  119        07/11/17            09/11/13                $  3,800,000.00                   $  3,781,591                   CCA
  120        09/11/23            12/11/13                $  3,775,000.00                   $  3,749,340                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  121        06/11/20                                    $  3,742,455.06                   $  3,742,455                   CCA
  122        06/11/20                                    $  3,742,455.06                   $  3,742,455                   CCA
  123        06/11/20                                    $  3,742,455.06                   $  3,742,455                   CCA
  124        11/11/28            02/11/09                $  3,750,000.00                   $  3,738,207                   CCA
  125        10/11/28            01/11/14                $  3,750,000.00                   $  3,734,242                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  126        11/11/28            11/11/08                $  3,700,000.00                   $  3,688,061                   CCA
  127        04/11/23            07/11/08                $  3,700,000.00                   $  3,654,787                   CCA
  128        01/11/25            10/11/08                $  3,600,000.00                   $  3,580,576                   CCA
  129        11/11/23            01/11/09                $  3,500,000.00                   $  3,483,254                   CCA
  130        08/11/28            11/11/13                $  3,500,000.00                   $  3,482,284                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  131        09/11/08                                    $  3,500,000.00                   $  3,475,401                   CCA
  132        06/11/23            09/11/13                $  3,500,000.00                   $  3,465,641                   CCA
  133        04/11/23            07/11/13                $  3,500,000.00                   $  3,429,672                   CCA
  134        02/11/28            10/11/13                $  3,409,888.00                   $  3,394,752                   CCA
  135        11/11/28            02/11/09                $  3,400,000.00                   $  3,389,308                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  136        05/11/24            11/11/13                $  3,344,896.00                   $  3,324,928                   CCA
  137        01/11/26            12/11/13                $  3,330,000.00                   $  3,312,229                   CCA
------------------------------------------------------------------------------------------------------------------------------------

  138        10/11/28            01/11/09                                                  $  1,712,242                   CCA
  138        10/11/28            01/11/09                                                  $  1,572,874                   CCA
                                                         $  3,300,000.00                   $  3,285,116
------------------------------------------------------------------------------------------------------------------------------------
  139        07/11/28            10/11/13                $  3,273,798.00                   $  3,258,985                   CCA
  140        09/11/23            12/11/13                $  3,250,000.00                   $  3,214,271                   CCA
  141        06/11/18            09/11/13                $  3,260,000.00                   $  3,207,243                   CCA
  142        10/11/28            12/11/08                $  3,200,000.00                   $  3,187,109                   CCA
  143        08/11/28            08/11/13                $  3,200,000.00                   $  3,182,836                   CCA
  144        10/11/24            10/11/08                $  3,200,000.00                   $  3,182,276                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  145        01/11/25            12/11/08                $  3,200,000.00                   $  3,182,210                   CCA
  146        07/11/28            10/11/13                $  3,125,000.00                   $  3,106,961                   CCA
  147        08/11/21            11/11/13                $  3,090,275.00                   $  3,068,325                   CCA
  148        10/11/28            12/11/13                $  3,072,353.00                   $  3,062,623                   CCA
  149        12/11/23            02/11/09                $  3,000,000.00                   $  2,988,942                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  150        08/11/28            11/11/13                $  3,000,000.00                   $  2,984,540                   CCA
  151        08/11/28            11/11/13                $  3,000,000.00                   $  2,983,801                   CCA
  152        07/11/28            10/11/13                $  2,961,456.00                   $  2,948,941                   CCA
  153        04/11/26            11/11/13                $  2,908,762.00                   $  2,894,021                   CCA
  154        08/11/28            08/11/13                $  2,900,000.00                   $  2,884,445                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  155        05/11/18            08/11/13                $  2,900,000.00                   $  2,851,375                   CCA
  156        08/11/18                                    $  2,838,115.00                   $  2,829,895                   CCA
  157        08/11/23            11/11/13                $  2,850,000.00                   $  2,828,634                   CCA
  158        11/11/28            02/11/09                $  2,830,000.00                   $  2,820,181                   CCA
  159        11/11/28            11/11/08                $  2,750,000.00                   $  2,741,127                   CCA
------------------------------------------------------------------------------------------------------------------------------------

  160        08/11/23            11/11/18                                                  $  2,180,711                   CCA
  160        08/11/23            11/11/18                                                  $    553,911                   CCA
                                                         $  2,770,000.00                   $  2,734,621
------------------------------------------------------------------------------------------------------------------------------------
  161        08/11/28            11/11/13                $  2,725,000.00                   $  2,710,736                   CCA
  162        11/11/23            01/11/09                $  2,700,000.00                   $  2,686,562                   CCA
  163        07/11/28            09/11/13                $  2,650,000.00                   $  2,634,380                   CCA
  164        11/11/28            01/11/09                $  2,400,000.00                   $  2,392,071                   CCA
  165        07/11/28            10/11/13                $  2,374,392.00                   $  2,364,357                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  166        09/11/28            12/11/13                $  2,375,000.00                   $  2,364,213                   CCA
  167        10/11/28            10/11/13                $  2,355,093.00                   $  2,347,465                   CCA
  168        08/11/23            11/11/13                $  2,335,000.00                   $  2,315,873                   CCA
  169        11/11/25            02/11/09                $  2,300,000.00                   $  2,291,120                   CCA
  170        09/11/28            09/11/08                $  2,200,385.00                   $  2,192,790                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  171        11/11/23            01/11/09                $  2,200,000.00                   $  2,189,050                   CCA
  172        11/11/18            01/11/09                $  2,200,000.00                   $  2,184,829                   CCA
  173        05/11/23            08/11/13                $  2,200,000.00                   $  2,174,669                   CCA
  174        11/11/28            02/11/09                $  2,175,000.00                   $  2,168,160                   CCA
  175        11/11/23            01/11/09                $  2,050,000.00                   $  2,039,797                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  176        08/11/23            11/11/13                $  2,050,000.00                   $  2,022,864                   CCA
  177        11/11/18            01/11/14                $  2,043,000.00                   $  2,015,822                   CCA
  178        11/11/28            11/11/08                $  2,000,000.00                   $  1,993,547                   CCA
  179        10/11/28            01/11/14                $  2,000,000.00                   $  1,992,764                   CCA
  180        08/11/28            11/11/13                $  2,000,000.00                   $  1,990,147                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  181        07/11/28            10/11/13                $  1,957,472.00                   $  1,949,199                   CCA
  182        07/11/18            10/11/13                $  1,950,000.00                   $  1,922,545                   CCA
  183        07/11/28            10/11/13                $  1,920,000.00                   $  1,908,552                   CCA
  184        10/11/18            12/11/13                $  1,900,000.00                   $  1,883,683                   CCA
  185        10/11/28            01/11/14                $  1,875,000.00                   $  1,867,731                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  186        11/11/28            01/11/09                $  1,845,000.00                   $  1,839,312                   CCA
  187        05/11/28            08/11/13                $  1,850,000.00                   $  1,837,556                   CCA
  188        08/11/28            11/11/13                $  1,825,000.00                   $  1,815,447                   CCA
  189        10/11/28            01/11/09                $  1,750,000.00                   $  1,742,252                   CCA
  190        10/11/28            01/11/09                $  1,744,000.00                   $  1,736,069                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  191        09/11/28            12/11/11                $  1,685,000.00                   $  1,676,949                   CCA
  192        09/11/28            09/11/13                $  1,675,000.00                   $  1,667,789                   CCA
  193        06/11/18            09/11/13                $  1,700,000.00                   $  1,654,548                   CCA
  194        10/11/28            12/11/13                $  1,650,000.00                   $  1,642,934                   CCA
  195        11/11/28            02/11/09                $  1,625,000.00                   $  1,619,890                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  196        01/11/26            01/11/11                $  1,597,021.00                   $  1,567,840                   CCA
  197        12/11/24            12/11/09                $  1,506,988.00                   $  1,494,709                   CCA
  198        05/11/28            08/11/13                $  1,495,000.00                   $  1,484,621                   CCA
  199        05/11/18            05/11/13                $  1,500,000.00                   $  1,478,164                   CCA
  200        07/11/23            06/11/13                $  1,500,000.00                   $  1,463,172                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  201        02/01/19                                    $  1,429,044.00                   $  1,422,318                   CCA
  202        02/01/19                                    $  1,381,409.00                   $  1,375,173                   CCA
  203        10/11/28            12/11/08                $  1,360,000.00                   $  1,354,368                   CCA
  204        10/11/23            01/11/14                $  1,360,000.00                   $  1,351,987                   CCA
  205        02/01/19                                    $  1,350,000.00                   $  1,343,994                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  206        06/11/17                                    $  1,361,000.00                   $  1,330,172                   CCA
  207        02/01/19                                    $  1,311,183.00                   $  1,305,778                   CCA
  208        05/11/28            08/11/13                $  1,300,000.00                   $  1,290,996                   CCA
  209        10/11/28            01/11/09                $  1,200,000.00                   $  1,195,010                   CCA
  210        09/11/28            11/11/18                $  1,200,000.00                   $  1,194,822                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  211        04/11/28            07/11/13                $  1,200,000.00                   $  1,190,438                   CCA
  212        06/11/23            06/11/13                $  1,200,000.00                   $  1,188,136                Bloomfield
  213        11/11/18                                    $  1,200,000.00                   $  1,185,374                   CCA
  214        08/11/18            11/11/13                $  1,200,000.00                   $  1,185,064                   CCA
  215        08/11/23            11/11/13                $  1,200,000.00                   $  1,184,496                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  216        11/11/28            11/11/08                $  1,130,000.00                   $  1,127,094                   CCA
  217        10/11/28            01/11/09                $  1,100,000.00                   $  1,096,046                   CCA
  218        11/11/23            01/11/09                $  1,100,000.00                   $  1,095,156                   CCA
  219        11/11/23            01/11/14                $  1,096,000.00                   $  1,090,441                   CCA
  220        05/11/23            08/11/13                $  1,100,000.00                   $  1,087,777                   CCA
------------------------------------------------------------------------------------------------------------------------------------
  221        02/01/19                                    $  1,053,041.00                   $  1,048,231                   CCA
  222        09/11/28            12/11/13                $  1,040,000.00                   $  1,034,819                   CCA
  223        07/11/23            07/11/13                $  1,025,000.00                   $  1,015,542                   CCA
  224        11/11/28            01/11/09                $  1,000,000.00                   $    996,571                   CCA
  225        04/11/23            04/11/13                $  1,000,000.00                   $    987,209                Bloomfield
------------------------------------------------------------------------------------------------------------------------------------
  226        02/01/19                                    $    868,882.00                   $    865,241                   CCA
  227        11/11/23            01/11/09                $    860,000.00                   $    856,213                   CCA
  228        01/11/26            01/11/11                $    831,069.00                   $    824,372                   CCA
  229        01/11/26            01/11/11                $    819,612.00                   $    804,636                   CCA
  230        12/11/24            12/11/09                $    608,698.00                   $    603,449                   CCA

                                                                     BALLOON REMAINING
LOAN #        ACTUAL 360            TERM           REMAINING TERM         AM TERM            GROUND LEASE           CREDIT LEASE
------------------------------------------------------------------------------------------------------------------------------------
   1              TRUE                84                   79                I/O                  FALSE                  FALSE
   1              TRUE                84                   79                I/O                  FALSE                  FALSE
   1              TRUE                84                   79                I/O                  FALSE                  FALSE
   1              TRUE                84                   79                I/O                  FALSE                  FALSE
   1              TRUE                84                   79                I/O                  FALSE                  FALSE
   1              TRUE                84                   79                I/O                  FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
   2              TRUE               361                  348                                     FALSE                  FALSE
   3              TRUE               124                  120                I/O                  FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------

   4              TRUE               360                  352                                     FALSE                  FALSE
   4              TRUE               360                  352                                     FALSE                  FALSE
   4              TRUE               360                  352                                      TRUE                  FALSE
   4              TRUE               360                  352                                     FALSE                  FALSE
   4              TRUE               360                  352                                      TRUE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
   5              TRUE               360                  349                                     FALSE                  FALSE
   6              TRUE               300                  287                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------

   7              TRUE               360                  358                                     FALSE                  FALSE
   7              TRUE               360                  358                                     FALSE                  FALSE
   7              TRUE               360                  358                                     FALSE                  FALSE
   7              TRUE               360                  358                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
   8              TRUE               360                  345                                     FALSE                  FALSE
   9              TRUE               360                  352                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------

  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE
  10             FALSE               240                  230                230                  FALSE                   TRUE

------------------------------------------------------------------------------------------------------------------------------------
  11              TRUE               349                  346                                     FALSE                  FALSE
  12              TRUE               360                  353                                     FALSE                  FALSE
  13              TRUE               360                  345                                     FALSE                  FALSE
  14              TRUE               300                  291                                     FALSE                  FALSE
  15              TRUE               360                  354                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  16              TRUE               360                  343                                     FALSE                  FALSE
  17              TRUE               360                  352                                     FALSE                  FALSE
  18              TRUE               336                  333                                     FALSE                  FALSE
  19              TRUE               348                  342                                      TRUE                  FALSE
  20              TRUE               276                  272                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  21              TRUE               360                  353                                     FALSE                  FALSE
  22              TRUE               360                  354                                     FALSE                  FALSE
  23              TRUE               359                  356                                     FALSE                  FALSE
  24              TRUE               360                  355                                     FALSE                  FALSE
  25              TRUE               305                  301                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  26              TRUE               347                  341                                     FALSE                  FALSE
  27              TRUE               360                  355                                     FALSE                  FALSE
  28              TRUE               312                  308                                     FALSE                  FALSE
  29              TRUE               110                  106                                     FALSE                  FALSE
  30              TRUE               336                  319                                      TRUE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  31              TRUE               356                  354                                     FALSE                  FALSE
  32              TRUE               316                  311                                     FALSE                  FALSE
  33             FALSE               239                  230                230                  FALSE                   TRUE
  34              TRUE               360                  348                                     FALSE                  FALSE
  35              TRUE               360                  355                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  36              TRUE               360                  351                                     FALSE                  FALSE
  37              TRUE               360                  351                                     FALSE                  FALSE
  38              TRUE               312                  308                                     FALSE                  FALSE
  39              TRUE               300                  294                                     FALSE                  FALSE
  40              TRUE               360                  339                                     FALSE                  FALSE
  41             FALSE               203                  192                192                  FALSE                   TRUE
------------------------------------------------------------------------------------------------------------------------------------

  42              TRUE               360                  354                                     FALSE                  FALSE
  42              TRUE               360                  354                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
  43             FALSE               239                  233                                     FALSE                   TRUE
------------------------------------------------------------------------------------------------------------------------------------

  44              TRUE               360                  355                                     FALSE                  FALSE
  44              TRUE               360                  355                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
  45              TRUE               360                  354                                     FALSE                  FALSE
  46              TRUE               300                  294                                     FALSE                  FALSE
  47              TRUE               360                  351                                     FALSE                  FALSE
  48             FALSE               239                  233                                     FALSE                   TRUE
  49              TRUE               350                  342                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------

  50              TRUE               300                  295                                     FALSE                  FALSE
  50              TRUE               300                  295                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------

  51              TRUE               300                  293                                     FALSE                  FALSE
  51              TRUE               300                  293                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
  52              TRUE               360                  354                                     FALSE                  FALSE
  53              TRUE               300                  295                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------

  54              TRUE               360                  354                                     FALSE                  FALSE
  54              TRUE               360                  354                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
  55              TRUE               316                  310                                     FALSE                  FALSE
  56              TRUE               360                  350                                     FALSE                  FALSE
  57              TRUE               360                  352                                     FALSE                  FALSE
  58              TRUE               317                  310                                     FALSE                  FALSE
  59              TRUE               180                  175                175                  FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  60             FALSE               240                  235                                     FALSE                   TRUE
  61              TRUE               360                  356                                     FALSE                  FALSE
  62              TRUE               360                  354                                     FALSE                  FALSE
  63              TRUE               360                  354                                     FALSE                  FALSE
  64              TRUE               360                  355                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  65              TRUE               360                  351                                     FALSE                  FALSE
  66              TRUE               360                  355                                     FALSE                  FALSE
  67              TRUE               360                  354                                     FALSE                  FALSE
  68              TRUE               360                  352                                     TRUE                   FALSE
  69              TRUE               360                  354                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  70              TRUE               360                  350                                     FALSE                  FALSE
  71              TRUE               360                  354                                     FALSE                  FALSE
  72              TRUE               336                  333                                     FALSE                  FALSE
  73              TRUE               360                  355                                     FALSE                  FALSE
  74              TRUE               360                  351                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  75              TRUE               360                  349                                     FALSE                  FALSE
  76              TRUE               360                  354                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------

  77              TRUE               360                  355                                     FALSE                  FALSE
  77              TRUE               360                  355                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
  78              TRUE               360                  355                                     FALSE                  FALSE
  79              TRUE               360                  352                                     FALSE                  FALSE
  80              TRUE               360                  356                                     FALSE                  FALSE
  81              TRUE               360                  355                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------

  82              TRUE               360                  349                                     FALSE                  FALSE
  82              TRUE               360                  349                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
  83              TRUE               360                  353                                     FALSE                  FALSE
  84              TRUE               300                  294                                      TRUE                  FALSE
  85              TRUE               300                  295                                     FALSE                  FALSE
  86              TRUE               360                  350                                     FALSE                  FALSE
  87              TRUE               360                  350                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  88              TRUE               360                  354                                     FALSE                  FALSE
  89              TRUE               300                  295                                     FALSE                  FALSE
  90              TRUE               252                  248                                     FALSE                  FALSE
  91              TRUE               360                  355                                     FALSE                  FALSE
  92              TRUE               240                  235                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  93              TRUE               360                  355                                     FALSE                  FALSE
  94              TRUE               340                  332                                     FALSE                  FALSE
  95              TRUE               300                  286                                     FALSE                  FALSE
  96              TRUE               360                  350                                     FALSE                  FALSE
  97              TRUE               300                  293                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  98              TRUE               360                  354                                     FALSE                  FALSE
  99              TRUE               360                  355                                     FALSE                  FALSE
  100             TRUE               360                  356                                     FALSE                  FALSE
  101             TRUE               300                  289                                     FALSE                  FALSE
  102            FALSE               264                  255                255                  FALSE                   TRUE
------------------------------------------------------------------------------------------------------------------------------------
  103             TRUE               360                  355                                     FALSE                  FALSE
  104             TRUE               183                  175                175                  FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------

  105             TRUE               360                  355                                     FALSE                  FALSE
  105             TRUE               360                  355                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
  106             TRUE               360                  353                                     FALSE                  FALSE
  107             TRUE               300                  293                                     FALSE                  FALSE
  108             TRUE               300                  291                                     FALSE                  FALSE
  109             TRUE               300                  295                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------

  110             TRUE               360                  354                                     FALSE                  FALSE
  110             TRUE               360                  354                                     FALSE                  FALSE
  110             TRUE               360                  354                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
  111             TRUE               360                  353                                     FALSE                  FALSE
  112             TRUE               300                  291                                     FALSE                  FALSE
  113             TRUE               360                  356                                     FALSE                  FALSE
  114             TRUE               360                  355                                     FALSE                  FALSE
  115             TRUE               360                  353                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  116             TRUE               300                  281                                     FALSE                  FALSE
  117             TRUE               360                  355                                     FALSE                  FALSE
  118             TRUE               310                  301                                     FALSE                  FALSE
  119             TRUE               226                  220                                     FALSE                  FALSE
  120             TRUE               300                  294                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  121            FALSE               264                  255                255                  FALSE                   TRUE
  122            FALSE               264                  255                255                  FALSE                   TRUE
  123            FALSE               264                  255                255                  FALSE                   TRUE
  124             TRUE               360                  356                                      TRUE                  FALSE
  125             TRUE               360                  355                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  126             TRUE               360                  356                                     FALSE                  FALSE
  127             TRUE               300                  289                                     FALSE                  FALSE
  128             TRUE               315                  310                                     FALSE                  FALSE
  129             TRUE               300                  296                                     FALSE                  FALSE
  130             TRUE               360                  353                                      TRUE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  131             TRUE               120                  114                114                   TRUE                  FALSE
  132             TRUE               300                  291                                     FALSE                  FALSE
  133             TRUE               300                  289                                     FALSE                  FALSE
  134             TRUE               355                  347                                     FALSE                  FALSE
  135             TRUE               360                  356                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  136             TRUE               309                  302                                     FALSE                  FALSE
  137             TRUE               327                  322                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------

  138             TRUE               360                  355                                     FALSE                  FALSE
  138             TRUE               360                  355                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
  139             TRUE               360                  352                                     FALSE                  FALSE
  140             TRUE               300                  294                                     FALSE                  FALSE
  141             TRUE               240                  231                                     FALSE                  FALSE
  142             TRUE               360                  355                                     FALSE                  FALSE
  143             TRUE               360                  353                                     FALSE                  FALSE
  144             TRUE               312                  307                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  145             TRUE               315                  310                                      TRUE                  FALSE
  146             TRUE               360                  352                                     FALSE                  FALSE
  147             TRUE               276                  269                                     FALSE                  FALSE
  148             TRUE               360                  355                                     FALSE                  FALSE
  149             TRUE               300                  297                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  150             TRUE               360                  353                                     FALSE                  FALSE
  151             TRUE               360                  353                                     FALSE                  FALSE
  152             TRUE               360                  352                                     FALSE                  FALSE
  153             TRUE               332                  325                                     FALSE                  FALSE
  154             TRUE               360                  353                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  155             TRUE               240                  230                                     FALSE                  FALSE
  156            FALSE               239                  233                                     FALSE                   TRUE
  157             TRUE               300                  293                                     FALSE                  FALSE
  158             TRUE               360                  356                                     FALSE                  FALSE
  159             TRUE               360                  356                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------

  160             TRUE               300                  293                                     FALSE                  FALSE
  160             TRUE               300                  293                                     FALSE                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
  161             TRUE               360                  353                                     FALSE                  FALSE
  162             TRUE               300                  296                                     FALSE                  FALSE
  163             TRUE               360                  352                                     FALSE                  FALSE
  164             TRUE               360                  356                                     FALSE                  FALSE
  165             TRUE               360                  352                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  166             TRUE               360                  354                                     FALSE                  FALSE
  167             TRUE               360                  355                                     FALSE                  FALSE
  168             TRUE               300                  293                                     FALSE                  FALSE
  169             TRUE               324                  320                                      TRUE                  FALSE
  170             TRUE               360                  354                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  171             TRUE               300                  296                                     FALSE                  FALSE
  172             TRUE               240                  236                                     FALSE                  FALSE
  173             TRUE               300                  290                                     FALSE                  FALSE
  174             TRUE               360                  356                                     FALSE                  FALSE
  175             TRUE               300                  296                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  176             TRUE               300                  293                                     FALSE                  FALSE
  177             TRUE               240                  236                                     FALSE                  FALSE
  178             TRUE               360                  356                                     FALSE                  FALSE
  179             TRUE               360                  355                                     FALSE                  FALSE
  180             TRUE               360                  353                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  181             TRUE               360                  352                                     FALSE                  FALSE
  182             TRUE               240                  232                                     FALSE                  FALSE
  183             TRUE               360                  352                                     FALSE                  FALSE
  184             TRUE               240                  235                                     FALSE                  FALSE
  185             TRUE               360                  355                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  186             TRUE               360                  356                                     FALSE                  FALSE
  187             TRUE               360                  350                                     FALSE                  FALSE
  188             TRUE               360                  353                                     FALSE                  FALSE
  189             TRUE               360                  355                                     FALSE                  FALSE
  190             TRUE               360                  355                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  191             TRUE               360                  354                                     FALSE                  FALSE
  192             TRUE               360                  354                                     FALSE                  FALSE
  193             TRUE               240                  231                                     FALSE                  FALSE
  194             TRUE               360                  355                                     FALSE                  FALSE
  195             TRUE               360                  356                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  196            FALSE               360                  322                                     FALSE                  FALSE
  197            FALSE               322                  309                                     FALSE                  FALSE
  198             TRUE               360                  350                                     FALSE                  FALSE
  199             TRUE               240                  230                                     FALSE                  FALSE
  200             TRUE               300                  292                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  201            FALSE               245                  239                239                  FALSE                   TRUE
  202            FALSE               245                  239                239                  FALSE                   TRUE
  203             TRUE               360                  355                                     FALSE                  FALSE
  204             TRUE               300                  295                                     FALSE                  FALSE
  205            FALSE               245                  239                239                  FALSE                   TRUE
------------------------------------------------------------------------------------------------------------------------------------
  206             TRUE               230                  219                                     FALSE                  FALSE
  207            FALSE               244                  239                239                  FALSE                   TRUE
  208             TRUE               360                  350                                     FALSE                  FALSE
  209             TRUE               360                  355                                     FALSE                  FALSE
  210             TRUE               360                  354                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  211             TRUE               360                  349                                     FALSE                  FALSE
  212             TRUE               300                  291                                     FALSE                  FALSE
  213             TRUE               240                  236                                     FALSE                  FALSE
  214             TRUE               240                  233                                     FALSE                  FALSE
  215             TRUE               300                  293                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  216             TRUE               360                  356                                     FALSE                  FALSE
  217             TRUE               360                  355                                     FALSE                  FALSE
  218             TRUE               300                  296                                     FALSE                  FALSE
  219             TRUE               300                  296                                     FALSE                  FALSE
  220             TRUE               300                  290                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  221            FALSE               245                  239                239                  FALSE                   TRUE
  222             TRUE               360                  354                                     FALSE                  FALSE
  223             TRUE               300                  292                                     FALSE                  FALSE
  224             TRUE               360                  356                                     FALSE                  FALSE
  225             TRUE               300                  289                                     FALSE                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  226            FALSE               245                  239                239                  FALSE                   TRUE
  227             TRUE               300                  296                                     FALSE                  FALSE
  228            FALSE               336                  322                                     FALSE                  FALSE
  229            FALSE               360                  322                                     FALSE                  FALSE
  230            FALSE               322                  309                                     FALSE                  FALSE

LOAN #    CREDIT LEASE TENANT/GUARANTOR  RESIDUAL VALUE POLICY       DSCR             LTV       CROSS DEFAULTED     SPLIT NOTE
------------------------------------------------------------------------------------------------------------------------------------
   1                                                                 2.00            64.3%           TRUE
   1                                                                 2.00            64.3%           TRUE
   1                                                                 2.00            64.3%           TRUE
   1                                                                 2.00            64.3%           TRUE
   1                                                                 2.00            64.3%           TRUE
   1                                                                 2.00            64.3%           TRUE
                                                                    ------          ------
                                                                     2.00            64.3%
------------------------------------------------------------------------------------------------------------------------------------
   2                                                                 1.33            68.6%                             TRUE
   3                                                                 1.74            69.7%
------------------------------------------------------------------------------------------------------------------------------------

   4                                                                 1.54            57.1%           TRUE              TRUE
   4                                                                 1.54            57.1%           TRUE              TRUE
   4                                                                 1.54            57.1%           TRUE              TRUE
   4                                                                 1.54            57.1%           TRUE              TRUE
   4                                                                 1.54            57.1%           TRUE              TRUE
                                                                    ------          ------
                                                                     1.54            57.1%
------------------------------------------------------------------------------------------------------------------------------------
   5                                                                 1.20            74.4%                             TRUE
   6                                                                 1.77            56.1%                             TRUE
------------------------------------------------------------------------------------------------------------------------------------

   7                                                                 1.28            77.8%           TRUE
   7                                                                 1.28            77.8%           TRUE
   7                                                                 1.28            77.8%           TRUE
   7                                                                 1.28            77.8%           TRUE
                                                                    ------          ------
                                                                     1.28            77.8%
------------------------------------------------------------------------------------------------------------------------------------
   8                                                                 1.27            68.6%
   9                                                                 1.27            70.8%
------------------------------------------------------------------------------------------------------------------------------------

  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
  10                   Accor                      TRUE               1.00            96.9%           TRUE              TRUE
                                                                    ------          ------
                                                                     1.00            96.9%
------------------------------------------------------------------------------------------------------------------------------------
  11                                                                 1.21            69.6%
  12                                                                 1.21            72.5%
  13                                                                 1.21            72.1%
  14                                                                 2.43            49.3%
  15                                                                 1.29            63.4%
------------------------------------------------------------------------------------------------------------------------------------
  16                                                                 1.48            65.3%
  17                                                                 1.27            72.3%
  18                                                                 1.40            64.8%
  19                                                                 1.35            79.0%                             TRUE
  20                                                                 1.66            66.3%
------------------------------------------------------------------------------------------------------------------------------------
  21                                                                 1.18            70.3%
  22                                                                 3.70            90.4%
  23                                                                 1.29            77.8%
  24                                                                 1.37            62.5%
  25                                                                 1.22            65.1%
------------------------------------------------------------------------------------------------------------------------------------
  26                                                                 1.21            66.7%
  27                                                                 1.17            74.7%
  28                                                                 1.39            60.0%
  29                                                                 1.33            73.6%
  30                                                                 1.35            66.1%
------------------------------------------------------------------------------------------------------------------------------------
  31                                                                 1.38            67.7%
  32                                                                 1.25            77.8%
  33          Dictaphone Corporation              TRUE               1.00           109.1%
  34                                                                 1.26            66.7%
  35                                                                 1.37            69.9%
------------------------------------------------------------------------------------------------------------------------------------
  36                                                                 1.30            70.3%
  37                                                                 1.28            66.9%
  38                                                                 1.31            62.6%
  39                                                                 1.86            51.5%                             TRUE
  40                                                                 1.21            80.7%
  41              Interface, Inc.                 TRUE               1.00            97.5%                             TRUE
------------------------------------------------------------------------------------------------------------------------------------

  42                                                                 1.39            79.5%           TRUE              TRUE
  42                                                                 1.39            79.5%           TRUE              TRUE
                                                                    ------          ------
                                                                     1.39            79.5%
------------------------------------------------------------------------------------------------------------------------------------
  43               Perry Judd's                                      1.00            96.5%
------------------------------------------------------------------------------------------------------------------------------------

  44                                                                 1.23            72.1%           TRUE
  44                                                                 1.23            72.1%           TRUE
                                                                    ------          ------
                                                                     1.23            72.1%
------------------------------------------------------------------------------------------------------------------------------------
  45                                                                 1.27            69.4%
  46                                                                 1.43            74.3%
  47                                                                 1.25            80.2%
  48               Perry Judd's                                      1.00            99.7%
  49                                                                 1.27            68.4%
------------------------------------------------------------------------------------------------------------------------------------

  50                                                                 1.36            71.4%           TRUE
  50                                                                 1.36            71.4%           TRUE
                                                                    ------          ------
                                                                     1.36            71.4%
------------------------------------------------------------------------------------------------------------------------------------

  51                                                                 1.72            71.6%           TRUE
  51                                                                 1.72            71.6%           TRUE
                                                                    ------          ------
                                                                     1.72            71.6%
------------------------------------------------------------------------------------------------------------------------------------
  52                                                                 1.46            70.6%
  53                                                                 1.58            54.3%
------------------------------------------------------------------------------------------------------------------------------------

  54                                                                 1.42            60.4%           TRUE
  54                                                                 1.42            60.4%           TRUE
                                                                    ------          ------
                                                                     1.42            60.4%
------------------------------------------------------------------------------------------------------------------------------------
  55                                                                 1.19            79.8%
  56                                                                 1.20            72.8%
  57                                                                 1.32            64.4%
  58                                                                 1.26            69.4%
  59                                                                 1.29            80.0%
------------------------------------------------------------------------------------------------------------------------------------
  60                Value City                                       1.00            98.1%
  61                                                                 1.43            79.5%
  62                                                                 1.26            55.2%
  63                                                                 1.41            62.1%
  64                                                                 1.25            74.1%
------------------------------------------------------------------------------------------------------------------------------------
  65                                                                 1.69            66.5%
  66                                                                 1.39            80.7%
  67                                                                 1.35            67.9%
  68                                                                 2.30            47.7%
  69                                                                 1.22            59.9%
------------------------------------------------------------------------------------------------------------------------------------
  70                                                                 1.20            68.2%
  71                                                                 1.21            72.5%
  72                                                                 1.35            76.0%
  73                                                                 1.46            72.5%
  74                                                                 1.62            72.7%
------------------------------------------------------------------------------------------------------------------------------------
  75                                                                 1.24            71.4%
  76                                                                 1.17            64.0%
------------------------------------------------------------------------------------------------------------------------------------

  77                                                                 1.70            74.3%           TRUE
  77                                                                 1.70            74.3%           TRUE
                                                                    ------          ------
                                                                     1.70            74.3%
------------------------------------------------------------------------------------------------------------------------------------
  78                                                                 1.71            61.9%
  79                                                                 1.21            69.9%
  80                                                                 1.20            78.3%
  81                                                                 1.35            76.0%
------------------------------------------------------------------------------------------------------------------------------------

  82                                                                 1.42            79.1%           TRUE
  82                                                                 1.42            79.1%           TRUE
                                                                    ------          ------
                                                                     1.42            79.1%
------------------------------------------------------------------------------------------------------------------------------------
  83                                                                 1.36            71.5%
  84                                                                 1.63            48.8%
  85                                                                 1.29            78.1%
  86                                                                 1.19            68.9%
  87                                                                 1.80            67.0%
------------------------------------------------------------------------------------------------------------------------------------
  88                                                                 1.23            75.6%
  89                                                                 1.28            70.4%
  90                                                                 1.36            69.6%
  91                                                                 1.40            79.7%
  92                                                                 1.58            68.8%
------------------------------------------------------------------------------------------------------------------------------------
  93                                                                 1.37            83.2%
  94                                                                 1.35            72.1%
  95                                                                 1.25            73.9%
  96                                                                 1.29            68.1%
  97                                                                 1.26            77.3%
------------------------------------------------------------------------------------------------------------------------------------
  98                                                                 1.21            71.4%
  99                                                                 1.43            69.1%
  100                                                                1.20            76.0%
  101                                                                1.38            64.6%
  102              Circuit City                   TRUE               1.00            97.2%                             TRUE
------------------------------------------------------------------------------------------------------------------------------------
  103                                                                1.19            71.7%
  104                                                                1.39            77.1%
------------------------------------------------------------------------------------------------------------------------------------

  105                                                                1.40            64.5%           TRUE
  105                                                                1.40            64.5%           TRUE
                                                                    ------          ------
                                                                     1.40            64.5%
------------------------------------------------------------------------------------------------------------------------------------
  106                                                                1.22            70.5%
  107                                                                1.60            75.9%
  108                                                                1.29            69.5%
  109                                                                1.32            69.0%
------------------------------------------------------------------------------------------------------------------------------------

  110                                                                1.60            74.6%           TRUE
  110                                                                1.60            74.6%           TRUE
  110                                                                1.60            74.6%           TRUE
                                                                    ------          ------
                                                                     1.60            74.6%
------------------------------------------------------------------------------------------------------------------------------------
  111                                                                1.54            76.0%
  112                                                                1.50            60.7%
  113                                                                1.64            63.1%
  114                                                                1.37            81.3%
  115                                                                1.49            77.0%
------------------------------------------------------------------------------------------------------------------------------------
  116                                                                1.88            37.0%
  117                                                                1.35            78.5%
  118                                                                1.23            60.1%
  119                                                                1.05            59.1%
  120                                                                1.56            70.9%
------------------------------------------------------------------------------------------------------------------------------------
  121              Circuit City                   TRUE               1.00            96.4%                             TRUE
  122              Circuit City                   TRUE               1.00            97.2%                             TRUE
  123              Circuit City                   TRUE               1.00            96.4%                             TRUE
  124                                                                1.95            56.6%
  125                                                                1.78            49.8%
------------------------------------------------------------------------------------------------------------------------------------
  126                                                                1.53            60.0%
  127                                                                1.19            67.7%
  128                                                                1.23            73.8%
  129                                                                1.32            81.0%
  130                                                                2.20            44.1%
------------------------------------------------------------------------------------------------------------------------------------
  131                                                                1.48            73.2%
  132                                                                2.10            55.0%
  133                                                                1.83            58.9%
  134                                                                1.32            67.9%
  135                                                                1.31            75.3%
------------------------------------------------------------------------------------------------------------------------------------
  136                                                                1.29            66.5%
  137                                                                1.25            78.9%
------------------------------------------------------------------------------------------------------------------------------------

  138                                                                1.79            73.5%           TRUE
  138                                                                1.79            73.5%           TRUE
                                                                    ------          ------
                                                                     1.79            73.5%
------------------------------------------------------------------------------------------------------------------------------------
  139                                                                1.30            69.3%
  140                                                                1.82            50.6%
  141                                                                1.92            51.8%
  142                                                                1.46            69.3%
  143                                                                1.47            61.2%
  144                                                                1.41            64.4%
------------------------------------------------------------------------------------------------------------------------------------
  145                                                                1.25            73.2%
  146                                                                1.52            69.8%
  147                                                                1.49            61.4%
  148                                                                1.23            74.7%
  149                                                                1.71            54.3%
------------------------------------------------------------------------------------------------------------------------------------
  150                                                                3.75            25.7%
  151                                                                1.92            53.2%
  152                                                                1.23            65.5%
  153                                                                1.24            68.9%
  154                                                                1.55            65.6%
------------------------------------------------------------------------------------------------------------------------------------
  155                                                                1.66            64.8%
  156              Perry Judd's                                      1.00            97.6%
  157                                                                1.35            65.8%
  158                                                                1.49            75.2%
  159                                                                1.54            60.9%
------------------------------------------------------------------------------------------------------------------------------------

  160                                                                1.23            79.3%           TRUE
  160                                                                1.23            79.3%           TRUE
                                                                    ------          ------
                                                                     1.23            79.3%
------------------------------------------------------------------------------------------------------------------------------------
  161                                                                1.34            78.6%
  162                                                                1.69            51.7%
  163                                                                1.73            66.7%
  164                                                                1.59            72.5%
  165                                                                1.55            63.6%
------------------------------------------------------------------------------------------------------------------------------------
  166                                                                1.45            69.0%
  167                                                                1.27            63.4%
  168                                                                1.27            70.2%
  169                                                                1.99            57.3%
  170                                                                1.26            68.5%
------------------------------------------------------------------------------------------------------------------------------------
  171                                                                1.36            75.5%
  172                                                                1.38            49.7%
  173                                                                1.41            77.7%
  174                                                                1.45            76.1%
  175                                                                1.40            78.5%
------------------------------------------------------------------------------------------------------------------------------------
  176                                                                1.35            75.5%
  177                                                                1.57            58.6%
  178                                                                1.62            60.4%
  179                                                                1.52            64.3%
  180                                                                1.34            62.2%
------------------------------------------------------------------------------------------------------------------------------------
  181                                                                1.31            51.3%
  182                                                                1.76            56.5%
  183                                                                1.53            77.9%
  184                                                                1.69            67.3%
  185                                                                1.59            62.3%
------------------------------------------------------------------------------------------------------------------------------------
  186                                                                1.80            63.4%
  187                                                                1.46            76.6%
  188                                                                1.41            74.7%
  189                                                                1.49            72.6%
  190                                                                1.47            78.9%
------------------------------------------------------------------------------------------------------------------------------------
  191                                                                1.36            76.2%
  192                                                                1.38            75.8%
  193                                                                1.48            64.3%
  194                                                                1.50            63.2%
  195                                                                1.36            73.0%
------------------------------------------------------------------------------------------------------------------------------------
  196                                                                1.40            51.9%
  197                                                                1.15            59.0%
  198                                                                1.24            76.1%
  199                                                                1.79            56.9%
  200                                                                2.04            50.5%
------------------------------------------------------------------------------------------------------------------------------------
  201               Dairy Mart                    TRUE               1.00            98.1%
  202               Dairy Mart                    TRUE               1.00            98.2%
  203                                                                1.36            79.7%
  204                                                                1.53            55.2%
  205               Dairy Mart                    TRUE               1.00            99.6%
------------------------------------------------------------------------------------------------------------------------------------
  206                                                                1.14            78.2%
  207               Dairy Mart                    TRUE               1.00            98.5%
  208                                                                1.37            68.9%
  209                                                                1.71            72.4%
  210                                                                1.47            71.3%
------------------------------------------------------------------------------------------------------------------------------------
  211                                                                1.69            66.1%
  212                                                                1.47            61.2%
  213                                                                1.44            43.9%
  214                                                                1.22            67.7%
  215                                                                1.46            65.8%
------------------------------------------------------------------------------------------------------------------------------------
  216                                                                1.41            60.1%
  217                                                                1.75            66.4%
  218                                                                1.32            71.8%
  219                                                                1.70            79.0%
  220                                                                1.38            74.0%
------------------------------------------------------------------------------------------------------------------------------------
  221               Dairy Mart                    TRUE               1.00            95.3%
  222                                                                1.43            79.6%
  223                                                                1.60            67.7%
  224                                                                1.90            55.4%
  225                                                                1.50            71.8%
------------------------------------------------------------------------------------------------------------------------------------
  226               Dairy Mart                    TRUE               1.00            96.1%
  227                                                                1.30            68.5%
  228                                                                1.18            58.5%
  229                                                                1.41            44.0%
  230                                                                1.24            41.6%

                 LEAD LENDER/
LOAN #            CO-LENDER          DEFEASANCE      LOCK BOX       DUE DATE             PROPERTY TYPE        INTEREST RATE BUY-UP
------------------------------------------------------------------------------------------------------------------------------------
   1                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
   1                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
   1                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
   1                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
   1                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
   1                                     TRUE           Hard           11th        Retail-Anchored                   FALSE

------------------------------------------------------------------------------------------------------------------------------------
   2               Co-Lender             TRUE           Soft           11th        Multifamily                       TRUE
   3                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------

   4               Co-Lender             TRUE           Hard           11th        Retail-Anchored                   TRUE
   4               Co-Lender             TRUE           Hard           11th        Retail-Anchored                    TRUE
   4               Co-Lender             TRUE           Hard           11th        Retail-Anchored                   TRUE
   4               Co-Lender             TRUE           Hard           11th        Retail-Anchored                   TRUE
   4               Co-Lender             TRUE           Hard           11th        Retail-Anchored                   TRUE

------------------------------------------------------------------------------------------------------------------------------------
   5               Co-Lender             TRUE           Hard           11th        Retail-Anchored                   TRUE
   6               Co-Lender             TRUE           Hard           11th        Hotel-Full Service                FALSE
------------------------------------------------------------------------------------------------------------------------------------

   7                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
   7                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
   7                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
   7                                     TRUE           Hard           11th        Retail-Anchored                   FALSE

------------------------------------------------------------------------------------------------------------------------------------
   8                                     TRUE           Hard           11th        Retail-Anchored                   TRUE
   9                                     TRUE           Hard           11th        Office                            TRUE
------------------------------------------------------------------------------------------------------------------------------------

  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE
  10              Lead Lender            TRUE           Hard            1st        Hotel-Ltd. Service                FALSE

------------------------------------------------------------------------------------------------------------------------------------
  11                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
  12                                     TRUE           Hard           11th        Retail-Anchored                   TRUE
  13                                     TRUE           Hard           11th        Office                            TRUE
  14                                     TRUE           Hard           11th        Health Club                       TRUE
  15                                     TRUE           Hard           11th        Office                            TRUE
------------------------------------------------------------------------------------------------------------------------------------
  16                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
  17                                     TRUE           Hard           11th        Retail-Anchored                   TRUE
  18                                     TRUE           Hard           11th        Office                            FALSE
  19               Co-Lender             TRUE           Hard           11th        Industrial                        FALSE
  20                                     TRUE           Hard           11th        Health Club                       FALSE
------------------------------------------------------------------------------------------------------------------------------------
  21                                     TRUE           Hard           11th        Office                            TRUE
  22                                     TRUE           Hard           11th        Office                            FALSE
  23                                     TRUE           Hard           11th        Office                            FALSE
  24                                     TRUE           Hard           11th        Office                            FALSE
  25                                     TRUE           Hard           11th        Office                            FALSE
------------------------------------------------------------------------------------------------------------------------------------
  26                                     TRUE           Hard           11th        Office                            TRUE
  27                                     TRUE           Soft           11th        Multifamily                       FALSE
  28                                     TRUE           Hard           11th        Office                            FALSE
  29                                     TRUE           Hard           11th        Office                            FALSE
  30                                     TRUE                          11th        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------
  31                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
  32                                     TRUE           Hard           11th        Office                            FALSE
  33                                     TRUE           Hard            1st        Office                            FALSE
  34                                     TRUE           Hard           11th        Office                            TRUE
  35                                     TRUE                          11th        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------
  36                                     TRUE                          11th        Retail-Anchored                   TRUE
  37                                     TRUE           Hard           11th        Retail-Quasi-Anchored             TRUE
  38                                     TRUE           Hard           11th        Office                            FALSE
  39               Co-Lender             TRUE           Hard           11th        Hotel-Full Service                TRUE
  40                                     TRUE           Soft           11th        Multifamily                       FALSE
  41              Lead Lender            TRUE           Hard           11th        Industrial                        FALSE
------------------------------------------------------------------------------------------------------------------------------------

  42               Co-Lender             TRUE           Hard           11th        Retail-Anchored                   FALSE
  42               Co-Lender             TRUE           Hard           11th        Retail-Anchored                   FALSE

------------------------------------------------------------------------------------------------------------------------------------
  43                                     TRUE           Hard           11th        Industrial                        FALSE
------------------------------------------------------------------------------------------------------------------------------------

  44                                     TRUE           Hard           11th        Office                            TRUE
  44                                     TRUE           Hard           11th        Office                            TRUE

------------------------------------------------------------------------------------------------------------------------------------
  45                                     TRUE           Hard           11th        Office                            TRUE
  46                                     TRUE                          11th        Multifamily                       FALSE
  47                                     TRUE                          11th        Multifamily                       TRUE
  48                                     TRUE           Hard           11th        Industrial                        FALSE
  49                                     TRUE           Hard           11th        Office                            FALSE
------------------------------------------------------------------------------------------------------------------------------------

  50                                     TRUE           Hard           11th        Retail-Anchored                   FALSE
  50                                     TRUE           Hard           11th        Retail-Anchored                   FALSE

------------------------------------------------------------------------------------------------------------------------------------

  51                                     TRUE                          11th        Healthcare                        FALSE
  51                                     TRUE                          11th        Healthcare                        FALSE

------------------------------------------------------------------------------------------------------------------------------------
  52                                     TRUE           Hard           11th        Office                            TRUE
  53                                     TRUE                          11th        Hotel-Full Service                FALSE
------------------------------------------------------------------------------------------------------------------------------------

  54                                     TRUE           Hard           11th        Office                            TRUE
  54                                     TRUE           Hard           11th        Industrial                        TRUE

------------------------------------------------------------------------------------------------------------------------------------
  55                                     TRUE                          11th        Office                            FALSE
  56                                     TRUE           Hard           11th        Retail-Anchored                   TRUE
  57                                     TRUE           Hard           11th        Office                            TRUE
  58                                     TRUE           Hard           11th        Retail-Anchored                   TRUE
  59                                     TRUE                          11th        Multifamily                       FALSE
------------------------------------------------------------------------------------------------------------------------------------
  60                                     TRUE           Hard           11th        Retail-Unanchored                 FALSE
  61                                     TRUE                          11th        Retail-Anchored                   FALSE
  62                                     TRUE           Hard           11th        Office                            TRUE
  63                                     TRUE                          11th        Office                            TRUE
  64                                     TRUE           Soft           11th        Multifamily                       TRUE
------------------------------------------------------------------------------------------------------------------------------------
  65                                     TRUE                          11th        Multifamily                       FALSE
  66                                     TRUE           Soft           11th        Multifamily                       FALSE
  67                                     TRUE                          11th        Retail-Unanchored                 TRUE
  68                                     TRUE                          11th        Office                            FALSE
  69                                     TRUE           Hard           11th        Office                            TRUE
------------------------------------------------------------------------------------------------------------------------------------
  70                                     TRUE           Hard           11th        Office                            TRUE
  71                                     TRUE                          11th        Office                            TRUE
  72                                     TRUE                          11th        Office                            FALSE
  73                                     TRUE                          11th        Retail-Anchored                   FALSE
  74                                     TRUE                          11th        Multifamily                       FALSE
------------------------------------------------------------------------------------------------------------------------------------
  75                                     TRUE                          11th        Multifamily                       TRUE
  76                                     TRUE           Hard           11th        Office                            TRUE
------------------------------------------------------------------------------------------------------------------------------------

  77                                     TRUE                          11th        Multifamily                       FALSE
  77                                     TRUE                          11th        Multifamily                       FALSE

------------------------------------------------------------------------------------------------------------------------------------
  78                                     TRUE                          11th        Industrial                        FALSE
  79                                     TRUE           Hard           11th        Office                            TRUE
  80                                     TRUE                          11th        Multifamily                       FALSE
  81                                     TRUE           Hard           11th        Office                            FALSE
------------------------------------------------------------------------------------------------------------------------------------

  82                                     TRUE                          11th        Multifamily                       FALSE
  82                                     TRUE                          11th        Multifamily                       FALSE

------------------------------------------------------------------------------------------------------------------------------------
  83                                     TRUE                          11th        Office                            FALSE
  84                                     TRUE           Hard           11th        Hotel-Full Service                FALSE
  85                                     TRUE                          11th        Industrial                        FALSE
  86                                     TRUE           Hard           11th        Office                            TRUE
  87                                     TRUE                          11th        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------
  88                                     TRUE                          11th        Retail-Anchored                   FALSE
  89                                     TRUE                          11th        Retail-Anchored                   FALSE
  90                                     TRUE                          11th        Hotel-Ltd. Service                FALSE
  91                                     TRUE                          11th        Multifamily                       FALSE
  92                                     TRUE                          11th        Hotel-Ltd. Service                FALSE
------------------------------------------------------------------------------------------------------------------------------------
  93                                     TRUE           Soft           11th        Multifamily                       FALSE
  94                                     TRUE           Hard           11th        Retail-Anchored                   TRUE
  95                                     TRUE                          11th        Retail-Quasi-Anchored             FALSE
  96                                     TRUE                          11th        Office                            FALSE
  97                                     TRUE                          11th        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------
  98                                     TRUE                          11th        Multifamily                       TRUE
  99                                     TRUE                          11th        Retail-Anchored                   FALSE
  100                                    TRUE                          11th        Retail-Unanchored                 FALSE
  101                                    TRUE                          11th        Office                            FALSE
  102             Lead Lender            TRUE           Hard           11th        Retail-Quasi-Anchored             FALSE
------------------------------------------------------------------------------------------------------------------------------------
  103                                    TRUE                          11th        Office                            TRUE
  104                                    TRUE                          11th        Office                            FALSE
------------------------------------------------------------------------------------------------------------------------------------

  105                                    TRUE                          11th        Multifamily                       FALSE
  105                                    TRUE                          11th        Multifamily                       FALSE

------------------------------------------------------------------------------------------------------------------------------------
  106                                    TRUE           Hard           11th        Retail-Anchored                   TRUE
  107                                    TRUE                          11th        Multifamily                       FALSE
  108                                    TRUE                          11th        Office                            FALSE
  109                                    TRUE                          11th        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------

  110                                    TRUE                          11th        Mobile Home Park                  FALSE
  110                                    TRUE                          11th        Mobile Home Park                  FALSE
  110                                    TRUE                          11th        Mobile Home Park                  FALSE

------------------------------------------------------------------------------------------------------------------------------------
  111                                    TRUE                          11th        Multifamily                       FALSE
  112                                    TRUE                          11th        Hotel-Ltd. Service                TRUE
  113                                    TRUE           Hard           11th        Retail-Anchored                   FALSE
  114                                    TRUE                          11th        Mobile Home Park                  FALSE
  115                                    TRUE                          11th        Retail-Quasi-Anchored             FALSE
------------------------------------------------------------------------------------------------------------------------------------
  116                                    TRUE           Soft           11th        Retail-Anchored                   FALSE
  117                                    TRUE                          11th        Retail-Anchored                   FALSE
  118                                    TRUE                          11th        Retail-Unanchored                 TRUE
  119                                    TRUE           Hard           11th        Retail-Anchored                   FALSE
  120                                    TRUE                          11th        Hotel-Ltd. Service                FALSE
------------------------------------------------------------------------------------------------------------------------------------
  121             Lead Lender            TRUE           Hard           11th        Retail-Quasi-Anchored             FALSE
  122             Lead Lender            TRUE           Hard           11th        Retail-Quasi-Anchored             FALSE
  123             Lead Lender            TRUE           Hard           11th        Retail-Quasi-Anchored             FALSE
  124                                    TRUE                          11th        Retail-Quasi-Anchored             FALSE
  125                                    TRUE                          11th        Retail-Unanchored                 FALSE
------------------------------------------------------------------------------------------------------------------------------------
  126                                    TRUE           Hard           11th        Office                            FALSE
  127                                    TRUE                          11th        Office                            FALSE
  128                                    TRUE           Hard           11th        Office                            FALSE
  129                                    TRUE           Hard           11th        Industrial                        FALSE
  130                                    TRUE                          11th        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------
  131                                    TRUE                          11th        Mobile Home Park                  FALSE
  132                                    TRUE                          11th        Hotel-Ltd. Service                FALSE
  133                                    TRUE           Soft           11th        Retail-Unanchored                 FALSE
  134                                    TRUE                          11th        Office                            TRUE
  135                                    TRUE                          11th        Retail-Unanchored                 FALSE
------------------------------------------------------------------------------------------------------------------------------------
  136                                    TRUE           Hard           11th        Retail-Unanchored                 TRUE
  137                                    TRUE                          11th        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------

  138                                    TRUE                          11th        Multifamily                       FALSE
  138                                    TRUE                          11th        Multifamily                       FALSE

------------------------------------------------------------------------------------------------------------------------------------
  139                                    TRUE                          11th        Retail-Anchored                   TRUE
  140                                    TRUE                          11th        Industrial                        FALSE
  141                                    TRUE                          11th        Hotel-Ltd. Service                FALSE
  142                                    TRUE                          11th        Retail-Unanchored                 FALSE
  143                                    TRUE                          11th        Office                            FALSE
  144                                    TRUE           Hard           11th        Retail-Unanchored                 FALSE
------------------------------------------------------------------------------------------------------------------------------------
  145                                    TRUE           Hard           11th        Retail-Anchored                   FALSE
  146                                    TRUE                          11th        Multifamily                       FALSE
  147                                    TRUE                          11th        Hotel-Full Service                TRUE
  148                                    TRUE                          11th        Multifamily                       TRUE
  149                                    TRUE                          11th        Office                            FALSE
------------------------------------------------------------------------------------------------------------------------------------
  150                                    TRUE                          11th        Retail-Anchored                   FALSE
  151                                    TRUE           Soft           11th        Multifamily                       FALSE
  152                                    TRUE                          11th        Office                            TRUE
  153                                    TRUE                          11th        Industrial                        TRUE
  154                                    TRUE                          11th        Office                            FALSE
------------------------------------------------------------------------------------------------------------------------------------
  155                                    TRUE           Hard           11th        Hotel-Ltd. Service                FALSE
  156                                    TRUE           Hard           11th        Industrial                        FALSE
  157                                    TRUE           Hard           11th        Retail-Unanchored                 FALSE
  158                                    TRUE           Hard           11th        Retail-Unanchored                 FALSE
  159                                    TRUE           Hard           11th        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------

  160                                    TRUE                          11th        Multifamily                       FALSE
  160                                    TRUE                          11th        Multifamily                       FALSE

------------------------------------------------------------------------------------------------------------------------------------
  161                                    TRUE                          11th        Multifamily                       FALSE
  162                                    TRUE                          11th        Industrial                        FALSE
  163                                    TRUE                          11th        Multifamily                       FALSE
  164                                    TRUE                          11th        Retail-Unanchored                 FALSE
  165                                    TRUE                          11th        Office                            TRUE
------------------------------------------------------------------------------------------------------------------------------------
  166                                    TRUE                          11th        Retail-Unanchored                 FALSE
  167                                    TRUE           Hard           11th        Office                            TRUE
  168                                    TRUE                          11th        Office                            FALSE
  169                                    TRUE                          11th        Retail-Unanchored                 FALSE
  170                                    TRUE           Hard           11th        Office                            TRUE
------------------------------------------------------------------------------------------------------------------------------------
  171                                    TRUE           Soft           11th        Multifamily                       FALSE
  172                                    TRUE                          11th        Hotel-Ltd. Service                FALSE
  173                                    TRUE                          11th        Multifamily                       FALSE
  174                                    TRUE                          11th        Multifamily                       FALSE
  175                                    TRUE           Soft           11th        Multifamily                       FALSE
------------------------------------------------------------------------------------------------------------------------------------
  176                                    TRUE                          11th        Multifamily                       FALSE
  177                                    TRUE                          11th        Hotel-Ltd. Service                FALSE
  178                                    TRUE           Hard           11th        Office                            FALSE
  179                                    TRUE                          11th        Office                            FALSE
  180                                    TRUE                          11th        Office                            FALSE
------------------------------------------------------------------------------------------------------------------------------------
  181                                    TRUE                          11th        Office                            TRUE
  182                                    TRUE                          11th        Hotel-Ltd. Service                FALSE
  183                                    TRUE                          11th        Multifamily                       FALSE
  184                                    TRUE                          11th        Hotel-Ltd. Service                FALSE
  185                                    TRUE                          11th        Retail-Unanchored                 FALSE
------------------------------------------------------------------------------------------------------------------------------------
  186                                    TRUE                          11th        Retail-Unanchored                 FALSE
  187                                    TRUE           Soft           11th        Multifamily                       FALSE
  188                                    TRUE                          11th        Multifamily                       FALSE
  189                                    TRUE                          11th        Retail-Anchored                   FALSE
  190                                    TRUE                          11th        Multifamily                       FALSE
------------------------------------------------------------------------------------------------------------------------------------
  191                                    TRUE                          11th        Retail-Anchored                   FALSE
  192                                    TRUE           Hard           11th        Retail-Anchored                   FALSE
  193                                    TRUE                          11th        Hotel-Ltd. Service                FALSE
  194                                    TRUE                          11th        Multifamily                       FALSE
  195                                    TRUE                          11th        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------
  196                                    TRUE           Soft           11th        Multifamily                       FALSE
  197                                    TRUE           Soft           11th        Multifamily                       FALSE
  198                                    TRUE                          11th        Multifamily                       FALSE
  199                                    TRUE           Hard           11th        Hotel-Ltd. Service                FALSE
  200                                    TRUE                          11th        Industrial                        FALSE
------------------------------------------------------------------------------------------------------------------------------------
  201                                    TRUE           Hard            1st        Retail-Anchored                   FALSE
  202                                    TRUE           Hard            1st        Retail-Anchored                   FALSE
  203                                    TRUE                          11th        Multifamily                       FALSE
  204                                    TRUE                          11th        Retail-Unanchored                 FALSE
  205                                    TRUE           Hard            1st        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------
  206                                    TRUE           Hard           11th        Retail-Anchored                   FALSE
  207                                    TRUE           Hard            1st        Retail-Anchored                   FALSE
  208                                    TRUE                          11th        Multifamily                       FALSE
  209                                    TRUE                          11th        Multifamily                       FALSE
  210                                    TRUE           Hard           11th        Office                            FALSE
------------------------------------------------------------------------------------------------------------------------------------
  211                                    TRUE                          11th        Multifamily                       FALSE
  212                                    TRUE                          11th        Mobile Home Park                  FALSE
  213                                    TRUE                          11th        Retail-Unanchored                 FALSE
  214                                    TRUE                          11th        Office                            FALSE
  215                                    TRUE                          11th        Office                            FALSE
------------------------------------------------------------------------------------------------------------------------------------
  216                                    TRUE           Hard           11th        Retail-Anchored                   FALSE
  217                                    TRUE                          11th        Multifamily                       FALSE
  218                                    TRUE                          11th        Industrial                        FALSE
  219                                    TRUE                          11th        Multifamily                       FALSE
  220                                    TRUE                          11th        Retail-Anchored                   FALSE
------------------------------------------------------------------------------------------------------------------------------------
  221                                    TRUE           Hard            1st        Retail-Anchored                   FALSE
  222                                    TRUE                          11th        Multifamily                       FALSE
  223                                    TRUE                          11th        Mobile Home Park                  FALSE
  224                                    TRUE                          11th        Retail-Unanchored                 FALSE
  225                                    TRUE                          11th        Mobile Home Park                  FALSE
------------------------------------------------------------------------------------------------------------------------------------
  226                                    TRUE           Hard            1st        Retail-Anchored                   FALSE
  227                                    TRUE                          11th        Industrial                        FALSE
  228                                    TRUE           Soft           11th        Multifamily                       FALSE
  229                                    TRUE           Soft           11th        Multifamily                       FALSE
  230                                    TRUE           Soft           11th        Multifamily                       FALSE

                                             LETTER OF     BORROWER PAYS RATING
LOAN #        PREMIUM           BASE RATE     CREDIT           AGENCY FEES*                       LOAN ID                   ASSET
------------------------------------------------------------------------------------------------------------------------------------

   1                                                                                             2146051712              2110498752
   1                                                                                             2146051712              2110498757
   1                                                                                             2146051712              2110498753
   1                                                                                             2146051712              2110498754
   1                                                                                             2146051712              2110498755
   1                                                                                             2146051712              2110498756

------------------------------------------------------------------------------------------------------------------------------------
   2        $ 4,718,095.00        7.378%                                                               2520                    4294
   3                                                                                             2146051714              2110498821
------------------------------------------------------------------------------------------------------------------------------------

   4                                                                                                   4743               -52294096
   4                                                                                                   4743               -52294094
   4                                                                                                   4743               -52293754
   4                                                                                                   4743               -52294097
   4                                                                                                   4743               -52294095
            $ 9,695,300.00        6.990%
------------------------------------------------------------------------------------------------------------------------------------
   5        $ 8,568,296.00        7.405%                                                               1672                    3547
   6                                                                                                   1164                    2678
------------------------------------------------------------------------------------------------------------------------------------

   7                                                                                                   4754               -52293964
   7                                                                                                   4754               -52293708
   7                                                                                                   4754               -52293707
   7                                                                                                   4754               -52293706

------------------------------------------------------------------------------------------------------------------------------------
   8        $ 5,163,280.00        7.390%                                                               2347                    4344
   9        $ 4,900,235.00        7.050%                                                          890932131               -52294037
------------------------------------------------------------------------------------------------------------------------------------

  10                                                                                               -5067125               -52294166
  10                                                                                               -5067125               -52294175
  10                                                                                               -5067125               -52294172
  10                                                                                               -5067125               -52294171
  10                                                                                               -5067125               -52294164
  10                                                                                               -5067125               -52294163
  10                                                                                               -5067125               -52294176
  10                                                                                               -5067125               -52294165
  10                                                                                               -5067125               -52294170
  10                                                                                               -5067125               -52294167
  10                                                                                               -5067125               -52294177
  10                                                                                               -5067125               -52294173
  10                                                                                               -5067125               -52294168
  10                                                                                               -5067125               -52294174
  10                                                                                               -5067125               -52294169

------------------------------------------------------------------------------------------------------------------------------------
  11                                                                                                   1677                    3552
  12        $ 3,988,128.00        7.260%                                                         1591718458               -52293958
  13        $ 3,602,350.00        7.440%                                                               2552                    4346
  14        $ 3,204,360.00        7.440%                                                          -41900652               -52294072
  15        $ 3,427,860.00        7.410%                                                         -596281226               -52293830
------------------------------------------------------------------------------------------------------------------------------------
  16                                                                                                   2322                    4127
  17        $ 3,125,338.00        7.210%                                                               4353                    7156
  18                                                                                              892594122              2110498802
  19                                                                                               -5066332               -52293616
  20                                                                                              893252423               -52293467
------------------------------------------------------------------------------------------------------------------------------------
  21        $ 2,481,973.00        7.500%                                                               4747               -52293951
  22                                                                                               -5066206               -52293464
  23                                                                                             2146051729              2110498795
  24                                                                                               -5066905               -52293797
  25                                                                                             2146051705              2110498827
------------------------------------------------------------------------------------------------------------------------------------
  26        $ 2,273,292.00        7.250%                                                          132659937               -52293501
  27                                                                                             2146051679              2110498703
  28                                                                                             2146051717              2110498800
  29                                                                                            -2091661224               -52293689
  30                                                                                                   2034                    3993
------------------------------------------------------------------------------------------------------------------------------------
  31                                                                                                   2344              2110498394
  32                                                                                               -5066211               -52293460
  33                                                                                                   4676                    7322
  34        $ 1,343,193.00        7.350%                                                               4570                    7266
  35                                                                                                   2749               -52293811
------------------------------------------------------------------------------------------------------------------------------------
  36        $ 1,136,334.00        7.230%                                                               4272                    6923
  37        $ 1,808,013.00        7.520%                                                          893280081               -52294076
  38                                                                                             2146051716              2110498797
  39        $ 1,241,649.60        6.981%                                                           -5066784               -52293667
  40                                                                                                   2421                    3545
  41                                                                                                   4718               893267639
------------------------------------------------------------------------------------------------------------------------------------

  42                                                                                             2146051587              2110498482
  42                                                                                             2146051587              2110498483

------------------------------------------------------------------------------------------------------------------------------------
  43                                                                                               -5066126              2110498532
------------------------------------------------------------------------------------------------------------------------------------

  44                                                                                             2146051603              2110498751
  44                                         TRUE                                                2146051603              2110498867
            $ 1,096,244.00        7.130%
------------------------------------------------------------------------------------------------------------------------------------
  45        $ 1,108,843.00        7.000%                                                         2146051637              2110498613
  46                                                                                              891977633               -52293824
  47        $   311,596.00        7.660%                                                               2091                    4477
  48                                                                                               -5066111              2110498533
  49                                                                                                   1897                    3792
------------------------------------------------------------------------------------------------------------------------------------

  50                                                                                             2146051617              2110498543
  50                                                                                             2146051617              2110498544

------------------------------------------------------------------------------------------------------------------------------------

  51                                                                                             1750454405               -52293740
  51                                                                                             1750454405               -52293716

------------------------------------------------------------------------------------------------------------------------------------
  52        $   848,364.00        7.192%                                                         2146051602              2110498677
  53                                                                                              809634094               -52293839
------------------------------------------------------------------------------------------------------------------------------------

  54                                                                                               -5066785               -52293466
  54                                                                                               -5066785              2110498546
            $   922,108.00        7.230%
------------------------------------------------------------------------------------------------------------------------------------
  55                                                                                               -5066789              2110498614
  56        $   868,443.85        7.420%     TRUE                                                      4726               895508038
  57        $   896,487.00        7.060%                                                           -5066912               -52293798
  58        $   755,873.00        7.000%                                                           -5066815              2110498538
  59                                                                                              894472767               -52293858
------------------------------------------------------------------------------------------------------------------------------------
  60                                                                                             2146051747              2110498749
  61                                                                                                   4196                    7022
  62        $   744,732.00        6.880%                                                         2146051662              2110498661
  63        $   681,597.00        7.430%                                                          894472327               -52293849
  64        $   600,915.00        6.830%                                                           -5066352              2110498679
------------------------------------------------------------------------------------------------------------------------------------
  65                                                                                              892050830               895241667
  66                                                                                             2146051728              2110498794
  67        $   709,091.00        6.840%                                                         2146051701              2110498659
  68                                                                                                   4241                    6981
  69        $   632,115.00        7.192%     TRUE                                                2146051600              2110498563
------------------------------------------------------------------------------------------------------------------------------------
  70        $   725,787.00        7.290%                                                               4450              -463175924
  71        $   687,969.00        7.190%                                                           -5066850              2110498575
  72                                                                                               -5066079              2110498783
  73                                                                                             1377531828              2110498560
  74                                                                                              893169640               -52294044
------------------------------------------------------------------------------------------------------------------------------------
  75        $   313,447.00        7.450%                                                               4661              -101445485
  76        $   665,504.00        6.780%                                                         2146051703              2110498656
------------------------------------------------------------------------------------------------------------------------------------

  77                                                                                               -5066353              2110498690
  77                                                                                               -5066353              2110498772

------------------------------------------------------------------------------------------------------------------------------------
  78                                                                                              894465961               -52293816
  79        $   586,196.00        7.420%                                                           -5067032               -52293739
  80                                                                                               -5067047               -52293804
  81                                                                                             2146051854              2110498771
------------------------------------------------------------------------------------------------------------------------------------

  82                                                                                                   4628              1005825143
  82                                                                                                   4628             -2121778452

------------------------------------------------------------------------------------------------------------------------------------
  83                                                                                              -25261926               -52293838
  84                                                                                               -5066069              2110498464
  85                                                                                               -5066803              2110498817
  86        $   544,683.00        7.290%                                                               4449               893345070
  87                                                                                                   4202                    7018
------------------------------------------------------------------------------------------------------------------------------------
  88                                                                                                   1721                    3592
  89                                                                                               -5066359              2110498572
  90                                                                                             -740121862              2110498822
  91                                                                                               -5066898              2110498820
  92                                                                                             1957588459              2110498571
------------------------------------------------------------------------------------------------------------------------------------
  93                                                                                               -5067027              2110498748
  94        $   487,986.00        7.170%                                                          894472946               -52293843
  95                                                                                                   2098                    4459
  96                                                                                              890339182               893441271
  97                                                                                              894471401               -52293853
------------------------------------------------------------------------------------------------------------------------------------
  98        $   347,783.00        6.930%                                                           -5066360              2110498668
  99                                                                                             2146051704              2110498742
  100                                                                                              -5066264              2110498840
  101                                                                                                  4189                    7029
  102                                                                                            -259363276               -52294109
------------------------------------------------------------------------------------------------------------------------------------
  103       $   442,816.00        7.260%                                                           -5067023              2110498738
  104                                                                                             894650390               -52293835
------------------------------------------------------------------------------------------------------------------------------------

  105                                                                                            2146051651              2110498736
  105                                                                                            2146051651              2110498737

------------------------------------------------------------------------------------------------------------------------------------
  106       $   481,090.00        7.220%                                                           -5066842               -52293549
  107                                                                                             894469464               -52293808
  108                                                                                              -5067105               -52294102
  109                                                                                           -1249833133              2110498792
------------------------------------------------------------------------------------------------------------------------------------

  110                                                                                              -5067036              2110498582
  110                                                                                              -5067036              2110498893
  110                                                                                              -5067036              2110498891

------------------------------------------------------------------------------------------------------------------------------------
  111                                                                                              -5066238               -52293457
  112       $   569,317.00        7.820%                                                          894375004               -52293993
  113                                                                                            2146052022              2110498881
  114                                                                                              -5066809              2110498779
  115                                                                                              -5067038               -52293686
------------------------------------------------------------------------------------------------------------------------------------
  116                                                                                                  1713                    3584
  117                                                                                            2146051648              2110498781
  118       $   382,691.00        7.400%                                                        -1246233644               -52294117
  119                                                                                            2146051638              2110498615
  120                                                                                             894655529               -52293463
------------------------------------------------------------------------------------------------------------------------------------
  121                                                                                           -1831827072               -52294111
  122                                                                                           -1349565798               -52294110
  123                                                                                                  4767               -52294114
  124                                                                                             890347660               -52293818
  125                                                                                            -923728844               -52293690
------------------------------------------------------------------------------------------------------------------------------------
  126                                                                                            2146052021              2110498880
  127                                                                                                  4461                    7219
  128                                                                                            2146051855              2110498775
  129                                                                                            2146051655              2110498844
  130                                                                                              -5067062               -52293805
------------------------------------------------------------------------------------------------------------------------------------
  131                                                                                              -5066236               -52293673
  132                                                                                                  4664               -52294055
  133                                                                                                  4468                    7207
  134       $   340,112.00        7.320%                                                        -1426754302               -52293700
  135                                                                                             894469575               -52293845
------------------------------------------------------------------------------------------------------------------------------------
  136       $   335,104.00        7.250%                                                        -1924131616               -52293790
  137                                                                                            -800824949              2110498681
------------------------------------------------------------------------------------------------------------------------------------

  138                                                                                           -1161042896              2110498774
  138                                                                                           -1161042896              2110498773

------------------------------------------------------------------------------------------------------------------------------------
  139       $   326,202.00        7.300%                                                          894472558               -52293834
  140                                                                                              -5066085              2110498663
  141                                                                                             891981318               -52294008
  142                                                                                            2146051838              2110498798
  143                                                                                              -5066234               -52293520
  144                                                                                              -5066904               -52293783
------------------------------------------------------------------------------------------------------------------------------------
  145                                                                                              -5066081              2110498826
  146                                                                                            -637664835               -52293745
  147       $   309,725.00        7.930%                                                          891981577               -52293832
  148       $   187,647.00        7.290%                                                           -5066363              2110498750
  149                                                                                            2146051817              2110498823
------------------------------------------------------------------------------------------------------------------------------------
  150                                                                                              -5067061               -52293794
  151                                                                                           -2111899819               -52293751
  152       $   288,544.00        7.370%                                                          894470047               -52293847
  153       $   291,238.00        7.130%                                                        -1259752385               -52293780
  154                                                                                              -5066233               -52293531
------------------------------------------------------------------------------------------------------------------------------------
  155                                                                                                  4604               894653523
  156                                                                                              -5066110              2110498534
  157                                                                                              -5067065               -52293796
  158                                                                                            2146051837              2110498791
  159                                                                                            2146051857              2110498803
------------------------------------------------------------------------------------------------------------------------------------

  160                                                                                              -5066899              2110498689
  160                                                                                              -5066899               -52293461

------------------------------------------------------------------------------------------------------------------------------------
  161                                                                                            1379758203               -52293778
  162                                                                                             894471595               -52293851
  163                                                                                             891977164               -52293807
  164                                                                                            2146051659              2110498845
  165       $   209,608.00        7.470%                                                           -5067103               -52293773
------------------------------------------------------------------------------------------------------------------------------------
  166                                                                                           -1840059976               -52293718
  167       $   244,907.00        6.730%                                                         2146051702              2110498785
  168                                                                                              -5066878               -52293806
  169                                                                                              -5066213              2110498789
  170       $   199,615.00        7.192%     TRUE                                                2146051599              2110498562
------------------------------------------------------------------------------------------------------------------------------------
  171                                                                                           -1115914368               -52293724
  172                                                                                              -5066244               -52293459
  173                                                                                                  4716              -381638845
  174                                                                                              -5066265              2110498839
  175                                                                                            -593530450               -52293722
------------------------------------------------------------------------------------------------------------------------------------
  176                                                                                             668003812               -52293837
  177                                                                                            2146051834              2110498815
  178                                                                                            2146052010              2110498807
  179                                                                                           -1189749559               -52293681
  180                                                                                              -5066958               -52293801
------------------------------------------------------------------------------------------------------------------------------------
  181       $   192,528.00        7.360%                                                          894643403               -52293820
  182                                                                                             893169277               -52293836
  183                                                                                             894467144               -52293814
  184                                                                                            1791944901              2110498570
  185                                                                                              -5066271              2110498567
------------------------------------------------------------------------------------------------------------------------------------
  186                                                                                              -5067037              2110498809
  187                                                                                           -1197706495              -422410168
  188                                                                                            -416841251               -52293831
  189                                                                                              -5066215              2110498780
  190                                                                                              -5066089              2110498710
------------------------------------------------------------------------------------------------------------------------------------
  191                                                                                              -5067028               -52293684
  192                                                                                              -5066678               -52293586
  193                                                                                              -5067085               -52294121
  194                                                                                              -5066358              2110498520
  195                                                                                           -1957078801              2110498788
------------------------------------------------------------------------------------------------------------------------------------
  196                                                                                                  2713               -52293485
  197                                                                                                  2711               -52293487
  198                                                                                             891884285               424171576
  199                                                                                                  4167                    7040
  200                                                                                             891976679               -52293821
------------------------------------------------------------------------------------------------------------------------------------
  201                                                                                            2146051688              2110498638
  202                                                                                            2146051687              2110498644
  203                                                                                           -1851216911               -52293721
  204                                                                                             963023555               -52293743
  205                                                                                            2146051683              2110498641
------------------------------------------------------------------------------------------------------------------------------------
  206                                                                                                  4240                    6982
  207                                                                                            2146051684              2110498676
  208                                                                                                  4192                    7026
  209                                                                                              -5066812              2110498787
  210                                                                                             894470978               -52293856
------------------------------------------------------------------------------------------------------------------------------------
  211                                                                                                  4459                    7216
  212                                                                                              -5066943               -52293789
  213                                                                                              -5066214              2110498782
  214                                                                                             450385733               -52293750
  215                                                                                            1733102529               -52293691
------------------------------------------------------------------------------------------------------------------------------------
  216                                        TRUE                                                2146052011              2110498805
  217                                                                                              -5067022               -52293683
  218                                                                                            2146051846              2110498816
  219                                                                                              -5066261              2110498573
  220                                                                                             891284940              -214451899
------------------------------------------------------------------------------------------------------------------------------------
  221                                                                                            2146051685              2110498647
  222                                                                                             894468588               -52293813
  223                                                                                              -5066781               -52293456
  224                                                                                              -5067030              2110498806
  225                                                                                            -800705358             -1656887928
------------------------------------------------------------------------------------------------------------------------------------
  226                                                                                            2146051686              2110498649
  227                                                                                            2146051847              2110498818
  228                                                                                                  2722               -52293477
  229                                                                                                  2714               -52293484
  230                                                                                                  2720               -52293479

                                   EXHIBIT C-1

                                                           AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(e)(4) OF THE
                                                        INTERNAL REVENUE CODE OF
                                                                1986, AS AMENDED

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     _____________________, being first duly sworn, deposes and says:

     1. That he/she is a _______________ of  ___________________________________
(the "Purchaser"), a _______________ duly organized and existing under the laws of the State of _______________, on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is _______________.

     3. That the Purchaser of the [Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [R] [LR] (the "Class [R] [LR] Certificate")] [Atlanta Marriott REMIC Residual Interest, the DDRA REMIC Residual Interest, and the Overland MHP REMIC Residual Interest (collectively, the "Loan REMIC Residual Interests")] is a Permitted Transferee (as defined in Article I of the Pooling and Servicing Agreement, dated as of March 11, 1999, by and among Asset Securitization Corporation, as depositor, First Union National Bank, as servicer, Lennar Partners, Inc., as special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent (the "Pooling and Servicing Agreement"), or is acquiring the [Class [R] [LR] Certificate] [Loan REMIC Residual Interests] for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the [Class [R] [LR] Certificate] [Loan REMIC Residual Interests] as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the [Class [R] [LR] Certificate] [Loan REMIC Residual Interests] in excess of any cash flow generated by the [Class [R] [LR] Certificate] [Loan REMIC Residual Interests].

     6. That the Purchaser will not transfer the [Class [R] [LR] Certificate] [Loan REMIC Residual Interests] to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser is not a Disqualified Non-U.S. Person and is not purchasing the [Class [R] [LR] Certificate] [Loan REMIC Residual Interests] for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the [Class [R] [LR] Certificate] [Loan REMIC Residual Interests] to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4 and paragraph 7 hereof.

     9. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Atlanta Marriott REMIC, the DDRA REMIC or the Overland MHP REMIC], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters partner" of the [Upper-Tier REMIC] [Atlanta Marriott REMIC, the DDRA REMIC or the Overland MHP REMIC, as the case may be,] pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Purchaser's agent in performing the function of "tax matters person" and "tax matters partner."

     10. The Purchaser  agrees to be bound by and to abide by the  provisions of
Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the [Class [R] [LR] Certificate] [Loan REMIC Residual Interests].

     Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its _______________ this ____ day of _____________, 1999.

                                       [PURCHASER]


                                        By:  ______________________________
                                             Title:
                                             Name:

     Personally appeared before me the above-named _______________, known or proved to me to be the same person who executed the foregoing instrument and to be the ________________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this ____ day of ____________, ____.


___________________________________
NOTARY PUBLIC
COUNTY OF _______________
STATE OF _______________
My commission expires the ____ day of ____________, ____.

                                   EXHIBIT C-2

                            FORM OF TRANSFEROR LETTER


                                     [Date]


LaSalle National Bank, as Trustee
 and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Corporation Trust Administration

     Re: [Commercial Mortgage Asset Trust, Commercial Mortgage Pass- Through Certificates, Series 1999-C1, Class [R][LR]] [Atlanta Marriott REMIC Residual Interest, DDRA REMIC Residual Interest and Overland MHP REMIC Residual Interest]

Ladies and Gentleman:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 or 7 thereof is not true.

                                       Very truly yours,

                                       [Transferor]


                                       __________________________________

                                   EXHIBIT D-1

                    FORM OF INVESTMENT REPRESENTATION LETTER


LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Corporate Trust Administration

Asset Securitization Corporation
Two World Financial Center
Building B, 21st Floor
New York, New York  10281
Attention:  Brad Altberger

     Re: Transfer of Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1

Ladies and Gentlemen:

     This  letter is  delivered  pursuant  to Section  5.02 of the  Pooling  and
Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as depositor, First Union National Bank, as servicer, Lennar Partners, Inc., as special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent on behalf of the Holders of Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates") in connection with the transfer by _______________ (the "Seller") to the undersigned (the "Purchaser") of [[$____________] aggregate Certificate Balance] [[___]% Percentage Interest] of Class [ ] Certificates (such registered interest being the "Certificate"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     In connection with such transfer, the undersigned hereby represents and warrants to you as follows [check one of the following]:

     | | [For Institutional Accredited Investors only] We are an "institutional accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificate, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We are acquiring the Certificate purchased by us for our own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which we exercise sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

     | | [For Qualified Institutional Buyers only] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

     | | [For Affiliated Persons Only] The Purchaser is a person involved in the organization or operation of the issuer or an affiliate of such a person, as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act").

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, or (ii) to "institutional accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or
(7) of Regulation D promulgated under the Securities Act, pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities
Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws, and
(d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. Purchaser understands that the Certificate (and any subsequent Individual Certificate) has not been registered under the Securities Act due to a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

     3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     4. The Purchaser has reviewed the Private Placement Memorandum dated ____________ __, ____, relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of an Individual Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     7. Check one of the following:*

          | | The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

          | | The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).
          *Each   Purchaser   must   include   one   of  the   two   alternative
           certifications.

     Please make all payments due on the Certificates:**

          | | (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefore:

                         Account number ______________________________

                         Institution _________________________________

          | |  (b)  by mailing a check or draft to the following address:

                         _____________________________________________

                         _____________________________________________

                         _____________________________________________


                                       Very truly yours,


                                       ____________________________________
                                       [The Purchaser]



                                       By:  _______________________________
                                            Name:
                                            Title:


Dated:  __________ __, ____
          **Only to be filled  out by  Purchasers  of  Individual  Certificates.
            Please select (a) or (b). For Holders of Individual Certificates, wire transfers are only available if such holder's Individual Certificates have an aggregate principal face amount of at least U.S. $5,000,000.

                                   EXHIBIT D-2

                       FORM OF ERISA REPRESENTATION LETTER


                                         __________ __, ____


LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Corporate Trust Administration

Asset Securitization Corporation
Two World Financial Center
Building B, 21st Floor
New York, New York  10281
Attention:  Marlyn A. Marincas

     Re: Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [A-1][A-2][A-3][A-4][B][C][D][E] [X][F][G][H][J][K][L][M-1][M2][R][LR]

Ladies and Gentlemen:

     ____________________   (the   "Purchaser")   intends   to   purchase   from
____________________  (the "Seller")  $_____________ initial Certificate Balance or _____% Percentage Interest of Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [A-1][A-2][A-3][A-4][B][C][D][E][X][F][G] [H][J][K][L][M-1][M-2][L][LR] CUSIP
No. __________-__________ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 11, 1999, by and among Asset Securitization Corporation, as depositor (the "Depositor"), First Union National Bank, as servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Certificate Registrar and the Trustee that:

     1. The Purchaser is not (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code, or any essentially similar Federal, State or local law (a "Similar Law") (each, a "Plan"), nor (b) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 or ERISA,
Section 4975 of the Code, or a materially similar characterization under any Similar Law; and

     2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or 1(b) above, except in the case of the Class R or Class LR Certificate, which may not be transferred unless the transferee represents it is not such a Person, such Purchaser is required to provide to the Depositor, the Trustee and the Certificate Registrar an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Certificates by or on behalf of a Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA and the Code or Similar Law, and will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Servicer, the Co-Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which Opinion of Counsel shall not be at the expense of the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar.

     IN WITNESS WHEREOF, the Purchaser hereby executes the ERISA Representation Letter on __________ __, ____.

                                       Very truly yours,


                                       ____________________________________


By:  _______________________________
Name:  _____________________________
Title:  ____________________________

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE
                             (FOR TRUSTEE/CUSTODIAN)


Loan Information

         Name of Mortgagor:          _______________

         Servicer Loan No.:          _______________

Custodian/Trustee

         Name:                       _______________

         Address:                    _______________

                                     _______________

         Custodian/Trustee
         Mortgage File No.:          _______________

Depositor

         Name:                       _______________

         Address:                    _______________

                                     _______________

         Certificates:               Commercial Mortgage Asset Trust,
                                     Commercial Mortgage Pass-Through
                                     Certificates, Series 1999-C1

The undersigned Servicer hereby acknowledges that it has received from LaSalle National Bank, as Trustee for the Holders of Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, the documents referred to below (the "Documents"). All capitalized terms of not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 11, 1999, by and among the Trustee, ABN AMRO Bank N.V., as fiscal agent, Asset Securitization Corporation, as depositor, First Union National Bank, as servicer (the "Servicer"), and Lennar Partners, Inc., as special servicer.

( ) Promissory Note dated ____________, 199_, in the original principal sum of $__________, made by _______________, payable to, or endorsed to the order of, the Trustee.

( ) Mortgage recorded on _______________ as instrument no. __________ in the County Recorder's Office of the County of _______________, State of _______________ in book/reel/docket __________ of official records at page/image
__________.

( ) Deed of Trust recorded on _______________ as instrument no. __________ in the County Recorder's Office of the County of _______________, State of _______________ in book/reel/docket __________ of official records at page/image
__________.

( )  Assignment  of  Mortgage  or Deed of  Trust  to the  Trustee,  recorded  on
_______________ as instrument no. __________ in the County Recorder's Office of the County of _______________, State of _______________ in book/reel/docket __________ of official records at page/image __________.

( ) Other documents, including any amendments, assignments or other assumptions of the Note or Mortgage.

     ( )  --------------------

     ( )  --------------------

     ( )  --------------------

     ( )  --------------------

The undersigned Servicer hereby acknowledges and agrees as follows:

     (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

     (2) The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

     (3) The Servicer shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

     (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer' possession, custody or control.

                                       FIRST UNION NATIONAL BANK

                                       By:  _______________________________

                                       Title:  ____________________________


Date:  __________ __, ____

                                    EXHIBIT F

                           FORM OF CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT, dated as of [_______________] by and among [NAME OF CUSTODIAN], as Custodian (the "Custodian"), First Union National Bank, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), and LaSalle National Bank, as Trustee (the "Trustee").


                              W I T N E S S E T H :

     WHEREAS, the Servicer, Special Servicer and Trustee are parties to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 11, 1999, among Asset Securitization Corporation, as Depositor, the Servicer, the Special Servicer, the Trustee and ABN AMRO Bank N.V., as Fiscal Agent, relating to Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (capitalized terms used but not defined herein having the meaning assigned thereto in the Pooling and Servicing Agreement);

     WHEREAS, the parties hereto desire the Custodian to take possession of the documents specified in Section 2.01 of the Pooling and Servicing Agreement, as custodian for the Trustee, in accordance with the terms hereof;

     NOW,  THEREFORE,   in  consideration  of  the  mutual  undertakings  herein
expressed, the parties hereto hereby agree as follows:

     1. The Trustee hereby certifies that it has caused to be delivered and released to the Custodian and the Custodian hereby acknowledges receipt of the documents specified in Section 2.01 of the Pooling and Servicing Agreement pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement as Exhibit B. From time to time, the Servicer shall forward to the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan approved by the Servicer. All Mortgage Loan documents held by the Custodian as to each Mortgage Loan are referred to herein as the "Custodian's Mortgage File." The Custodian hereby agrees to review each of the Custodian's Mortgage Files and perform such other obligations of the Custodian as such obligations are set forth in the Pooling and Servicing Agreement (including Section 2.02 thereof).

     2. With respect to each Note, each Mortgage, each Assignment of Mortgage and each other document constituting each Custodian's Mortgage File which is delivered to the Custodian or which at any time comes into the possession of the Custodian, the Custodian is exclusively the custodian for and the bailee of the Trustee or the Servicer. The Custodian shall hold all documents constituting each Custodian's Mortgage File received by it for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with the instructions furnished by the Servicer. The Custodian shall segregate and maintain continuous custody of all documents constituting the Custodian's Mortgage File received in secure and fire resistant facilities located in the State of _______________ in accordance with customary standards for such custody. In the event the Custodian discovers any defect with respect to any Custodian's Mortgage File, the Custodian shall give written specification of such defect to the Servicer and the Trustee.

     3. From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian is hereby directed, upon written request and receipt from the Servicer (a copy of which shall be forwarded to the Trustee), to release to the Servicer, the related Custodian's Mortgage File or the documents set forth in such receipt to the Servicer. All documents so released to the Servicer shall be held by it in trust for the benefit of the Trustee. The Servicer shall return to the Custodian the Custodian's Mortgage File or such documents when the Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certification to this effect from the Servicer, to the Custodian, the Servicer's receipt shall be released by the Custodian to the Servicer.

     4. Upon the purchase of any Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement or the payment in full of any Mortgage Loan, and upon receipt by the Custodian of the Servicer's request for release, receipt and certification (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credit to the Collection Account or Distribution Account as provided in the Pooling and Servicing Agreement), the Custodian shall promptly release the related Custodian's Mortgage File to the Servicer.

     5. It is understood that the Custodian will charge such fees for its services under this Agreement as are set forth in a separate agreement between the Custodian and the Servicer, the payment of which, together with the Custodian's expenses in connection therewith, shall be solely the obligation of the Servicer.

     6. The Trustee may upon 30 days written days notice (with copy to the Servicer) remove and discharge the Custodian or any successor Custodian thereafter appointed from the performance of its duties under this Custodial Agreement. Simultaneously, the Trustee shall appoint a successor Custodian to act on its behalf by written instrument, one original counterpart of which instrument shall be delivered to each Rating Agency, one copy to the Servicer, and one copy to the successor Custodian. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodian's Mortgage Files being administered under this Custodial Agreement. Notwithstanding the foregoing, so long as First Union National Bank is Servicer, the Trustee shall not have a right to remove the Custodian.

     7. Upon reasonable prior written notice to the Custodian, the Trustee and its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodian's Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans.

     8. If the Custodian is furnished with written notice from the Trustee or the Servicer that the Pooling and Servicing Agreement has been terminated as to any or all of the Mortgage Loans, it shall upon written request of the Trustee or the Servicer release to such persons as the Trustee or the Servicer shall designate the Custodian's Mortgage Files relating to such Mortgage Loans as the Trustee or the Servicer shall request and shall complete the Assignments of Mortgage and endorse the Notes only as, and if, the Trustee or the Servicer shall request. The person making such written request shall send notice of such request to all other parties to the Pooling and Servicing Agreement.

     9. The Custodian shall, at its own expense, maintain at all times during the existence of this Custodial Agreement and keep in full force and effect (a) fidelity insurance, (b) theft of documents insurance, (c) forgery insurance and
(d) errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodian in similar transactions provided, however, that so long as the Custodian is rated at least "AA" no such insurance shall be required.

     10. This Custodial Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

     11. Within 10 days of each anniversary of the date of this Custodial Agreement, or upon the request of the Trustee or the Servicer at any other time, the Custodian shall provide to the Trustee and the Servicer a list of all the Mortgage Loans for which the Custodian holds a Custodian's Mortgage File pursuant to this Custodial Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off, liquidated or repurchased since the date of this Custodial Agreement.

     12. THIS CUSTODIAL AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     13. By execution of this Custodial Agreement, the Custodian warrants that it currently does not hold and during the existence of this Custodial Agreement shall not hold any adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

     14. The Custodian may terminate its obligations under this Custodial Agreement upon at least 60 days notice to the Trustee and the Servicer. In the event of such termination, the Trustee shall appoint a successor Custodian. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodian's Mortgage Files being administered under this Custodial Agreement.

     15. This Custodial Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due the Certificateholders under the Pooling and Servicing Agreement. In such event, all documents remaining in the Custodian's Mortgage Files shall be forwarded to the Trustee.

     16. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the addressee. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     17. The Servicer shall indemnify, defend, and hold harmless the Custodian for any actions taken by the Custodian at its written request.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, the Custodian, Servicer, Special Servicer and Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first written above.

                                       [NAME OF CUSTODIAN],
                                       as Custodian

                                       By:  _______________________________
                                       Name:  _____________________________
                                       Title:  ____________________________


                                       FIRST UNION NATIONAL BANK,
                                       as Servicer

                                       By:  _______________________________
                                       Name:  _____________________________
                                       Title:  ____________________________


                                       LENNAR PARTNERS, INC.,
                                       as Special Servicer

                                       By:  _______________________________
                                       Name:  _____________________________
                                       Title:  ____________________________


                                       LASALLE NATIONAL BANK,
                                       as Trustee

                                       By:  _______________________________
                                       Name:  _____________________________
                                       Title:  ____________________________

                                    EXHIBIT G

                                SECURITIES LEGEND

     The Private Certificates will bear a legend (the "Securities Legend") to the following effect, unless the Certificate Registrar determines otherwise in accordance with applicable law:

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                                  EXHIBIT H-1

                 CCA MORTGAGE LOAN PURCHASE AND SALE AGREEMENT



                  This Mortgage Loan Purchase and Sale Agreement (the "Agreement") dated as of March 11, 1999, is between Asset Securitization Corporation, a Delaware corporation (the "Company"), and The Capital Company of America LLC, a Delaware limited liability company ("CCA," and in such capacity, the "Seller"). The Seller agrees to sell and the Company agrees to purchase the mortgage loans described on Exhibit A hereto which are certain of the mortgage loans described and set forth in the Mortgage Loan Schedule attached as Exhibit B to the Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), among the Company, First Union National Bank, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent, relating to the issuance of the Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates"). The Certificates will consist of nineteen classes: the "Class A-1 Certificates," the "Class A-2 Certificates," the "Class A-3
Certificates," the "Class A-4 Certificates," the "Class B Certificates," the "Class C Certificates," the "Class D Certificates" and the "Class E Certificates" (collectively, the "Offered Certificates"), and the "Class X Certificates," the "Class F Certificates," the "Class J Certificates," the
"Class K Certificates," the "Class L Certificates," the "Class M-1 Certificates," the "Class M-2 Certificates," the "Class R Certificates" and the "Class LR Certificates" (collectively, the "Private Certificates" and, together with the Offered Certificates, the "Certificates"). Capitalized terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement or, if not defined therein, in the Underwriting Agreement, dated March 19, 1999 (the "Underwriting Agreement"), by and among the Company, CCA, Nomura Holding America Inc., and Goldman, Sachs & Co. ("Goldman") and Lehman Brothers Inc. ("Lehman"), as representatives of the underwriters identified therein (collectively, the "Underwriters"). The mortgage loans sold pursuant to this Agreement are referred to herein as the "Mortgage Loans."

                  1. Purchase Price; Purchase and Sale. The purchase price (the "Purchase Price") for the Mortgage Loans sold hereunder shall be an amount agreed upon by the parties in a separate writing, which amount shall be payable by the Company to the Seller on the Closing Date in immediately available funds. The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Cadwalader, Wickersham & Taft, New York, New York, at 10:00 a.m. New York time, on the Closing Date.

                  As of the Closing Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Company, without recourse (except as expressly provided herein), all the right, title and interest of the Seller in and to the Mortgage Loans identified on Exhibit A hereto, including all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies and any and all rights and obligations of the Seller as mortgagee under a Mortgage Loan to establish or designate a successor borrower in connection with the defeasance of a Mortgage Loan, which rights and obligations are hereby assumed by the Company.

                  In addition, as of the Closing Date, the Seller hereby transfers, assigns, sets over and otherwise conveys to the Company all the right, title and interest of the Seller in and to the mortgage loan purchase agreement (the "Bloomfield Mortgage Loan Purchase Agreement"), dated as of May 16, 1994, by and between Nomura Asset Capital Corporation ("NACC") and
Bloomfield Acceptance Company, LLC ("Bloomfield"), as assigned by NACC to CCA pursuant to that certain Transfer Agreement, dated as of June 26, 1998, between NACC and CCA, insofar as such rights relate to the Mortgage Loans including, but not limited to, the obligations of Bloomfield pursuant to the Bloomfield Mortgage Loan Purchase Agreement to repurchase Mortgage Loans with respect to which there exists a breach of one or more of Bloomfield's representations and warranties made in the Bloomfield Mortgage Loan Purchase Agreement. The Company hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee all documents, instruments and agreements required to be delivered by the Company to the Custodian on behalf of the Trustee under the Pooling and Servicing Agreement and such other documents, instruments and agreements as the Company or the Trustee shall reasonably request.

                  2. Representations and Warranties. (a) The Seller hereby represents and warrants to the Company as of the Closing Date that:

                            (i) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it;

                           (ii) The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                          (iii) Assuming the due authorization, execution and delivery of this Agreement by the
                                    Company,  this  Agreement  and  all  of  the
                                    obligations of the Seller  hereunder are the
                                    legal, valid and binding  obligations of the
                                    Seller,  enforceable in accordance  with the
                                    terms  of  this  Agreement,  except  as such
                                    enforcement  may be limited  by  bankruptcy,
                                    insolvency,   reorganization,   liquidation,
                                    receivership,   moratorium   or  other  laws
                                    relating to or affecting  creditors'  rights
                                    generally,   or  by  general  principles  of
                                    equity    (regardless    of   whether   such
                                    enforceability is considered in a proceeding in equity or at law);

                           (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Seller does not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement. The Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Seller of this Agreement;

                            (v) There is no action, suit or proceeding pending against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Seller to carry out its obligations under this Agreement or have a material adverse effect on the financial condition of the Seller or the ability of the Seller to perform its obligations under this Agreement; and

                           (vi) At the time the Mortgage Loan was originated and as of the date hereof, the Originator was and is approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

                  (b) The Seller hereby represents and warrants with respect to each Mortgage Loan that as of the date specified below or, if no such date is specified, as of the Closing Date (except as otherwise described in Exhibit B hereto):

                            (i) Immediately prior to the sale, transfer and assignment to the Company, each related Note and Mortgage was not subject to an assignment (other than to the Seller) or pledge, and the Seller had good and marketable title to, and was the sole owner of, the Mortgage Loan;

                           (ii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Company
                                    constitutes  a  legal,   valid  and  binding
                                    assignment of such Mortgage Loan;

                          (iii) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, subject to the matters described in clause
                                    (xi) below;

                           (iv)     Each Note,  Mortgage,  Assignment  of Leases
                                    and  Rents  (if  any)  and  other  agreement
                                    executed in  connection  with such  Mortgage
                                    Loan   are   legal,    valid   and   binding
                                    obligations   of   the   related   Borrower,
                                    enforceable in accordance  with their terms,
                                    except as such enforcement may be limited by
                                    bankruptcy,   insolvency,    reorganization,
                                    moratorium  or  other  laws   affecting  the
                                    enforcement of creditors'  rights generally,
                                    or   by   general   principles   of   equity
                                    (regardless  of whether such  enforceability
                                    is  considered  in a proceeding in equity or
                                    at  law)  and to the  best  of the  Seller's
                                    knowledge,   there  is  no  valid   defense,
                                    counterclaim, right of rescission or right of set-off or abatement available to the related Borrower with respect to such Note, Mortgage and other agreements;

                            (v) Each related Assignment of Leases and Rents creates a valid, collateral or first priority  assignment  of,  or a valid  first
                                    priority   security   interest  in,  certain
                                    rights under the related lease, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related Borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein;

                           (vi) Each related assignment of Mortgage from the Seller to the Company and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Seller to the Company constitutes the legal, valid and binding assignment from the Seller to the Company, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                          (vii) Since origination, and except as set forth in the related Mortgage File (but in no event inconsistent with the Mortgage Loan Schedule), the Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded and, the related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

                         (viii) Each Mortgage is a valid and enforceable first lien on the related Mortgaged Property, and such Mortgaged Property (subject to the matters described in clause
                                    (xi)  below),  is  free  and  clear  of  any
                                    mechanics' and materialmen's liens which are
                                    prior  to or  equal  with  the  lien  of the
                                    related  Mortgage,  except  those  which are
                                    insured   against   by  a   lender's   title
                                    insurance policy (as described below);

                           (ix) The Seller has not taken any action that would cause the representations and warranties made by each related Borrower in the Mortgage Loan not to be true;

                            (x) The Seller has no knowledge that the representations and warranties made by each related Borrower in such Mortgage Loan are not true in any material respect;

                           (xi) The lien of each Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Originator, its successors and assigns, or the holder of the related Note as to a valid and first priority lien of the Mortgage in at least the original principal amount of such Mortgage Loan or Allocated Loan Amount of the related Mortgaged Property (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement), subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value, use or operation of the Mortgaged Property; the Originator or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Company without the
                                    consent  of  or  any   notification  to  the
                                    insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not done anything, by act or omission, and the Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law, the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

                          (xii) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Seller covenants that it will not make any future advances under the Mortgage Loan to the related Borrower;

                         (xiii) The Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and is in good repair and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

                           (xiv) The Borrower (and, if the related Mortgaged Property is secured by a senior housing or healthcare facility, the operator, or
                                    operators,   of   such   facility)   is   in
                                    possession of all material licenses, permits
                                    and  other   authorizations   necessary  and
                                    required  by all  applicable  laws  for  the
                                    conduct  of  its   business   and  all  such
                                    licenses,  permits  and  authorizations  are
                                    valid and in full force and  effect,  and if
                                    the  Mortgaged  Property  is  improved  by a
                                    healthcare   facility,   the   most   recent
                                    inspection   or   survey   by   governmental
                                    authorities    having     jurisdiction    in
                                    connection  with such licenses,  permits and
                                    authorizations  did not cite such  Mortgaged
                                    Property  for  material   violations  (which
                                    shall  include only "Level A"  violations or
                                    the  equivalent,  in  the  case  of  skilled
                                    nursing  facilities,   that  have  not  been
                                    cured);  and if the  Mortgaged  Property  is
                                    improved   by  a  hotel,   the  most  recent
                                    inspection or review by the  franchisor,  if
                                    any,  did not cite such  Mortgaged  Property
                                    for  material   violations  of  the  related
                                    franchise agreement which have not been cured;

                           (xv) The Seller has inspected or caused to be inspected the Mortgaged Property (except certain of the Credit Lease Properties) within the past 12 months preceding the Cut-off Date or within 1 month of origination of the Mortgage Loan;

                          (xvi) Except for ARD Loans (with respect to which interest accrues on Excess Interest and the priority of repayment of Excess Interest follows principal), the Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

                           (xvii)   The  Mortgage  Loan is a whole  loan  and no
                                    other   party   holds  an  interest  in  the
                                    Mortgage Loan;

                        (xviii) (A) The Mortgage Rate (exclusive of any default interest, late charge or yield maintenance charge) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan and (B) the Seller has received an opinion that such Mortgage Loan is not usurious;

                           (xix) (A) With respect to each Mortgage Loan originated by the Seller, no fraudulent acts were committed by the Seller during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards and (B) with respect to each Mortgage Loan originated by Bloomfield, to the best of the Seller's knowledge, no fraudulent acts were committed by Bloomfield during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

                           (xx) All taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

                          (xxi) All escrow deposits and payments required pursuant to the Mortgage Loans are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Seller to the Company and identified as such with appropriate detail;

                         (xxii) To the extent required under applicable law, as of the Cut-off Date, the Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

                        (xxiii)     (A)     The Mortgaged Property is insured by
                                            a fire and extended perils insurance
                                            policy, issued by an insurer meeting
                                            the  requirements  under the related
                                            Mortgage  Loan in an amount not less
                                            than  the  replacement  cost and the
                                            amount   necessary   to  avoid   the
                                            operation   of   any    co-insurance
                                            provisions   with   respect  to  the
                                            Mortgaged   Property,   except  with
                                            respect  to  certain   portions   of
                                            certain   Mortgaged   Properties  in
                                            which a Credit  Tenant  self-insures
                                            for its  portion  of such  Mortgaged
                                            Property;

                                    (B)     The Mortgaged Property is covered by
                                            business interruption insurance (for
                                            at   least   12   months   of   rent
                                            interruptions)  and  each  Mortgaged
                                            Property is covered by comprehensive
                                            general   liability   insurance   in
                                            amounts   generally    required   by
                                            institutional  lenders  for  similar
                                            properties;

                                    (C)     All   premiums   on  any   insurance
                                            policies  required  to be paid as of
                                            the date hereof have been paid;

                                    (D)     The insurance policies require prior
                                            notice to the insured of termination
                                            or cancellation,  and no such notice
                                            has been received; and

                                    (E)     Each   related   Mortgage   or  Loan
                                            Agreement   obligates   the  related
                                            Borrower   to   maintain   all  such
                                            insurance  and,  at such  Borrower's
                                            failure  to do  so,  authorizes  the
                                            mortgagee to maintain such insurance
                                            at the  Borrower's  cost and expense
                                            and to seek  reimbursement  therefor
                                            from such Borrower;

                         (xxiv) There is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and, to the Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

                           (xxv) The Mortgage Loan has not been 30 days or more delinquent since origination and as of the Cut-off Date was not delinquent;

                         (xxvi) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the Borrower which would interfere with such right to foreclose. To the best of the Seller's knowledge, no Borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

                           (xxvii) The Borrower represents and warrants in the Mortgage or Loan Agreement that, except as set forth in certain environmental reports or other documents previously provided to the Rating Agencies and to the best of its knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal
                                    of Hazardous Materials;  the Borrower agrees
                                    to indemnify,  defend and hold the mortgagee
                                    and its successors and assigns harmless from
                                    and against any and all losses, liabilities,
                                    damages,   injuries,    penalties,    fines,
                                    expenses,  and claims of any kind whatsoever
                                    (including  attorneys' fees and costs) paid,
                                    incurred   or   suffered   by,  or  asserted
                                    against,  any such  party  resulting  from a
                                    breach    of    certain     representations,
                                    warranties   or   covenants   given  by  the
                                    Borrower in such Mortgage or Loan Agreement.
                                    A Phase I environmental report was conducted
                                    by a  reputable  environmental  engineer  in
                                    connection   with  the  origination  of  the
                                    Mortgage   Loan,   which   report  does  not
                                    indicate  any  material   non-compliance  or
                                    material  existence of Hazardous  Materials,
                                    except   as    disclosed    to   Seller   in
                                    environmental  reports or  summaries of such
                                    reports.   To  the  best  of  the   Seller's
                                    knowledge,  the  Mortgaged  Property  is  in
                                    material   compliance  with  all  applicable
                                    federal,  state and local laws pertaining to
                                    environmental  hazards,  and to the  best of
                                    Seller's  knowledge,  no notice of violation
                                    of  such   laws  has  been   issued  by  any
                                    governmental agency or authority, except as disclosed to Seller in environmental reports or summaries of such reports; the Seller has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

                       (xxviii) The Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement or obtaining the prior written consent of the Mortgagee or the satisfaction of certain conditions, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing and each related Mortgage prohibits the pledge or encumbrance of the Mortgaged Property without the consent of the holder of the Mortgage Loan;

                           (xxix) (1) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) either (i) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan (in the case of a Mortgage Loan that has not been "significantly modified" in a manner that constituted a deemed exchange under
                                    Section  1001 of the Code at the  time  when
                                    the  Mortgage  Loan  was not in  default  or
                                    default   with   respect   thereto  was  not
                                    reasonably  foreseeable)  or (ii)  the  fair
                                    market  value of such real  property  was at
                                    least equal to 80% of the  principal  amount
                                    of the Mortgage Loan (a) at origination  (or
                                    if the Mortgage Loan has been "significantly
                                    modified"  in a manner  that  constituted  a
                                    deemed  exchange  under  Section 1001 of the
                                    Code at a time  when the  Mortgage  Loan was
                                    not  in  default  or  default  with  respect
                                    thereto was not reasonably foreseeable,  the
                                    date of the last such  modification)  or (b)
                                    at  the  Closing  Date;  provided  that  for
                                    purposes of this clause (ii) the fair market
                                    value of the  real  property  interest  must
                                    first be  reduced  by (A) the  amount of any
                                    lien on the real  property  interest that is
                                    senior to the  Mortgage  Loan  (unless  such
                                    senior lien also secures a Mortgage Loan, in
                                    which event the  computations  described  in
                                    (a) and (b)  shall  of this  clause  (ii) be
                                    made  on  an  aggregate  basis)  and  (B)  a
                                    proportionate  amount of any lien that is in
                                    parity with the  Mortgage  Loan (unless such
                                    other lien  secures a Mortgage  Loan that is
                                    cross-collateralized   with  such   Mortgage
                                    Loan,   in  which   event  the   computation
                                    described in (a) and (b) shall be made on an
                                    aggregate basis). All improvements  included
                                    for the purpose of determining the Appraised
                                    Value of the  Mortgaged  Property are within
                                    the  boundaries  of  the  related  Mortgaged
                                    Property     (other    than    de    minimis
                                    encroachments that the Seller has obtained title insurance against the losses arising therefrom);

                          (xxx)     (A)     The  Mortgage  Loan   constitutes  a
                                            "qualified   mortgage"   within  the
                                            meaning of Section 860G(a)(3) of the
                                            Code (but without regard to the rule
                                            in       Treasury        Regulations
                                            1.860G-2(f)(2)    that    treats   a
                                            defective  obligation as a qualified
                                            mortgage,   or   any   substantially
                                            similar successor provision);

                                    (B)     With respect to each Mortgage  Loan,
                                            the  Prepayment  Premium  (including
                                            any   Return  of   Premium   Amount)
                                            constitutes a "customary  prepayment
                                            penalty"   within  the   meaning  of
                                            Treasury     Regulations     Section
                                            1.860G-1(b)(2); and

                                    (C)     If the  Mortgage  Loan  provides for
                                            the     defeasance    of    mortgage
                                            collateral,   the   Loan   Documents
                                            permit  defeasance  (a)  no  earlier
                                            than two  years  after  the  Closing
                                            Date  (or,  if  earlier,  two  years
                                            following  the "startup  day" within
                                            the  meaning  of Code  Section  860G
                                            (a)(9),  of a  REMIC  of  which  the
                                            Mortgage  Loan  (not  including  any
                                            Other  Note) is an asset),  (b) only
                                            with      substitute      collateral
                                            constituting "government securities"
                                            within  the   meaning  of   Treasury
                                            Regulations   1.860G-2(a)(8)(i)  and
                                            (c)   only   to    facilitate    the
                                            disposition    of   the    Mortgaged
                                            Property  and  not  as  part  of  an
                                            arrangement to collateralize a REMIC
                                            offering with  obligations  that are
                                            not real estate mortgages;

                         (xxxi) The mortgage loan schedule which is an exhibit to the Pooling and Servicing Agreement is complete and accurate in all respects;

                        (xxxii) The Mortgaged Property is in compliance, in all material respects, with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property; provided that several Mortgaged Properties constitute a legal nonconforming use or structure. All inspections, licenses and certificates required, including certificates of occupancy (if applicable), whether by law, ordinance, regulation or insurance standards to be made or issued with regard to the Mortgaged Property, have been obtained and are in full force and effect;

                       (xxxiii)     (A)     The  Borrower  is  an  entity  whose
                                            organizational   documents   provide
                                            that it is,  and at least so long as
                                            the  Mortgage  Loan  is  outstanding
                                            will     continue     to    be,    a
                                            single-purpose   entity.  (For  this
                                            purpose,   "single-purpose   entity"
                                            shall  mean a person,  other than an
                                            individual,   which  is   formed  or
                                            organized  solely for the purpose of
                                            owning and  operating  the Mortgaged
                                            Property  and does not engage in any
                                            business  unrelated to such property
                                            and its financing);

                                    (B)     A   non-consolidation   opinion  was
                                            obtained for each  Borrower or group
                                            of affiliated Borrowers in which the
                                            Cut-off  Date  Principal  Balance of
                                            the  Mortgage  Loan  or  Loans,   as
                                            applicable,    have   an   aggregate
                                            Cut-off  Date  Principal  Balance in
                                            excess of $20,000,000;

                                    (C)     The  organizational   documents  for
                                            each    Borrower    (or   group   of
                                            affiliated    Borrowers)   under   a
                                            Mortgage  Loan  or  Loans  having  a
                                            Cut-off Date  Principal  Balance (or
                                            aggregate   Cut-off  Date  Principal
                                            Balance)  in excess  of  $25,000,000
                                            require  that the Board of Directors
                                            of the  Borrower  or  Borrowers,  as
                                            applicable,  its  corporate  general
                                            partner,   or  managing  member,  as
                                            applicable,  include an  independent
                                            director;

                        (xxxiv) If a material portion of the estate of the related Borrower is a leasehold estate and the fee interest of the ground lessor is not subject and subordinate to the related Mortgage, the Seller represents and warrants that:

                                    (A)     The  ground  lease  or a  memorandum
                                            regarding it has been duly recorded.
                                            The   ground   lease   permits   the
                                            interest   of  the   lessee   to  be
                                            encumbered  by the related  Mortgage
                                            and does not restrict the use of the
                                            related  Mortgaged  Property by such
                                            lessee, its successors or assigns in
                                            a manner that would adversely affect
                                            the security provided by the related
                                            Mortgage. There has been no material
                                            change in the  terms of such  ground
                                            lease since its recordation,  except
                                            by written instruments, all of which
                                            are included in the related Mortgage
                                            File;

                                    (B)     The lessor  under such ground  lease
                                            has agreed in writing  and  included
                                            in the  related  Mortgage  File that
                                            the ground lease may not be amended,
                                            modified,   canceled  or  terminated
                                            without the prior written consent of
                                            the mortgagee;

                                    (C)     The  ground  lease  has an  original
                                            term (or an  original  term plus one
                                            or  more  optional   renewal  terms,
                                            which, under all circumstances,  may
                                            be    exercised,    and    will   be
                                            enforceable,  by the mortgagee) that
                                            extends   not  less  than  10  years
                                            beyond  the stated  maturity  of the
                                            related Mortgage Loan;

                                    (D)     The  ground  lease  is  prior to any
                                            mortgage  or  other  lien  upon  the
                                            related   fee   interest   and   the
                                            landlord  has  not  entered  into an
                                            agreement to subordinate  the ground
                                            lease to future  mortgages  or liens
                                            on the fee interest;

                                    (E)     The ground  lease is  assignable  to
                                            the  mortgagee  under the  leasehold
                                            estate and its  assigns  without the
                                            consent of the lessor thereunder;

                                    (F)     As of the date of hereof, the ground
                                            lease is in full  force  and  effect
                                            and no default has occurred,  nor is
                                            there any existing  condition which,
                                            but  for  the  passage  of  time  or
                                            giving of notice,  would result in a
                                            default   under  the  terms  of  the
                                            ground lease;

                                    (G)     The   ground   lease  or   ancillary
                                            agreement between the lessor and the
                                            lessee  requires  the lessor to give
                                            notice of any  default by the lessee
                                            to the mortgagee;

                                    (H)     A   mortgagee    is    permitted   a
                                            reasonable  opportunity  (including,
                                            where necessary,  sufficient time to
                                            gain  possession  of the interest of
                                            the lessee  under the  ground  lease
                                            through  legal  proceedings,  or  to
                                            take  other  action  so  long as the
                                            mortgagee is proceeding  diligently)
                                            to cure any default under the ground
                                            lease  which is  curable  after  the
                                            receipt  of  notice  of any  default
                                            before the lessor may  terminate the
                                            ground  lease.  All  rights  of  the
                                            mortgagee under the ground lease and
                                            the related Mortgage  (insofar as it
                                            relates to the ground  lease) may be
                                            exercised  by or on  behalf  of  the
                                            mortgagee;

                                    (I)     The ground lease does not impose any
                                            restrictions   on  subletting   that
                                            would  be  viewed  as   commercially
                                            unreasonable  by  an   institutional
                                            investor.    The   lessor   is   not
                                            permitted to disturb the possession,
                                            interest or quiet  enjoyment  of any
                                            subtenant   of  the  lessee  in  the
                                            relevant  portion  of the  Mortgaged
                                            Property subject to the ground lease
                                            for any  reason,  or in any  manner,
                                            which  would  adversely  affect  the
                                            security  provided  by  the  related
                                            Mortgage;

                                    (J)     The  ground  lease   provides   that
                                            insurance  proceeds or  condemnation
                                            awards  (other  than in respect of a
                                            total or substantially total loss or
                                            taking)  will be  applied  either to
                                            the repair or  restoration of all or
                                            part of the Mortgaged  Property with
                                            the mortgagee or a trustee appointed
                                            by it  having  the right to hold and
                                            disburse  such proceeds as repair or
                                            restoration   progresses,   or,   if
                                            permitted  by  the  related   ground
                                            lease,   to  the   payment   of  the
                                            outstanding principal balance of the
                                            Mortgage  Loan,  together  with  any
                                            accrued interest, except that in the
                                            case  of  condemnation  awards,  the
                                            ground  lessor  is  entitled  to  an
                                            amount of such award generally based
                                            on the value of the unimproved  land
                                            taken;

                                    (K)     Under the terms of the ground  lease
                                            and  the   related   Mortgage,   any
                                            related   insurance   proceeds,   or
                                            condemnation  award in  respect of a
                                            total or substantially total loss or
                                            taking  of  the  related   Mortgaged
                                            Property  will be  applied  first to
                                            the   payment  of  the   outstanding
                                            principal  balance  of the  Mortgage
                                            Loan,   together  with  any  accrued
                                            interest  (except where  contrary to
                                            applicable  law or in cases  where a
                                            different  allocation  would  not be
                                            viewed as commercially  unreasonable
                                            by   any   institutional   investor,
                                            taking  into  account  the  relative
                                            duration of the ground lease and the
                                            related  Mortgage  and the  ratio of
                                            the  market  value  of  the  related
                                            Mortgaged     Property     to    the
                                            outstanding   principal  balance  of
                                            such  Mortgage  Loan and except that
                                            certain  ground  leases may  require
                                            insurance  proceeds to be applied to
                                            the  restoration  of the property in
                                            respect  of   casualties   occurring
                                            prior to a specified time before the
                                            expiration  of  the  ground  lease).
                                            Until  the  principal   balance  and
                                            accrued  interest  rate  are paid in
                                            full,  neither  the  lessee  nor the
                                            lessor  under the ground  lease will
                                            have  the  option  to  terminate  or
                                            modify  the  ground  lease   without
                                            prior   written   consent   of   the
                                            mortgagee   as  a   result   of  any
                                            casualty  or  partial  condemnation,
                                            except to provide  for an  abatement
                                            of the rent; and

                                    (L)     The ground lease requires the lessor
                                            to enter  into a new lease  upon the
                                            termination  of the ground  lease or
                                            upon  rejection  of the ground lease
                                            in a bankruptcy proceeding;

                         (xxxv) If, as of the Cut-off Date, the Mortgaged Property has earthquake, windstorm or flood insurance, such insurance is required to be maintained until the principal balance of the related Mortgage Loan is paid in full;

                        (xxxvi) Except with respect to Split Loans, other loans that are cross-collateralized or cross-defaulted with the Mortgage Loan are included in the Mortgage Pool;

                       (xxxvii) Neither the Seller nor any affiliate thereof has any obligation or right to make any capital contribution to the Borrower under the Mortgage Loan, other than contributions made on or prior to the Closing Date;

                      (xxxviii)     The  Borrower  is  not  an  affiliate  of  a
                                    Borrower under any other Mortgage Loan;

                        (xxxix) Upon receipt of the Purchase Price, the Seller has no right of set-off with respect to the transfer of the Mortgage Loans to the Company;

                           (xl)     With   respect   to   each   Mortgage   Loan
                                    originated by Bloomfield:

                                    (A)     The Mortgage  Loan was  underwritten
                                            in   accordance    with    standards
                                            established  by  the  Seller,  using
                                            application forms and related credit
                                            documents approved by the Seller;

                                    (B)     The Seller approved each application
                                            and related credit  documents before
                                            a  commitment  by   Bloomfield   was
                                            issued,  and no such  commitment was
                                            issued  until the  Seller  agreed to
                                            fund such loan;

                                    (C)     The  closing   documents   for  such
                                            Mortgage Loan were prepared on forms
                                            approved by the Seller,  and reflect
                                            the  Seller  as  the  successor  and
                                            assign to Bloomfield; and

                                    (D)     Such   Mortgage  Loan  was  actually
                                            funded  by  the   Seller,   and  was
                                            assigned   to  the   Seller  at  the
                                            closing;

                           (xli) With respect to each Mortgage Loan secured by a Credit Lease:

                                    (A)     The rental payments under the Credit
                                            Lease are equal to or  greater  than
                                            the  payments  due  under  the  loan
                                            documents,  and are payable  without
                                            notice  or   demand,   and   without
                                            setoff,  counterclaim,   recoupment,
                                            abatement, reduction or defense;

                                    (B)     The obligations of the Credit Tenant
                                            under the Credit  Lease,  including,
                                            but not limited  to, the  obligation
                                            of the  Credit  Tenant  to pay fixed
                                            and   additional   rent,   are   not
                                            affected  by reason of any damage to
                                            or destruction of any portion of the
                                            leased  property,  any taking of the
                                            leased  property or any part thereof
                                            by condemnation or otherwise, or any
                                            prohibition,             limitation,
                                            interruption,             cessation,
                                            restriction,      prevention      or
                                            interference  of the Credit Tenant's
                                            use,  occupancy  or enjoyment of the
                                            leased property,  provided, however,
                                            that the  Credit  Lease may permit a
                                            lease  termination in any such event
                                            if  notice by the  Credit  Tenant of
                                            such  termination  is accompanied by
                                            the   exercise   of  an   option  to
                                            purchase the Mortgaged  Property for
                                            at least the  principal  balance  of
                                            the  Mortgage   Loans  plus  accrued
                                            interest;

                                    (C)     No Credit Lease has the benefit of a
                                            noncancellable   Lease   Enhancement
                                            Policy  for  which the  premium  has
                                            been paid in full;

                                    (D)     The  Borrower   does  not  have  any
                                            monetary   obligations   under   the
                                            Lease, and every monetary obligation
                                            associated  with  managing,  owning,
                                            developing  and operating the leased
                                            property (including, but not limited
                                            to,   the  costs   associated   with
                                            utilities,  taxes, insurance, ground
                                            rents,  payments  under any easement
                                            agreements  affecting  the Mortgaged
                                            Property,  maintenance  and repairs)
                                            is  an   obligation  of  the  Credit
                                            Tenant;

                                    (E)     The  Borrower   does  not  have  any
                                            continuing  nonmonetary  obligations
                                            under   the   Credit   Lease,    the
                                            performance of which would involve a
                                            material expenditure of funds or the
                                            non-performance   of   which   would
                                            entitle   the   Credit   Tenant   to
                                            terminate the related Credit Lease;

                                    (F)     The  Borrower has not made any false
                                            representation or warranty under the
                                            Credit  Lease that would  impose any
                                            material  monetary  obligation  upon
                                            the  Borrower  or  any  landlord  or
                                            result  in  the  termination  of the
                                            Credit Lease;

                                    (G)     The Credit Tenant  cannot  terminate
                                            the  Credit  Lease  for any  reason,
                                            prior to the  payment  in full of or
                                            the payment of funds  sufficient  to
                                            pay  in  full   (i)  the   principal
                                            balance of the Mortgage  Loan,  (ii)
                                            all accrued  and unpaid  interest on
                                            the  Mortgage  Loan,  and  (iii) any
                                            other sums due and payable under the
                                            Mortgage  Loan,  as of  the  related
                                            termination   date,   except  for  a
                                            default  by  the  related   Borrower
                                            under the Credit Lease;

                                    (H)     In  the  event  the  Credit   Tenant
                                            assigns   or   sublets   the  leased
                                            property,  the Credit Tenant remains
                                            primarily obligated under the Credit
                                            Lease;

                                    (I)     The  Credit  Tenant  has  agreed  to
                                            indemnify the related  Borrower from
                                            any claims of any nature  arising as
                                            a result of any  hazardous  material
                                            affecting the leased property caused
                                            by the  Credit  Tenant  and  arising
                                            after  commencement  of  the  Credit
                                            Lease;

                                    (J)     To  the  Seller's   knowledge,   the
                                            Credit Lease contains  customary and
                                            enforceable  provisions which render
                                            the  rights  and   remedies  of  the
                                            lessor  thereunder  adequate for the
                                            enforcement and  satisfaction of the
                                            lessor's rights thereunder;

                                    (K)     In  reliance  on a  tenant  estoppel
                                            certificate and representations made
                                            by  the  Credit   Tenant  under  the
                                            Credit Lease or representations made
                                            by the  related  Borrower  under the
                                            Mortgage Loan  documents,  as of the
                                            closing  date of each  Credit  Lease
                                            Loan

                                            (1)      the  Credit  Lease  was  in
                                                     full force and effect,  and
                                                     no default by the  Borrower
                                                     or the Tenant has  occurred
                                                     under the Credit Lease, nor
                                                     is   there   any   existing
                                                     condition  which,  but  for
                                                     the  passage of time or the
                                                     giving  of  notice or both,
                                                     would  result  in a default
                                                     under   the  terms  of  the
                                                     Credit Lease;

                                            (2)      none  of the  terms  of the
                                                     Credit   Lease   have  been
                                                     impaired,  waived,  altered
                                                     or  modified in any respect
                                                     (except as described in the
                                                     related  tenant   estoppel)
                                                     and the  Credit  Lease Loan
                                                     provides  that the  related
                                                     Credit   Lease   cannot  be
                                                     modified     without    the
                                                     consent of the Seller;

                                            (3)      no Credit  Tenant  has been
                                                     released  in  whole  or  in
                                                     part,  from its obligations
                                                     under the Credit Lease;

                                            (4)      there is no  current  right
                                                     of   rescission,    offset,
                                                     abatement,      diminution,
                                                     defense or  counterclaim to
                                                     any Credit Lease,  nor will
                                                     the operation of any of the
                                                     terms of the Credit Leases,
                                                     or  the   exercise  of  any
                                                     rights  thereunder,  render
                                                     the      Credit       Lease
                                                     unenforceable  (in whole or
                                                     in part), or subject to any
                                                     right    of     rescission,
                                                     offset,          abatement,
                                                     diminution,    defense   or
                                                     counterclaim  and  no  such
                                                     right  or  claim  has  been
                                                     asserted    with    respect
                                                     thereto;

                                            (5)      the Credit Lease has a term
                                                     ending   on  or  after  the
                                                     final   maturity   of   the
                                                     related  Credit Lease Loan,
                                                     and each Credit  Lease Loan
                                                     is  fully-amortizing   from
                                                     rent   payments    received
                                                     during   the  term  of  the
                                                     Credit Lease; and

                                            (6)      there is no balloon payment
                                                     due under  the Credit Lease
                                                     Loan;

                                    (L)     The   Mortgaged   Property   is  not
                                            subject to any lease  other than the
                                            related Credit Lease,  no Person has
                                            any possessory interest in, or right
                                            to occupy,  the Mortgaged  Property,
                                            except  under and  pursuant  to such
                                            Credit  Lease and the Credit  Tenant
                                            under the related  Credit Lease,  or
                                            its wholly-owned  subsidiary,  is in
                                            occupancy of the Mortgaged Property;

                                    (M)     Each  Credit  Tenant  has  agreed to
                                            notify  the  Seller  of any event of
                                            default  under  the  related  Credit
                                            Lease and to provide the Seller with
                                            additional  time and an  opportunity
                                            to cure;

                                    (N)     The  Credit  Tenant  under a  Credit
                                            Lease is required to make all rental
                                            payments  directly to the Seller (or
                                            an account  controlled  by  Seller),
                                            its successors and assigns;

                                    (O)     The Credit Lease Loan  provides that
                                            the related  Credit  Lease cannot be
                                            modified  without the consent of the
                                            Seller thereunder;

                                    (P)     The credit lease assignment  creates
                                            a  valid  first  priority   security
                                            interest in favor of the Seller, its
                                            successors  and  assigns,  in rights
                                            under the  Credit  Lease,  including
                                            the right to monthly lease  payments
                                            and,  to the  extent  payable  under
                                            each Credit Lease,  additional  rent
                                            due under the related Credit Lease;

                                    (Q)     No person  owns any  interest in any
                                            payments due under such Credit Lease
                                            other than the Borrower;

                                    (R)     The Credit Lease is  subordinate  in
                                            right to the related Mortgage;

                                    (S)     In the  event the  Trustee  acquires
                                            title to a Credit Lease  Property by
                                            foreclosure   or   otherwise,    the
                                            Borrower's    interest   under   the
                                            related   Credit   Lease  is  freely
                                            assignable  by the  Trustee  and its
                                            successors and assigns to any person
                                            without  the  consent  of the Credit
                                            Tenant,   and  in  the   event   the
                                            Borrower's  interest is so assigned,
                                            the Credit  Tenant will be obligated
                                            to recognize  the assignee as lessor
                                            under such Credit Lease;

                                    (T)     The Credit Lease Loan is not secured
                                            by a property under  construction or
                                            substantial rehabilitation;

                                    (U)     The  Interest  Rate  on  the  Credit
                                            Lease Loan is a fixed rate;

                                    (V)     In the event that the  obligation of
                                            the Credit  Tenant  under the Credit
                                            Lease  is   guaranteed  by  a  rated
                                            parent or  affiliate  of the  Credit
                                            Tenant,  (i) such guaranty is legal,
                                            valid  and   binding   against   the
                                            guarantor;  (ii) such  guarantor has
                                            also  executed  or  acknowledged  in
                                            writing,   with   respect   to   the
                                            Mortgage,      a      subordination,
                                            non-disturbance     agreement    and
                                            assignment to the Trustee; (iii) the
                                            guaranty      is      unconditional,
                                            irrevocable  and  absolute,  without
                                            any right of offset, counterclaim or
                                            defenses; (iv) the guaranty provides
                                            that it is a  guaranty  of both  the
                                            performance   and   payment  of  the
                                            financial  obligations of the Credit
                                            Tenant,  and not only of collection;
                                            and (v) the  guaranty  is binding on
                                            the  guarantor,  its  successors and
                                            assigns  and may not be  amended  or
                                            released   without   the   Trustee's
                                            consent;

                                    (W)     The  Credit  Lease  Property  has  a
                                            permanent  certificate of occupancy,
                                            if required,  and the Credit  Tenant
                                            has commenced lease payments;

                                    (X)     The  Credit  Tenant  has  agreed  to
                                            indemnify   the  Borrower  from  any
                                            claims of any nature relating to the
                                            Credit Lease Loan and the  Mortgaged
                                            Property;

                                    (Y)     The  Credit  Tenant  has  agreed  to
                                            deposit  rent  directly  into a Lock
                                            Box   Account   controlled   by  the
                                            Servicer;

                                    (Z)     With  respect to each  Credit  Lease
                                            Loan  that  has  a  residual   value
                                            insurance policy:

                                            (1)      Each Credit Lease Loan that
                                                     has a balloon  payment  due
                                                     has    a     noncancellable
                                                     residual  value   insurance
                                                     policy    for   which   the
                                                     premium  has  been  paid in
                                                     full   as  of  the   policy
                                                     effective date (which is on
                                                     or  prior  to  the  Closing
                                                     Date) and the policy cannot
                                                     be terminated (except under
                                                     certain       circumstances
                                                     specified in the  policies)
                                                     prior  to the date on which
                                                     the  outstanding  principal
                                                     balance of the Credit Lease
                                                     Loan is reduced to zero;

                                            (2)      The     residual      value
                                                     insurance    policy    (and
                                                     certain  terms  therein) in
                                                     effect   for  each   Credit
                                                     Lease  Loan is as set forth
                                                     on Exhibit D hereto;

                                            (3)      The Trustee and its assigns
                                                     are  designated as the loss
                                                     payee  under such  residual
                                                     value insurance  policy and
                                                     all  proceeds   under  such
                                                     policy  are  payable to the
                                                     loss payee;

                                            (4)      The  insured  amount  under
                                                     the  residual  value policy
                                                     is equal to or greater than
                                                     the    scheduled    balloon
                                                     payment;

                                            (5)      The  residual  value policy
                                                     cannot be  amended  without
                                                     the prior  written  consent
                                                     of the Trustee; and

                                            (6)      The   proceeds   under  the
                                                     residual  value   insurance
                                                     policy  are  payable on the
                                                     lease  termination date (or
                                                     if  the  lease  termination
                                                     date is not a business day,
                                                     then the first business day
                                                     thereafter)            (the
                                                     "Termination        Date"),
                                                     provided  that all payments
                                                     except the balloon  payment
                                                     have   been    made,    and
                                                     provided  further  that (i)
                                                     in  the  case  of  policies
                                                     issued  by  R.V.I.  America
                                                     Insurance Company, a Notice
                                                     of  Final  Claim  has  been
                                                     delivered to the insurer by
                                                     the loss  payee  during the
                                                     period   between  the  45th
                                                     business   day  before  the
                                                     Termination  Date  and  the
                                                     tenth  business  day before
                                                     the  Termination  Date, and
                                                     (ii)   in   the   case   of
                                                     policies      issued     by
                                                     Financial        Structures
                                                     Limited,  a valid Notice of
                                                     Claim  has  been  delivered
                                                     during the  period  between
                                                     the  10th  day  before  the
                                                     Termination  Date  and  the
                                                     30th    day    after    the
                                                     Termination Date;

                         (xlii) If the Mortgaged Property is improved by a hotel or a healthcare facility, the Seller has filed and/or recorded (or sent for filing and/or recording on the closing date of the related Mortgage Loan) Uniform Commercial Code financing statements on all furniture, fixtures, equipment and all other personal property used in the operation of the hotel or healthcare facility;

                        (xliii)     The Borrower is organized  under the laws of
                                    a  state  or   commonwealth  of  the  United
                                    States;

                         (xliv) Except for documents which have been submitted for recording but have not been returned by the applicable recording office (in which case copies of such documents are being delivered to the Trustee), the Mortgage File that is being conveyed to the Trustee is complete;

                          (xlv) The Mortgaged Property (i) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (ii) is served by public utilities, water and sewer (or septic facilities), (iii) is a separate tax parcel (or has reserved funds sufficient to cover taxes for the entire tax parcel), and (iv) has parking as required under applicable law;

                         (xlvi) The Seller has not advanced additional funds for principal and interest or taxes and insurance (other than holdbacks at the closing for the related Mortgage Loan from the proceeds of such loan);

                        (xlvii) With respect to each Mortgage Loan that is an ARD Loan

                                    (A)     The maximum rate increase  after the
                                            Anticipated  Repayment  Date  is not
                                            greater  than 200 basis points above
                                            the original interest rate;.

                                    (B)     Such Mortgage Loan begins amortizing
                                            no  later  than  the 11th day of the
                                            month  following  the Cut-off  Date;
                                            such  Mortgage Loan does not have an
                                            interest   only  period   after  the
                                            Cut-off Date;

                                    (C)     The  Anticipated  Repayment  Date is
                                            not less than  seven  years from the
                                            closing date for such Mortgage Loan;

                                    (D)     Such  Mortgage  Loan  provides  that
                                            from the Anticipated  Repayment Date
                                            through the  maturity  date for such
                                            Mortgage  Loan, all excess cash flow
                                            (net of budgeted and lender approved
                                            discretionary  capital expenditures)
                                            will be applied  to repay  principal
                                            due under the Mortgage Loan;

                                    (E)     After  the   Anticipated   Repayment
                                            Date,  the lender  may not  exercise
                                            default  remedies solely because the
                                            borrower fails to pay the difference
                                            between the original  interest  rate
                                            and the new interest rate; and

                                    (F)     The  property  manager  may  not  be
                                            removed for the sole reason that the
                                            Mortgage   Loan   has   passed   its
                                            Anticipated Repayment Date;

                       (xlviii) No advance of funds has been made, directly or indirectly, by the Seller to the Borrower and no funds have been received from any person other than the Borrower for or on account of payments due on the Note or Mortgage;

                         (xlix) To the best of the Seller's knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the borrower or the Mortgaged Property an adverse outcome of which would materially affect such Borrower's performance under the loan documents or the Certificateholders;

                            (l) The Note and Mortgage do not require the mortgagee to release any portion of the Mortgaged Property from the lien of the Mortgage except upon payment in full of the Mortgage Loan, or, if applicable, in the event of (A) a defeasance pursuant to the conditions specified in the related loan documents, (B) the release of an immaterial portion of the related Mortgaged Property,
                                    (C) the payment of an Allocated Loan Amount in the event of a casualty or condemnation,
                                    (D) after the Anticipated Repayment Date, a partial prepayment of an Allocated Loan Amount with respect to a portion of the Mortgaged Property or (E) in the case of the ACCOR Credit Lease Loan (reference number 24554) and Value City-Irvington Credit Lease Loan (reference number 22578), a property substitution permitted under the related Credit Lease;

                           (li) With respect to each Mortgage Loan the related loan documents permit the lender, following a default under such Mortgage Loan, to apply funds received in respect of such Mortgage Loan to amounts owing thereunder in the order which the lender deems appropriate;

                           (lii) No subordinate financing, other than in the ordinary course of business, exists or is permitted under the loan documents;

                         (liii) The Mortgage Loan contains a provision that the borrower has no right of offset, counterclaim or defense against an assignee of such Mortgage Loan;

                          (liv)     With respect to each Split Note:

                                    (A)     There   is  a  valid   and   binding
                                            Co-Lender  Agreement  in effect with
                                            respect  to each  Split Note and the
                                            related    Other    Note   that   is
                                            enforceable  in accordance  with its
                                            terms  against  all  holders of such
                                            notes,  (including,  but not limited
                                            to,  the   Trustee   and  the  Other
                                            Trustee)  of the Split  Note and the
                                            Other Note;

                                    (B)     The  related   Co-Lender   Agreement
                                            designates  a Lead  Lender  for  the
                                            Split  Loan  that  is   entitled  to
                                            direct  the  administration  of  the
                                            Split   Loan   and  has   the   sole
                                            authority  to  exercise  and enforce
                                            all of the lender's rights under the
                                            loan documents for such Split Loan;

                                    (C)     The  related   Co-Lender   Agreement
                                            requires  that the Lead  Lender  (i)
                                            administer   the   Split   Loan  and
                                            exercise  and enforce  the  lender's
                                            rights  under  the  loan  documents,
                                            (ii)  hold  all  of  the   Mortgaged
                                            Property    and    all     insurance
                                            maintained  thereon or in connection
                                            therewith   (including,    but   not
                                            limited  to,   property,   casualty,
                                            business  interruption  and residual
                                            value insurance) on behalf,  and for
                                            the  benefit,  of the holders of the
                                            Split Note and the Other Note;

                                    (D)     The  related   Co-Lender   Agreement
                                            provides  that  all  holders  of the
                                            Other  Note  shall  be  bound by all
                                            determinations   made  by  the  Lead
                                            Lender    with    respect   to   the
                                            administration of the Split Note and
                                            the  exercise  of  all  of  lender's
                                            rights under the Loan  Documents for
                                            such Split Note;

                                    (E)     With respect to each Split Loan that
                                            is related to a Credit  Lease  Loan,
                                            (1) the  Split  Note is an  interest
                                            only note for an initial  period and
                                            either  fully-amortizing  thereafter
                                            or  requires a balloon  payment  and
                                            has  a  residual   value   insurance
                                            policy  or a  surety  bond,  (2) the
                                            Other  Note will pay  principal  and
                                            interest  during such initial period
                                            and be due and payable at the end of
                                            such  initial  period,  and (3) both
                                            Other  Note and the Split  Note bear
                                            interest at the same rate per annum;

                                    (F)     With respect to each Split Loan that
                                            is  not a  Credit  Lease  Loan,  the
                                            Split  Note and the Other  Note have
                                            identical terms,  except, in certain
                                            cases,   the  face  amount  of  such
                                            notes;

                                    (G)     The  related   Co-Lender   Agreement
                                            provides  that,  (i)  prior  to  the
                                            occurrence  of an event  of  default
                                            under  the  Split  Loan,   the  Lead
                                            Lender shall  allocate all cash flow
                                            received  with  respect to the Split
                                            Loan in accordance with the terms of
                                            the Split Note and Other  Note,  and
                                            (ii) upon the occurrence of an event
                                            of default under the Split Loan, all
                                            cash flow  received  with respect to
                                            the Split Loan from any source shall
                                            be  allocated  pro rata  between the
                                            Split Note and the Other Note; and

                                    (H)     The  related   Co-Lender   Agreement
                                            requires that only a trustee under a
                                            commercial           mortgage-backed
                                            securitization  may be  designated a
                                            Lead Lender under a Split Loan.

                           (lv) With respect to a defeasance, the related loan documents require the following:

                                    (A)     As of the  date  of the  defeasance,
                                            there is no Event of Default;

                                    (B)     Borrower  must  provide   lender  at
                                            least  thirty  (30)  days  notice to
                                            lender of intent to defease,  except
                                            in the case of a partial  defeasance
                                            to  increase  the  DSCR in  order to
                                            avoid  termination  of the  property
                                            manager,  which may permit less than
                                            thirty (30) days notice of intent to
                                            defease;

                                    (C)     On the date the Mortgage  Loan is to
                                            be released,  the borrower  must pay
                                            an    amount    (the     "Collateral
                                            Substitution Deposit") equal to:

                                            (1)      All   accrued  and   unpaid
                                                     interest;

                                            (2)      All scheduled interest  and
                                                     principal due;

                                            (3)      100%  of  the   outstanding
                                                     principal  balance  of  the
                                                     related  Note  (or at least
                                                     100% of the Allocated  Loan
                                                     Amount   for  the   portion
                                                     being defeased); and

                                            (4)      All   related   costs   and
                                                     expenses   related  to  the
                                                     defeasance,  including fees
                                                     paid       to       acquire
                                                     non-callable obligations of
                                                     the      U.S.      Treasury
                                                     ("Treasuries"),        fees
                                                     incurred in connection with
                                                     obtaining  an  accountant's
                                                     comfort   letter  and  fees
                                                     incurred in connection with
                                                     obtaining confirmation from
                                                     the  Rating  Agencies  that
                                                     the  defeasance   will  not
                                                     cause     a      downgrade,
                                                     qualification or withdrawal
                                                     of the then current ratings
                                                     assigned  to any  Class  of
                                                     Certificates;

                                    (D)     The borrower  (itself or through the
                                            Servicer   as  its  agent)  will  be
                                            required to purchase  Treasuries and
                                            perform other duties as specified in
                                            the  loan  documents,   and  if  the
                                            Servicer as agent is to purchase the
                                            Treasuries,  the  borrower  will  be
                                            required  to  deliver  cash  to  the
                                            Servicer for that purpose;

                                    (E)     The  Loan  Documents   require,   or
                                            provide that the lender may require,
                                            that the borrower  deliver,  from an
                                            independent  public  accountant,   a
                                            letter that  certifies that the cash
                                            flow  from  the  Treasuries  will be
                                            sufficient   to   timely   meet  all
                                            scheduled      mortgage     payments
                                            (including any balloon payments);

                                    (F)     The  Loan  Documents   require,   or
                                            provide that the lender may require,
                                            that the  borrower  deliver a letter
                                            from each  Rating  Agency  that such
                                            defeasance    will   not   cause   a
                                            downgrade,      qualification     or
                                            withdrawal   of  the  then   current
                                            ratings  assigned  to any  Class  of
                                            Certificates;

                                    (G)     The  borrower  will be  required  to
                                            assign  its  obligations,   together
                                            with the  Treasuries,  to a  special
                                            purpose  entity  set  up  to  assume
                                            defeased   Mortgage   Loans  or  the
                                            borrower  will be required to remain
                                            a special purpose entity.

                                    (H)     The  borrower  will be  required  to
                                            provide an opinion of counsel to the
                                            effect  that  (1)  the  Trust  has a
                                            perfected  security  interest in the
                                            Collateral Substitution Deposit, the
                                            Treasuries    acquired   with   such
                                            deposit  and all  proceeds  thereof,
                                            under the appropriate  state law and
                                            (2) the  subsequent  assignment  and
                                            assumption of the Treasuries and the
                                            obligations of the original borrower
                                            to and by the new borrower  does not
                                            effect the validity,  enforceability
                                            or  priority  of the first  priority
                                            perfected  security interest granted
                                            to the Trust; and

                                    (I)     The lender has the option to require
                                            the   borrower  to  provide  (1)  an
                                            officer's   certificate   certifying
                                            that all  obligations  have been met
                                            and that the Mortgage Loan is not in
                                            default and (2) such other documents
                                            that  the  lender   may   reasonably
                                            require   in   connection   with   a
                                            defeasance;

                           (lvi) The Mortgage Loan requires the borrower to provide updated operating statements and other property related information, as applicable, to the lender at least annually;

                           (lvii) To the Seller's knowledge, the terms of the loan documents comply in all material respects with all applicable state or federal laws;

                           (lviii)  The full amount of the Note or at least 125%
                                    of  the  Allocated   Loan  Amount  for  each
                                    Mortgaged Property has been recorded; and

                           (lix) To the Seller's knowledge, a duly qualified trustee serves with respect to each Mortgage secured by a deed of trust.

                  (c) The Seller has not dealt with any broker, investment banker, agent or other person (other than the Company, the Underwriters and the Placement Agents) who may be entitled to any commission or compensation in connection with the sale to the Company of the Mortgages Loans.

                  3. Notice of Breach; Cure and Repurchase. (a) Pursuant to the Pooling and Servicing Agreement, the Seller and the Company shall be given notice of (A) any breach of any representation or warranty contained in Section 2(b) (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xi), (xii), (xv),
(xvii), (xviii), (xix), (xx), (xxv), (xxviii), (xxix) or (xxx) and (B) any breach of any representation or warranty contained in Section 2(b) (x), (xiii),
(xiv), (xvi), (xxi), (xxii), (xxiii), (xxiv), (xxvi), (xxvii), (xxxi), (xxxii), (xxxiii), (xxxiv), (xxxv), (xxxvi), (xxxvii), (xxxviii), (xxxix), (xl), (xli),
(xlii), (xliii),  (xliv), (xlv), (xlvi), (xlvii),  (xlviii),  (xlix), (l), (li),
(lii), (liii), (liv), (lv), (lvi), (lvii), (lviii) and (lix) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein.

                  (b) Within 90 days of the receipt of the notice (or with respect to the representation and warranty contained in Section 2(b)(xxix) or
(xxx), discovery) of a breach provided for in subsection (a), the Seller shall either (i) repurchase the related Mortgage Loan at the Repurchase Price or (ii) promptly cure such breach in all material respects; provided, however, that in the event that such breach (other than a breach of Section 2(b)(xxix) or (xxx)) is capable of being cured, as determined by the Servicer or the Special Servicer, as applicable, but not within such 90 day period and the Seller has commenced and is diligently proceeding with the cure of such breach within such 90 day period, the Seller shall have an additional 90 days to complete such cure, provided, further, that with respect to such additional 90 day period the Seller shall have delivered an officer's certificate to the Trustee, the Servicer and the Special Servicer setting forth the reason such breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such breach will be cured within the additional 90 day period; and provided, further, that the Repurchase Price shall also include interest at the Advance Rate on any Advances made in respect of the related Mortgage Loan during such period. Upon any such repurchase of a Mortgage Loan by Seller, the Company shall execute and deliver such instruments of transfer or assignment presented to it by Seller, in each case without recourse, as shall be necessary to vest in Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the rights with respect thereto under the Bloomfield Mortgage Loan Purchase Agreement (including, without limitation, the rights and remedies with respect to representations and warranties made by Bloomfield thereunder relating to such Mortgage Loan), and shall deliver the related Mortgage File to Seller or its designee after receipt of the related repurchase price. The obligations of the Seller set forth in this Section 3(b) to cure a breach or repurchase the related Mortgage Loan constitute the sole remedies of the Company or its assignees with respect to a breach provided for in subsection (a); provided, that this limitation shall not in any way limit the Company's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement.

                  (c) The Seller hereby acknowledges the assignment by the Company to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Holders of the Certificates, of the representations and warranties contained herein and of the obligation of the Seller to repurchase a Mortgage Loan pursuant to this Section. The Trustee or its designee may enforce such obligation as provided in Section 8 hereof.

                  (d) (i) To induce the Company to enter into this Agreement, +NHA unconditionally guarantees to the Company, its successors and permitted assigns, the prompt payment when due of all present and future obligations of the Seller to repurchase any Mortgage Loan that the Seller, pursuant to paragraph 3(b), is required to repurchase but fails to repurchase in connection with a breach of a representation and warranty stated within this Agreement (a "Repurchase Obligation.").

                      (ii) If the Seller fails to satisfy a Repurchase Obligation, the Company may seek to require NHA to make payment of any Repurchase Obligation whether or not the Company has proceeded against the Seller or any other obligor principally or secondarily obligated for any of the Repurchase Obligations.

                      (iii) NHA's obligations pursuant to this paragraph 3(d) shall remain in full force and effect and be binding upon NHA and its successors and permitted assigns until such time as NHA receives written notice of termination of its obligations herein from the Company, or the Trustee, as assignee; provided, that termination of NHA's obligation shall not affect or limit NHA's liability hereunder as to Repurchase Obligations incurred prior to such termination. If any present or future Repurchase Obligations are guaranteed by individuals or entities in addition to NHA, the death, release, or discharge, in whole or part, or the bankruptcy, liquidation, termination, or dissolution, of one or more of them shall not discharge or affect the liabilities of NHA, hereunder.

                        (iv) NHA hereby makes the following representations and warranties to the Company and the Seller as of the date hereof:

                             (1) NHA is duly organized and validly existing under the laws of the jurisdiction of its organization and, if relevant under such laws, in good standing and has full power and authority to execute, deliver, and perform its obligations under this Agreement.

                             (2) The execution, delivery and performance of this Agreement has been and remains duly authorized by all necessary action and do not contravene any provision of NHA's constitutive documents, as amended to date, or any law, regulation, rule, decree, order, judgment, or contractual restriction binding on NHA or its assets.

                             (3) All consents, licenses, authorizations, and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery, and performance of NHA's obligations under this Agreement have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery, or performance of this Agreement; and

                             (4) NHA's obligations pursuant to this Agreement constitute the legal, valid, and binding obligations of NHA and are enforceable against NHA in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership and other laws of general applicability relating to, or affecting, creditors' rights and, subject as to enforceability, to equitable principles of general application.

                      (v) NHA may not assign its rights, interests or obligations under this Agreement to any other person or entity without the prior written consent of the Company or the Trustee. NHA acknowledges that the Company intends to assign all of its rights and interest hereunder to the Trustee, as trustee on behalf of the Certificateholders.

                  4. Opinions of Counsel. The Seller hereby covenants to the Company to, simultaneously with the execution hereof, deliver or cause to be delivered to the Company opinions of counsel as to various corporate matters in form satisfactory to the Company.

                  5. Underwriting. The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans, reasonably requested by the Company in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

                  6. Costs. The Company shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreement including without limitation (i) any recording fees or fees for title policy endorsements and continuations, (ii) the expenses of preparing, printing and reproducing the Prospectus Supplement, the Underwriting Agreement, the Pooling and Servicing
Agreement, the Offered Certificates and the Private Certificates and (iii) the cost of delivering the Offered Certificates to the office of the Underwriters or the purchaser of the such certificates, as applicable, insured to the satisfaction of the Underwriters or such purchaser, as applicable.

                  7. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Company, will be mailed, hand delivered or delivered by facsimile with receipt confirmed to 2 World Financial Center - Building B, 18th Floor, New York, New York 10281-1198,
Attention: Legal Department, or, if sent to the Seller, will be mailed, hand delivered or delivered by facsimile with receipt confirmed to 2 World Financial Center - Building B, 18th Floor, New York, New York 10281-1198, Attention: Legal Department, or, if sent to CCA or NHA, will mailed, hand delivered or delivered by facsimile with receipt confirmed to 2 World Financial Center - Building B, New York, New York 10281-1198, Attention Treasurer's Office, cc: Legal Department.

                  8. Trustee Beneficiary. The representations, warranties and agreements made by the Seller and NHA in this Agreement are made for the benefit of, and may be enforced by or on behalf of, the Trustee and the Holders of Certificates to the same extent that the Company has rights against the Seller and NHA under this Agreement in respect of representations, warranties and agreements made by the Seller herein and such representations and warranties shall survive delivery of the respective Mortgage Files to the Trustee until the termination of the Pooling and Servicing Agreement.

                  9. Miscellaneous. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in Section 10.07 of the Pooling and Servicing Agreement. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in Section 8 hereof.

                  IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    ASSET SECURITIZATION CORPORATION



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    THE CAPITAL COMPANY OF AMERICA LLC



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:




ACKNOWLEDGED AND AGREED as of the day and year first above written with respect to paragraphs 3(d) and 8.


NOMURA HOLDING AMERICA INC.



By:
   ----------------------------------------
    Name:
    Title:

                           EXHIBIT A

   Mortgage Loans Sold By The Capital Company of America LLC

------------------------------------ --------------------------
      Mortgage Loan                        Loan Number
------------------------------------ --------------------------
Nationwide Housing - Country                   3733
------------------------------------ --------------------------
Dairy Mart - Salem                             22985
------------------------------------ --------------------------
Dairy Mart - Amelia                            25390
------------------------------------ --------------------------
Dairy Mart - Rootstown                         25391
------------------------------------ --------------------------
Dairy Mart - Grove City                        25393
------------------------------------ --------------------------
Dairy Mart - West Chester                      25394
------------------------------------ --------------------------
Dairy Mart - Ontario                           25396
------------------------------------ --------------------------
Airport Plaza                                  11913
------------------------------------ --------------------------
125 Uptown Realty                              20631
------------------------------------ --------------------------
Santa Monica Business Park                     24138
------------------------------------ --------------------------
One Congressional Place                        24164
------------------------------------ --------------------------
Green Oaks Park Hotel                          24914
------------------------------------ --------------------------

                                                                       EXHIBIT B



                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                  CCA Mortgage Loan Purchase and Sale Agreement


                                                         Reference
Representation Number           Mortgage Loan              Number                        Exception
--------------------------------------------------------------------------------------------------------------------
(xli)(K)(6)             Dairy Mart Credit Lease Loans  25390, 25396,   These Credit Lease Loans have a balloon
                                                       25393, 25394,   payment due.
                                                       25391, 22985
--------------------------------------------------------------------------------------------------------------------
(xli)(Z)(1)             Dairy Mart Credit Lease Loans  25390, 25396,   The residual value insurance policy may be
                                                       25393, 25394,   terminated if (i) the Note is modified in any
                                                       25391, 22985    way without the consent of the insurer or
                                                                       (ii) title to any property is transferred
                                                                       pursuant to a foreclosure, deed in lieu
                                                                       thereof or similar proceeding.
--------------------------------------------------------------------------------------------------------------------
(lv)(A)                 Dairy Mart Credit Lease Loans  25390, 25396,   Borrower may defease the Mortgage Loan if
                                                       25393, 25394,   there is an Event of Default caused by a
                                                       25391, 22985    lease event of default by the Credit Tenant
                                                                       and (i) the Note has been accelerated or (ii)
                                                                       such Event of Default has continued for 180
                                                                       days or more and the Note has not been
                                                                       accelerated and not stayed from acceleration.
----------------------- --------------------------------------------------------------------------------------------

                                    EXHIBIT C

                             Exceptions to (xxxviii)

                          List of Affiliated Borrowers


                                                                                   Cut-off Date
             Name of Loan                         Borrower Affiliation           Principal Balance
---------------------------------------- --------------------------------------- ------------------

Dairy Mart - Salem                       Dairy Mart Convenience Stores, Inc.          $865,241
---------------------------------------- --------------------------------------- ------------------
Dairy Mart - Amelia                      Dairy Mart Convenience Stores, Inc.        $1,422,318
---------------------------------------- --------------------------------------- ------------------
Dairy Mart - Rootstown                   Dairy Mart Convenience Stores, Inc.        $1,048,231
---------------------------------------- --------------------------------------- ------------------
Dairy Mart - Grove City                  Dairy Mart Convenience Stores, Inc.        $1,343,994
---------------------------------------- --------------------------------------- ------------------
Dairy Mart - Liberty Westchester         Dairy Mart Convenience Stores, Inc.        $1,305,778
---------------------------------------- --------------------------------------- ------------------
Dairy Mart - Ontario                     Dairy Mart Convenience Stores, Inc.        $1,375,173
---------------------------------------- --------------------------------------- ------------------


                                    Exhibit D
                            Exception to (xli)(Z)(2)

Information Regarding Residual Value Insurance Policies Issued In Connection With Split Loans That Are Credit Lease Loans


        Split Loan                      Residual Value Policy Insurer
---------------------------------  ----------------------------------------
Dairy Mart - Salem                 R.V.I. America Insurance Company
---------------------------------  ----------------------------------------
Dairy Mart - Amelia                R.V.I. America Insurance Company
---------------------------------  ----------------------------------------
Dairy Mart - Rootstown             R.V.I. America Insurance Company
---------------------------------  ----------------------------------------
Dairy Mart - Grove City            R.V.I. America Insurance Company
---------------------------------  ----------------------------------------
Dairy Mart - Liberty Westchester   R.V.I. America Insurance Company
---------------------------------  ----------------------------------------
Dairy Mart - Ontario               R.V.I. America Insurance Company
---------------------------------  ----------------------------------------

                                  EXHIBIT H-2



                                NHA MORTGAGE LOAN
                           PURCHASE AND SALE AGREEMENT


          This Mortgage Loan Purchase and Sale Agreement (the "Agreement") dated as of March 11, 1999, is between Asset Securitization Corporation, a Delaware corporation (the "Company"), and Nomura Holding America Inc., a Delaware corporation ("NHA," and in such capacity, the "Seller"). The Seller agrees to sell and the Company agrees to purchase the mortgage loans (other than loan numbers 3733, 22985,25390, 25391, 25393, 25394, 25396, 11913, 20631, 24138,
24164 and 24914, as identified on Exhibit A hereto, which will be transferred to the Company pursuant to a mortgage loan purchase and sale agreement, dated as of the date hereof between the Company and The Capital Company of America LLC ("CCA"), an affiliate of the Company and the Seller) as described and set forth in the Mortgage Loan Schedule attached as Exhibit B to the Pooling and Servicing Agreement dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), among the Company, First Union National Bank, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer, LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent, relating to the issuance of the Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates"). The Certificates will consist of nineteen classes: the "Class A-1 Certificates," the "Class A-2 Certificates," the "Class A-3 Certificates," the "Class A-4 Certificates," the "Class B Certificates," the "Class C Certificates," the "Class D Certificates" and the "Class E Certificates" (collectively, the "Offered Certificates"), and the "Class X Certificates," the "Class F Certificates," the "Class G Certificates," the "Class H Certificates," the "Class J Certificates," the
"Class K Certificates," the "Class L Certificates," the "Class M-1 Certificates," the "Class M-2 Certificates," the "Class R Certificates" and the "Class LR Certificates" (collectively, the "Private Certificates" and together with the Offered Certificates the "Certificates"). Capitalized terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement or, if not defined therein, in the Underwriting Agreement, dated March 19, 1999 (the "Underwriting Agreement"), by and among the Company, NHA and CCA and Goldman, Sachs & Co. ("Goldman") and Lehman Brothers Inc. ("Lehman"), as representatives of the underwriters identified therein (collectively, the "Underwriters"). The mortgage loans sold pursuant to this Agreement are referred to herein as the "Mortgage Loans."

          1. Purchase Price; Purchase and Sale. The purchase price (the "Purchase Price") for the Mortgage Loans shall be an amount agreed upon by the parties in a separate writing, which amount shall be payable by the Company to the Seller on the Closing Date in immediately available funds. The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Cadwalader, Wickersham & Taft, New York, New York, at 10:00 a.m. New York time, on the Closing Date.

          As of the Closing Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Company, without recourse (except as expressly provided herein), all the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies and any and all rights and obligations of the Seller as lender under the Mortgage Loans to establish or designate successor borrowers in connection with the defeasance of the Mortgage Loans, which rights and obligations are hereby assumed by the Company.

          The Company hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee all documents, instruments and agreements required to be delivered by the Company to the Custodian on behalf of the Trustee under the Pooling and Servicing Agreement and such other documents, instruments and agreements as the Company or the Trustee shall reasonably request.

          2. Representations and Warranties. (a) The Seller hereby represents and warrants to the Company as of the Closing Date that:

                            (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it;

                           (ii) The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                          (iii) Assuming the due authorization, execution and delivery of this Agreement by the
                                    Company,  this  Agreement  and  all  of  the
                                    obligations of the Seller  hereunder are the
                                    legal, valid and binding  obligations of the
                                    Seller,  enforceable in accordance  with the
                                    terms  of  this  Agreement,  except  as such
                                    enforcement  may be limited  by  bankruptcy,
                                    insolvency,   reorganization,   liquidation,
                                    receivership,   moratorium   or  other  laws
                                    relating to or affecting  creditors'  rights
                                    generally,   or  by  general  principles  of
                                    equity    (regardless    of   whether   such
                                    enforceability is considered in a proceeding in equity or at law);

                           (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Seller does not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which it is bound,  or any order
                                    or  decree  applicable  to  the  Seller,  or
                                    result in the creation or  imposition of any
                                    lien  on  any  of  the  Seller's  assets  or
                                    property,   which   would   materially   and
                                    adversely  affect the  ability of the Seller
                                    to carry out the  transactions  contemplated
                                    by this  Agreement.  The Seller has obtained
                                    any  consent,  approval,   authorization  or
                                    order of any court or governmental agency or
                                    body  required for the  execution,  delivery
                                    and   performance  by  the  Seller  of  this
                                    Agreement;

                            (v) There is no action, suit or proceeding pending against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Seller to carry out its obligations under this Agreement or have a material adverse effect on the financial condition of the Seller or the ability of the Seller to perform its obligations under this Agreement; and

                           (vi) At the time the Mortgage Loan was originated and as of the date hereof, the Originator was and is approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

          (b) The Seller hereby represents and warrants with respect to each Mortgage loan that as of the date specified below or, if no such date is specified, as of the Closing Date(except as otherwise described in Exhibit B hereto):

                            (i) Immediately prior to the sale, transfer and assignment to the Company, each related Note and Mortgage was not subject to an assignment (other than to the Seller) or pledge, and the Seller had good and marketable title to, and was the sole owner of, the Mortgage Loan;

                           (ii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Company
                                    constitutes  a  legal,   valid  and  binding
                                    assignment of such Mortgage Loan;

                          (iii) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, subject to the matters described in clause
                                    (xi) below;

                           (iv)     Each Note,  Mortgage,  Assignment  of Leases
                                    and  Rents  (if  any)  and  other  agreement
                                    executed in  connection  with such  Mortgage
                                    Loan   are   legal,    valid   and   binding
                                    obligations   of   the   related   Borrower,
                                    enforceable in accordance  with their terms,
                                    except as
                                    such   enforcement   may   be   limited   by
                                    bankruptcy,   insolvency,    reorganization,
                                    moratorium  or  other  laws   affecting  the
                                    enforcement of creditors'  rights generally,
                                    or   by   general   principles   of   equity
                                    (regardless  of whether such  enforceability
                                    is  considered  in a proceeding in equity or
                                    at  law)  and to the  best  of the  Seller's
                                    knowledge,   there  is  no  valid   defense,
                                    counterclaim, right of rescission or right of set-off or abatement available to the related Borrower with respect to such Note, Mortgage and other agreements;

                            (v) The Assignment of Leases and Rents creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related Borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein;

                           (vi) Each related assignment of Mortgage from the Seller to the Company and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Seller to the Company constitutes the legal, valid and binding assignment from the Seller to the Company, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                          (vii) Since origination, and except as set forth in the related Mortgage File (but in no event inconsistent with the Mortgage Loan Schedule), the Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded and, the related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

                         (viii) Each Mortgage is a valid and enforceable first lien on the related Mortgaged Property, and such Mortgaged Property (subject to the matters described in clause
                                    (xi)  below),  is  free  and  clear  of  any
                                    mechanics' and materialmen's liens which are
                                    prior  to or  equal  with  the  lien  of the
                                    related  Mortgage,  except  those  which are
                                    insured   against   by  a   lender's   title
                                    insurance policy (as described below);

                           (ix) The Seller has not taken any action that would cause the representations and warranties made by each related Borrower in the Mortgage Loan not to be true;

                            (x) The Seller has no knowledge that the representations and warranties made by each related Borrower in such Mortgage Loan are not true in any material respect;

                           (xi) The lien of each Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Originator, its successors and assigns, or the holder of the related Note as to a valid and first priority lien of the Mortgage in at least the original principal amount of such Mortgage Loan or Allocated Loan Amount of the related Mortgaged Property (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement), subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value, use or operation of the Mortgaged Property; the Originator or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Company without the
                                    consent  of  or  any   notification  to  the
                                    insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not done anything, by act or omission, and the Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law, the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

                          (xii) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Seller covenants that it will not make any future advances under the Mortgage Loan to the related Borrower;

                         (xiii) The Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan, is in good repair and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

                          (xiv) The Borrower (and, if the related Mortgaged Property is secured by a senior housing or healthcare facility, the operator, or
                                    operators,   of   such   facility)   is   in
                                    possession of all material licenses, permits
                                    and  other   authorizations   necessary  and
                                    required  by all  applicable  laws  for  the
                                    conduct  of  its   business   and  all  such
                                    licenses,  permits  and  authorizations  are
                                    valid and in full force and  effect,  and if
                                    the  Mortgaged  Property  is  improved  by a
                                    healthcare   facility,   the   most   recent
                                    inspection   or   survey   by   governmental
                                    authorities    having     jurisdiction    in
                                    connection  with such licenses,  permits and
                                    authorizations  did not cite such  Mortgaged
                                    Property  for  material   violations  (which
                                    shall  include only "Level A"  violations or
                                    the  equivalent,  in  the  case  of  skilled
                                    nursing  facilities,   that  have  not  been
                                    cured);  and if the  Mortgaged  Property  is
                                    improved   by  a  hotel,   the  most  recent
                                    inspection or review by the  franchisor,  if
                                    any,  did not cite such  Mortgaged  Property
                                    for  material   violations  of  the  related
                                    franchise agreement which have not been cured;

                           (xv) The Seller has inspected or caused to be inspected the Mortgaged Property (except certain of the Credit Lease Properties) within the past 12 months preceding the Cut-off Date or within 1 month of origination of the Mortgage Loan;

                          (xvi) Except for ARD Loans (with respect to which interest accrues on Excess Interest and the priority of repayment of Excess Interest follows principal), the Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

                         (xvii)     The  Mortgage  Loan is a whole  loan  and no
                                    other   party   holds  an  interest  in  the
                                    Mortgage Loan;

                        (xviii)     (A)  The  Mortgage  Rate  (exclusive  of any
                                         default  interest,   late   charge   or
                                         yield   maintenance   charge)  of  such
                                         Mortgage  Loan  complied as of the date
                                         of origination with, or is exempt from,
                                         applicable   state  or  federal   laws,
                                         regulations   and  other   requirements
                                         pertaining to usury;  any and all other
                                         requirements  of any federal,  state or
                                         local    laws,    including,    without
                                         limitation,    truth-in-lending,   real
                                         estate  settlement  procedures,   equal
                                         credit  opportunity or disclosure laws,
                                         applicable  to such  Mortgage Loan have
                                         been  complied  with as of the  date of
                                         origination  of such  Mortgage Loan and
                                         (B) the Seller has  received an opinion
                                         that   such   Mortgage   Loan   is  not
                                         usurious;

                          (xix) (A) With respect to each Mortgage Loan originated by the Seller, no fraudulent acts were committed by the Seller during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards and (B) with respect to each Mortgage Loan originated by Bloomfield, to the best of the Seller's knowledge, no fraudulent acts were committed by Bloomfield during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

                           (xx) All taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

                          (xxi) All escrow deposits and payments required pursuant to the Mortgage Loans are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Seller to the Company and identified as such with appropriate detail;

                         (xxii) To the extent required under applicable law, as of the Cut-off Date, the Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

                        (xxiii)     (A)  The Mortgaged  Property is insured by a
                                         fire  and  extended  perils   insurance
                                         policy,  issued by an  insurer  meeting
                                         the  requirements   under  the  related
                                         Mortgage  Loan in an  amount  not  less
                                         than  the  replacement   cost  and  the
                                         amount necessary to avoid the operation
                                         of  any  co-insurance  provisions  with
                                         respect  to  the  Mortgaged   Property,
                                         except
                                         with   respect to certain  portions  of
                                         certain  Mortgaged  Properties in which
                                         a Credit  Tenant  self-insures  for its
                                         portion of such Mortgaged Property;

                                    (B)  the  Mortgaged  Property  is covered by
                                         business interruption insurance (for at
                                         least 12 months of rent  interruptions)
                                         and each Mortgaged  Property is covered
                                         by  comprehensive   general   liability
                                         insurance in amounts generally required
                                         by  institutional  lenders  for similar
                                         properties;

                                    (C)  All premiums on any insurance  policies
                                         required  to be  paid  as of  the  date
                                         hereof have been paid;

                                    (D)  The  insurance  policies  require prior
                                         notice to the insured of termination or
                                         cancellation,  and no such  notice  has
                                         been received; and

                                    (E)  Each related Mortgage or Loan Agreement
                                         obligates   the  related   Borrower  to
                                         maintain  all such  insurance  and,  at
                                         such  Borrower's   failure  to  do  so,
                                         authorizes  the  mortgagee  to maintain
                                         such insurance at the  Borrower's  cost
                                         and expense  and to seek  reimbursement
                                         therefor from such Borrower;

                         (xxiv) There is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and, to the Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

                          (xxv) The Mortgage Loan has not been 30 days or more delinquent since origination and as of the Cut-off Date was not delinquent;

                         (xxvi) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the Borrower which would interfere with such right to foreclose. To the best of the Seller's knowledge, no Borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

                        (xxvii) The Borrower represents and warrants in the Mortgage or Loan Agreement that, except as set forth in certain environmental reports or other documents previously provided to the Rating Agencies and to the best of its knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal
                                    of Hazardous Materials;  the Borrower agrees
                                    to indemnify,  defend and hold the mortgagee
                                    and its successors and assigns harmless from
                                    and against any and all losses, liabilities,
                                    damages,   injuries,    penalties,    fines,
                                    expenses,  and claims of any kind whatsoever
                                    (including  attorneys' fees and costs) paid,
                                    incurred   or   suffered   by,  or  asserted
                                    against,  any such  party  resulting  from a
                                    breach    of    certain     representations,
                                    warranties   or   covenants   given  by  the
                                    Borrower in such Mortgage or Loan Agreement.
                                    A Phase I environmental report was conducted
                                    by a  reputable  environmental  engineer  in
                                    connection   with  the  origination  of  the
                                    Mortgage   Loan,   which   report  does  not
                                    indicate  any  material   non-compliance  or
                                    material  existence of Hazardous  Materials,
                                    except   as    disclosed    to   Seller   in
                                    environmental  reports or  summaries of such
                                    reports.   To  the  best  of  the   Seller's
                                    knowledge,  the  Mortgaged  Property  is  in
                                    material   compliance  with  all  applicable
                                    federal,  state and local laws pertaining to
                                    environmental  hazards,  and to the  best of
                                    Seller's  knowledge,  no notice of violation
                                    of  such   laws  has  been   issued  by  any
                                    governmental agency or authority, except as disclosed to Seller in environmental reports or summaries of such reports; the Seller has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

                       (xxviii) The Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement or obtaining the prior written consent of the Mortgagee or the satisfaction of certain conditions, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing and each related Mortgage prohibits the pledge or encumbrance of the Mortgaged Property without the consent of the holder of the Mortgage Loan;

                         (xxix) (1) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) either (i) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan (in the case of a Mortgage Loan that has not been "significantly modified" in a manner that constituted a deemed exchange under
                                    Section  1001 of the Code at the  time  when
                                    the  Mortgage  Loan  was not in  default  or
                                    default   with   respect   thereto  was  not
                                    reasonably  foreseeable)  or (ii)  the  fair
                                    market  value of such real  property  was at
                                    least equal to 80% of the  principal  amount
                                    of the Mortgage Loan (a) at origination  (or
                                    if the Mortgage Loan has been "significantly
                                    modified"  in a manner  that  constituted  a
                                    deemed  exchange  under  Section 1001 of the
                                    Code at a time  when the  Mortgage  Loan was
                                    not  in  default  or  default  with  respect
                                    thereto was not reasonably foreseeable,  the
                                    date of the last such  modification)  or (b)
                                    at  the  Closing  Date;  provided  that  for
                                    purposes of this clause (ii) the fair market
                                    value of the  real  property  interest  must
                                    first be  reduced  by (A) the  amount of any
                                    lien on the real  property  interest that is
                                    senior to the  Mortgage  Loan  (unless  such
                                    senior lien also secures a Mortgage Loan, in
                                    which event the  computations  described  in
                                    (a) and (b) of this  clause  (ii)  shall  be
                                    made  on  an  aggregate  basis)  and  (B)  a
                                    proportionate  amount of any lien that is in
                                    parity with the  Mortgage  Loan (unless such
                                    other lien  secures a Mortgage  Loan that is
                                    cross-collateralized   with  such   Mortgage
                                    Loan,   in  which   event  the   computation
                                    described in (a) and (b) shall be made on an
                                    aggregate basis). All improvements  included
                                    for the purpose of determining the Appraised
                                    Value of the  Mortgaged  Property are within
                                    the  boundaries  of  the  related  Mortgaged
                                    Property     (other    than    de    minimis
                                    encroachments that the Seller has obtained title insurance against the losses arising therefrom);

                          (xxx)     (A)     The Mortgage  Loan   constitutes   a
                                            "qualified   mortgage"   within  the
                                            meaning of Section 860G(a)(3) of the
                                            Code (but without regard to the rule
                                            in       Treasury        Regulations
                                            1.860G-2(f)(2)    that    treats   a
                                            defective  obligation as a qualified
                                            mortgage,   or   any   substantially
                                            similar successor provision);

                                    (B)     With respect to each Mortgage  Loan,
                                            the  Prepayment  Premium  (including
                                            any   Return  of   Premium   Amount)
                                            constitutes a "customary  prepayment
                                            penalty"   within  the   meaning  of
                                            Treasury     Regulations     Section
                                            1.860G-1(b)(2); and

                                    (C)     If the  Mortgage  Loan  provides for
                                            the     defeasance    of    mortgage
                                            collateral,   the   Loan   Documents
                                            permit  defeasance  (a)  no  earlier
                                            than two  years  after  the  Closing
                                            Date  (or,  if  earlier,  two  years
                                            following the "startup  day," within
                                            the   meaning   of   Code    Section
                                            860G(a)(9),  of a REMIC of which the
                                            Mortgage  Loan  (not  including  any
                                            Other  Note) is an asset),  (b) only
                                            with      substitute      collateral
                                            constituting "government securities"
                                            within  the   meaning  of   Treasury
                                            Regulations   1.860G-2(a)(8)(i)  and
                                            (c)   only   to    facilitate    the
                                            disposition    of   the    Mortgaged
                                            Property  and  not  as  part  of  an
                                            arrangement to collateralize a REMIC
                                            offering with  obligations  that are
                                            not real estate mortgages;

                         (xxxi) The mortgage loan schedule which is an exhibit to the Pooling and Servicing Agreement is complete and accurate in all respects;

                        (xxxii) The Mortgaged Property is in compliance, in all material respects, with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property; provided that several Mortgaged Properties constitute a legal nonconforming use or structure. All inspections, licenses and certificates required, including certificates of occupancy (if applicable), whether by law, ordinance, regulation or insurance standards to be made or issued with regard to the Mortgaged Property, have been obtained and are in full force and effect;

                       (xxxiii)     (A)     The  Borrower  is  an  entity  whose
                                            organizational   documents   provide
                                            that it is,  and at least so long as
                                            the  Mortgage  Loan  is  outstanding
                                            will     continue     to    be,    a
                                            single-purpose   entity.  (For  this
                                            purpose,   "single-purpose   entity"
                                            shall  mean a person,  other than an
                                            individual,   which  is   formed  or
                                            organized  solely for the purpose of
                                            owning and  operating  the Mortgaged
                                            Property  and does not engage in any
                                            business  unrelated to such property
                                            and its financing);

                                    (B)     A   non-consolidation   opinion  was
                                            obtained for each  Borrower or group
                                            of affiliated Borrowers in which the
                                            Cut-off  Date  Principal  Balance of
                                            the  Mortgage  Loan  or  Loans,   as
                                            applicable,    have   an   aggregate
                                            Cut-off  Date  Principal  Balance in
                                            excess of $20,000,000;

                                    (C)     The  organizational   documents  for
                                            each    Borrower    (or   group   of
                                            affiliated    Borrowers)   under   a
                                            Mortgage  Loan  or

                                            Loans    having   a   Cut-off   Date
                                            Principal   Balance  (or   aggregate
                                            Cut-off Date  Principal  Balance) in
                                            excess of  $25,000,000  require that
                                            the  Board  of   Directors   of  the
                                            Borrower    or     Borrowers,     as
                                            applicable,  its  corporate  general
                                            partner,   or  managing  member,  as
                                            applicable,  include an  independent
                                            director;

                        (xxxiv) If a material portion of the estate of the related Borrower is a leasehold estate and the fee interest of the ground lessor is not subject and subordinate to the related Mortgage, the Seller represents and warrants that:

                                    (A)     The  ground  lease  or a  memorandum
                                            regarding it has been duly recorded.
                                            The   ground   lease   permits   the
                                            interest   of  the   lessee   to  be
                                            encumbered  by the related  Mortgage
                                            and does not restrict the use of the
                                            related  Mortgaged  Property by such
                                            lessee, its successors or assigns in
                                            a manner that would adversely affect
                                            the security provided by the related
                                            Mortgage. There has been no material
                                            change in the  terms of such  ground
                                            lease since its recordation,  except
                                            by written instruments, all of which
                                            are included in the related Mortgage
                                            File;

                                    (B)     The lessor  under such ground  lease
                                            has agreed in writing  and  included
                                            in the  related  Mortgage  File that
                                            the ground lease may not be amended,
                                            modified,   canceled  or  terminated
                                            without the prior written consent of
                                            the mortgagee;

                                    (C)     The  ground  lease  has an  original
                                            term (or an  original  term plus one
                                            or  more  optional   renewal  terms,
                                            which, under all circumstances,  may
                                            be    exercised,    and    will   be
                                            enforceable,  by the mortgagee) that
                                            extends   not  less  than  10  years
                                            beyond  the stated  maturity  of the
                                            related Mortgage Loan;

                                    (D)     The  ground  lease  is  prior to any
                                            mortgage  or  other  lien  upon  the
                                            related   fee   interest   and   the
                                            landlord  has  not  entered  into an
                                            agreement to subordinate  the ground
                                            lease to future  mortgages  or liens
                                            on the fee interest;

                                    (E)     The ground  lease is  assignable  to
                                            the  mortgagee  under the  leasehold
                                            estate and its  assigns  without the
                                            consent of the lessor thereunder;

                                    (F)     As of the date of hereof, the ground
                                            lease is in full  force  and  effect
                                            and no default has occurred,  nor is
                                            there any
                                            existing  condition  which,  but for
                                            the  passage  of time or  giving  of
                                            notice,  would  result  in a default
                                            under the terms of the ground lease;

                                    (G)     The   ground   lease  or   ancillary
                                            agreement between the lessor and the
                                            lessee  requires  the lessor to give
                                            notice of any  default by the lessee
                                            to the mortgagee;

                                    (H)     A   mortgagee    is    permitted   a
                                            reasonable  opportunity  (including,
                                            where necessary,  sufficient time to
                                            gain  possession  of the interest of
                                            the lessee  under the  ground  lease
                                            through  legal  proceedings,  or  to
                                            take  other  action  so  long as the
                                            mortgagee is proceeding  diligently)
                                            to cure any default under the ground
                                            lease  which is  curable  after  the
                                            receipt  of  notice  of any  default
                                            before the lessor may  terminate the
                                            ground  lease.  All  rights  of  the
                                            mortgagee under the ground lease and
                                            the related Mortgage  (insofar as it
                                            relates to the ground  lease) may be
                                            exercised  by or on  behalf  of  the
                                            mortgagee;

                                    (I)     The ground lease does not impose any
                                            restrictions   on  subletting   that
                                            would  be  viewed  as   commercially
                                            unreasonable  by  an   institutional
                                            investor.    The   lessor   is   not
                                            permitted to disturb the possession,
                                            interest or quiet  enjoyment  of any
                                            subtenant   of  the  lessee  in  the
                                            relevant  portion  of the  Mortgaged
                                            Property subject to the ground lease
                                            for any  reason,  or in any  manner,
                                            which  would  adversely  affect  the
                                            security  provided  by  the  related
                                            Mortgage;

                                    (J)     The  ground  lease   provides   that
                                            insurance  proceeds or  condemnation
                                            awards  (other  than in respect of a
                                            total or substantially total loss or
                                            taking)  will be  applied  either to
                                            the repair or  restoration of all or
                                            part of the Mortgaged  Property with
                                            the mortgagee or a trustee appointed
                                            by it  having  the right to hold and
                                            disburse  such proceeds as repair or
                                            restoration   progresses,   or,   if
                                            permitted  by  the  related   ground
                                            lease,   to  the   payment   of  the
                                            outstanding principal balance of the
                                            Mortgage  Loan,  together  with  any
                                            accrued interest, except that in the
                                            case  of  condemnation  awards,  the
                                            ground  lessor  is  entitled  to  an
                                            amount of such award generally based
                                            on the value of the unimproved  land
                                            taken;

                                    (K)     Under the terms of the ground  lease
                                            and  the   related   Mortgage,   any
                                            related   insurance   proceeds,   or
                                            condemnation  award in  respect of a
                                            total or substantially total loss or
                                            taking  of  the  related   Mortgaged
                                            Property  will be  applied  first to
                                            the   payment  of  the   outstanding
                                            principal  balance  of the  Mortgage
                                            Loan,   together  with  any  accrued
                                            interest  (except where  contrary to
                                            applicable  law or in cases  where a
                                            different  allocation  would  not be
                                            viewed as commercially  unreasonable
                                            by   any   institutional   investor,
                                            taking  into  account  the  relative
                                            duration of the ground lease and the
                                            related  Mortgage  and the  ratio of
                                            the  market  value  of  the  related
                                            Mortgaged     Property     to    the
                                            outstanding   principal  balance  of
                                            such  Mortgage  Loan and except that
                                            certain  ground  leases may  require
                                            insurance  proceeds to be applied to
                                            the  restoration  of the property in
                                            respect  of   casualties   occurring
                                            prior to a specified time before the
                                            expiration  of  the  ground  lease).
                                            Until  the  principal   balance  and
                                            accrued  interest  rate  are paid in
                                            full,  neither  the  lessee  nor the
                                            lessor  under the ground  lease will
                                            have  the  option  to  terminate  or
                                            modify  the  ground  lease   without
                                            prior   written   consent   of   the
                                            mortgagee   as  a   result   of  any
                                            casualty  or  partial  condemnation,
                                            except to provide  for an  abatement
                                            of the rent; and

                                    (L)     The ground lease requires the lessor
                                            to enter  into a new lease  upon the
                                            termination  of the ground  lease or
                                            upon  rejection  of the ground lease
                                            in a bankruptcy proceeding;

                         (xxxv) If, as of the Cut-off Date, the Mortgaged Property has earthquake, windstorm or flood insurance, such insurance is required to be maintained until the principal balance of the related Mortgage Loan is paid in full;

                        (xxxvi) Except with respect to Split Loans, all other loans that are cross-collateralized or cross-defaulted with the Mortgage Loan are included in the Mortgage Pool;

                       (xxxvii) Neither the Seller nor any affiliate thereof has any obligation or right to make any capital contribution to the Borrower under the Mortgage Loan, other than contributions made on or prior to the Closing Date;

                      (xxxviii)     The  Borrower  is  not  an  affiliate  of a
                                    Borrower under any other Mortgage Loan;

                        (xxxix) Upon receipt of the Purchase Price, the Seller has no right of set-off with respect to the transfer of the Mortgage Loans to the Company;

                           (xl)     With   respect   to  each   Mortgage   Loan
                                    originated by Bloomfield:

                                    (A)     The Mortgage  Loan was  underwritten
                                            in   accordance    with    standards
                                            established  by  the  Seller,  using
                                            application forms and related credit
                                            documents approved by the Seller;

                                    (B)     The Seller approved each application
                                            and related credit  documents before
                                            a  commitment  by   Bloomfield   was
                                            issued,  and no such  commitment was
                                            issued  until the  Seller  agreed to
                                            fund such loan;

                                    (C)     The  closing   documents   for  such
                                            Mortgage Loan were prepared on forms
                                            approved by the Seller,  and reflect
                                            the  Seller  as  the  successor  and
                                            assign to Bloomfield; and

                                    (D)     Such   Mortgage  Loan  was  actually
                                            funded  by  the   Seller,   and  was
                                            assigned   to  the   Seller  at  the
                                            closing;

                          (xli) With respect to each Mortgage Loan secured by a Credit Lease:

                                    (A)     The rental payments under the Credit
                                            Lease are equal to or  greater  than
                                            the  payments  due  under  the  loan
                                            documents,  and are payable  without
                                            notice  or   demand,   and   without
                                            setoff,  counterclaim,   recoupment,
                                            abatement, reduction or defense;

                                    (B)     The obligations of the Credit Tenant
                                            under the Credit  Lease,  including,
                                            but not limited  to, the  obligation
                                            of the  Credit  Tenant  to pay fixed
                                            and   additional   rent,   are   not
                                            affected  by reason of any damage to
                                            or destruction of any portion of the
                                            leased  property,  any taking of the
                                            leased  property or any part thereof
                                            by condemnation or otherwise, or any
                                            prohibition,  limitation,  interrup-
                                            tion,    cessation,     restriction,
                                            prevention  or  interference  of the
                                            Credit  Tenant's  use,  occupancy or
                                            enjoyment  of the  leased  property,
                                            provided,  however,  that the Credit
                                            Lease may permit a lease termination
                                            in any such  event if  notice by the
                                            Credit Tenant of such termination is
                                            accompanied  by the  exercise  of an
                                            option  to  purchase  the  Mortgaged
                                            Property for at least the  principal
                                            balance of the  Mortgage  Loans plus
                                            accrued interest;

                                    (C)     No Credit Lease has the benefit of a
                                            noncancellable   Lease   Enhancement
                                            Policy  for  which the  premium  has
                                            been paid in full;

                                    (D)     The  Borrower   does  not  have  any
                                            monetary   obligations   under   the
                                            Lease, and every monetary obligation
                                            associated  with  managing,  owning,
                                            developing  and operating the leased
                                            property (including, but not limited
                                            to,   the  costs   associated   with
                                            utilities,  taxes, insurance, ground
                                            rents,  payments  under any easement
                                            agreements  affecting  the Mortgaged
                                            Property,  maintenance  and repairs)
                                            is  an   obligation  of  the  Credit
                                            Tenant;

                                    (E)     The  Borrower   does  not  have  any
                                            continuing  nonmonetary  obligations
                                            under   the   Credit   Lease,    the
                                            performance of which would involve a
                                            material expenditure of funds or the
                                            non-performance   of   which   would
                                            entitle   the   Credit   Tenant   to
                                            terminate the related Credit Lease;

                                    (F)     The  Borrower has not made any false
                                            representation or warranty under the
                                            Credit  Lease that would  impose any
                                            material  monetary  obligation  upon
                                            the  Borrower  or  any  landlord  or
                                            result  in  the  termination  of the
                                            Credit Lease;

                                    (G)     The Credit Tenant  cannot  terminate
                                            the  Credit  Lease  for any  reason,
                                            prior to the  payment  in full of or
                                            the payment of funds  sufficient  to
                                            pay  in  full   (i)  the   principal
                                            balance of the Mortgage  Loan,  (ii)
                                            all accrued  and unpaid  interest on
                                            the  Mortgage  Loan,  and  (iii) any
                                            other sums due and payable under the
                                            Mortgage  Loan,  as of  the  related
                                            termination   date,   except  for  a
                                            default  by  the  related   Borrower
                                            under the Credit Lease;

                                    (H)     In  the  event  the  Credit   Tenant
                                            assigns   or   sublets   the  leased
                                            property,  the Credit Tenant remains
                                            primarily obligated under the Credit
                                            Lease;

                                    (I)     The  Credit  Tenant  has  agreed  to
                                            indemnify the related  Borrower from
                                            any claims of any nature  arising as
                                            a result of any  hazardous  material
                                            affecting the leased property caused
                                            by the  Credit  Tenant  and  arising
                                            after  commencement  of  the  Credit
                                            Lease;

                                    (J)     To  the  Seller's   knowledge,   the
                                            Credit Lease contains  customary and
                                            enforceable  provisions which render
                                            the  rights  and   remedies  of  the
                                            lessor  thereunder  adequate for
                                            the enforcement and  satisfaction of
                                            the lessor's rights thereunder;

                                    (K)     In  reliance  on a  tenant  estoppel
                                            certificate and representations made
                                            by  the  Credit   Tenant  under  the
                                            Credit Lease or representations made
                                            by the  related  Borrower  under the
                                            Mortgage Loan  documents,  as of the
                                            closing  date of each  Credit  Lease
                                            Loan

                                            (1)      the  Credit  Lease  was  in
                                                     full force and effect,  and
                                                     no default by the  Borrower
                                                     or the Tenant has  occurred
                                                     under the Credit Lease, nor
                                                     is   there   any   existing
                                                     condition  which,  but  for
                                                     the  passage of time or the
                                                     giving  of  notice or both,
                                                     would  result  in a default
                                                     under   the  terms  of  the
                                                     Credit Lease;

                                            (2)      none  of the  terms  of the
                                                     Credit   Lease   have  been
                                                     impaired,  waived,  altered
                                                     or  modified in any respect
                                                     (except as described in the
                                                     related  tenant   estoppel)
                                                     and the  Credit  Lease Loan
                                                     provides  that the  related
                                                     Credit   Lease   cannot  be
                                                     modified     without    the
                                                     consent of the Seller;

                                            (3)      no Credit  Tenant  has been
                                                     released  in  whole  or  in
                                                     part,  from its obligations
                                                     under the Credit Lease;

                                            (4)      there is no  current  right
                                                     of   rescission,    offset,
                                                     abatement,      diminution,
                                                     defense or  counterclaim to
                                                     any Credit Lease,  nor will
                                                     the operation of any of the
                                                     terms of the Credit Leases,
                                                     or  the   exercise  of  any
                                                     rights  thereunder,  render
                                                     the      Credit       Lease
                                                     unenforceable  (in whole or
                                                     in part), or subject to any
                                                     right    of     rescission,
                                                     offset,          abatement,
                                                     diminution,    defense   or
                                                     counterclaim  and  no  such
                                                     right  or  claim  has  been
                                                     asserted    with    respect
                                                     thereto;

                                            (5)      the Credit Lease has a term
                                                     ending   on  or  after  the
                                                     final   maturity   of   the
                                                     related  Credit Lease Loan,
                                                     and each Credit  Lease Loan
                                                     is  fully-amortizing   from
                                                     rent   payments    received
                                                     during   the  term  of  the
                                                     Credit Lease; and

                                            (6)      there is no balloon payment
                                                     due under the Credit  Lease
                                                     Loan;

                                    (L)     The   Mortgaged   Property   is  not
                                            subject to any lease  other than the
                                            related Credit Lease,  no Person has
                                            any possessory interest in, or right
                                            to occupy,  the Mortgaged  Property,
                                            except  under and  pursuant  to such
                                            Credit  Lease and the Credit  Tenant
                                            under the related  Credit Lease,  or
                                            its wholly-owned  subsidiary,  is in
                                            occupancy of the Mortgaged Property;

                                    (M)     Each  Credit  Tenant  has  agreed to
                                            notify  the  Seller  of any event of
                                            default  under  the  related  Credit
                                            Lease and to provide the Seller with
                                            additional  time and an  opportunity
                                            to cure;

                                    (N)     The  Credit  Tenant  under a  Credit
                                            Lease is required to make all rental
                                            payments  directly to the Seller (or
                                            an account  controlled  by  Seller),
                                            its successors and assigns;

                                    (O)     The Credit Lease Loan  provides that
                                            the related  Credit  Lease cannot be
                                            modified  without the consent of the
                                            Seller thereunder;

                                    (P)     The credit lease assignment  creates
                                            a  valid  first  priority   security
                                            interest in favor of the Seller, its
                                            successors  and  assigns,  in rights
                                            under the  Credit  Lease,  including
                                            the right to monthly lease  payments
                                            and,  to the  extent  payable  under
                                            each Credit Lease,  additional  rent
                                            due under the related Credit Lease;

                                    (Q)     No person  owns any  interest in any
                                            payments due under such Credit Lease
                                            other than the Borrower;

                                    (R)     The Credit Lease is  subordinate  in
                                            right to the related Mortgage;

                                    (S)     In the  event the  Trustee  acquires
                                            title to a Credit Lease  Property by
                                            foreclosure   or   otherwise,    the
                                            Borrower's    interest   under   the
                                            related   Credit   Lease  is  freely
                                            assignable  by the  Trustee  and its
                                            successors and assigns to any person
                                            without  the  consent  of the Credit
                                            Tenant,   and  in  the   event   the
                                            Borrower's  interest is so assigned,
                                            the Credit  Tenant will be obligated
                                            to recognize  the assignee as lessor
                                            under such Credit Lease;

                                    (T)     The Credit Lease Loan is not secured
                                            by a property under  construction or
                                            substantial rehabilitation;

                                    (U)     The  Interest  Rate  on  the  Credit
                                            Lease Loan is a fixed rate;

                                    (V)     In the event that the  obligation of
                                            the Credit  Tenant  under the Credit
                                            Lease  is   guaranteed  by  a  rated
                                            parent or  affiliate  of the  Credit
                                            Tenant,  (i) such guaranty is legal,
                                            valid  and   binding   against   the
                                            guarantor;  (ii) such  guarantor has
                                            also  executed  or  acknowledged  in
                                            writing,   with   respect   to   the
                                            Mortgage,      a      subordination,
                                            non-disturbance     agreement    and
                                            assignment to the Trustee; (iii) the
                                            guaranty      is      unconditional,
                                            irrevocable  and  absolute,  without
                                            any right of offset, counterclaim or
                                            defenses; (iv) the guaranty provides
                                            that it is a  guaranty  of both  the
                                            performance   and   payment  of  the
                                            financial  obligations of the Credit
                                            Tenant,  and not only of collection;
                                            and (v) the  guaranty  is binding on
                                            the  guarantor,  its  successors and
                                            assigns  and may not be  amended  or
                                            released   without   the   Trustee's
                                            consent;

                                    (W)     The  Credit  Lease  Property  has  a
                                            permanent  certificate of occupancy,
                                            if required,  and the Credit  Tenant
                                            has commenced lease payments;

                                    (X)     The  Credit  Tenant  has  agreed  to
                                            indemnify   the  Borrower  from  any
                                            claims of any nature relating to the
                                            Credit Lease Loan and the Mortgaged
                                            Property;

                                    (Y)     The  Credit  Tenant  has  agreed  to
                                            deposit  rent  directly  into a Lock
                                            Box Account controlled by the
                                            Servicer;

                                    (Z)     With  respect to each  Credit  Lease
                                            Loan  that  has  a  residual   value
                                            insurance policy:

                                            (1)      Each Credit Lease Loan that
                                                     has a balloon  payment  due
                                                     has    a     noncancellable
                                                     residual  value   insurance
                                                     policy    for   which   the
                                                     premium  has  been  paid in
                                                     full   as  of  the   policy
                                                     effective date (which is on
                                                     or  prior  to  the  Closing
                                                     Date) and the policy cannot
                                                     be terminated (except under
                                                     certain       circumstances
                                                     specified in the  policies)
                                                     prior  to the date on which
                                                     the  outstanding  principal
                                                     balance of the Credit Lease
                                                     Loan is reduced to zero;

                                            (2)      The     residual      value
                                                     insurance    policy    (and
                                                     certain  terms  therein) in
                                                     effect   for  each   Credit
                                                     Lease  Loan is as set forth
                                                     on Exhibit D hereto;

                                            (3)      The Trustee and its assigns
                                                     are  designated as the loss
                                                     payee  under such  residual
                                                     value insurance  policy and
                                                     all  proceeds   under  such
                                                     policy  are  payable to the
                                                     loss payee;

                                            (4)      The  insured  amount  under
                                                     the  residual  value policy
                                                     is equal to or greater than
                                                     the    scheduled    balloon
                                                     payment;

                                            (5)      The  residual  value policy
                                                     cannot be  amended  without
                                                     the prior  written  consent
                                                     of the Trustee; and

                                            (6)      The   proceeds   under  the
                                                     residual  value   insurance
                                                     policy  are  payable on the
                                                     lease  termination date (or
                                                     if  the  lease  termination
                                                     date is not a business day,
                                                     then the first business day
                                                     thereafter)            (the
                                                     "Termination        Date"),
                                                     provided  that all payments
                                                     except the balloon  payment
                                                     have   been    made,    and
                                                     provided  further  that (i)
                                                     in  the  case  of  policies
                                                     issued  by  R.V.I.  America
                                                     Insurance Company, a Notice
                                                     of  Final  Claim  has  been
                                                     delivered to the insurer by
                                                     the loss  payee  during the
                                                     period   between  the  45th
                                                     business   day  before  the
                                                     Termination  Date  and  the
                                                     tenth  business  day before
                                                     the  Termination  Date, and
                                                     (ii)   in   the   case   of
                                                     policies      issued     by
                                                     Financial        Structures
                                                     Limited,  a valid Notice of
                                                     Claim  has  been  delivered
                                                     during the  period  between
                                                     the  10th  day  before  the
                                                     Termination  Date  and  the
                                                     30th    day    after    the
                                                     Termination Date;

                         (xlii) If the Mortgaged Property is improved by a hotel or a healthcare facility, the Seller has filed and/or recorded (or sent for filing and/or recording on the closing date of the related Mortgage Loan) Uniform Commercial Code financing statements on all furniture, fixtures, equipment and all other personal property used in the operation of the hotel or healthcare facility;

                        (xliii) The Borrower is organized under the laws of a state or commonwealth of the United States;

                         (xliv) Except for documents which have been submitted for recording but have not been returned by the applicable recording office (in which case copies of such documents are
                                    being   delivered  to  the

                                    Trustee), the Mortgage File that is being conveyed to the Trustee is complete;

                          (xlv) The Mortgaged Property (i) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (ii) is served by public utilities, water and sewer (or septic facilities), (iii) is a separate tax parcel (or has reserved funds sufficient to cover taxes for the entire tax parcel), and (iv) has parking as required under applicable law, except as otherwise described in the exceptions to (xxxii);

                         (xlvi) The Seller has not advanced additional funds for principal and interest or taxes and insurance (other than holdbacks at the closing for the related Mortgage Loan from the proceeds of such loan);

                        (xlvii) With respect to each Mortgage Loan that is an ARD Loan

                                    (A)     The maximum rate increase  after the
                                            Anticipated  Repayment  Date  is not
                                            greater  than 200 basis points above
                                            the original interest rate;.

                                    (B)     Such Mortgage Loan begins amortizing
                                            no  later  than  the 11th day of the
                                            month  following  the Cut-off  Date;
                                            such  Mortgage Loan does not have an
                                            interest   only  period   after  the
                                            Cut-off Date;

                                    (C)     The  Anticipated  Repayment  Date is
                                            not less than  seven  years from the
                                            closing date for such Mortgage Loan;

                                    (D)     Such  Mortgage  Loan  provides  that
                                            from the Anticipated  Repayment Date
                                            through the  maturity  date for such
                                            Mortgage  Loan, all excess cash flow
                                            (net of budgeted and lender approved
                                            discretionary  capital expenditures)
                                            will be applied  to repay  principal
                                            due under the Mortgage Loan;

                                    (E)     After  the   Anticipated   Repayment
                                            Date,  the lender  may not  exercise
                                            default  remedies solely because the
                                            borrower fails to pay the difference
                                            between the original  interest  rate
                                            and the new interest rate; and

                                    (F)     The  property  manager  may  not  be
                                            removed for the sole reason that the
                                            Mortgage   Loan   has   passed   its
                                            Anticipated Repayment Date;

                       (xlviii) No advance of funds has been made, directly or indirectly, by the Seller to the Borrower and no funds have been received from any person other than the Borrower for or on account of payments due on the Note or Mortgage;

                         (xlix) To the best of the Seller's knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the borrower or the Mortgaged Property an adverse outcome of which would materially affect such Borrower's performance under the loan documents or the Certificateholders;

                            (l) The Note and Mortgage do not require the mortgagee to release any portion of the
                                    Mortgaged  Property  from  the  lien  of the
                                    Mortgage  except upon payment in full of the
                                    Mortgage  Loan,  or, if  applicable,  in the
                                    event of (A) a  defeasance  pursuant  to the
                                    conditions  specified  in the  related  loan
                                    documents,  (B) the release of an immaterial
                                    portion of the related  Mortgaged  Property,
                                    (C) the payment of an Allocated  Loan Amount
                                    in the event of a casualty or  condemnation,
                                    (D) after the Anticipated  Repayment Date, a
                                    partial  prepayment  of  an  Allocated  Loan
                                    Amount  with  respect  to a  portion  of the
                                    Mortgaged Property or (E) in the case of the
                                    ACCOR  Credit Lease Loan  (reference  number
                                    24554)  and Value  City -  Irvington  Credit
                                    Lease  Loan  (reference   number  22578),  a
                                    property substitution permitted under the related Credit Lease;

                           (li) With respect to each Mortgage Loan the related loan documents permit the lender, following a default under such Mortgage Loan, to apply funds received in respect of such Mortgage Loan to amounts owing thereunder in the order which the lender deems appropriate;

                          (lii) No subordinate financing, other than in the ordinary course of business, exists or is permitted under the loan documents;

                         (liii) The Mortgage Loan contains a provision that the borrower has no right of offset, counterclaim or defense against an assignee of such Mortgage Loan;

                          (liv)     With respect to each Split Note:

                                    (A)     There   is  a  valid   and   binding
                                            Co-Lender  Agreement  in effect with
                                            respect  to each  Split Note and the
                                            related    Other    Note   that   is
                                            enforceable  in accordance  with its
                                            terms  against  all  holders of such
                                            notes,  (including,  but not
                                            limited  to,  the  Trustee  and  the
                                            Other Trustee) of the Split Note and
                                            the Other Note;

                                    (B)     The  related   Co-Lender   Agreement
                                            designates  a Lead  Lender  for  the
                                            Split  Loan  that  is   entitled  to
                                            direct  the  administration  of  the
                                            Split   Loan   and  has   the   sole
                                            authority  to  exercise  and enforce
                                            all of the lender's rights under the
                                            loan documents for such Split Loan;

                                    (C)     The  related   Co-Lender   Agreement
                                            requires  that the Lead  Lender  (i)
                                            administer   the   Split   Loan  and
                                            exercise  and enforce  the  lender's
                                            rights  under  the  loan  documents,
                                            (ii)  hold  all  of  the   Mortgaged
                                            Property    and    all     insurance
                                            maintained  thereon or in connection
                                            therewith   (including,    but   not
                                            limited  to,   property,   casualty,
                                            business  interruption  and residual
                                            value insurance) on behalf,  and for
                                            the  benefit,  of the holders of the
                                            Split Note and the Other Note;

                                    (D)     The  related   Co-Lender   Agreement
                                            provides  that  all  holders  of the
                                            Other  Note  shall  be  bound by all
                                            determinations   made  by  the  Lead
                                            Lender    with    respect   to   the
                                            administration of the Split Note and
                                            the  exercise  of  all  of  lender's
                                            rights under the Loan  Documents for
                                            such Split Note;

                                    (E)     With respect to each Split Loan that
                                            is related to a Credit  Lease  Loan,
                                            (1) the  Split  Note is an  interest
                                            only note for an initial  period and
                                            either  fully-amortizing  thereafter
                                            or  requires a balloon  payment  and
                                            has  a  residual   value   insurance
                                            policy  or a  surety  bond,  (2) the
                                            Other  Note will pay  principal  and
                                            interest  during such initial period
                                            and be due and payable at the end of
                                            such  initial  period,  and (3) both
                                            Other  Note and the Split  Note bear
                                            interest at the same rate per annum;

                                    (F)     With respect to each Split Loan that
                                            is  not a  Credit  Lease  Loan,  the
                                            Split  Note and the Other  Note have
                                            identical terms,  except, in certain
                                            cases,   the  face  amount  of  such
                                            notes;

                                    (G)     The  related   Co-Lender   Agreement
                                            provides  that,  (i)  prior  to  the
                                            occurrence  of an event  of  default
                                            under  the  Split  Loan,   the  Lead
                                            Lender shall  allocate all cash flow
                                            received  with  respect to the Split
                                            Loan in accordance with the terms of
                                            the Split Note and Other  Note,  and
                                            (ii) upon
                                            the   occurrence   of  an  event  of
                                            default  under the Split  Loan,  all
                                            cash flow  received  with respect to
                                            the Split Loan from any source shall
                                            be  allocated  pro rata  between the
                                            Split Note and the Other Note; and

                                    (H)     The  related   Co-Lender   Agreement
                                            requires that only a trustee under a
                                            commercial           mortgage-backed
                                            securitization  may be  designated a
                                            Lead Lender under a Split Loan.

                           (lv) With respect to a defeasance, the related loan documents require the following:

                                    (A)     As of the date  of  the  defeasance,
                                            there is no Event of Default;

                                    (B)     Borrower  must  provide   lender  at
                                            least  thirty  (30)  days  notice to
                                            lender of intent to defease,  except
                                            in the case of a partial  defeasance
                                            to  increase  the  DSCR in  order to
                                            avoid  termination  of the  property
                                            manager,  which may permit less than
                                            thirty (30) days notice of intent to
                                            defease;

                                    (C)     On the date the Mortgage  Loan is to
                                            be released,  the borrower  must pay
                                            an    amount    (the     "Collateral
                                            Substitution Deposit") equal to:

                                            (1)   All     accrued   and   unpaid
                                                  interest;

                                            (2)   All  scheduled  interest   and
                                                  principal due;

                                            (3)   100%   of   the    outstanding
                                                  principal   balance   of   the
                                                  related Note (or at least 100%
                                                  of the  Allocated  Loan Amount
                                                  for    the    portion    being
                                                  defeased); and

                                            (4)   All related costs and expenses
                                                  related  to  the   defeasance,
                                                  including fees paid to acquire
                                                  non-callable   obligations  of
                                                  the       U.S.        Treasury
                                                  ("Treasuries"),  fees incurred
                                                  in connection  with  obtaining
                                                  an accountant's comfort letter
                                                  and    fees     incurred    in
                                                  connection    with   obtaining
                                                  confirmation  from the  Rating
                                                  Agencies  that the  defeasance
                                                  will  not  cause a  downgrade,
                                                  qualification or withdrawal of
                                                  the   then   current   ratings
                                                  assigned   to  any   Class  of
                                                  Certificates;

                                    (D)     The borrower  (itself or through the
                                            Servicer   as  its  agent)  will  be
                                            required to purchase  Treasuries and
                                            perform other duties as specified in
                                            the  loan  documents,   and  if  the
                                            Servicer as agent is to purchase the
                                            Treasuries,  the  borrower  will  be
                                            required  to  deliver  cash  to  the
                                            Servicer for that purpose;

                                    (E)     The  Loan  Documents   require,   or
                                            provide that the lender may require,
                                            that the  borrower  will be required
                                            to  deliver,   from  an  independent
                                            public  accountant,  a  letter  that
                                            certifies  that the cash  flow  from
                                            the Treasuries will be sufficient to
                                            timely meet all  scheduled  mortgage
                                            payments   (including   any  balloon
                                            payments);

                                    (F)     The  Loan  Documents   require,   or
                                            provide that the lender may require,
                                            that the  borrower  will be required
                                            to deliver a letter from each Rating
                                            Agency that such defeasance will not
                                            cause a downgrade,  qualification or
                                            withdrawal   of  the  then   current
                                            ratings  assigned  to any  Class  of
                                            Certificates;

                                    (G)     The  borrower  will be  required  to
                                            assign  its  obligations,   together
                                            with the  Treasuries,  to a  special
                                            purpose  entity  set  up  to  assume
                                            defeased   Mortgage   Loans  or  the
                                            borrower  will be required to remain
                                            a special purpose entity.

                                    (H)     The  borrower  will be  required  to
                                            provide an opinion of counsel to the
                                            effect  that  (1)  the  Trust  has a
                                            perfected  security  interest in the
                                            Collateral Substitution Deposit, the
                                            Treasuries    acquired   with   such
                                            deposit  and all  proceeds  thereof,
                                            under the appropriate  state law and
                                            (2) the  subsequent  assignment  and
                                            assumption of the Treasuries and the
                                            obligations of the original borrower
                                            to and by the new borrower  does not
                                            effect the validity,  enforceability
                                            or  priority  of the first  priority
                                            perfected  security interest granted
                                            to the Trust; and

                                    (I)     The lender has the option to require
                                            the   borrower  to  provide  (1)  an
                                            officer's   certificate   certifying
                                            that all  obligations  have been met
                                            and that the Mortgage Loan is not in
                                            default and (2) such other documents
                                            that  the  lender   may   reasonably
                                            require   in   connection   with   a
                                            defeasance;

                           (lvi) The Mortgage Loan requires the borrower to provide updated operating statements and other property related information, as applicable, to the lender at least annually;

                           (lvii) To the Seller's knowledge, the terms of the loan documents comply in all material respects with all applicable state or federal laws;

                           (lviii)  The full amount of the Note or at least 125%
                                    of  the  Allocated   Loan  Amount  for  each
                                    Mortgaged Property has been recorded; and

                           (lix) To the Seller's knowledge, a duly qualified trustee serves with respect to each Mortgage secured by a deed of trust.

          (c) The Seller has not dealt with any broker, investment banker, agent or other person (other than the Company, the Underwriters and the Placement Agents) who may be entitled to any commission or compensation in connection with the sale to the Company of the Mortgages Loans.

          3. Notice of Breach; Cure and Repurchase. (a) Pursuant to the Pooling and Servicing Agreement, the Seller and the Company shall be given notice of (A) any breach of any representation or warranty contained in Section 2(b) (i),
(ii), (iii),  (iv), (v), (vi), (vii),  (viii),  (ix), (xi), (xii), (xv), (xvii),
(xviii), (xix), (xx), (xxv), (xxviii), (xxix) or (xxx) and (B) any breach of any representation or warranty contained in Section 2(b) (x), (xiii), (xiv), (xvi),
(xxi), (xxii), (xxiii), (xxiv), (xxvi), (xxvii), (xxxi), (xxxii), (xxxiii), (xxxiv), (xxxv), (xxxvi), (xxxvii), (xxxviii), (xxxix), (xl), (xli), (xlii), (xliii), (xliv), (xlv), (xlvi), (xlvii), (xlviii), (xlix), (l), (li), (lii),
(liii), (liv), (lv), (lvi), (lvii), (lviii) and (lix) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein.

          (b) Within 90 days of the receipt of the notice (or with respect to the representation and warranty contained in Section 2(b)(xxix) or (xxx), discovery) of a breach provided for in subsection (a), the Seller shall either
(i) repurchase the related Mortgage Loan at the Repurchase Price or (ii) promptly cure such breach in all material respects; provided, however, that in the event that such breach (other than a breach of Section 2(b)(xxix) or (xxx)) is capable of being cured, as determined by the Servicer or the Special Servicer, as applicable, but not within such 90 day period and the Seller has commenced and is diligently proceeding with the cure of such breach within such 90 day period, the Seller shall have an additional 90 days to complete such cure, provided, further, that with respect to such additional 90 day period the Seller shall have delivered an officer's certificate to the Trustee, the Servicer and the Special Servicer setting forth the reason such breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such breach will be cured within the additional 90 day period; and provided, further, that the Repurchase Price shall also include interest at the Advance Rate on any Advances made in respect of the related Mortgage Loan during such period. Upon any such repurchase of a Mortgage Loan by Seller, the Company shall execute and deliver such instruments of transfer or assignment presented to it by Seller, in each case without recourse, as shall be necessary to vest in Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), and shall deliver the related Mortgage File to Seller or its designee after receipt of the related repurchase price. The obligations of the Seller set forth in this Section 3(b) to cure a breach or repurchase the related Mortgage Loan constitute the sole remedies of the Company or its assignees with respect to a breach provided for in subsection (a); provided, that this limitation shall not in any way limit the Company's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement.

          (c) The Seller hereby acknowledges the assignment by the Company to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Holders of the Certificates, of the representations and warranties contained herein and of the obligation of the Seller to repurchase a Mortgage Loan pursuant to this Section. The Trustee or its designee may enforce such obligation as provided in Section 8 hereof.

          4. Opinions of Counsel. The Seller hereby covenants to the Company to, simultaneously with the execution hereof, deliver or cause to be delivered to the Company opinions of counsel as to various corporate matters in form satisfactory to the Company.

          5. Underwriting. The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans, reasonably requested by the Company in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

          6. Costs. The Company shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreement, including without limitation (i) any recording fees or fees for title policy endorsements and continuations, (ii) the expenses of preparing, printing and reproducing the Prospectus Supplement, the Underwriting Agreement, the Pooling and Servicing
Agreement, the Offered Certificates and the Private Certificates and (iii) the cost of delivering the Offered Certificates and the Private Certificates to the office of the Underwriters or the purchaser of the such certificates, as applicable, insured to the satisfaction of the Underwriters or such purchaser, as applicable.

          7. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Company, will be mailed, hand delivered or delivered by facsimile with receipt confirmed to 2 World Financial Center - Building B, 18th Floor, New York, New York 10281-1198, Attention: Legal Department, or, if sent to the Seller, will be mailed, hand delivered or delivered by facsimile with receipt confirmed to 2 World Financial Center - Building B, 18th Floor, New York, New York 10281-1198, Attention: Legal Department.

          8. Trustee Beneficiary. The representations, warranties and agreements made by the Seller in this Agreement are made for the benefit of, and may be enforced by or on behalf of, the Trustee and the Holders of Certificates to the same extent that the Company has rights against the Seller under this Agreement in respect of representations, warranties and agreements made by the Seller herein and such representations and warranties shall survive delivery of the respective Mortgage Files to the Trustee until the termination of the Pooling and Servicing Agreement.

          9. Miscellaneous. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in Section 10.07 of the Pooling and Servicing Agreement. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in Section 8 hereof.

          IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                          ASSET SECURITIZATION CORPORATION


                                          By:__________________________________
                                             Name:
                                             Title:


                                          NOMURA HOLDING AMERICA INC.


                                          By:__________________________________
                                             Name:
                                             Title:

                                    EXHIBIT A

            Mortgage Loans Sold By The Capital Company of America LLC

                       Mortgage Loan                     Loan Number
---------------------------------------------- --------------------------------
Nationwide Housing - Country Cove                           3733
Dairy Mart - Salem                                          22985
Dairy Mart - Amelia                                         25390
Dairy Mart - Rootstown                                      25391
Dairy Mart - Grove City                                     25393
Dairy Mart - West Chester                                   25394
Dairy Mart - Ontario                                        25396
Airport Plaza                                               11913
125 Uptown Realty                                           20631
Santa Monica Business Park                                  24138
One Congressional Place                                     24164
Green Oaks Park Hotel                                       24914

                                                                       EXHIBIT B


                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                  NHA Mortgage Loan Purchase and Sale Agreement

                                                            Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
         (v)            South Park & Pierre Malls             25190       This representation is to Seller's
                                                                          knowledge only because Borrower did not
                                                                          make this representation with respect to
                                                                          the Assignment of Leases and Rents.
----------------------------------------------------------------------------------------------------------------------
         (xi)           South Park & Pierre Malls             25190       This representation is to Seller's
                                                                          knowledge only because Borrower did not
                                                                          represent that the insurer is qualified to
                                                                          do business in the jurisdiction in which
                                                                          the related Mortgaged Property is located.
----------------------------------------------------------------------------------------------------------------------
        (xiv)           Kaleidoscope Shopping Center          24069       Borrower has not yet delivered a
                                                                          certificate of occupancy.
----------------------------------------------------------------------------------------------------------------------
        (xvii)          All Split Loans                      Various      Each of the Split Loans consists of two or
                                                                          more notes (one or more of which is not
                                                                          included in this pool), each of which is
                                                                          pari passu to each other, and each of
                                                                          which is secured by the related Mortgaged
                                                                          Property.
----------------------------------------------------------------------------------------------------------------------
      (xviii)(B)        Highlands I                           11702       No usury opinion was obtained.
----------------------------------------------------------------------------------------------------------------------
      (xxiii)(A)        ACCOR-M-Six Penvest I                 22578       The credit tenant self-insures.

                        Circuit City - East Lansing           22447       The credit tenant self-insures.

                        Circuit City - Frederick              20118       The credit tenant self-insures.

                        Circuit City - Green Bay              22426       The credit tenant self-insures.

                        Circuit City - Harper Woods           22420       The credit tenant self-insures.
----------------------------------------------------------------------------------------------------------------------
      (xxiii)(B)        Circuit City - East Lansing           22447       The Mortgaged Property is not covered by
                                                                          business interruption insurance.

                        Circuit City - Frederick              20118       The Mortgaged Property is not covered by
                                                                          business interruption insurance.

                        Circuit City - Green Bay              22426       The Mortgaged Property is not covered by
                                                                          business interruption insurance.

                        Circuit City - Harper Woods           22420       The Mortgaged Property is not covered by
                                                                          business interruption insurance.


                                      B-1

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Dictaphone                            22964       The Mortgaged Property is not covered by
                                                                          business interruption insurance.

                        ACCOR-M-Six Penvest I                 22578       The Mortgaged Property is not covered by
                                                                          business interruption insurance.
----------------------------------------------------------------------------------------------------------------------
      (xxiii)(E)        Credit Lease Loans                   Various      Tenant generally maintains the insurance
                                                                          and Borrower is obligated to insure only
                                                                          if loan goes into default.
----------------------------------------------------------------------------------------------------------------------
       (xxvii)          Prime Retail III                      22059       This representation is to Borrower's
                                                                          "actual" knowledge, not "best" knowledge.
----------------------------------------------------------------------------------------------------------------------
       (xxxii)          Prime Retail III                      22059       Environmental representations are to
                                                                          Borrowers "actual" knowledge, not "best"
                                                                          knowledge.

                        Baton Rouge Multi Family              21569       Zoning is legal non-conforming with
                        Portfolio                                         respect to parking; may rebuild to
                                                                          existing conditions unless the cost of
                                                                          rebuilding exceeds 60% of the appraised
                                                                          value.

                        Mountain Valley Apartments            18816       Zoning is legal non-conforming with
                                                                          respect to parking; may rebuild to
                                                                          existing conditions.

                        First Hill Apartments                 14045       Zoning is legal non-conforming with
                                                                          respect to parking, setbacks, landscaping
                                                                          and height requirement; may rebuild to
                                                                          existing conditions as long as the
                                                                          rebuilding is commenced within the 12
                                                                          month period occurring after the date of
                                                                          the casualty.

                        Best Western - New Englander          8881        Zoning is legal non-conforming with
                        Inn                                               respect to parking and setbacks.

                        Shorebirds Apartments                 20902       Zoning is legal non-conforming with
                                                                          respect to setbacks; may rebuild to
                                                                          existing conditions unless the cost of
                                                                          rebuilding exceeds 50% of the appraised
                                                                          value.

                        Whitman Villa                         18592       Zoning is legal non-conforming with
                                                                          respect to parking, useable open space,
                                                                          height of certain fences and size of
                                                                          yards; may rebuild to existing conditions
                                                                          unless the cost of rebuilding exceeds 50%
                                                                          of the appraised value.


                                      B-2

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                         Whitman Villa                         18592      Certificate of Occupancy not found in
                                                                          search of city records.

                        Fairbanks Village Plaza               22778       Zoning is legal non-conforming with
                                                                          respect to parking; may rebuild to
                                                                          existing conditions unless the cost of
                                                                          rebuilding exceeds 75% of the appraised
                                                                          value.

                        Angel Park Apt.                       13459       Zoning is legal non-conforming with
                                                                          respect to density; may rebuild to
                                                                          existing conditions unless the cost of
                                                                          rebuilding exceeds 50% of the appraised
                                                                          value.

                        UCLA Medical Office                   18238       Zoning is legal non-conforming with
                                                                          respect to square footage; may rebuild to
                                                                          existing conditions unless the cost of
                                                                          rebuilding exceeds 50% of the appraised
                                                                          value.

                        Sterling Inn & Sterling Commons       21547       Zoning is legal non-conforming; may
                                                                          rebuild to existing conditions unless the
                                                                          cost of rebuilding exceeds 50% of the
                                                                          appraised value.

                        Plumtree Apartments                   23787       Zoning is legal non-conforming with
                                                                          respect to parking; may rebuild to
                                                                          existing conditions unless the cost of
                                                                          rebuilding exceeds 50% of the appraised
                                                                          value.

                        Riviera Mobile Home Park              20974       Zoning is legal non-conforming with
                                                                          respect to setbacks; may rebuild to
                                                                          existing conditions unless the cost of
                                                                          rebuilding exceeds 50% of the appraised
                                                                          value.

                        HK Market                             24074       Zoning is legal non-conforming with
                                                                          respect to setbacks; may rebuild to
                                                                          existing conditions unless the cost of
                                                                          rebuilding exceeds 60% of the appraised
                                                                          value.

                        University Square Mall                19508       Zoning is legal non-conforming with
                                                                          respect to setbacks; may rebuild to
                                                                          existing conditions unless the cost of
                                                                          rebuilding exceeds 50% of the appraised
                                                                          value.

                        Eagle View Apartments                 22596       Zoning is legal non-conforming with
                                                                          respect to setbacks.


                                      B-3

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        ACCOR-M-Six Penvest I                 22578       Zoning is legal non-confirming with
                                                                          respect to parking.

                        Kimberly Lakes Apartments             23863       Zoning regarding a portion of property is
                                                                          legal non-conforming; may rebuild to
                                                                          existing conditions unless the cost of
                                                                          rebuilding exceeds 50% of the appraised
                                                                          value.

                        Econolodge Central                    20786       Zoning is legal non-conforming with
                                                                          respect to setbacks.

                        Corporate Park III                    24549       Zoning is legal non-conforming. Borrower
                                                                          has obtained a zoning endorsement to the
                                                                          title policy and ordinance insurance
                                                                          coverage; may rebuild to existing
                                                                          conditions unless the cost of rebuilding
                                                                          exceeds 50% of the appraised value.

                        Mall & Starview Gardens               16602       Zoning is legal non-conforming with
                                                                          respect to encroachments over setback
                                                                          lines; may rebuild to existing conditions
                                                                          unless the cost of rebuilding exceeds 80%
                                                                          of the appraised value.

                        Santa Monica Medical Plaza            16069       Zoning is legal non-conforming with
                                                                          respect height and floor area ratio; may
                                                                          rebuild to existing conditions unless the
                                                                          cost of rebuilding exceeds 50% of the
                                                                          appraised value.

                        Beechwood Apts. and                   17935       Zoning is legal non-conforming with
                        The Oak Apts.                                     respect to parking, setbacks and
                                                                          landscaping; rebuild to existing
                                                                          conditions unless the cost of
                                                                          rebuilding exceeds 50% of the appraised
                                                                          value.

                        Lexington Plaza SC                    18979       Zoning is legal non-conforming with
                                                                          respect to setbacks, parking, signage,
                                                                          screening from residential uses, screening
                                                                          of trash enclosure and consolidation of
                                                                          city lots without city approval; may
                                                                          rebuild to existing conditions unless the
                                                                          cost of rebuilding exceeds 50% of the
                                                                          appraised value.

                        Gateway Center                        19166       Zoning is legal non-conforming with respect
                                                                          to setbacks and parking.


                                      B-4

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Arlington Arms                        23879       Zoning is legal non-conforming with
                                                                          respect to setbacks and parking; may
                                                                          rebuild to existing conditions unless the
                                                                          cost of rebuilding exceeds 60% of the
                                                                          appraised value.

                        Brentwood/Pontchartrain Apts.         22516       Zoning is legal non-conforming; may
                                                                          rebuild to existing conditions unless the
                                                                          cost of rebuilding exceeds 50% of the
                                                                          appraised value.

                        Plaza Palm Center                     23482       Zoning is legal non-conforming with
                                                                          respect to height, lot coverage
                                                                          percentage, gross floor area, setbacks,
                                                                          and parking.

                        Econo Lodge - Waldorf                 19498       Zoning is legal non-conforming with
                                                                          respect to parking and setback lines.

                        Brooklyn Park Shopping Center         20562       Zoning is legal non-conforming with
                                                                          respect to parking and setbacks.

                        Community Shopping Center -           21728       Zoning is legal non-conforming with
                        Landover                                          respect to setbacks; can be rebuilt to
                                                                          existing conditions as long as permit
                                                                          for building is applied for within 1
                                                                          year from casualty.

                        Hilltop Center                        22487       Zoning is legal non-conforming with
                                                                          respect to landscaping and floor area
                                                                          requirements; may rebuild to existing
                                                                          conditions unless the cost of rebuilding
                                                                          exceeds 60% of the appraised value.

                        Country Estates MHP                   6195        Zoning is legal non-conforming with
                                                                          respect to setbacks; may rebuild to
                                                                          existing conditions unless the cost of
                                                                          rebuilding exceeds 50% of the appraised
                                                                          value.

                        Amsterdam Gardens Apts.               19519       Zoning is legal non-conforming; may
                                                                          rebuild to existing conditions unless the
                                                                          cost of rebuilding exceeds 50% of the
                                                                          appraised value.

                        Clinton Apts.                         20116       Zoning is legal non-conforming with
                                                                          respect to density.

                        Regency Plaza Apts.                   20189       Zoning is legal non-conforming with
                                                                          respect to lot area per unit.


                                    B-5

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Embassy Apts.                         20188       Zoning is legal non-conforming with
                                                                          respect to lot area per unit.

                        Creekside Commons                     20897       The property is short two parking spaces
                                                                          under the current ordinance. The
                                                                          municipality stated that in the event of a
                                                                          casualty, the municipality would likely
                                                                          grant a variance to bring the property
                                                                          into compliance with state handicap law.
                                                                          Absent such a variance, 2% of the building
                                                                          (440 square feet) would have to be
                                                                          eliminated.

                        Value City - Irvington                24554       Zoning is legal non-conforming because
                                                                          Borrower did not obtain a certificate of
                                                                          occupancy.

                        1430 N. Dearborn                      18663       Zoning is legal non-conforming with
                                                                          respect to setbacks, minimum lot area,
                                                                          floor area ratio and parking spaces; may
                                                                          be rebuilt to current specifications as
                                                                          long as rebuilding commences within one
                                                                          year.

                        1504 N. Dearborn                      18664       Zoning is legal non-conforming with
                                                                          respect to setbacks, minimum lot area,
                                                                          floor area ratio and parking spaces; may
                                                                          be rebuilt to current specifications as
                                                                          long as rebuilding commences within one
                                                                          year.

                        Corporate Park I                      10228       Zoning is non-conforming with respect to
                                                                          parking. Borrower has an easement over
                                                                          adjacent property to use for parking if
                                                                          zoning is enforced or in the event of a
                                                                          casualty to the property requiring
                                                                          rebuilding.

                        Pine Crest Square                     23418       Legal non-conforming with respect to
                                                                          parking.

                        The Woods Condominiums                18294       The Mortgaged Property is zoned as "light
                                                                          office" but was developed under a special
                                                                          use permit and approved site plan.
----------------------------------------------------------------------------------------------------------------------
     (xxxiii)(A)        Sea Cliff Office Park                 24165       Loan Documents permit the transfer of
                                                                          tenant-in-common interests to entities
                                                                          that are not single purpose entities. Upon
                                                                          such transfer, the new Borrower may not be
                                                                          a single purpose entity.


                                    B-6

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Centerpark One Office Building       23980        Borrower is not a single purpose entity
                                                                          because it has a  28% ownership in the
                                                                          Loews Centerpark Theatre borrower.

                        East Bank Club                        21935       One of two Borrowers is not a single
                                                                          purpose entity because in addition to
                                                                          owning the Mortgaged Property, such
                                                                          Borrower is the beneficiary of a land
                                                                          trust which owns two parking lots that are
                                                                          not part of the Mortgaged Property.

                        Ponderosa Shopping Center             23397       The Loan Documents permit Borrower to have
                                                                          existing loans to affiliates. Therefore,
                                                                          this is not a single purpose entity as
                                                                          defined in the representation.

                        Hampton Inn - Chesterfield            19173       Borrower is permitted to lend $900,000 of
                                                                          the loan proceeds to an affiliated entity.
                                                                          Upon such loan, Borrower will not be
                                                                          single purpose entity as defined in the
                                                                          representation.
----------------------------------------------------------------------------------------------------------------------
     (xxxiii)(B)        Archway 60                            26196       A non-consolidation opinion was not
                                                                          provided.

                        Broadmoor                             26199       A non-consolidation opinion was not
                                                                          provided.

                        College Plaza South                   26446       A non-consolidation opinion was not
                                                                          provided.

                        Hobbs Plaza                           26378       A non-consolidation opinion was not
                                                                          provided.

                        Loretto Town Center                   23027       A non-consolidation opinion was not
                                                                          provided.

                        Playhouse Square                      26202       A non-consolidation opinion was not
                                                                          provided.

                        Lumber Exchange                       24973       A non-consolidation opinion was not
                                                                          provided.

                        Medi-Park                             26447       A non-consolidation opinion was not
                                                                          provided.

                        Paseo Verde                           24910       A non-consolidation opinion was not
                                                                          provided.


                                    B-7

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Red Oak                               26096       A non-consolidation opinion was not
                                                                          provided.

                        Ward Parkway                          26419       A non-consolidation opinion was not
                                                                          provided.

                        Western Marquette                     24912       A non-consolidation opinion was not
                                                                          provided.

                        609 H Street                          26474       A non-consolidation opinion was not
                                                                          provided.
----------------------------------------------------------------------------------------------------------------------
     (xxxiii)(C)        Archway 60                            26196       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Broadmoor                             26199       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        College Plaza South                   26446       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Hobbs Plaza                           26378       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Loretto Town Center                   23027       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Playhouse Square                      26202       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Lumber Exchange                       24913       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Medi-Park                             26447       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Paseo Verde                           24910       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.


                                    B-8

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Red Oak                               26096       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Ward Parkway                          26419       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Western Marquette                     24912       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Perry Judd's - Mt. Jackson            24697       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Perry Judd's - Pikesville             24696       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.

                        Perry Judd's - Strasburg              24553       Borrower, corporate general partner or
                                                                          managing member does not have an
                                                                          independent director.
----------------------------------------------------------------------------------------------------------------------
      (xxxiv)(B)        BGK Western Marquette                 24912       The City of Albuquerque, the ground
                                                                          lessor, has not agreed to obtain
                                                                          mortgagee's consent to any amendment or
                                                                          modification of the ground lease.

                        Hollinswood Shopping Center           18061       Tenant/Borrower has the right to terminate
                                                                          the ground lease only with consent of
                                                                          Lender.
----------------------------------------------------------------------------------------------------------------------
      (xxxiv)(D)        Airport Industrial                    25795       The fee mortgage is superior to the ground
                                                                          lease, but the ground lessor has granted
                                                                          non-disturbance rights to Borrower.
----------------------------------------------------------------------------------------------------------------------
      (xxxiv)(E)        Santa Monica Medical Plaza            16069       An Assignment of the ground lease requires
                                                                          the ground lessor's consent, which shall
                                                                          not be unreasonably withheld.

                        Hollinswood Shopping Center           18061       Consent of ground lessor required only if
                                                                          portion (rather than entire) leasehold
                                                                          estate is being transferred.

                        HK Market                             24074       Assignment requires lessor's consent, which
                                                                          shall not be unreasonbly withheld.
----------------------------------------------------------------------------------------------------------------------
      (xxxiv)(G)        Santa Monica Medical Plaza            16069       Lender only receives notice of casualty
                                                                          losses or condemnation.


                                    B-9

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
      (xxxiv)(J)        Hollinswood Shopping Center           18061       The ground lease is silent regarding
                                                                          condemnation; Lender may hold insurance
                                                                          proceeds in trust, but ground lessee is
                                                                          required to restore.
----------------------------------------------------------------------------------------------------------------------
      (xxxiv)(K)        Hollinswood Shopping Center           18061       The ground lease is silent regarding
                                                                          condemnation; Lender may hold insurance
                                                                          proceeds in trust, but ground lessee is
                                                                          required to restore.

                        HK Market                             24074       While Lender shall have the right to
                                                                          supervise and control the receipt and
                                                                          disbursement of insurance or condemnation
                                                                          proceeds, such proceeds may be used to
                                                                          restore the Mortgaged Property prior to
                                                                          payment of the outstanding principal
                                                                          balance of the Mortgage Loan.

                        HK Market                             24074       If the condemnation of the Mortgaged
                                                                          Property is such that the ground lessee
                                                                          deems, in its reasonable judgment, that it
                                                                          cannot economically continue its
                                                                          operations at the Mortgaged Property, then
                                                                          the ground lessee may terminate the ground
                                                                          lease without consent of Lender.

                        Airport Industrial                    25795       Insurance proceeds awards are to be
                                                                          allocated for restoration of improvements;
                                                                          condemnation awards are to be allocated
                                                                          between the ground lessor and the ground
                                                                          lessee based on the term remaining on the
                                                                          ground lease.
----------------------------------------------------------------------------------------------------------------------
      (xxxiv)(L)        BGK Western Marquette                 24912       The ground lease is silent with respect to
                                                                          the rejection of the ground lease in a
                                                                          bankruptcy proceeding.

                        Hollinswood Shopping Center           18061       The ground lease is silent with respect to
                                                                          the rejection of the ground lease in a
                                                                          bankruptcy proceeding.

                        Santa Monica Medical Plaza            16069       Lender has no right to a new lease upon
                                                                          termination or bankruptcy.

                        Cobb Theater                          12374       Lender has no right to a new lease upon
                                                                          termination or bankruptcy.


                                    B-10

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
       (xxxvi)          All Split Loans                     Various       The Split Loans consist of two or more
                                                                          pari passu notes which are
                                                                          cross-collateralized and cross defaulted.
                                                                          One or more of the notes are included in
                                                                          this pool and one or more of the other
                                                                          notes are included in other mortgage pools.
----------------------------------------------------------------------------------------------------------------------
       (xxxvii)         Iowa Malls                            22791       An affiliate of the Seller has an equity
                                                                          interest in Borrower and as such, may have
                                                                          an obligation or right to make capital
                                                                          contributions to Borrower.

                        Peru Mall                             21136       An affiliate of the Seller has an equity
                                                                          interest in Borrower and as such, may have
                                                                          an obligation or right to make capital
                                                                          contributions to Borrower.

                        Airport Plaza                         11913       An affiliate of the Seller has a preferred
                                                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        Dunkirk Market                        22739       An affiliate of the Seller has a preferred
                                                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        Sea Cliff Office                      24165       An affiliate of the Seller has a preferred
                                                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        Horizon Corporate Office              15629       An affiliate of the Seller has a preferred
                        Building                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        College View Towers & Apts            14087       An affiliate of the Seller has a preferred
                                                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        One Congressional Place               24164       An affiliate of the Seller has a preferred
                                                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.


                                    B-11

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Fairbanks Village Plaza               22778       An affiliate of the Seller has a preferred
                                                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        Lincoln Office                        15024       An affiliate of the Seller has a preferred
                                                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        Victory Center                        2299        An affiliate of the Seller has a preferred
                                                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        Centreville Plaza                     19540       An affiliate of the Seller has a preferred
                                                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        1430 N. Dearborn                      18663       An affiliate of the Seller has a preferred
                                                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        1504 N. Dearborn                      18664       An affiliate of the Seller has a preferred
                                                                          equity interest in Borrower and, as such,
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        Peru Mall                             14751       Borrower has a convertible note with an
                                                                          affiliate of the Seller that may be
                                                                          converted into a preferred equity interest
                                                                          held by an affiliate of the Seller. Upon
                                                                          conversion, such affiliate of the Seller
                                                                          may have a right to make capital
                                                                          contributions to Borrower.

                        Centreville Plaza                     19540       Borrower has a convertible note with an
                                                                          affiliate of the Seller that may be
                                                                          converted into a preferred equity interest
                                                                          held by an affiliate of the Seller. Upon
                                                                          conversion, such affiliate of the Seller
                                                                          may have a right to make capital
                                                                          contributions to Borrower.
----------------------------------------------------------------------------------------------------------------------
      (xxxviii)         Certain Mortgage Loans               Various      See Exhibit C.


                                    B-12

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
       (xli)(A)         Dictaphone Corporation                22964       The balloon payment due at maturity is not
                                                                          covered by rental payments due under the
                                                                          credit lease; however, Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy which covers such balloon payment,
                                                                          the premiums for which were paid in full
                                                                          at the loan closing.

                        Bentley Mills Distribution            20031       The balloon payment due at maturity is not
                        Facility                                          covered by rental payments due under the
                                                                          credit lease; however, Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy  which covers such balloon payment,
                                                                          premiums for which were paid in full at
                                                                          the loan closing.

                        ACCOR-M-Six Penvest I                 22578       The balloon payment due at maturity is not
                                                                          covered by rental payments due under the
                                                                          credit lease; however, Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy which covers such balloon payment,
                                                                          the premiums for which were paid in full
                                                                          at the loan closing.

                        Circuit City - East Lansing           22447       The balloon payment due at maturity is not
                                                                          covered by rental payments due under the
                                                                          credit lease; however, Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy which covers such balloon payment,
                                                                          the premiums for which were paid in full
                                                                          at the loan closing.

                        Circuit City - Frederick              20118       The balloon payment due at maturity is not
                                                                          covered by rental payments due under the
                                                                          credit lease; however, Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy which covers such balloon payment,
                                                                          the premiums for which were paid in full
                                                                          at the loan closing.

                        Circuit City - Green Bay              22426       The balloon payment due at maturity is not
                                                                          covered by rental payments due under the
                                                                          credit lease; however, Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy which covers such balloon payment,
                                                                          the premiums for which were paid in full
                                                                          at the loan closing.


                                    B-13

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Circuit City - Harper Woods           22420       The balloon payment due at maturity is not
                                                                          covered by rental payments due under the
                                                                          credit lease; however, Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy which covers such balloon payment,
                                                                          the premiums for which were paid in full
                                                                          at the loan closing.
----------------------------------------------------------------------------------------------------------------------
       (xli)(I)         Dictaphone Corporation                22964       The credit tenant indemnification excludes
                                                                          claims resulting solely from Borrower's
                                                                          gross negligence or willful misconduct.

                        ACCOR-M-Six Penvest I                 22578       The credit tenant indemnification excludes
                                                                          claims resulting solely from Borrower's
                                                                          gross negligence or willful misconduct.
----------------------------------------------------------------------------------------------------------------------
     (xli)(K)(5)        Dictaphone Corporation                22964       This Credit Lease Loan is not fully
                                                                          amortizing and requires a balloon payment
                                                                          at maturity for which the Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy, the premiums for which have been
                                                                          paid in full as of the date of this
                                                                          Agreement.

                        Bentley Mills Distribution            4718        This Credit Lease Loan is not fully
                        Facility                                          amortizing and requires a balloon payment
                                                                          at maturity for which the Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy, the premiums for which have been
                                                                          paid in full as of the date of this
                                                                          Agreement.

                        Circuit City - East Lansing           22447       This Credit Lease Loan is not fully
                                                                          amortizing and requires a balloon payment
                                                                          at maturity for which the Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy, the premium for which have been
                                                                          paid in full as of the date of this
                                                                          Agreement.  The credit lease expires 11
                                                                          days prior to the maturity of the Credit
                                                                          Lease Loan.


                                    B-14

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                         Circuit City - Frederick              20118       This Credit Lease Loan is not fully
                                                                          amortizing and requires a balloon payment
                                                                          at maturity for which the Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy, the premium for which has been
                                                                          paid in full as of the date of this
                                                                          Agreement.  The credit lease expires 11
                                                                          days prior to the maturity of the Credit
                                                                          Lease Loan.

                        Circuit City - Green Bay              22426       This Credit Lease Loan is not fully
                                                                          amortizing and requires a balloon payment
                                                                          at maturity for which the Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy, the premium for which have been
                                                                          paid in full as of the date of this
                                                                          Agreement.  The credit lease expires 11
                                                                          days prior to the maturity of the Credit
                                                                          Lease Loan.

                        Circuit City - Harper Woods           22420       This Credit Lease Loan is not fully
                                                                          amortizing and requires a balloon payment
                                                                          at maturity for which the Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy, the premium for which have been
                                                                          paid in full as of the date of this
                                                                          Agreement.  The credit lease expires 11
                                                                          days prior to the maturity of the Credit
                                                                          Lease Loan.

                        ACCOR-M-Six Penvest I                 22578       This Credit Lease Loan is not fully
                                                                          amortizing and requires a balloon payment
                                                                          at maturity for which the Seller has the
                                                                          benefit of a residual value insurance
                                                                          policy, the premiums for which have been
                                                                          paid in full as of the date of this
                                                                          Agreement.

                        Value City - Irvington                24554       The term of the credit lease expires on
                                                                          October 2, 2018 and the Maturity Date of
                                                                          the Credit Lease Loan is October 11, 2018.
----------------------------------------------------------------------------------------------------------------------
     (xli)(K)(6)        Dictaphone Corporation                22964       This Credit Lease Loan has a balloon
                                                                          payment due.

                        Bentley Mills Distribution            4718        This Credit Lease Loan has a balloon
                        Facility                                          payment due.


                                    B-15

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Circuit City - East Lansing           22447       This Credit Lease Loan has a balloon
                                                                          payment due.

                        Circuit City - Frederick              20118       This Credit Lease Loan has a balloon
                                                                          payment due.

                        Circuit City - Green Bay              22426       This Credit Lease Loan has a balloon
                                                                          payment due.

                        Circuit City - Harper Woods           22420       This Credit Lease Loan has a balloon
                                                                          payment due.

                        ACCOR-M-Six Penvest I                 22578       This Credit Lease Loan has a balloon
                                                                          payment due.
----------------------------------------------------------------------------------------------------------------------
       (xli)(L)         Perry Judd's - Mt. Jackson            24697       Tenant sub-leased the Mortgaged Property
                                                                          pursuant to a sub-lease that mirrors the
                                                                          terms of the lease. There is a non-
                                                                          disturbance and attornment agreement
                                                                          that governs the relationship between the
                                                                          sub-tenant, tenant, Borrower and Lender
                                                                          that is consistent with the subordination,
                                                                          non-disturbance and attornment agreement
                                                                          between Lender, Borrower and tenant.

                        Perry Judd's - Pikesville             24698       Tenant sub-leased the Mortgaged Property
                                                                          pursuant to a sub-lease that mirrors the
                                                                          terms of the lease. There is a
                                                                          non-disturbance and attornment agreement
                                                                          that governs the relationship between the
                                                                          sub-tenant, tenant, Borrower and Lender
                                                                          that is consistent with the subordination,
                                                                          non-disturbance and attornment agreement
                                                                          between Lender, Borrower and tenant.

                        ACCOR-M-Six Penvest I                 22578       The Mortgaged Property is subject to the
                                                                          credit lease between Borrower and the
                                                                          credit tenant and a sublease between the
                                                                          credit tenant and Motel 6 Operating L.P.,
                                                                          an affiliate of the credit tenant. In
                                                                          addition, the Mortgaged Property is
                                                                          subject to a restaurant lease.
----------------------------------------------------------------------------------------------------------------------
       (xli)(M)         Dictaphone Corporation                22964       The credit tenant has not agreed to
                                                                          provide Lender with additional time and
                                                                          opportunity to cure any event of default
                                                                          under the credit lease.


                                    B-16

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        ACCOR-M-Six Penvest I                 22578       The credit tenant has not agreed to
                                                                          provide Lender with additional time and
                                                                          opportunity to cure any event of default
                                                                          under the credit lease. However, there are
                                                                          no Borrower events of default under the
                                                                          credit lease, only credit tenant events of
                                                                          default.
----------------------------------------------------------------------------------------------------------------------
       (xli)(P)         Dictaphone Corporation                22964       Borrower retains the right to receive
                                                                          certain amounts, which include
                                                                          (i) additional rent, (ii) certain other
                                                                          amounts, and (iii) any insurance proceeds;

                        ACCOR-M-Six Penvest I                 22578       Borrower retains the right to receive
                                                                          certain amounts, which include
                                                                          (i) additional rent, (ii) certain other
                                                                          amounts, and (iii) any insurance proceeds;
----------------------------------------------------------------------------------------------------------------------
       (xli)(R)         ACCOR-M-Six Penvest I                 22578       The credit lease is senior to the
                                                                          Mortgage, but the credit lease and the
                                                                          Assignment of Master Lease and Guaranty
                                                                          Consent Agreement contain covenants
                                                                          providing substantially the same
                                                                          protection as a subordination,
                                                                          non-disturbance and attornment agreement.
----------------------- -------------------------------- ---------------- --------------------------------------------
       (xli)(S)         Perry Judd's - Mt. Jackson            24697       The credit lease prohibits the sale of
                                                                          Borrower's interest to any other printing
                                                                          company.

                        Perry Judd's - Pikesville             24696       The credit lease prohibits the sale of
                                                                          Borrower's interest to any other printing
                                                                          company.

                        Perry Judd's - Strasburg              24553       The credit lease prohibits the sale of
                                                                          Borrower's interest to any other printing
                                                                          company.

                        Value City - Irvington                24554       The credit lease is silent as to whether
                                                                          the credit lease is freely assignable to
                                                                          the holder of the loan without consent of
                                                                          the credit tenant.

                        ACCOR-M-Six Penvest I                 22578       Lender may not sell the Mortgaged Property
                                                                          to any person actively engaged in the
                                                                          management, operation or franchising of 30
                                                                          or more limited service budget motels.


                                    B-17

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
     (xli)(V)(ii)       Bentley Mills Distribution            4718        Tenant, and not guarantor, executed the
                        Facility                                          subordination and non-disturbance
                                                                          agreement.

                        ACCOR-M-Six Penvest I                 22578       The guarantor has not executed a
                                                                          subordination and non-disturbance
                                                                          agreement but consents to the assignment
                                                                          to Lender and its assigns in the Guaranty.
----------------------------------------------------------------------------------------------------------------------
       (xli)(W)         Bentley Mills Distribution            4718        A certificate of occupancy was not
                        Facility                                          required.

                        Perry Judd's - Mt. Jackson            24697       No certificate of occupancy is available
                                                                          due to the age of the improvements on the
                                                                          Mortgaged Property. However, the absence
                                                                          of the certificate of occupancy does not
                                                                          effect the tenant's obligations under the
                                                                          lease.

                        Perry Judd's - Pikesville             24696       No certificate of occupancy is available
                                                                          due to the age of the improvements on the
                                                                          Mortgaged Property. However, the absence
                                                                          of the certificate of occupancy does not
                                                                          effect the tenant's obligations under the
                                                                          lease.

                        Perry Judd's - Strasburg              24553       No certificate of occupancy is available
                                                                          due to the age of the improvements on the
                                                                          Mortgaged Property. However, the absence
                                                                          of the certificate of occupancy does not
                                                                          effect the tenant's obligations under the
                                                                          lease.

                        Value City - Irvington                24554       No permanent certificate of occupancy
                                                                          obtained.
----------------------------------------------------------------------------------------------------------------------
       (xli)(X)         Dictaphone Corporation                22964       Excludes claims resulting from the gross
                                                                          negligence or willful misconduct of
                                                                          Borrower.

                        Bentley Mills Distribution            4718        Excludes claims resulting from the willful
                        Facility                                          misconduct, gross negligence or
                                                                          affirmative acts of landlord, Lender,
                                                                          their agents, servants, employees or
                                                                          assigns.

                        ACCOR-M-Six Penvest I                 22578       Excludes claims resulting from the gross
                                                                          negligence or willful misconduct of
                                                                          Borrower.


                                    B-18

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
     (xli)(Z)(1)        ACCOR-M-Six Penvest I                 22578       The residual value insurance policy may be
                                                                          terminated if (i) the Note is modified in
                                                                          any way without the consent of the insurer
                                                                          or (ii) title to any property is
                                                                          transferred pursuant to a foreclosure,
                                                                          deed in lieu thereof or similar proceeding.

                        Bentley Mills Distribution            20031       The residual value insurance policy may be
                        Facility                                          terminated if (i) the Note is modified in
                                                                          any way without the consent of the
                                                                          insurer or (ii) title to any property is
                                                                          transferred pursuant to a foreclosure,
                                                                          deed in lieu thereof or similar
                                                                          proceeding.

                        Dictaphone Corporation                22964       The residual value insurance policy may be
                                                                          terminated if (i) the Note is modified in
                                                                          any way without the consent of the insurer
                                                                          or (ii) title to any property is
                                                                          transferred pursuant to a foreclosure,
                                                                          deed in lieu thereof or similar proceeding.
----------------------------------------------------------------------------------------------------------------------
     (xli)(Z)(2)        Mortgage Loans with Residual         Various      See Exhibit D.
                        Value Insurance Policies
----------------------------------------------------------------------------------------------------------------------
     (xli)(Z)(3)        ACCOR-M-Six Penvest I                 22578       The designated loss payee under each
                                                                          residual value insurance policy is CCA,
                                                                          its successors and assigns (as to one of
                                                                          the notes) and Morgan Stanley Mortgage
                                                                          Capital Inc., its successors and assigns
                                                                          (as to the other note).
----------------------------------------------------------------------------------------------------------------------
        (xlii)          ACCOR-M-Six Penvest I                 22578       UCCs do not apply to tenant's personal
                                                                          property including trademarks, tradenames,
                                                                          reservations system, proprietary computer
                                                                          software and telephone and wiring system.
----------------------------------------------------------------------------------------------------------------------
      (xlv)(iii)        Dillen Products                       22052       The Mortgaged Property is not a separate
                                                                          tax parcel.
----------------------------------------------------------------------------------------------------------------------
      (xlvii)(B)        Park LaBrea                           19013       The Mortgage Loan is interest-only until
                                                                          March 11, 2000.
----------------------------------------------------------------------------------------------------------------------


                                    B-19

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
      (xlvii)(E)        609 H Street                          26474       Lender has the option to accelerate the
                                                                          Loan and exercise default remedies if
                                                                          Borrower fails to pay the difference
                                                                          between the original interest rate and the
                                                                          new interest rate after the Anticipated
                                                                          Repayment Date.

                        University Place Ctr.                 20760       Lender has the option to accelerate the
                                                                          Loan and exercise default remedies if
                                                                          Borrower fails to pay the difference
                                                                          between the original interest rate and the
                                                                          new interest rate after the Anticipated
                                                                          Repayment Date.

                        Community Shopping Center -           21728       Lender has the option to accelerate the
                        Landover                                          Loan and exercise default remedies if
                                                                          Borrower fails to pay the difference
                                                                          between the original interest rate and
                                                                          the new interest rate after the
                                                                          Anticipated Repayment Date.

                        Hilltop Center                        22487       Lender has the option to accelerate the
                                                                          Loan and exercise default remedies if
                                                                          Borrower fails to pay the difference
                                                                          between the original interest rate and the
                                                                          new interest rate after the Anticipated
                                                                          Repayment Date.

                        Nationwide Housing -                  20326       Lender has the option to accelerate the
                        Blue Heron                                        Loan and exercise default remedies if
                                                                          Borrower fails to pay the difference
                                                                          between the original interest rate and
                                                                          the new interest rate after the
                                                                          Anticipated Repayment Date.

                        Nationwide Housing -                  3738        Lender has the option to accelerate the
                        Cedar Ridge                                       Loan and exercise default remedies if
                                                                          Borrower fails to pay the difference
                                                                          between the original interest rate and
                                                                          the new interest rate after the
                                                                          Anticipated Repayment Date.

                        Nationwide Housing -                  3733        Lender has the option to accelerate the
                        County Cove                                       Loan and exercise default remedies if
                                                                          Borrower fails to pay the difference
                                                                          between the original interest rate and
                                                                          the new interest rate after the
                                                                          Anticipated Repayment Date.


                                    B-20

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Nationwide Housing - Meadow           20323       Lender has the option to accelerate the
                        Lane                                              Loan and exercise default remedies if
                                                                          Borrower fails to pay the difference
                                                                          between the original interest rate and
                                                                          the new interest rate after the
                                                                          Anticipated Repayment Date.

                        Nationwide Housing -                  20335       Lender has the option to accelerate the
                        Raven Court                                       Loan and exercise default remedies if
                                                                          Borrower fails to pay the difference
                                                                          between the original interest rate and
                                                                          the new interest rate after the
                                                                          Anticipated Repayment Date.
---------------------------------------------------------------------------------------------------------------------
      (xlvii)(F)        Highlands I                           11702       The property management agreement does not
                                                                          allow extensions beyond the Anticipated
                                                                          Repayment Date.

                        City Plaza                            20662       The property management agreement must be
                                                                          terminated prior to the Anticipated
                                                                          Repayment Date and can be renewed or
                                                                          extended only with the prior written
                                                                          approval of Lender.

                        Centerpark One Office Building        23980       The property management agreement
                                                                          terminates on the Anticipated Repayment
                                                                          Date.

                        Hunters Square                        21641       Lender may, but is not required to, remove
                                                                          the property manager.

                        Winchester Center                     15884       Lender may, but is not required to, remove
                                                                          the property manager.

                        Morgantown Mall and Commons           24946       The property manager may be removed any
                                                                          time after the Anticipated Repayment Date.
----------------------------------------------------------------------------------------------------------------------
        (xlix)          Atlanta Marriott                      19560       An affiliate of Borrower is involved in a
                                                                          litigation related to the Mortgaged
                                                                          Property.
----------------------------------------------------------------------------------------------------------------------
         (l)            Highlands I                           11702       Lender must release the lien on a portion
                                                                          of the Mortgaged Property upon release of
                                                                          the $500,000 letter of credit, which is
                                                                          currently additional collateral for the
                                                                          Note.


                                    B-21

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Circuit City - Frederick              25762       Partial release of adjoining piece of
                                                                          vacant land permitted without payment,
                                                                          subject to no event of default;

                        ACCOR-M-Six Penvest I                 22578       In addition to a major casualty and
                                                                          condemnation, the ACCOR Borrower can
                                                                          release a property in connection with a
                                                                          failure to comply with Americans with
                                                                          Disability Act.
----------------------------------------------------------------------------------------------------------------------
         (li)           All Split Loans                      Various      The related Co-Lender agreement will
                                                                          require pro rata application of funds.

                        Perry Judd's - Mt. Jackson            24697       Certain statutory provisions in Virginia
                                                                          may limit Lender's discretion as to how
                                                                          funds may be applied, but such provisions
                                                                          are not extraordinary in their scope or
                                                                          effect on Lender.

                        Perry Judd's - Pikesville             24696       Certain statutory provisions in Virginia
                                                                          may limit Lender's discretion as to how
                                                                          funds may be applied, but such provisions
                                                                          are not extraordinary in their scope or
                                                                          effect on Lender.

                        Perry Judd's - Strasburg              24553       Certain statutory provisions in Virginia
                                                                          may limit Lender's discretion as to how
                                                                          funds may be applied, but such provisions
                                                                          are not extraordinary in their scope or
                                                                          effect on Lender.

                        ACCOR-M-Six Penvest I                 22578       If there is no event of default under the
                                                                          related credit leases, Lender is required
                                                                          to apply amounts received in accordance
                                                                          with such credit leases.
----------------------------------------------------------------------------------------------------------------------
        (lii)           DDR/DRA JV                            25285       Borrower is allowed to incur subordinated
                                                                          indebtedness to partners in Borrower
                                                                          subject to satisfaction of certain
                                                                          conditions set forth in the Loan Documents.

                        Park Shelton Apartments               23971       The Loan Documents permit Borrower to
                                                                          finance equipment and other personal
                                                                          property used on the premises and other
                                                                          indebtedness in the aggregate not to
                                                                          exceed $300,000 which may be owing from
                                                                          Borrower to its partners and, if so, is
                                                                          subject to a subordination agreement made
                                                                          by the partners in favor of Seller.


                                    B-22

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Renaissance Center                    21676       Limited subordinate financing is
                                                                          permitted, including the $2.2 million
                                                                          unsecured loan from the Provident Bank.

                        Atlanta Marriott                      19560       Secured subordinate debt is permitted.

                        Loews Centerpark Theatre              23985       Unsecured subordinate debt is permitted.

                        Winchester Center                     15884       Borrower permitted $50,000 of unsecured
                                                                          subordinate debt in addition to the trade
                                                                          payables customarily permitted.

                        Hunter's Square                       21641       Borrower permitted $50,000 of unsecured
                                                                          subordinated debt in addition to the trade
                                                                          payables customarily permitted.

                        Baldwin Complex                       21951       Subordinate financing permitted from
                                                                          shareholders of Borrower, subject to terms
                                                                          of subordination and pledge agreement.

                        Pleasant Valley Marketplace           19650       Borrower may incur unsecured debt in the
                                                                          event the Food Lion ceases to operate its
                                                                          grocery store at the Mortgaged Property.

                        Archway 60                            26196       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstanding
                                                                          principal indebtedness, upon Lender's
                                                                          consent.

                        Broadmoor                             26199       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstand-ing
                                                                          principal indebtedness, upon Lender's
                                                                          consent.

                        College Plaza South                   26446       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstanding
                                                                          principal indebtedness, upon Lender's
                                                                          consent.


                                    B-23

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Hobbs Plaza                           26378       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstanding
                                                                          principal indebtedness, upon Lender's
                                                                          consent.

                        Loretto Town Center                   23027       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstanding
                                                                          principal indebtedness, upon Lender's
                                                                          consent.

                        Playhouse Square                      26202       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstanding
                                                                          principal indebtedness, upon Lender's
                                                                          consent.

                        Lumber Exchange                       24913       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstanding
                                                                          principal indebtedness, upon Lender's
                                                                          consent.

                        Medi-Park                             26447       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstanding
                                                                          principal indebtedness, upon Lender's
                                                                          consent.

                        Paseo Verde                           24910       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstanding
                                                                          principal indebtedness, upon Lender's
                                                                          consent.

                        Red Oak                               26096       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstanding
                                                                          principal indebtedness, upon Lender's
                                                                          consent.


                                    B-24

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Ward Parkway                          26419       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstanding
                                                                          principal indebtedness, upon Lender's
                                                                          consent.

                        Western Marquette                     24912       Unsecured trade payables are permitted up
                                                                          to 1% of the outstanding principal
                                                                          balance.  Unsecured debt is permitted in
                                                                          an amount up to 5% of the outstanding
                                                                          principal indebtedness, upon Lender's
                                                                          consent.
---------------------------------------------------------------------------------------------------------------------
        (liii)          Value City - Irvington                24554       The Mortgage Loan contains no provision
                                                                          expressly providing that Borrower has no
                                                                          right of offset, counterclaim or defense
                                                                          against an assignee of such Mortgage Loan.
----------------------------------------------------------------------------------------------------------------------
       (lv)(A)          Sheffield Square                      16976       Borrower may defease even if there is an
                                                                          Event of Default if the Event of Default
                                                                          exists because (i) insurance policies are
                                                                          not kept in full force and effect,
                                                                          (ii) property becomes subject to a
                                                                          mechanics or other lien (and then only for
                                                                          10 business days following the earlier of
                                                                          the date on which Borrower has knowledge
                                                                          of the lien or receives notice of the
                                                                          lien), (iii) insurance policies are not
                                                                          delivered within 5 days of request,
                                                                          (iv) Borrower fails to cure violations of
                                                                          laws or ordinances within cure periods
                                                                          specified in the Loan Documents or
                                                                          (v) Borrower fails to cure a default
                                                                          within the period required in the Loan
                                                                          Documents (but only for 10 business days
                                                                          following such default).

                        Laurel Mall                           18256       Borrower may defease even if there is an
                                                                          Event of Default.

                        Pointe Plaza                          18254       Borrower may defease even if there is an
                                                                          Event of Default.

                        Hunter Square                         21641       Borrower may defease even if there is an
                                                                          Event of Default.


                                    B-25

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
       (lv)(C)(4)        Stephanie Street                      11259       Borrower must pay reasonable costs
                                                                          incurred by Lender (not all costs and
                                                                          expenses) incurred in connection with a
                                                                          defeasance.

                        BGK Western Marquette                 24912       The Loan Agreement is silent with respect
                                                                          to expenses incurred by Lender in
                                                                          connection with a defeasance.

                        Park Shelton Apartments                           An accountant's comfort letter is not
                                                                          specifically required.

                        East Bank Club                        21935       Borrower must pay reasonable costs
                                                                          incurred by Lender (not all costs and
                                                                          expenses) incurred in connection with a
                                                                          defeasance.

                        Wild Basin Office                     16478       Borrower must pay reasonable costs
                                                                          incurred by Lender (not all costs and
                                                                          expenses) incurred in connection with a
                                                                          defeasance.

                        Winchester Center                     15884       Borrower must pay reasonable costs
                                                                          incurred by Lender (not all costs and
                                                                          expenses) incurred in connection with a
                                                                          defeasance.

                        Highlands I                           11702       Borrower is required to pay all sums that
                                                                          Lender incurs in connection with the
                                                                          Mortgage Loan, but Loan Documents have no
                                                                          specific reference to defeasance expenses.
----------------------------------------------------------------------------------------------------------------------
       (lv)(E)          Dove Building                         18909       The Mortgage Loan does not require
                                                                          Borrower to deliver an accountant's letter
                                                                          in connection with a defeasance.

                        Two Century Center                    22842       The accountants' letter regarding
                                                                          sufficiency of cash flow from the
                                                                          Treasuries is not specifically required.

                        Oak Brook Business Center/CLTV        25510       The accuntants letter regarding
                                                                          sufficiency of cash flow from the
                                                                          Treasuries is not specifically required.

                        Dearborn Atrium                       26586       The accountants' letter regarding
                                                                          sufficiency of the cash flow from the
                                                                          Treasuries is not specifically required.


                                    B-26

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Value City - Irvington                24554       The accountants' letter regarding
                                                                          sufficiency of the cash flow from the
                                                                          Treasuries is not specifically required.

                        East Bank Club                        21935       The accountants' letter regarding
                                                                          sufficiency of the cash flow from the
                                                                          Treasuries is not specifically required.

                        Renaissance Center                    21676       The accountants' letter regarding
                                                                          sufficiency of the cash flow from the
                                                                          Treasuries is not specifically required.

                        Wild Basin Office                     16478       The accountants' letter regarding
                                                                          sufficiency of the cash flow from the
                                                                          Treasuries is not specifically required.

                        Hunters Square                        21641       The accountants' letter regarding
                                                                          sufficiency of the cash flow from the
                                                                          Treasuries is not specifically required.
----------------------------------------------------------------------------------------------------------------------
       (lv)(G)          Nationwide Housing -                  20326       The entity that will be assigned the
                        Blue Heron                                        obligations need not be a special purpose
                                                                          entity, but must be an entity designated
                                                                          by Lender.

                        Nationwide Housing -                  3738        The entity that will be assigned the
                        Cedar Ridge                                       obligations need not be a special purpose
                                                                          entity, but must be an entity designated
                                                                          by Lender.

                        Nationwide Housing -                  3733        The entity that will be assigned the
                        County Cove                                       obligations need not be a special purpose
                                                                          entity, but must be an entity designated
                                                                          by Lender.

                        Nationwide Housing - Meadow           20323       The entity that will be assigned the
                        Lane                                              obligations need not be a special purpose
                                                                          entity, but must be an entity designated
                                                                          by Lender.

                        Nationwide Housing -                  20335       The entity that will be assigned the
                        Raven Court                                       obligations need not be a special purpose
                                                                          entity, but must be an entity designated
                                                                          by Lender.

                        Peru Mall                             21136       The entity that will be assigned the
                                                                          obligations need not be a special purpose
                                                                          entity, but must be an entity designated
                                                                          by Lender.


                                    B-27

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Iowa Malls                            22791       The entity that will be assigned the
                                                                          obligations need not be a special purpose
                                                                          entity, but must be an entity designated
                                                                          by Lender.
----------------------------------------------------------------------------------------------------------------------
       (lv)(H)          Most Mortgage Loans                  Various      Most Mortgage Loans have Loan Documents
                                                                          that do not require Borrower to provide an
                                                                          opinion of counsel to the effect that the
                                                                          subsequent assignment and assumption of
                                                                          the Treasuries and the obligations of the
                                                                          original Borrower to and by the new
                                                                          Borrower does not affect the validity,
                                                                          enforceability or priority of the first
                                                                          priority perfected security interest
                                                                          granted to the Trust.

                        Stephanie Street                      11259       Borrower need only deliver an opinion that
                                                                          (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit and Treasuries and (b) the
                                                                          Treasuries have been validly assigned to
                                                                          the REMIC Trust.

                        BGK Western Marquette                 24912       Borrower need only deliver an opinion that
                                                                          (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit and Treasuries and (b) the
                                                                          Treasuries have been validly assigned to
                                                                          the REMIC Trust.

                        Highlands I                           11702       Borrower need only deliver an opinion that
                                                                          (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit and Treasuries and (b) the
                                                                          Treasuries have been validly assigned to
                                                                          the REMIC Trust.

                        Nationwide Housing -                  20326       Borrower need only deliver an opinion that
                        Blue Heron                                        (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit and Treasuries and (b) the
                                                                          Treasuries have been validly assigned to
                                                                          the REMIC Trust.

                        Nationwide Housing -                  3738        Borrower need only deliver an opinion that
                        Cedar Ridge                                       (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit and Treasuries and (b) the
                                                                          Treasuries have been validly assigned to
                                                                          the REMIC Trust.


                                    B-28

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Nationwide Housing -                  3733        Borrower need only deliver an opinion that
                        County Cove                                       (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit and Treasuries and (b) the
                                                                          Treasuries have been validly assigned to
                                                                          the REMIC Trust.

                        Nationwide Housing - Meadow           20323       Borrower need only deliver an opinion that
                        Lane                                              (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit and Treasuries and (b) the
                                                                          Treasuries have been validly assigned to
                                                                          the REMIC Trust.

                        Nationwide Housing -                  20335       Borrower need only deliver an opinion that
                        Raven Court                                       (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit and Treasuries and (b) the
                                                                          Treasuries have been validly assigned to
                                                                          the REMIC Trust.

                        Value City - Irvington                24554       No opinion required under the Loan
                                                                          Documents.

                        Eagle Ridge Townhomes                 18367       Borrower is required only to deliver a
                                                                          legal opinion in a form satisfactory to
                                                                          Lender.

                        Sheffield Square                      16976       Borrower is required to provide an opinion
                                                                          of counsel satisfactory to Lender.

                        Winchester Center                     15884       Borrower need only deliver an opinion that
                                                                          (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit only and (b) the Treasuries have
                                                                          been validly assigned to the REMIC Trust.

                        Pointe Plaza                          18254       Borrower need only deliver an opinion that
                                                                          (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit and Treasuries and (b) the
                                                                          Treasuries have been validly assigned to
                                                                          the REMIC Trust.


                                    B-29

                                                           Reference
Representation Number            Mortgage Loan               Number                        Exception
----------------------------------------------------------------------------------------------------------------------
                        Hunters Square                        21641       Borrower need only deliver an opinion that
                                                                          (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit only and (b) the Treasuries have
                                                                          been validly assigned to the REMIC Trust.

                        City Plaza                            20662       Borrower need only deliver an opinion that
                                                                          (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit and Treasuries and (b) the
                                                                          Treasuries have been validly assigned to
                                                                          the REMIC Trust.

                        Laurel Mall                           18256       Borrower need only deliver an opinion that
                                                                          (a) Lender has a perfected security
                                                                          interest in the Collateral Substitution
                                                                          Deposit and Treasuries and (b) the
                                                                          Treasuries have been validly assigned to
                                                                          the REMIC Trust.

                        Atlanta Marriott                      19560       No opinion required under the Loan
                                                                          Documents.
----------------------------------------------------------------------------------------------------------------------
        (lvi)           Dictaphone Corporation                22964       The Credit Tenant, not Borrower, is
                                                                          required to provide such information.

                        Bentley Mills Distribution            20031       The Credit Tenant and lease guarantor are
                                                                          Facility  required to provide such
                                                                          information.


                                    EXHIBIT C

                             Exceptions to (xxxviii)

                          List of Affiliated Borrowers

Loan Name                                   Relationship                                 Cut-Off Balance
------------------------------------------- ------------------------------------- -----------------------------
Laurel Mall                                 Schostak                                $      53,588,156
Point Plaza                                 Schostak                                $      39,268,946
Nationwide Housing - Blue Heron             Nationwide (Different LPs)              $       1,494,709
Nationwide Housing - Cedar Ridge            Nationwide (Different LPs)              $       1,567,840
Nationwide Housing - Country Cove           Nationwide (Different LPs)              $         804,636
Nationwide Housing - Meadow Lane            Nationwide (Different LPs)              $         603,449
Nationwide Housing - Raven Court            Nationwide (Different LPs)              $         824,372
400 - 450 Country Club Drive                Connor & Woolley                        $       8,564,742
Postal Building                             Connor & Woolley                        $       2,347,465
Spring Properties, Inc.                     Connor & Woolley                        $       9,045,840
Creekside Commons                           Hoover (Different LPs)                  $       2,364,213
Embassy Apts.                               Hoover (Different LPs)                  $       2,710,736
Regency Plaza Apts.                         Hoover (Different LPs)                  $       1,815,447
Brooklyn Park Shopping Center               Richard Rotner (Different LPs)          $       2,828,634
Circuit City-East Lansing                   Circuit City Stores, Inc.               $       3,742,455
Circuit City-Frederick                      Circuit City Stores, Inc.               $       3,742,455
Circuit City-Green Bay                      Circuit City Stores, Inc.               $       3,742,455
Circuit City-Harper Woods                   Circuit City Stores, Inc.               $       4,490,947
Greenspring Village Professional            Richard Rotner (Different LPs)          $       1,990,147
Hollinswood Shopping Center                 Richard Rotner (Different LPs)          $       3,482,284
Pike Park Plaza                             Richard Rotner (Different LPs)          $       2,984,540
Crenshaw Plaza                              Watt Family Prop. (Different LPs)       $       3,926,572
Fairbanks Village Plaza                     Watt Family Prop. (Different LPs)       $       6,287,121
Iowa Malls                                  CCA Equity                              $        65875608
Peru Mall                                   CCA Equity                              $      17,730,768
Archway 60                                  BGK                                     $       3,580,576
Broadmoor                                   BGK                                     $       2,741,127
College Plaza South                         BGK                                     $       4,036,932
Hobbs Plaza                                 BGK                                     $       1,127,094
Lorretto/Playhouse                          BGK                                     $      11,471,269
Lorretto/Playhouse                          BGK                                     $               0
Lumber Exchange                             BGK                                     $       6,943,833
Medi-Park                                   BGK                                     $       3,688,061
Paseo Verde                                 BGK                                     $       2,192,790
Red Oak                                     BGK                                     $       6,076,097
Ward Parkway                                BGK                                     $       1,993,547
Western Marquette                           BGK                                     $       9,319,356
Franklin Beck Office                        Robert Nederlander (Different LPs)      $       3,182,836
Regency Office.                             Robert Nederlander (Different LPs)      $       2,884,445
Hunter's Square                             Sherr Development                       $      39,854,911
Winchester Center                           Sherr Development                       $      30,738,896
Oak Brook Business Center                   Prime Office                            $      11,948,399

Two Century Center                          Prime Office                            $      20,411,849
Corporate Park I                            Alan Kahn Family (Different LPs)        $       1,095,156
Corporate Park III                          Alan Kahn Family (Different LPs)        $         856,213
Econolodge Central                          Ratnam Patel (100% related)             $       1,883,683
Hampton Inn and Suites                      Ratnam Patel (100% related)             $       4,957,060
Community Shopping Center                   Sol Suslovich (Different LPs)           $       1,839,312
Hilltop Center                              Sol Suslovich (Different LPs)           $         996,571
Centreville Plaza                           Schwartz/Begelman (Different LPs)       $       3,324,928
Dunkirk Market Center                       Schwartz/Begelman (Different LPs)       $       7,698,157
University Place Ctr.                       Schwartz/Begelman (Different LPs)       $       3,187,109
1430 N. Dearborn                            Frederick Latsko(100% related)          $       2,189,050
1504 N. Dearborn                            Frederick Latsko(100% related)          $       2,039,797
Horizon Corporate Office Building           James Jonna (Different LPs)             $       6,887,779
Lincoln Office                              James Jonna (Different LPs)             $       5,167,980
One Congressional Place                     Linda Colton (100% related)             $       6,595,293
Sea Cliff Office Park                       Linda Colton (100% related)             $       7,397,077
Glade Points Shopping Center                Gerald Stool (Different LPs)            $       3,389,308
Greenway Allen Phase II                     Gerald Stool (Different LPs)            $       1,619,890
Back Bay Center                             Ben Soo-Jung Chai (Diff. LP's)          $       4,630,212
Liberty Park Center                         Ben Soo-Jung Chai (Different LPs)       $       7,065,211
Accor-M-Six Penvest I                       US Realty Advisors (Different LPs)      $      40,320,671
Dairy Mart - Amelia                         US Realty Advisors (Different LPs)      $       1,422,318
Dairy Mart - Grove City                     US Realty Advisors (Different LPs)      $       1,343,994
Dairy Mart - Liberty Westchester            US Realty Advisors (Different LPs)      $       1,305,778
Dairy Mart - Ontario                        US Realty Advisors (Different LPs)      $       1,375,173
Dairy Mart - Rootstown                      US Realty Advisors (Different LPs)      $       1,048,231
Dairy Mart - Salem                          US Realty Advisors (Different LPs)      $         865,241
Dictaphone Corporation                      US Realty Advisors (Different LPs)      $      15,275,478
Perry Judd's - Mt. Jackson                  Meisrow Realty                          $       2,829,895
Perry Judd's - Pikesville                   Meisrow Realty                          $      10,768,722
Perry Judd's - Strasburg                    Meisrow Realty                          $      11,582,366
Country Estates MHP                         Kevin Knudson (Different LPs)           $       1,015,542
Overland MHP                                Kevin Knudson (Different LPs)           $         987,209
Castlepark                                  Northland (Different LPs)               $      20,917,181
Highlands I                                 Northland (Different LPs)               $      11,858,641

                                    Exhibit D
                             Exceptions (xli)(Z)(2)

                 Information Regarding Residual Value Insurance
         Policies Issued In Connection With Split Loans
                           That Are Credit Lease Loans

                Split Loan                 Residual Value Policy Insurer
------------------------------------------------------------------------------

ACCOR-M-Six Penvest I                     R.V.I. America Insurance Company

Circuit City - East Lansing                 Financial Structures Limited

Circuit City - Fredrick                     Financial Structures Limited

Circuit City - Green Bay                    Financial Structures Limited

Circuit City - Harper Woods                 Financial Structures Limited

Bentley Mills Distribution Facility       R.V.I. America Insurance Company

Dictaphone Corporation                    R.V.I. America Insurance Company

                                   EXHIBIT I

                                   [Reserved]

                                   EXHIBIT J

                                   [Reserved]

                                   EXHIBIT K

                                   [Reserved]

                                   EXHIBIT L

                                   [Reserved]

                                  Exhibit M-1

                               Form of Comparative
                            Financial Status Report





                                                         Last
                                                       Property        Scheduled      Paid      Annual
 Prospectus                                            Inspect           Loan         Thru       Debt
     ID                          City        State       Date           Balance       Date      Service
-----------------------------------------------------------------------------------------------------------











TOTAL:

FINANCIAL INFORMATION:

CURRENT FULL YEAR:
CURRENT FULL YR. REC'D WITH DSC (less than) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. REC'D WITH DSC (less than) 1:
-------------------------------------------------------------------
QUARTERLY FINANCIALS (1ST QTR):
QUARTERLY FINANCIALS (2ND QTR):

--------------
COMMENTS:
-----------------------------------------------------------------------------------------------------------





                --------------------------------------------------------------------------------------------------------------------

                ORIGINAL UNDERWRITING INFORMATION                            2nd Preceding Annual Operating Information
                            BASIS YEAR                                       AS OF 12/31/96                    NORMALIZED
                --------------------------------------------------------------------------------------------------------------------


                 Financial                                                     Financial
 Prospectus     Info as of    %      Total          $                         Info as of     %       Total          $
     ID            Date      OCC    Revenue        NOI        DSCR               Date       OCC     Revenue        NOI       DSCR
------------------------------------------------------------------------------------------------------------------------------------

















TOTAL:

FINANCIAL INFORMATION:

CURRENT FULL YEAR:
CURRENT FULL YR. REC'D WITH DSC (less than) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. REC'D WITH DSC (less than) 1:
------------------------------------------------------------------- --------
QUARTERLY FINANCIALS (1ST QTR):
QUARTERLY FINANCIALS (2ND QTR):

--------------
COMMENTS:
------------------------------------------------------------------------------------------------------------------------------------


                --------------------------------------------------------

                 Preceding Annual Operating Information
                 AS OF 12/31/96                    NORMALIZED
                --------------------------------------------------------


                   Financial
 Prospectus       Info as of     %       Total          $
     ID              Date       OCC     Revenue        NOI       DSC
--------------------------------------------------------------------------------
















TOTAL:


FINANCIAL INFORMATION:

CURRENT FULL YEAR:
CURRENT FULL YR. REC'D WITH DSC (less than) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. REC'D WITH DSC (less than) 1:
-------------------------------------------------------------------
QUARTERLY FINANCIALS (1ST QTR):
QUARTERLY FINANCIALS (2ND QTR):

--------------------------------------------------------------------------------
COMMENTS:

--------------------------------------------------------------------------------




              -------------------------------------------------------------------------- -------------------------------------

              YTD or Trailing Financial Information                                        Net Change
                                                                          "Actual        " Preceding & Basis
              -------------------------------------------------------------------------- -------------------------------------



 Prospectus      FS Start        FS End       %      Total         $                        %          TOTAL        %
     ID            Date           Date       OCC    Revenue       NOI       DSC            OCC        REVENUE      DSC
---------------------------------------------------------------------------------------- -------------------------------------

















TOTAL:

FINANCIAL INFORMATION:

CURRENT FULL YEAR:
CURRENT FULL YR. REC'D WITH DSC (less than) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. REC'D WITH DSC (less than)1:
-------------------------------------------------------------------------------
QUARTERLY FINANCIALS (1ST QTR):
QUARTERLY FINANCIALS (2ND QTR):

--------------
COMMENTS:
------------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT M-2

-------------------------------------------------------------------------------

                        FIRST UNION NATIONAL BANK 1999-C1
                          DELINQUENT LOAN STATUS REPORT
                                     AS OF:
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                  Short
                   Name                                                                  Scheduled        Total P&I        Total
Prospectus        (When          Property                       Sq Ft or    Paid Thru      Loan            Advances       Expenses
    ID          Appropriate)       Type      City      State      Units       Date        Balance          To Date        To Date
------------------------------------------------------------------------------------------------------------------------------------

90 + DAYS DELINQUENT

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**  App - Appraisal, BPO - Broker opinion, Int. - Internal Value


------------------------------------------------------------------------------------------------------------------------------------
                  Short
                   Name                                                          Current       Current
Prospectus        (When          Property      Other Advances       Total        Monthly       Interest        Maturity      LTM NOI
    ID          Appropriate)       Type       (Taxes & Escrow)    Exposure         P&I           Rate            Date          Date
------------------------------------------------------------------------------------------------------------------------------------

90 + DAYS DELINQUENT

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**  App - Appraisal, BPO - Broker opinion, Int. - Internal Value


------------------------------------------------------------------------------------------------------------------------------------
                  Short                                                                       Appraisal     Loss using
                   Name                                                                         BPO or      92% Appr.     Estimated
Prospectus        (When          Property                 LTM                   Valuation     Internal         or         Recovery
    ID          Appropriate)       Type       LTM NOI     DSCR      Value         Date         Value**       BPO(f)           %
------------------------------------------------------------------------------------------------------------------------------------

90 + DAYS DELINQUENT

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**  App - Appraisal, BPO - Broker opinion, Int. - Internal Value


------------------------------------------------------------------------------------------------------------------------------------
                  Short
                   Name                                              Date        Expected
Prospectus        (When          Property     Transfer   Closing      NOI        FCL Sale        Workout
    ID          Appropriate)       Type         Date       Date      Filed          Date         Strategy          Comments
------------------------------------------------------------------------------------------------------------------------------------

90 + DAYS DELINQUENT

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**  App - Appraisal, BPO - Broker opinion, Int. - Internal Value

                                  EXHIBIT M-3

                        FIRST UNION NATIONAL BANK 1999-C1
                       HISTORICAL LOAN MODIFICATION REPORT
                                      AS OF







                                                                    Balance              Balance at
                                         Mod/                     When Sent to         the Effective                      #Mths for
Prospectus                            Extension       Effect         Special              Date of                           Rate
    ID          City       State       Flag           Date         Servicer           Rehabilitation      Old Rate        Change
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------



Total For All Loans:

Total For Loans in Current Month:
                                                      # of Loans                       $ Balance
Modifications:
Maturity Date Extentions:
                                   -------------------------------------------------------------------
Total:




* The information in these columns is from a particular point in time and should not change on this report once assigned.

(1) Actual  principal  loss taken by bonds

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.


                                                                                                               (2) Est.
                                                                                                                Future
                                                                                                             Interest Loss
                                                                             Total # Mths     (1) Realized     to Trust $
Prospectus                                                                   for Change of    Loss to Trust      (Rate
    ID      New Rate   Old P&I    New P&I   Old Maturity   New Maturity        Mod                $           Reduction)    COMMENT
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------



Total For All Loans:

Total For Loans in Current Month:

Modifications:
Maturity Date Extentions:

Total:




* The information in these columns is from a particular point in time and should not change on this report once assigned.

(1) Actual  principal  loss taken by bonds

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                  EXHIBIT M-4


                       FIRST UNION NATIONAL BANK 1999-C1
                        HISTORICAL LOSS ESTIMATE REPORT
                                     AS OF


------------------------------------------------------------------------------------------------------------------------------------
                                                                            Latest
              Short Name                                       %            Appraisal or     Effect                       Net Amount
Prospectus    (When           Property                       Received       Brokers          Date of                      Received
   ID        Appropriate)      Type      City     State     From Sale      Opinion          Sale         Sales Price     from Sale
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

                                                    Servicing                Actual          Date        Minor         Date Minor
Prospectus   Scheduled       Total P&I   Total        Fees       Net         Losses          Loss        Adj to        Adj Passed
    ID       Balance         Advanced    Expenses    Expense   Proceeds    Passed thru    Passed thru    Trust            thru
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                   Total Loss          Loss % of
Prospectus            with             Scheduled
   ID              Adjustment           Balance
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                                  EXHIBIT M-5


                        FIRST UNION NATIONAL BANK 1999-C1
                               REO STATUS REPORT
                                     AS OF


                                                                SQ FT     PAID     SCHEDULED
 PROSPECTUS       PROPERTY         PROPERTY                      OR       THRU       LOAN
     ID             NAME           TYPE          CITY   STATE   UNITS     DATE      BALANCE
 ----------       --------         --------      ----   -----   -----     ----      -------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

                   TOTAL                            OTHER
                    P&I             TOTAL          ADVANCES                    CURRENT                  LTM
 PROSPECTUS       ADVANCES         EXPENSES        (TAXES &       TOTAL        MONTHLY    MATURITY      NOI
     ID           TO DATE          TO DATE         ESCROW)       EXPOSURE        P&I        DATE        DATE
 ----------       --------         --------        --------      --------      -------    --------      ----

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

                                                                                          LOSS
                                                          VALUE         APPRAISAL         USING
                  LTM          CAP                        USING          BPO OR            92%         ESTIMATED
 PROSPECTUS       NOI/        ASIGN       VALUATION       NOI &         INTERNAL         APPR. OR      RECOVERY
     ID           DSC         ASIGN***    DATE           CAP RATE        VALUE**           BPO             %
 ----------       ----        -----       ---------      --------       ---------        --------      ---------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
(1) USE THE FOLLOWING CODES:  App.-Appraisal, BPO-Brokers Opinion, Int-Internal Value
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


                   TOTAL
                 APPRAISAL                       REO          PENDING
 PROSPECTUS      REDUCTION      TRANSFER     ACQUISITION     RESOLUTION
     ID          REALIZED         DATE          DATE            DATE                               COMMENTS
 ----------      ---------      --------     -----------     ----------                            --------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT M-6


                             SERVICER WATCH LIST
                                      AS OF

 PROSUP                PROPERTY
  LOAN                  SHORT                    PROPERTY
 NUMBER                  NAME                      TYPE              CITY
 ------                --------                  --------            ----

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

 PROSUP                CURRENT        PAID                     LTM*
  LOAN                SCHEDULED       THRU       MATURITY     CURRENT
 NUMBER     STATE      BALANCE        DATE         DATE        DSCR
 ------     -----     ---------       ----       --------     -------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------
TOTAL:                  $0.00
----------------------------------------------------------------------

---------------
* LTM - Last 12 months either trailing or last annual

 PROSUP
  LOAN
 NUMBER                        COMMENT/REASON ON WATCH LIST
 ------                        ----------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                  EXHIBIT M-7


                                 FUNB 1999-C1
                           PAYOFF NOTIFICATION REPORT
                                      AS OF


        S4                 S55             S61              S58             P7              P8              P10            P11
        --                 ---             ---              ---             --              --              ---            ---
                        SHORT NAME
                          (WHEN          PROPERTY                       SCHEDULED        PAID THRU        CURRENT        MATURITY
   PROSPECTUS ID       APPROPRIATE)        TYPE            STATE       LOAN BALANCE        DATE        INTEREST RATE       DATE
   -------------       ------------      --------          -----       ------------      ---------     -------------     --------
Scheduled Payments
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Unscheduled Payments
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

Total:
-----------------------------------------------------------------------------------------------------------------------------------

        S4                 P54                SERVICER ESTIMATED INFORMATION
        --                 ---         ---------------------------------------------
                                                         EXPECTED        EXPECTED
                                           YIELD         PAYMENT       DISTRIBUTION
   PROSPECTUS ID         LTM DSCR       MAINTENANCE        DATE            DATE
   -------------         --------       -----------      --------      ------------
Scheduled Payments
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Unscheduled Payments
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

Total:
------------------------------------------------------------------------------------

                                  EXHIBIT M-8


                                  FUNB 1999-C1
                   FORM OF OPERATING STATEMENT ANALYSIS REPORT
                                      As Of


PROPERTY OVERVIEW
Control Number
Current Balance/Paid to Date
Property Name
Property Type
Property Address, City, State
Net Rentable Square Feet
Year Built/Year Renovated
Year of Operations             Underwriting      1994          1995          1996        Trailing
                               ------------      ----          ----          ----        --------
Occupancy Rate  *
Average Rental Rate
                               *Occupancy rates are year end or the ending date of the financial statement for the period.


INCOME:                                                                                No. of Mos.
Number of Mos.                                               Prior Yr      Curr Yr     -----------
                                                             --------      -------
Period ended                   Underwriting      1996          1997          1998      98 Trailing**  1997-Base     1997-1996
Statement Classification        Base Line     Normalized    Normalized    Normalized       as of      Variance      Variance
                               ------------   ----------    ----------    ----------   -----------    ---------     ---------
Rental Income (Category 1)
Rental Income (Category 2)
Rental Income (Category 3)
Pass Through/Escalations
Other Income

                               ------------  ------------  ------------  ------------  ------------  ------------  ------------
EFFECTIVE GROSS INCOME           $      -      $      -      $      -      $      -      $      -             %             %

                               Normalized - Full year Financial statements have been reviewed by the underwriter or servicer
                               **Servicer will not be expected to Normalize these YTD numbers

OPERATING EXPENSES:
Real Estate Taxes
Property Insurance
Utilities
Genereal & Admin
Repairs & Maintenance
Management Fees
Payroll and Benefits Expense
Advertising & Marketing
Professional Fees
Other Expenses
Ground Rent
                               ------------  ------------  ------------  ------------  ------------  ------------  ------------
TOTAL OPERATING EXPENSES         $      -      $      -      $      -      $      -      $      -             %             %

OPERATING EXPENSE RATIO

NET OPERATING INCOME             $      -      $      -      $      -      $      -      $      -             %             %

Leasing Commisions
Tenant Improvements
Replacement Reserve
                               ------------  ------------  ------------  ------------  ------------  ------------  ------------
TOTAL CAPITAL ITEMS              $      -      $      -      $      -      $      -      $      -             %             %

NOI AFTER CAPITAL ITEMS          $      -      $      -      $      -      $      -      $      -             %             %

DEBT SERVICE (PER SERVICER)      $      -      $      -      $      -      $      -      $      -             %             %
CASH FLOW AFTER DEBT SERVICE     $      -      $      -      $      -      $      -      $      -             %             %

(1) DSCR: (NOI/DEBT SERVICE)

DSCR:(AFTER RESERVES\CAP EXP)

SOURCE OF FINANCIAL DATA:
                               (i.e. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:

---------------
The years shown above will roll always showing a three year history.
This report may vary depending on the property type and because of the way information may vary in each borrower's statement.
Rental Income needs to be broken down, differently whenever possible for each property type as follows, Retail:  1) Base Rent
  2) percentage rents on cashflow
Hotel:  1) Room Revenue  2) Food/Beverage  A34Nursing Home:  1) Private  2) Medicaid  3) Medicare

INCOME:  COMMENTS
EXPENSE:  COMMENTS
CAPITAL ITEMS:  COMMENTS

(1) Used in the comparative Financial Status Report

                                  EXHIBIT M-9


                                  FUNB 1999-C1
                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                                      As Of


                                             ----------------
Property Overview
                                             --------------------------------
Control Number
                                             ---------------------------------------------------------------------------------------
Current Balance/Paid to Date
                                             ---------------------------------------------------------------------------------------
Property Name
                                             ---------------------------------------------------------------------------------------
Property Type
                                             ---------------------------------------------------------------------------------------
Property Address, City, State
                                             ---------------------------------------------------------------------------------------
Net Rentable Square Feet
                                             --------------------------------
Year Built/Year Renovated
                                             ----------------------------------------------
Year of Operations                              Borrower       Adjustment     Normalized
                                             ----------------------------------------------
Occupancy Rate  *
                                             ----------------------------------------------
Average Rental Rate
                                             ----------------------------------------------
                                             *  Occupancy rates are year end or the ending date of the financial statement for the period.



Income:
Number of Mos.                                   "Year"
                                             ------------------------------------------------------------------------------
Period ended                                    Borrower                      Adjustment                   Normalized
                                             ------------------------------------------------------------------------------
Statement Classification                         Actual
                                             ------------------------------------------------------------------------------
Rental Income (Category 1)
                                             ------------------------------------------------------------------------------
Rental Income (Category 2)
                                             ------------------------------------------------------------------------------
Rental Income (Category 3)
                                             ------------------------------------------------------------------------------
Pass Through/Escalations
                                             ------------------------------------------------------------------------------
Other Income
                                             ------------------------------------------------------------------------------

                                             ------------------------------------------------------------------------------
Effective Gross Income                              $ -                           $ -                         $ -
                                             ------------------------------------------------------------------------------
                                             Normalized - Full year Financial statements have been reviewed by the servicer



Operating Expenses:
                                             ------------------------------------------------------------------------------
Real Estate Taxes
                                             ------------------------------------------------------------------------------
Property Insurance
                                             ------------------------------------------------------------------------------
Utilities
                                             ------------------------------------------------------------------------------
Genereal & Admin
                                             ------------------------------------------------------------------------------
Repairs & Maintenance
                                             ------------------------------------------------------------------------------
Management Fees
                                             ------------------------------------------------------------------------------
Payroll and Benefits Expense
                                             ------------------------------------------------------------------------------
Advertising & Marketing
                                             ------------------------------------------------------------------------------
Professional Fees
                                             ------------------------------------------------------------------------------
Other Expenses
                                             ------------------------------------------------------------------------------
Ground Rent
                                             ------------------------------------------------------------------------------
Total Operating Expenses                            $ -                           $ -                         $ -
                                             ------------------------------------------------------------------------------




                                             ------------------------------------------------------------------------------
Operating Expense Ratio
                                             ------------------------------------------------------------------------------


                                             ------------------------------------------------------------------------------
Net Operating Income                                 $ -                           $ -                         $ -
                                             ------------------------------------------------------------------------------


                                             ------------------------------------------------------------------------------
Leasing Commisions
                                             ------------------------------------------------------------------------------
Tenant Improvements
                                             ------------------------------------------------------------------------------
Replacement Reserve
                                             ------------------------------------------------------------------------------
Total Capital Items                                  $ -                           $ -                         $ -
                                             ------------------------------------------------------------------------------


                                             ------------------------------------------------------------------------------
NOI After Capital Items                              $ -                           $ -                         $ -
                                             ------------------------------------------------------------------------------


                                             ------------------------------------------------------------------------------
Debt Service (per servicer)                          $ -                           $ -                         $ -
                                             ------------------------------------------------------------------------------
Cash Flow after Debt Service                         $ -                           $ -                         $ -
                                             ------------------------------------------------------------------------------


                                             ------------------------------------------------------------------------------
(1) DSCR:  (NOI/Debt Service)
                                             ------------------------------------------------------------------------------


                                             ------------------------------------------------------------------------------
DSCR: (after reserves\Cap exp)
                                             ------------------------------------------------------------------------------


                                             ------------------------------------------------------------------------------
Source of Financial Data:
                                             ------------------------------------------------------------------------------
                                             (i.e. operating statements, financial statements, tax return, other)



Notes and Assumptions:
--------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers. The "Normalized" column is used in the Operating Statement Analysis Report. This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Income:  Comments
Expense:  Comments
Capital Items:  Comments

(1) Used in the comparative Financial Status Report

                                  EXHIBIT M-10
                      CSSA100.1 SET-UP DATA RECORD LAYOUT




      1         2          3                  4                5               6
            GROUP               OFFERING DOC ID    ORIG NOTE AMT    ORIG LN TERM
TRANSID      ID       SVCRLN        PROSPLN              OA              OT
--------------------------------------------------------------------------------


              7                8               9           10       11        12
ORIG AMORT TERM   ORIG NOTE RATE   ORIG PMT RATE   DT 1ST PMT           INT ONLY
    OATERM             OIR              OPR            DFP     GRACEDY     IO
--------------------------------------------------------------------------------


     13          14                15          16           17                18
         INT RT TYP  INT ACCR METH CD   INT ARR    PMT TYPE CD  PREPMT LKOUT END
BALLOON    IRTYPE       INTACCRCOD     INTARREARS   PMTTYPCODE    DT PPLKOENDDT
--------------------------------------------------------------------------------


          19               20            21          22         23            24
Y/M END DATE  PREPAY PREM END  PREPAY TERMS  ARM IND CD RATE ADJ 1  PMT ADJ DT 1
 YLDMNTENDD    DT PPPREMENDD    PPTERMDESC    INDEXCD   RATEADJDT1    PMTADJDT1
--------------------------------------------------------------------------------


     25        26          27               28               29               30
ARM MGN  LIFE CAP  LIFE FLOOR  PERIODIC RT INC   PERIODIC RT DEC    PER PMT ADJ
MARGIN    LIFECAP   LIFEFLOOR  LMT PRATINCLMT    LMT PRATDECLMT   MAX % PPADJMAX
--------------------------------------------------------------------------------


               31         32                  33                   34         35
PER PMT ADJ MAX $   PMT FREQ   RT RESET FREQ MOS   PMT RESET FREQ MOS   ROUND CD
    PPADMAXAMT       PFREQ        RRESETFREQ           PRESETFREQ      ROUNDCODE
--------------------------------------------------------------------------------


         36            37            38          39           40              41
ROUND INCRE    NDX LOOKBK    NEG AM ALL   MAX NEG %    MAX NEG $    REM TERM SEC
ROUNDINCRE       NDXLKBK       NEGAM       MAXNEG      MAXNEGAMT        RTERM
--------------------------------------------------------------------------------


          42            43             44         45               46         47
 REM AM TERM  MAT DATE SEC  SCHED UPB SEC  SECURE IR  SVC/TRUS FEE RT  FRT/SRT 1
SEC REMATERM      DMT         BEGSCHBAL    SECUREIR      SVCTTERATE      SRATE1
--------------------------------------------------------------------------------


       48           49           50           51            52                53
FRT/SRT 2    FRT/SRT 3    FRT/SRT 4    FRT/SRT 5    NET RT SEC   PER P&I PMT SEC
 SRATE2        SRATE3       SRATE4      SRATE5       SECNETIR        PERPISEC
--------------------------------------------------------------------------------


       54               55           56        57         58        59        60
# OF PROP    PROPERTY NAME    PROP ADDR   PROP CI   PROP ST   PROP ZIP  PROPERTY
PROPTOTAL      PROPNAME      PROPADDRES  PROPCITY  PROPSTATE  PROPZIP    COUNTY
--------------------------------------------------------------------------------


          61               62            63           64          65          66
PROP TYPE CD    NET SQ FT SEC   # UNITS SEC   YEAR BUILT    NOI SEC    DSCR SEC
  PROPTYPE       NETSQFTSEC       NOUNITS       YRBUILT    MRFYTDNOI  MRFYTDDSCR
--------------------------------------------------------------------------------


          67           68            69            70            71           72
APPR VAL SEC  APPR DT SEC  PHYS OCC SEC  REVENUE SECT  OPER EXP SEC  SEC FIN AOD
 MRRECAPPR     MRAPPRDT      MRFYTDPO      MRFYTDREV     MRFYTDEXP    SECFINAOD
--------------------------------------------------------------------------------


      73           74                 75          76           77             78
           GRND LEASE  CROSS-COLL LN GRP   COLL ESCR    COLL RESV   LIEN POS SEC
RECOURSE   GROUNDLEAS      CRCOLNGRP      COLLESCROW   COLLOTHRES    LIENPOSSEC
--------------------------------------------------------------------------------

                                  EXHIBIT M-11
                     CSSA 100.1 PERIODIC DATA RECORD LAYOUT


          GROUP            OFFERING DOC ID
TRANSID  GROUPID   SVCRLN       PROSPLN     DISTRIBDT  BEGSCHBAL  ENDSCHBAL  DPT
--------------------------------------------------------------------------------

                  MAT DATE SEC  SVC/TRUS FEE RT  FRT/SRT 1  FRT/SRT 2  FRT/SRT 3
INDEX RATE   IR        DMT         SVCTTERATE      SRATE1     SRATE2     SRATE3
--------------------------------------------------------------------------------

FRT/SRT 4  FRT/SRT 5
  SRATE4     SRATE5    NETIR  IDEX  RATE  NOTE RATE  DNIC  DNPC  SCHINT  SCHPRIN
--------------------------------------------------------------------------------


SCHPI  NEGAMDEFIN  UNPRCOLL  OTHPRADJ  LIQPPMTDT  PPMTENYLD  PPINTEXC  LIQPPCODE
--------------------------------------------------------------------------------


ASERAMT   ASERDT   ASERCUM   ACTENBAL   PIADVOS   TIADVOS    OEXPADVOUT   LNSTAT
--------------------------------------------------------------------------------


BANKRUPTCY  FORECLDT  REODT  BANKRUPDT  NETLIQPROC  LIQEXP  REALLOSSTR  DTLSTMOD
--------------------------------------------------------------------------------


MODCODE   MODRATE   MODPMTRAT   PREFYRREV    PREFYREXP   PREFYRNOI    PREFYRDSAM
--------------------------------------------------------------------------------


PREFYRDSCR  PREFYROCC  PREFYRODT  SPREFYRREV  SPREFYREXP  SPREFYRNOI   SPREFYRDS
--------------------------------------------------------------------------------

                                  REVENUE SECT  OPER EXP SEC  NOI SEC
SPREFYRDSC  SPREFYRPO  SPREFYRAOD   MRFYTDREV     MRFYTDEXP  MRFYTDNOI  MRFYTDDS
--------------------------------------------------------------------------------

 DSCR SEC  PHYS OCC SEC                                  APPR VAL SEC
MRFYTDDSCR   MRFYTDPO   MRFYTDSTDT  MRFYTDENDD  MRAPPRDT   MRRECAPPR   WKOSTRCOD
--------------------------------------------------------------------------------

                                                    PRIMARY  MASTER SPECIAL
MRSSTRANDT  MRMSRETDT  DTASSTRES  YRLASTREN ACCRUAL  FEES     FEES   FEES   DAYS
--------------------------------------------------------------------------------

                                  EXHIBIT M-12

                          CSSA 100.1 PROPERTY DATA FILE

                      GS Mortgage Securities Corporation II
         Commercial Mortgage Pass-Through Certificates, Series 1999-C1


                                                   FIELD                     FORMAT
                 FIELD NAME                        NUMBER      TYPE          EXAMPLE
                 ----------                        ------      ----          -------
Transaction Id                                        1         AN           XXX97001
Loan ID                                               2         AN           XXX9701A
Prospectus Loan ID                                    3         AN        00000000012345
Property ID                                           4         AN           1001-001
Distribution Date                                     5         AN           YYYYMMDD
Cross-Collateralized Loan Grouping                    6       Numeric          9(3)
Property Name                                         7         AN             Text
Property Address                                      8         AN             Text
Property City                                         9         AN             Text
Property State                                       10         AN              FL
Property Zip Code                                    11         AN            30303
Property County                                      12         AN             Text
Property Type Code                                   13         AN              MF
Year Built                                           14         AN             YYYY
Year Last Renovated                                  15         AN             YYYY
Net Square Feet At Securitization                    16       Numeric         25000
# Of Units/Beds/Rooms At Securitization              17       Numeric           75
Property Status                                      18         AN              1
Allocated Percentage of Loan at Securitization       19       Numeric          0.75
Current Allocated Percentage                         20       Numeric          0.75
Current Allocated Loan Amount                        21       Numeric         5900900
Ground Lease (Y/S/N)                                 22         AN              N
Other Escrow / Reserve Balances                      23       Numeric         25000
Most Recent Appraisal Date                           24         AN           YYYYMMDD
Most Recent Appraisal Value                          25       Numeric         1000000
Date Asset is Expected to Be Resolved                26         AN           YYYYMMDD
Foreclosure Date                                     27         AN           YYYYMMDD
REO Date                                             28         AN           YYYYMMDD
Occupancy %                                          29       Numeric          0.75
Occupancy Date                                       30       Numeric        YYYYMMDD
Date Lease Rollover Review                           31         AN           YYYYMMDD
% Sq. Feet expiring 1-12 months                      32       Numeric          0.20
% Sq. Feet  expiring 13-24 months                    33       Numeric          0.20
% Sq. Feet expiring 25-36 months                     34       Numeric          0.20
% Sq. Feet  expiring 37-48 months                    35       Numeric          0.20
% Sq. Feet  expiring 49-60 months                    36       Numeric          0.20
Largest Tenant                                       37         AN             Text
Square Feet of Largest Tenant                        38       Numeric         15000
2nd Largest Tenant                                   39         AN             Text
Square Feet of 2nd Largest Tenant                    40       Numeric         15000
3rd Largest Tenant                                   41         AN             Text
Square Feet of 3rd Largest Tenant                    42       Numeric         15000
Fiscal Year End Month                                43       Numeric           12
Securitization Financials As Of Date                 44         AN           YYYYMMDD
Revenue At Securitization                            45       Numeric         1000000
Operating Expenses At Securitization                 46       Numeric         1000000
NOI At Securitization                                47       Numeric         1000000
DSCR At Securitization                               48       Numeric           1.5
Appraisal Value At Securitization                    49       Numeric         1000000
Appraisal Date At Securitization                     50         AN           YYYYMMDD
Physical Occupancy At Securitization                 51       Numeric
Date of Last Inspection                              52         AN           YYYYMMDD
Preceding FY Financial As of Date                    53         AN           YYYYMMDD
Preceding Fiscal Year Revenue                        54       Numeric         1000000
Preceding Fiscal Year Expenses                       55       Numeric         1000000
Preceding Fiscal Year NOI                            56       Numeric         1000000
Preceding Fiscal Year Debt Service Amt.              57       Numeric         1000000
Preceding Fiscal Year DSCR                           58       Numeric          1.30
Preceding Fiscal Year Physical Occupancy             59       Numeric          0.90
Sec Preceding FY Financial As of Date                60         AN           YYYYMMDD
Second Preceding FY Revenue                          61       Numeric         1000000
Second Preceding FY Expenses                         62       Numeric         1000000
Second Preceding FY NOI                              63       Numeric         1000000
Second Preceding FY Debt Service                     64       Numeric         1000000
Second Preceding FY DSCR                             65       Numeric          1.30
Sec Preceding FY Physical Occupancy                  66       Numeric          0.90

                                                                                                             CSSA
                  FIELD NAME                                        DESCRIPTION/COMMENTS                     LOAN
                  ----------                                        --------------------                     ----
Transaction Id                                                                                               S1,P1
Loan ID                                                                                                      S3,P3
Prospectus Loan ID                                  From Offering Document                                   S4,P4
Property ID                                         Should contain Prospectus ID and propety identifier,
                                                    e.g., 1001-001, 1000-002
Distribution Date                                                                                             P5
Cross-Collateralized Loan Grouping                  All Loans With The Same Numeric Value Are Crossed         S75
Property Name                                                                                                 S55
Property Address                                                                                              S56
Property City                                                                                                 S57
Property State                                                                                                S58
Property Zip Code                                                                                             S59
Property County                                                                                               S60
Property Type Code                                                                                            S61
Year Built                                                                                                    S64
Year Last Renovated                                                                                           P80
Net Square Feet At Securitization                   RT, IN, WH, OF, MU, SS,OT = SF                            S62
# Of Units/Beds/Rooms At Securitization             MF, MHP, LO, HC = Units                                   S63
Property Status                                     1=FCL, 2=REO, 3=Defeased, 4=Partial Release,
                                                    5=Released, 6= Same as at securitization
Allocated Percentage of Loan at  Securitization     Issuer to allocate loan % attributable to property
                                                    for multi-property loans
Current Allocated Percentage                        Calculation based on Current Allocated Loan Amount
                                                    and Current SPB for associated loan.
Current Allocated Loan Amount                       Maintained by servicer.                                   P7
Ground Lease (Y/S/N)                                Either Y=Yes, S=Subordinat, N= No ground lease            S74
Other Escrow / Reserve Balances                                                                               S77
Most Recent Appraisal Date                                                                                    P74
Most Recent Appraisal Value                                                                                   P75
Date Asset is Expected to Be Resolved               Could be different dates for different properties if      P79
                                                    foreclosing
Foreclosure Date                                                                                              P42
REO Date                                                                                                      P43
Occupancy %                                         Map to "Most Recent Fiscal YTD Phys. Occ." in CSSA        P71
Occupancy Date                                      Add a new field to the CSSA Loan file.                    P71
Date Lease Rollover Review                          Roll over review to be completed every 12 months
% Sq. Feet expiring 1-12 months
% Sq. Feet  expiring 13-24 months
% Sq. Feet expiring 25-36 months
% Sq. Feet  expiring 37-48 months
% Sq. Feet  expiring 49-60 months
Largest Tenant                                      For Office, WH, Retail, Industrial *Only if
                                                    disclosed in the offering document
Square Feet of Largest Tenant
2nd Largest Tenant                                  For Office, WH, Retail, Industrial *Only if
                                                    disclosed in the offering document
Square Feet of 2nd Largest Tenant
3rd Largest Tenant                                  For Office, WH, Retail, Industrial *Only if
                                                    disclosed  in the offering document
Square Feet of 3rd Largest Tenant
Fiscal Year End Month                               Needed to indicate month ending for borrower's
                                                    Fiscal Year
Securitization Financials As Of Date                                                                          S72
Revenue At Securitization                                                                                     S70
Operating Expenses At Securitization                                                                          S71
NOI At Securitization                                                                                         S65
DSCR At Securitization                                                                                        S66
Appraisal Value At Securitization                                                                             S67
Appraisal Date At Securitization                                                                              S68
Physical Occupancy At Securitization                                                                          S69
Date of Last Inspection
Preceding FY Financial As of Date                                                                             P58
Preceding Fiscal Year Revenue                                                                                 P52
Preceding Fiscal Year Expenses                                                                                P53
Preceding Fiscal Year NOI                                                                                     P54
Preceding Fiscal Year Debt Service Amt.                                                                       P55
Preceding Fiscal Year DSCR                                                                                    P56
Preceding Fiscal Year Physical Occupancy                                                                      P57
Sec Preceding FY Financial As of Date                                                                         P65
Second Preceding FY Revenue                                                                                   P59
Second Preceding FY Expenses                                                                                  P60
Second Preceding FY NOI                                                                                       P61
Second Preceding FY Debt Service                                                                              P62
Second Preceding FY DSCR                                                                                      P63
Sec Preceding FY Physical Occupancy                                                                           P64

                 FIELD NAME                                         RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD
                 ----------                                         ----------------------------------------------
Transaction Id                                        Same as CSSA Loan File
Loan ID                                               Same as CSSA Loan File
Prospectus Loan ID                                    Same as CSSA Loan File
Property ID
Distribution Date                                     Same as CSSA Loan File
Cross-Collateralized Loan Grouping
Property Name                                         If Multi-Prop, no rollup to CSSA Loan File.  Populate S55 with"Various."
Property Address                                      If Multi-Prop, no rollup to CSSA Loan File.  Populate S56 with"Various."
Property City                                         If Multi-Prop, and all same then populate S57 with City, otherwise,
                                                      "Various". Missing info= "incomplete"
Property State                                        If Multi-Prop, and all same then populate S58 with State, otherwise,
                                                      "Various". Missing info= "incomplete"
Property Zip Code                                     If Multi-Prop, and all same then populate S59 with Zip, otherwise,
                                                      "Various". Missing info= "incomplete"
Property County                                       If Multi-Prop, and all same then populate S60 with County, otherwise,
                                                      "Various". Missing info= "incomplete"
Property Type Code                                    If Multi-Prop and all same then populate S61 with property type otherwise
                                                      "Various". Missing Info ="incomplete"
Year Built                                            If Multi-Prop, and all same  then  populate  S64 with year  otherwise,
                                                      "000000".
Year Last Renovated                                   If Multi-Prop, and all same then populate P80 with year otherwise,
                                                      "000000".
Net Square Feet At Securitization                     Roll-up to loan file if populated. If missing one or more
                                                      than populate with "00000"
# Of Units/Beds/Rooms At Securitization               Roll-up to loan file if populated. If missing one or more than populate with "00000"
Property Status                                       If multi-prop and all same than populate CSSA Loan
                                                      file with property, status, otherwise various.
Allocated Percentage of Loan at Securitization        No field needed in Cssa Loan file
Current Allocated Percentage                          No field needed in Cssa Loan file
Current Allocated Loan Amount                         Roll-up to Current Ending SPB (P7)
Ground Lease (Y/S/N)                                  If any property is Y, or S then S74=Y
Other Escrow/Reserve Balances                         If any property populated, then S77=Y
Most Recent Appraisal Date                            If Multi-Prop, and all same then populate P74 with date, otherwise,
                                                      "000000".
Most Recent Appraisal Value                           Roll-up to CSSA Loan File if populated. If missing any appraisal value, than populate P75 with "000000)
Date Asset is Expected to Be Resolved                 If Multi-Prop, latest date from affiliated properties for P79.
Foreclosure Date                                      If Multi-Prop, and all same then populate P42 with date, otherwise,
                                                      "000000".
REO Date                                              If Multi-Prop, and all same then populate P43 with date, otherwise,
                                                      "000000".
Occupancy %                                           [Weighted Average]  For P71=Sum((Curr. Allocated % Prop A) *(Occupancy Prop
                                                      A)...(Curr. Allocated % Prop Z) * (Occupancy Prop Z)).  If missing one, then, "00000"
Occupancy Date                                        If Multi-Prop, and all same then populate with date, otherwise,
                                                      "various+K62".
Date Lease Rollover Review                            No Roll up to the CSSA loan format.
% Sq. Feet expiring 1-12 months                       No Roll up to the CSSA loan format.
% Sq. Feet  expiring 13-24 months                     No Roll up to the CSSA loan format.
% Sq. Feet expiring 25-36 months                      No Roll up to the CSSA loan format.
% Sq. Feet  expiring 37-48 months                     No Roll up to the CSSA loan format.
% Sq. Feet  expiring 49-60 months                     No Roll up to the CSSA loan format.
Largest Tenant                                        No Roll up to the CSSA loan format.
Square Feet of Largest Tenant                         No Roll up to the CSSA loan format.
2nd Largest Tenant                                    No Roll up to the CSSA loan format.
Square Feet of 2nd Largest Tenant                     No Roll up to the CSSA loan format.
3rd Largest Tenant                                    No Roll up to the CSSA loan format.
Square Feet of 3rd Largest Tenant                     No Roll up to the CSSA loan format.
Fiscal Year End Month                                 No Roll up to the CSSA loan format.
Securitization Financials As Of Date                  If Multi-Prop, and all same then populate S72 with date, otherwise,
                                                      "000000".
Revenue At Securitization                             Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
Operating Expenses At Securitization                  Roll up to the CSSA Loan Format, if missing any properties populate S71 with "0000"
NOI At Securitization                                 Roll up to the CSSA Loan Format, if missing any properties populate S85 with "0000"
DSCR At Securitization                                [Weighted Average]  S66=Sum((Allocated % at Sec. Prop A) *(DSCR Prop
                                                      A)...((Allocated % at Sec. Prop Z) * (DSCR  Prop Z).  If missing one,
                                                      "00000"
Appraisal Value At Securitization                     Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
Appraisal Date At Securitization                      If Multi-Prop, and all same then populate S68 with date, otherwise,
                                                      "000000".
Physical Occupancy At Securitization                  Weighted Average
Date of Last Inspection
Preceding FY Financial As of Date                     If Multi-Prop, and all same then populate P58 with date, otherwise,
                                                      "000000+K23K46".K1
Preceding Fiscal Year Revenue                         No Roll up to the CSSA loan format.
Preceding Fiscal Year Expenses                        No Roll up to the CSSA loan format.
Preceding Fiscal Year NOI                             No Roll up to the CSSA loan format.
Preceding Fiscal Year Debt Service Amt.               No Roll up to the CSSA loan format.
Preceding Fiscal Year DSCR                            No Roll up to the CSSA loan format.
Preceding Fiscal Year Physical Occupancy              No Roll up to the CSSA loan format.
Sec Preceding FY Financial As of Date                 No Roll up to the CSSA loan format.
Second Preceding FY Revenue                           No Roll up to the CSSA loan format.
Second Preceding FY Expenses                          No Roll up to the CSSA loan format.
Second Preceding FY NOI                               No Roll up to the CSSA loan format.
Second Preceding FY Debt Service                      No Roll up to the CSSA loan format.
Second Preceding FY DSCR                              No Roll up to the CSSA loan format.
Sec Preceding FY Physical Occupancy                   No Roll up to the CSSA loan format.

                                  EXHIBIT M-13

                        FIRST UNION NATIONAL BANK 1999-C1
                            PREMIUM LOAN REPORT AS OF


--------------------------------------------------------------------------------------------------------------------------------

Pro
Sup                                            Financial                                    Anticipated
Loan                                           Info as of                                  Repayment Date
 #             City         ST     Loan Name      Date           LTV           PTV            LTV/PTV                DSCR
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

Total/Weighted Average
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

Pro
Sup                        Scheduled
Loan                         Loan             Unamortized        Premium         Base          Interest       Base
 #             City         Balance             Premiums         Balance         Rate          Rate           Amort.     Amort.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


Total/Weighted Average
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT N

               FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE
                          REQUEST BY BENEFICIAL HOLDER


                                                [Date]


First Union National Bank
Charlotte Plaza
23rd Floor
201 South College Street
Charlotte, NC  28288-1075

     Re:  Commercial Mortgage Asset Trust, Commercial Mortgage
          Pass-Through Certificates, Series 1999-C1
          ----------------------------------------------------

          In accordance with Section 4.02 of the Pooling and Servicing Agreement, dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), among Asset Securitization Corporation, as depositor (the "Depositor"), First Union National Bank, as servicer, Lennar Partners, Inc., as special servicer, LaSalle National Bank, as trustee (in such capacity, the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1.   The  undersigned  is  a  beneficial   owner  of  the  Class  ____
               Certificates.

          2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 4.02 of the Pooling and Servicing Agreement (the "Information").

          3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the evaluation described in paragraph 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

          5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                     [BENEFICIAL HOLDER OF A CERTIFICATE]



                                     By: ______________________________________
                                         Name:
                                         Title: